Execution Copy

DEED OF LEASE

i

Article IV COVENANTS REGARDING REPAIRS, ALTERATIONS, INSURANCE, CASUALTY, CONDEMNATION, AND MUNICIPAL INCENTIVES			28
4.1	Repairs and Maintenance		28
	4.1.1	Defined Terms	28
	4.1.2	Landlord’s Responsibilities	28
	4.1.3	Tenant’s Responsibilities	29
4.2	Alterations		29
	4.2.1	Alterations – Generally	29
	4.2.2	Additional Covenants Regarding Alterations	31
4.3	Insurance		32
	4.3.1	Tenant’s Insurance	32
	4.3.2	Landlord’s Insurance	33
	4.3.3	Rating; Certificates; Cancellation	33
	4.3.4	Mutual Release of Claims and Waiver of Subrogation	34
4.4	Casualty		34
	4.4.1	Damage Repair	34
	4.4.2	Termination for Impossibility	35
	4.4.3	Repairs and Restoration	35
	4.4.4	End of Term Casualty	35
4.5	Condemnation		36
	4.5.1	Taking	36
	4.5.2	Termination for Material or Uninsured Damages	36
	4.5.3	Award	37
4.6	Municipal Incentives		37

Article V SPECIAL RIGHTS AND OBLIGATIONS			38
5.1	Assignment and Subletting		38
	5.1.1	Generally	38
	5.1.2	Proposal and Response Options	38
	5.1.3	Reasonable Consent	39
	5.1.4	Approval Terms	39
	5.1.5	Permissive Assignments and Subleases	40
5.2	Signage		41
5.3	Parking		43
	5.3.1	General Use	43
	5.3.2	Parking Facilities Closures and Third Parties	44
	5.3.3	Reserved Parking Spaces	44
5.4	Extension Option		45
	5.4.1	General	45
	5.4.2	Extension Rent Negotiation Period	46
	5.4.3	Three Appraiser Method – Baseball Method	47
	5.4.4	Amendment to Lease	48
	5.4.5	Extension Right Personal to Tenant	48
5.5	Tenant Contraction Option		48
5.6	Right of First Offer		49
	5.6.1	Offer Notice	49
	5.6.2	Exercise Notice	49

	5.6.3	Other Terms of Sale	50
	5.6.4	Failure to Exercise or Proceed	52
	5.6.5	Right to Designate Affiliate as Grantee	52
	5.6.6	Status of Tenant after Exercise Notice	53
	5.6.7	Exempt Transfer	53
5.7	Expansion Option		53
5.8	Construction and Acceptance of Premises		53
	5.8.1	Ready for Occupancy	53
	5.8.2	Acceptance of Premises	54
	5.8.3	Binding Effect	54
5.9	Reserved		54
5.10	Generator		54
	5.10.1	Tenant’s Generator	54
	5.10.2	Building Generator	55
5.11	Fitness Facility		56
5.12	Rooftop Equipment		56

Article VI DEFAULT AND REMEDIES			58
6.1	Definition of Event of Default		58
	6.1.1	Rent	58
	6.1.2	Other Default	58
	6.1.3	Assignment	59
	6.1.4	Bankruptcy	59
	6.1.5	Event of Default Without Cure	59
	6.1.6	Event of Default With Cure	59
	6.1.7	Liens	59
6.2	Remedies		59
	6.2.1	Generally	59
	6.2.2	Additional Remedies for Default of Environmental Covenants	61
	6.2.3	Equitable Remedies	61
	6.2.4	Security Deposit	61
	6.2.5	Waivers	69
6.3	Damages		69
	6.3.1	Generally	69
	6.3.2	Timing of Suits	71
	6.3.3	Additional Damages	71
6.4	Landlord’s Default		71
	6.4.1	General	71
	6.4.2	Tenant’s Right to Perform Unperformed Obligations	72
6.5	Landlord’s Waiver of Lien		73

Article VII LENDER PROTECTION			73
7.1	Subordination		73
7.2	Estoppel Certificates		74
7.3	Mortgagee Protection		74
7.4	Attornment		74

Article VIII MISCELLANEOUS			75
8.1	Brokers		75
8.2	Notices		75
8.3	Attorneys’ Fees		76
8.4	Access and Security		76
8.5	Reserved		76
8.6	Inability to Perform; Force Majeure		76
8.7	Additional Provisions Governing Indemnification Obligations		77
8.8	Limitations Upon Landlord’s Personal Liability		77
8.9	Miscellaneous Provisions		78
	8.9.1	No Waiver; No Accord and Satisfaction	78
	8.9.2	Authority, Execution and Delivery	78
	8.9.3	Joint and Several Liability	78
	8.9.4	Headings	79
	8.9.5	Governing Law	79
	8.9.6	Benefit and Burden	79
	8.9.7	Recordation	79
	8.9.8	Partial Invalidity	79
	8.9.9	Entire Agreement	79
	8.9.10	Consents	79
	8.9.11	Reservation	79
	8.9.12	Certain Terminology	80
	8.9.13	Deed of Lease	80
	8.9.14	Certificate of Lease Commencement	80
	8.9.15	Survival	80
8.10	WAIVER OF JURY TRIAL		80
8.11	Prohibited Persons and Transactions		80
8.12	Delays in Delivery of Possession		81
	8.12.1	Per Mensem Charges For Failure to Deliver in Required Condition on or before Outside Completion Date	81
	8.12.2	Remedy for Failure to Commence Construction	82
	8.12.3	Remedy for Failure to Complete Construction	83
	8.12.4	Remedy for Failure to Complete Base Building Work	83
	8.12.5	Limitation of Remedies	83

DEED OF LEASE

THIS DEED OF LEASE is made as of this 10th day of December, 2014 (the “Execution Date”), by and between TC Oaklawn Owner, LLC, a Delaware limited liability company (“Landlord”), and K2M Group Holdings, Inc., a Delaware corporation (“Tenant”).

R E C I T A L S:

For and in consideration of the Rent (defined below) and agreements of Tenant set forth in this Lease, Landlord grants and conveys unto Tenant, and Tenant hereby accepts and takes from Landlord, a leasehold interest in the Premises (defined below) for the Term (defined below) hereinafter stated, subject to all of the terms of this Lease.

NOW THEREFORE Landlord and Tenant hereby agree to the following:

ARTICLE I

BASIC TERMS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this Section, unless such meanings are expressly modified, limited or expanded elsewhere in this Lease:

“Additional Rent” means and refers to (i) Tenant’s Proportionate Share of Operating Expenses, as set forth in Section 2.2.1 hereof, (ii) Tenant’s Proportionate Share of Real Estate Taxes, as set forth in Section 2.2.1 hereof, and (iii) all other sums or charges due, owed, payable or reimbursable by Tenant to Landlord under this Lease, but excluding Base Rent. Any payment of monies called for herein to be made by Tenant to Landlord shall be deemed to constitute Additional Rent and shall be collectible as Rent payable hereunder.

“Affiliate” shall mean an entity that controls, is controlled by or is under common control with such entity, or which results from a merger, reorganization or consolidation with such entity, or which acquires all or substantially all of the business and assets of such entity.

“Future Development Area” means the parcel of land located adjacent to the Land and which is described in Exhibit A-3 attached hereto.

“Applicable Submarket” shall mean Eastern Loudoun County, Virginia.

“Base Building Work” shall have the meaning ascribed to such term in the Work Agreement.

“Base Rent” shall mean the monthly payments of base rent for the Premises, which are payable, subject to all abatements set forth in this Lease, for each month during the Term commencing on the Lease Commencement Date, as follows:

Months	Annual Base Rental Rate Per Square Foot	Annual Base Rent	Monthly Base Rent
1 – 12*	$22.00	$3,208,018.00	$267,334.83
13 – 24	$22.55	$3,288,218.45	$274,018.20
25 – 36	$23.11	$3,370,423.91	$280,868.66
37 – 48	$23.69	$3,454,684.51	$287,890.38
49 – 60	$24.28	$3,541,051.62	$295,087.64
61 – 72	$24.89	$3,629,577.91	$302,464.83
73 – 84	$25.51	$3,720,317.36	$310,026.45
85 – 96	$26.15	$3,813,325.29	$317,777.11
97 – 108	$26.80	$3,908,658.43	$325,721.54
109 – 120	$27.47	$4,006,374.89	$333,864.57
121 – 132	$28.16	$4,106,534.26	$342,211.19
133 – 144	$28.87	$4,209,197.62	$350,766.47
145 – 156	$29.59	$4,314,427.56	$359,535.63
157 – 168	$30.33	$4,422,288.25	$368,524.02
169 – 180	$31.09	$4,532,845.45	$377,737.12
181 – 186	$31.86	$4,646,166.59	$387,180.55

*	For the avoidance of doubt, the Base Rent for the first full six (6) calendar month period shall be referred to herein as “Reduced Rent” and will be abated in accordance with the terms and conditions of Section 2.1.3 hereof. Accordingly, if the first month of the Initial Term is a partial calendar month then Tenant shall be entitled to any abatement of Base Rent equal to the balance of such calendar month notwithstanding anything to the contrary.

In the event that Tenant exercises the Extension Option with respect to the Extension Term, Tenant agrees to pay to Landlord, as and for Base Rent for such Extension Term in accordance with the terms and conditions provided for in Section 5.4.

“Brokers” mean CBRE, Inc.

“Buildings” means, collectively, the following two buildings to be constructed on the Land in accordance with the terms and conditions of this Lease: one (1) three-story office building (“Building 1”) and one (1) one-story office, research and development building (“Building 2”).

“Declaration” or “Declarations” means (a) that certain Declaration for Oaklawn at Leesburg dated January 22, 2004 and recorded January 23, 2004 as Instrument No. 20040123-0006648, as supplemented and amended through the date hereof, as described on Schedule 2.4.6 attached hereto, and (b) subject to the limitations in Section 2.4.6, such declarations, easements, encumbrances, covenants, restrictions and agreements of public record, from time to time, to which the Property is subject and relating to the operation and maintenance of the Property, the Future Development Area and adjoining properties, as all such declarations, covenants, restrictions and agreement may be amended from time to time.

“Execution Date” has the meaning given to such term in the introductory paragraph of this Lease and the parties agree that this Lease shall be fully binding upon each of the parties hereto as of the Execution Date.

“Extension Option” means Tenant’s option to extend the Initial Term for up to three (3) separate and successive Extension Terms, as set forth in Section 5.4, below.

“Extension Term” means an additional term of sixty (60) months for which Tenant has, or may have, the right to exercise an Extension Option pursuant to Section 5.4, below.

“Force Majeure” shall have the meaning ascribed to such term in Section 8.6.

“Land” means the parcel of land upon which the Buildings are situated, which is described in Exhibit A-2 attached hereto, and which shall be deemed to include all exterior site improvements other than the Buildings unless otherwise set forth herein.

“Lease Commencement Date” means the five (5) calendar months after the earliest to occur of the following dates: (a) the date on which the Premises are deemed Ready for Occupancy pursuant to Section 5.8; or (b) the date upon which Tenant takes beneficial occupancy of the Premises and commences business operations therein. The installation of trade fixtures or other tenant improvements by Tenant shall not be deemed or construed to be beneficial occupancy.

“ Lease Expiration Date” means the last day of the 186th calendar month after the Lease Commencement Date.

“Lease Year” means and refers to 12-month periods within the Term, the first of which shall commence on the Lease Commencement Date and terminate on the last day of the twelfth full calendar month after the Lease Commencement Date. Each subsequent Lease Year shall commence on the date immediately following the last day of the preceding Lease Year and shall continue for a period of twelve (12) full calendar months.

“Life Science Activities” means the use, handling, disposal or otherwise processing of human or animal tissue, blood, urine and/or other bodily fluids, materials and/or biological byproducts.

“Notice Address” means, with regard to Landlord: TC Oaklawn Owner, LLC, c/o Trammell Crow Company, 1055 Thomas Jefferson Street, NW, Suite 600, Washington, D.C. 20007, Attention: David R. Neuman; and (ii) Tenenbaum & Saas, P.C., 4504 Walsh Street, Suite 200, Chevy Chase, Maryland 20815, Attention: Brian Grindall. “Notice Address” means, with regard to Tenant, for the period prior to the Lease Commencement Date, (i) K2M, Inc., 751 Miller Drive SE, Leesburg, Virginia 20175, Attention: David MacDonald, (ii) K2M, Inc., 751 Miller Drive SE, Leesburg, Virginia 20175, Attention: Luke Miller, and (iii) Pillsbury Winthrop Shaw Pittman LLP, 1650 Tysons Boulevard, McLean, Virginia 22102, Attention: R.J. Davis, and on and after the Lease Commencement Date, at the Premises, with a copy to Pillsbury Winthrop Shaw Pittman LLP, 1650 Tysons Boulevard, McLean, Virginia 22102, Attention: R.J. Davis.

“Permitted Use” shall mean the operation of general office, research, development and light manufacturing uses, including ancillary office and administrative uses and all other uses permitted under applicable Laws – all of the foregoing to be conducted subject to and in compliance with all applicable Laws.

“Premises” means the entire Building 1 and the entire Building 2 (including the roof of each such Building subject to the terms and conditions provided for herein), together with the right to use parking and Exterior Areas in accordance with the terms and conditions provided for herein (as defined in Section 2.2.1(C)) as more fully provided in this Lease. The location and configuration of the Premises is shown on Exhibit A-1 attached hereto. No easement for light or air is incorporated in the Premises.

“Proffer Condition Amendment” shall have the meaning ascribed to such term on Schedule 2.4.6 attached hereto.

“Property” means the Land, Building 1, Building 2, Exterior Areas, Parking Facilities and all other improvements constructed in, on or under the Land and Building and serving the Land and Building.

“Ready for Occupancy” shall have the meaning ascribed to such term in Section 5.8.1.

“Rent” means Base Rent plus Additional Rent.

“Rent Payment Address” means TC Oaklawn Owner, LLC, c/o Trammell Crow Company, 1055 Thomas Jefferson Street, NW, Suite 600, Washington, D.C. 20007, Attention: David R. Neuman. Landlord may, upon twenty (20) days’ prior written notice to Tenant, designate a new Rent Payment Address.

“Rentable Area” shall initially mean 62,049 rentable square feet with regard to Building 1 (“Building 1 Rentable Area”) and shall mean 83,770 rentable square feet with regard to Building 2 (“Building 2 Rentable Area”) and shall mean 145,819 with regard to the Premises (“Premises Rentable Area”), subject to the terms set forth in this definition. Within sixty (60) business days of Substantial Completion of the Base Building Work, the actual “as built” total square footage of the Premises shall, at the expense of Landlord, be measured utilizing BOMA Z65.1-1996 standards by Landlord’s architect or engineer in the presence of Tenant or Tenant’s authorized representative. The results of any such measurement (the “Landlord’s Calculation”) shall be certified in writing by Landlord’s architect or engineer and a copy shall be delivered to Tenant (along with all supporting materials) and be subject to confirmation by Tenant’s architect not later than fifteen (15) business days following Tenant’s receipt of Landlord’s Calculation, at Tenant’s sole cost. In the event the Rentable Area figure determined by Tenant’s architect differs by no more than one percent (1.0%) (higher or lower) from Landlord’s Calculation, then the Rentable Area shall be the arithmetic average of the two calculations. In the event the Rentable Area figure determined by Tenant’s architect differs by more than one percent (1.0%) (higher or lower) from Landlord’s Calculation, then Tenant shall give Landlord written notice thereof (together with a copy of Tenant’s architect’s calculations) not later than fifteen (15) business days following Tenant’s receipt of Landlord’s Calculation, and Landlord and Tenant (in coordination with their respective architects) shall endeavor in good faith to resolve the discrepancy. If Landlord and Tenant are not able to resolve such discrepancy, then Landlord and Tenant (in coordination with their respective architects) shall jointly appoint an independent architect within thirty (30) days following a request therefor by Landlord or Tenant to resolve such discrepancy and the determination of such independent architect shall be binding on both parties. During any such dispute Tenant shall pay base rent (to the extent then payable) to Landlord based on the arithmetic average of the two figures. If such independent architect determines that the rentable area differs by no more than two percent (2.0%) from Landlord’s Calculation, then the fees of such independent architect shall be borne by Tenant; otherwise such fees shall be borne by Landlord. Following any such measurement, the Base Rent and all other charges calculated on the basis of Tenant’s Proportionate Share payable by Tenant hereunder shall be proportionately adjusted based on the actual measured square footage, if different from the amount stated above herein (and any such adjustment shall relate back to the Lease Commencement Date); provided, however, notwithstanding the foregoing to the contrary, any adjustment in the Rentable Area resulting from the foregoing measurement, the Tenant Improvement Allowance and any commissions paid to the Brokers shall remain unchanged. After the determination of the Rentable Area in accordance with the terms of this Paragraph (including, without limitation, a deemed confirmation by Tenant), the Rentable Area shall not be subject to re-measurement, unless the Rentable Area leased by Tenant during the Term is altered or modified pursuant to Sections 5.4 or 5.5.

“Required Condition” shall have the meaning ascribed to such term in Exhibit C.

“Right of First Offer” means Tenant’s right of first offer to purchase the Property, as more fully set forth in Section 5.6.1, below.

“Security Deposit” means an amount of immediately available funds equal to Six Million and 00/100 Dollars ($6,000,000.00) which Landlord agrees to accept in the form of an irrevocable letter of credit and subject to the terms and conditions of Section 6.2.4(B).

“Substantial Completion” or “Substantially Complete” shall have the meaning ascribed to such term in Exhibit C.

“Tenant Delay” shall have the meaning ascribed to such term in Exhibit C.

“Tenant’s Proportionate Share” means, subject to the terms and conditions of Section 2.2.5(D) and those sections of this Lease that expressly provide for an adjustment in the size of the Premises, a fraction, the numerator of which shall be the number of Rentable Area of the Premises from time to time and the denominator of which shall be the number of rentable square feet of floor space in the Buildings which contribute on a proportionate share basis to the pass-through item in question. Based on the measurements stated herein, as of the date hereof, Tenant’s Proportionate Share equals 100% (i.e., 100% Rentable Area of the Premises /100% total Rentable Area of the Buildings).

“Term” shall mean and include the Initial Term of this Lease and the Extension Term provided for under Section 5.4 below, to the extent properly exercised and effective pursuant to the terms of this Lease. The “Initial Term” shall commence on the Lease Commencement Date and shall expire on the Lease Expiration Date.

“Work Agreement” means Exhibit C to this Lease, which governs the design and construction of all leasehold improvements to be performed in connection with Tenant’s initial occupancy of the Premises.

ARTICLE II

TENANT’S COVENANTS

2.1 Tenant’s Covenant to Pay Rent.

2.1.1 Rent Payment Date. Rent shall accrue hereunder from the Lease Commencement Date and Tenant shall pay Landlord the Rent set forth in this Lease in lawful money of the United States, without notice, demand, deduction or offset except as otherwise set forth in this Lease. Base Rent shall be paid in advance on or before the first day of each calendar month, at the Rent Payment Address. All other payments due under this Lease shall be paid no later than thirty (30) days after the date Landlord provides Tenant with a written request for payment which sets forth the amount due. Base Rent due hereunder for any partial calendar month at the beginning of the Term (if any) shall be prorated based on the Base Rent in effect for the first calendar month in which Base Rent is payable hereunder.

2.1.2 Late Charge and Interest. If Tenant fails to make any payment within five (5) business days after the date due, then Tenant shall pay to Landlord an administrative late charge (“Late Charge”) of $500.00. In addition, if any Rent or other amount due from Tenant to Landlord is not paid within five (5) business days after the date due, such unpaid amount shall bear interest from the date originally due until the date paid at an annual rate of interest equal to the Prime Rate plus four percent (4%) per annum (the “Default Rate”), but in no event shall the Default Rate be greater than the highest annual interest rate permitted under applicable Laws. The term “Prime Rate” shall mean the “Prime Rate” of interest as published from time to time in the Wall Street Journal, or if not so published, then the “Prime Rate” established from time to time by the bank in which Landlord’s bank accounts for the Building are maintained. Notwithstanding the foregoing, Landlord shall provide Tenant with written notice and a period of five (5) business days within which to make such payment before assessing such Late Charge the first time in each calendar year that Tenant fails to make a payment when due.

2.1.3 Reduced Rent Period. Provided Tenant shall not be in default hereunder beyond any applicable notice and cure period, subject to the terms herein, during that period commencing on the Lease Commencement Date and concluding on the last day of the sixth (6th) calendar month of the Initial Term (the “Reduced Rent Period”), Tenant shall not be required to pay Base Rent (the “Reduced Rent”). Notwithstanding the foregoing, Additional Rent shall be payable during the Reduced Rent Period and thereafter. Landlord and Tenant acknowledge that the Reduced Rent Period granted under this Lease by Landlord to Tenant is based on Landlord’s expectation that Tenant will occupy, and pay Base Rent with respect to, the entire Premises for the entire duration of the Initial Term, and that if this Lease is terminated prior thereto solely because of an Event of Default, Landlord will be deprived of essential consideration for Landlord’s agreement to grant the Reduced Rent. Accordingly, if an Event of Default has occurred and this Lease is terminated prior to the scheduled expiration of the Term for reasons other than casualty, failure to provide services, condemnation or Landlord’s fault, then, in such event, Landlord shall have the right to rescind all of the unamortized Reduced Rent granted hereunder, and to recover from Tenant as of the termination date of this Lease (in addition to any other sums recoverable from or payable by Tenant in connection therewith) an amount equal to the amount of unamortized Base Rent which would have been payable during the Reduced Rent Period had Tenant been required to pay for each month thereof the amount of Base Rent otherwise due for the twelfth full month of the first year of the Term. Landlord’s election not to rescind Reduced Rent to the extent permitted by this Section in any one or more instances shall not be deemed as a waiver by Landlord of its right to so rescind on any subsequent occasion during which Landlord has the right to do so. For the purposes of this Section 2.1.3, Reduced Rent shall be amortized over the Initial Term on a straight-line basis.

2.2 Tenant’s Covenant to Pay Additional Rent.

2.2.1 Defined Terms. The following capitalized terms shall have the meanings indicated:

(A) “Annual Statement” shall mean a written statement setting forth the Operating Expenses and Real Estate Taxes for a calendar year (or partial calendar year, as applicable), and Tenant’s share thereof, calculated in accordance with this Section 2.2.

(B) “Building Systems” shall mean the mechanical, electrical (including the Building Generator but excluding Tenant Generator), plumbing, heating, ventilation and air-conditioning (“HVAC”), life safety, fire safety (including sprinkler) and security systems serving the Building (and the Exterior Areas, to the extent applicable).

(C) “Exterior Areas” shall mean and refer to all exterior portions of the Property, including Parking Facilities, driveways and drive aisles, pedestrian walkways, storm inlets and drains, utility lines and conduits, curbs and gutters, landscaped areas and storm water management facilities.

(D) “Laws” shall mean all present and future statutes, laws, codes, regulations, ordinances, orders, rules, bylaws, administrative guidelines, requirements, directives and actions of any federal, state or local governmental or quasi-governmental authority, and other legal requirements of whatever kind or nature that are applicable to the Property (including Environmental Laws) and any amendments, modifications or changes to any of the foregoing.

(E) (i) “Operating Expenses” shall mean any and all of Landlord’s costs and expenses actually incurred in operating the Property (except to the extent such costs and expenses are expressly excluded hereunder), including all of the following: (a) all expenses and surcharges incurred (without mark-up) or imposed by the utility provider for electrical, water, gas, sewer, oil, and other utility services furnished to the Property to the extent not paid directly by Tenant to the utility provider (the foregoing being referred to herein as “Utility Charges”); (b) costs of cleaning, trash removal (including recycling) and maintenance of the Exterior Areas to the extent not performed by Tenant; (c) costs of window glass replacement, repair and cleaning to the extent performed by Landlord; (d) costs of achieving ongoing compliance with any Laws first imposed after the Lease Commencement Date, including charges and assessments; (e) cost of premiums for insurance for the Property (including property insurance, liability insurance, rent interruption insurance and any insurance required by a first mortgagee of the Land and/or Building); (f) property management fees at a rate not to exceed three percent (3%) of gross revenue derived from the Property; (g) the cost of any repairs, replacements permitted in accordance with the terms hereof and actually furnished by Landlord, or other services actually furnished by Landlord pursuant to this Lease (including if due to Tenant’s failure to comply with its maintenance and repair obligations hereunder) to the extent not otherwise included within this definition of Operating Expenses; (h) owner’s association assessments or other assessments for common area maintenance or services, maintenance of storm water management facilities, or other similar items (allocated in accordance with the terms hereof), if any, pursuant to any declaration or reciprocal easement agreement applicable to the Property (including the Declaration) and approved by Tenant or deemed approved by Tenant in accordance with the terms hereof; (i) any other expense or charge which, under generally accepted accounting and management practices, would be considered a reasonable and necessary expense of maintaining, managing, operating or repairing the Property; (j) any costs of ordinary day-to-day maintenance and de minimus repairs of Structural Elements (as such term is defined in Section 4.1.1(B)); (k) any capital expenditures expressly included in Operating Expenses pursuant to Section 2.2.1(E)(ii); and (l) reasonable dues or common area maintenance charges imposed by a property owner’s association or other entity providing services to common areas or facilities shared by the Property and other properties adjacent, confronting or proximate to the Property (allocated in accordance with the terms hereof).

(ii) Notwithstanding Section 2.2.1(E)(i) to the contrary, Operating Expenses shall not include the following items unless the same are expressly requested by Tenant in writing or otherwise approved or deemed approved by Tenant in an Annual Estimate in accordance with Section 2.2.3(B) [in which case, such items expressly requested by Tenant in writing or otherwise approved or deemed approved by Tenant in an Annual Estimate in accordance with Section 2.2.3(B) shall constitute Operating Expenses for all purposes herein]: (a) Real Estate Taxes; (b) salaries, wages, or other compensation paid to officers or executives of Landlord (or Landlord’s property management firm (provided the foregoing shall not include costs and expenses associated with a reasonable pro-rated allocation of rent for an off-site property management office and at any time neither of the Buildings contain a property management office) (and provided further that such off-site property management office is not in the same location as the corporate headquarters of Landlord or its Affiliates which costs and expenses shall be treated as Operating Expenses); (c) any other expenses relating to Landlord’s costs and expenses incurred in operating the Property for which Landlord actually receives direct reimbursement from insurance, condemnation awards, other tenants of the Building (other than such tenants’ regular contributions to Operating Expenses) or other sources; (d) tenant allowances, tenant concessions, and other costs and expenses (including permit, license and inspection fees) incurred in connection with completing, fixturing, furnishing, renovating, decorating or redecorating, or otherwise improving leased premises for tenants or other occupants of the Buildings, or vacant, leasable space in the Building, including space planning/interior architecture fees and/or engineering for same (but nothing in this subpart (d) will be deemed or construed to limit Landlord’s rights or remedies under this Lease in the Event of Default by Tenant); (e) interest or principal on mortgages encumbering the Property; (f) any of Landlord’s general overhead not directly connected with the operation of the Property; (g) costs or expenses (including fines, penalties and legal fees) incurred due to a material violation by Landlord, its agents, any tenant (other than Tenant) or other occupant of the Buildings (other than Tenant’s Occupants), and/or of any valid applicable Laws that would not have been incurred but for such material violation by Landlord, its agent, tenant, or other occupant, it being intended that each party shall be responsible for the costs resulting from its violation of such leases and Laws; (h) any costs of maintenance, repairs or replacements, or any increases in any such costs, required because of the gross negligence or willful misconduct of Landlord and/or Landlord’s employees, agents or contractors; (i) capital expenditures except (1) capital expenditures made for capital replacements of Building Systems, Structural Elements and Exterior Areas effected in lieu of needed repairs – which shall be amortized over the useful life of such items constituting capital expenditures and included in Operating Expenses (provided that replacement of the roof surface on the Buildings at any time shall not be included in Operating Expenses during the first ten (10) Lease Years but shall thereafter be included in Operating Expenses), (2) upon obtaining Tenant’s prior consent, capital expenditures intended to result in a reduction in future Operating Expenses (such as but not limited to the purchase of energy management or water saving devices) shall be amortized over the useful life of such items constituting capital expenditures and included in Operating Expenses, and (3) capital expenditures intended to comply with applicable Laws or insurance requirements enacted after the Lease Commencement Date; provided, however, that such costs shall be included on an annual basis only to the extent fully amortized over the useful life of the capital item (as reasonably estimated by Landlord, based on manufacturer’s specifications or similar criteria); (j) legal fees incurred for negotiating leases or collecting rent; (k) costs directly and solely related to the maintenance and operation of the entity that constitutes the Landlord, such as accounting fees incurred solely for the purpose of reporting Landlord’s financial condition; (l) costs of repairs, replacements or other work occasioned by fire, windstorm or other casualty, or the exercise by governmental authorities of the right of eminent domain (except a commercially reasonable deductible), whether such taking be total or partial, to the extent of any condemnation awards except to the extent expressly provided for otherwise herein; (m) leasing commissions, attorney’s fees, marketing costs, disbursements and other expenses incurred by Landlord or its agents in connection with negotiations for leases with tenants, other occupants or prospective tenants or other occupants of the Building; (n) penalties for any late payment by Landlord, including, without limitation, taxes and equipment leases solely caused by Landlord’s negligence (and not otherwise caused by Tenant’s failure to timely pay amounts of Rent due and payable hereunder); (o) compensation paid to clerks, attendants or other persons in commercial concession (such as a snack bar, restaurant or newsstand, but not including Building amenities such as the Fitness Facility or the parking facilities); (p) costs of correcting Latent Defects (as such term is defined in the Work Agreement); (q) costs in connection with services (including electricity), items or other benefits of a material type which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant of the Building, whether or not such other tenant or occupant is specifically charged therefor by Landlord; (r) depreciation/amortization for capital expenditures included in Operating Expenses, except as expressly permitted above; (s) costs arising from the presence of Hazardous Substances (hereinafter defined) in, about or below the Land or the Building brought to, deposited on or disposed of at the Building by Landlord or Landlord’s contractors, agents or employees; (t) the costs of special services and utilities separately paid by tenants of the Building other than Tenant; (u) advertising for vacant space in the Building (but nothing in this subpart (u) will be deemed or construed to limit Landlord’s rights and remedies under this Lease in the Event of Default by Tenant); (v) taxes as measured by the net income of Landlord from the operation of the Building; (w) costs occasioned by intentional tort of Landlord, or any subsidiary or affiliate of Landlord, or any employee, contractor or agent of same; (x) costs directly incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Building, including attorneys’ and accountants’ fees, closing costs, title insurance premiums, transfer taxes and interest charges (except to the extent any such sale, financing, refinancing, mortgaging, selling or change of ownership of the Building shall result in an increase in Real Estate Taxes which shall continue to be accounted for and paid for by Tenant in accordance with the terms hereof); (y) [INTENTIONALLY DELETED]; (z) Landlord’s income and franchise taxes; (aa) other business taxes except those business taxes which relate solely to the operation of the Building; (bb) all amounts which would otherwise be included in Operating Expenses which are paid to any affiliate or subsidiaries of Landlord, or any representative, employee, contractor or agent of same, to the extent the costs of such services exceed fair market value; (cc) costs incurred (less costs of recovery) for any items to the extent covered by a manufacturer’s, materialman’s, vendor’s or contractor’s warranty which are paid by such manufacturer, materialman, vendor or contractor to the extent such costs are actually received by Landlord (in which event Tenant shall receive a credit for such receipts by Landlord against the next due and owing Annual Estimate); (dd) [INTENTIONALLY DELETED]; (ee) insurance premiums to the extent any tenant’s use (other than Tenant’s actual use of the Premises solely for general office purposes) causes Landlord’s existing insurance premiums to increase or requires Landlord to purchase additional insurance; (ff) contributions to charitable organizations; (gg) any cost of acquiring, installing, moving, insuring or restoring objects of art; (hh) the cost of installing, operating and maintaining any specialty service, such as, but not limited to, an observatory, broadcasting facility, luncheon club, cafeteria, retail store, sundry shop, newsstand, concession, athletic or recreational club, the Fitness Facility, or day care center, provided that the cost of operating, maintaining and repairing Building amenities available to all tenants of the Building (such as the Fitness Facility) shall be included in Operating Expenses; (ii) any advertising, promotional or marketing expenses for the Building (but nothing in this subpart (ii) will be deemed or construed to limit Landlord’s rights or remedies under this Lease in the Event of Default by Tenant); (jj) costs incurred in removing the property of former tenants or other occupants of the Building; (kk) any expenses incurred by Landlord for use of any public portions of the Building including, but not limited to, shows, promotions, kiosks, and advertising, beyond the normal expenses attributable to providing Building services or amenities, such as lighting and HVAC to such public portions of the Building, or concierge or security desks; (ll) the cost of special services for the Building (such as, but not limited to shuttle buses) supplied by Landlord unless (1) Tenant has expressly requested such services, or (2) such services are generally provided in other first class office buildings in the Applicable Submarket; and (mm) all other items which under generally accepted accounting principles as consistently applied in the real estate industry for first class office Buildings and/or employed by Landlord for the Premises are properly classified as capital expenditures except, however, as specifically allowed by this Lease.

(iii) Any Operating Expenses originating or arising after the Lease Commencement Date applicable to areas or improvements outside or in addition to the Land and/or the Premises (and also applicable to the Land and/or the Premises) shall be equitably allocated among such additional areas or improvements. By way of example only of the preceding sentence, to the extent any Operating Expenses are allocated to the Premises under a Declaration, such Operating Expenses will be equitably allocated among all of the applicable areas, buildings and/or property subject to such Declaration.

(F) “Parking Facilities” shall mean the surface parking lot that serves the Buildings (as the same may modified from time to time in accordance with the terms of this Lease), all shipping lanes and receiving areas and all means of ingress and egress thereto to the extent on the Land.

(G) “Real Estate Taxes” shall mean all taxes and assessments of any kind, actually assessed or imposed upon the Property, and/or the fixtures, machinery, equipment or systems in, upon or used in connection with the operation of the Property (to the extent not paid directly by Tenant or any other tenant). Real Estate Taxes shall include (a) any taxes actually imposed upon the Property or the rents payable hereunder in the nature of a sales or use tax or other levy (but shall exclude any income or franchise tax, net profits tax, estate tax, inheritance tax or payroll tax), and (b) all reasonable out-of-pocket expenses (including, but not limited to, attorneys’ fees, consultant’s fees and/or disbursements) actually incurred by Landlord in obtaining or attempting to obtain a reduction or refund of Real Estate Taxes. In the event Landlord succeeds in obtaining a reduction or refund of Real Estate Taxes, then Tenant shall be entitled to receive Tenant’s Proportionate Share of the amount of any net reduction obtained or net refund received by Landlord to the extent allocable to the Term of this Lease, but in no event in excess of the Real Estate Taxes paid by Tenant allocable to such period. In the event of a reduction or refund for the calendar year in which the Term expires, Landlord shall pay Tenant the net overpayment (after deducting therefrom any amounts then due from Tenant to Landlord) within thirty (30) days following the determination of the amount of such increase or decrease in the Real Estate Taxes (in the case of a reduction) or within thirty (30) days following the receipt of proceeds from the applicable taxing authority.

2.2.2 Payment Covenant. Commencing on the Lease Commencement Date, for each calendar year or portion thereof during the Term, Tenant shall pay as Additional Rent to Landlord the sum of (i) Tenant’s Proportionate Share of Operating Expenses for such calendar year, and (ii) Tenant’s Proportionate Share of Real Estate Taxes for such calendar year, to the extent not paid directly by Tenant to the relevant taxing authority as may be expressly permitted herein.

2.2.3 Monthly Estimated Payments and Annual Estimate.

(A) Monthly payments on account of Tenant’s Proportionate Share of Operating Expenses and Real Estate Taxes, shall be paid at the same time and in the same manner as payments of Base Rent, in an amount equal to 1/12 of Landlord’s good faith estimate of each such item for the then-current calendar year as determined pursuant to this Section 2.2.3. Tenant’s obligation to make such monthly payments shall commence on the Lease Commencement Date. Any provision of this Section 2.2 to the contrary notwithstanding, to the fullest extent reasonably practicable, Utility Charges shall be determined on the basis of meter readings from the applicable utility company meter for the entire Property, based upon Tenant’s actual consumption and without markup.

(B) No later than thirty (30) days prior to the commencement of any calendar year, Landlord shall provide Tenant with a written estimate of the Tenant’s Proportionate Share of anticipated Operating Expenses and Real Estates Taxes (the “Annual Estimate”) for the Property projected for such forthcoming calendar year. At any time after receipt of such Annual Estimate (but in no event later than thirty (30) calendar days after receipt thereof), Tenant may return to Landlord such Annual Estimate with its comments to such Annual Estimate and/or suggested modifications to those Operating Expenses included in the Annual Estimate that constitute Controllable Operating Expenses. Unless such action is taken by Tenant within such thirty (30) calendar days, it will be deemed that the Annual Estimate initially presented by Landlord is acceptable to and adopted by Tenant. If the Annual Estimate is returned to Landlord with requested modifications from Tenant to Controllable Operating Expenses within such thirty (30) calendar days, then Landlord shall promptly and reasonably accommodate such requested modifications to the Annual Estimate and the underlying Controllable Operating Expenses provided such requested modifications are reasonably consistent with operating the Property in a first class manner and otherwise compliant with the terms and conditions of this Lease (and the Annual Estimate shall be adjusted accordingly). In the event Landlord disagrees with Tenant’s suggested modifications to the Controllable Operating Expenses in the Annual Estimate, Landlord and Tenant shall meet to negotiate in good faith mutually agreeable estimates of Controllable Operating Expenses based upon the parties desire to operate the Property in a first class manner and in a manner that reasonably contains Controllable Operating Expenses. In the event Landlord and Tenant have not agreed upon Controllable Operating Expenses prior to the commencement of a calendar year for any reason, Tenant’s estimated payments for Controllable Operating Expenses will be based upon the initial Annual Estimate (not to exceed one hundred ten percent (110%) of the actual amounts incurred for such Controllable Operating Expense during the prior calendar year) and Tenant’s estimated payments for Tenant’s Proportionate Share of Real Estate Taxes shall be as set forth in the Annual Estimate. For purposes of this Section 2.2.3, the term “Controllable Operating Expenses” means all Operating Expenses with the exception of the following: (i) the costs of insurance Landlord may be required to carry by the terms of this Lease (including, without limitation, Section 4.3.2) or its lender, or any applicable law, ordinance or regulation, (ii) costs of ice and/or snow removal, (iii) costs and charges relating to common areas and/or Exterior Areas within the Property (but only to the extent approved by Tenant, or deemed approved by Tenant, under this Lease), (iv) costs of any and all repairs to the Property, (v) costs relating to Operating Expenses necessary to comply with applicable Laws enacted after the Lease Commencement Date, (vi) Utility Charges, and (vii) reasonable dues or common area maintenance charges imposed by a property owner’s association or other entity providing services to common areas or facilities shared by the Property and other properties adjacent, confronting or proximate to the Property (but only to the extent approved by Tenant, or deemed approved by Tenant, under this Lease).

2.2.4 Annual Reconciliation.Within (i) ninety (90) days after the end of each calendar year, and (ii) fifteen (15) days after the expiration or earlier termination of the Term, Landlord shall deliver the Annual Statement to Tenant. Tenant shall pay to Landlord any deficiency between (a) the sum of all actual amounts paid or incurred by Landlord for such calendar year on account of Operating Expenses and Real Estate Taxes, and (b) the sum of all estimated payments made by Tenant on account thereof in accordance with Section 2.2.3, above. If the payments made by Tenant pursuant to Section 2.2.3 exceed the total amount shown as being due from Tenant for such calendar year (or partial calendar year as applicable) in the Annual Statement, the excess amount shall be applied against the next payment(s) of Base Rent or Additional Rent coming due hereunder, or, at the end of the Term, refunded to Tenant at the time of delivery of the Annual Statement. Tenant’s liability for its proportionate share of the increases in Operating Expenses and Real Estate Taxes as set forth in Section 2.2.2 of this Lease for the last calendar year falling entirely or partly within the Term shall survive the expiration (or earlier termination) of the Term for a period of six (6) months following such expiration or earlier termination. Similarly, Landlord’s obligation to refund to Tenant the excess, if any, of the amount of Tenant’s estimated payments on account of such Operating Expenses and Real Estate Tax increases for the last such calendar year over Tenant’s actual liability therefor shall survive the expiration (or earlier termination) of the Term for a period of six (6) months following such expiration or earlier termination.

2.2.5 Additional Provisions.

(A) Partial Year; End of Term. In any partial calendar year during the Term, Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Expenses and Real Estate Taxes shall be prorated by multiplying the amount thereof for the full calendar year by a fraction, the numerator of which is the number of days during such partial calendar year falling within the Term and the denominator of which is three hundred sixty five (365).

(B) Payment Pending Resolution of Dispute. In the event of any dispute concerning the computation of the amount of any Additional Rent due, Tenant shall pay the amount specified in good faith by Landlord pending the resolution of the dispute, provided such payment shall be without prejudice to Tenant’s right to continue to challenge the disputed computation. In the event that Tenant successfully challenges the disputed computation, Landlord shall refund to Tenant the amount of any overpayment of such Additional Rent within thirty (30) days after the dispute is finally resolved.

(C) Tenant’s Right of Review. Each Annual Statement shall be conclusive and binding upon Tenant unless Tenant, within ninety (90) calendar days after receipt thereof, gives Landlord notice (the “Review Notice”) that Tenant is exercising its right to undertake a more extensive review (the “Review”) of Operating Expenses and/or Real Estate Taxes for the immediately preceding calendar year (collectively “Total Expenses”). Any such Review: (a) shall commence within thirty (30) calendar days after the Review Notice on a mutually agreeable time and date; (b) shall be completed within sixty (60) days; (c) shall take place at the offices of Landlord (or other location reasonably designated by Landlord in the greater Washington, D.C.

area) during Landlord’s normal business hours; and (d) shall be limited to books and/or documentation containing the data for and the method used by Landlord in calculating the Total Expenses. Tenant’s right to review Total Expenses shall be a one-time right for each calendar year and shall be limited to the two (2) immediate preceding calendar years (except to the extent the earlier of such two calendar years was the subject of a prior Review). Tenant may not utilize any accountant or consultant compensated on the basis of a contingency or success fee (i.e., a percentage of the savings achieved) to conduct the Review. In no event will Tenant withhold any Rent (including without limitation any payment thereof that may be in dispute) during the pendency of any such Review or any dispute regarding the results of any such Review. Tenant may notify Landlord of the results of the Review within one hundred twenty (120) calendar days after the Review Notice; provided, however, in the event Tenant fails to provide notice to Landlord of the results of such Review within such one hundred twenty (120) day period, then Tenant shall be deemed to have accepted such Operating Expenses and/or Real Estate Taxes for the period subject to the Review and Tenant shall be estopped from objecting to the accuracy of the Total Expenses subject to Review (notwithstanding the actual results of such Review). If the Review demonstrates that Landlord has overstated Total Expenses, Landlord shall credit the amount of such overstatement against Tenant’s next due payment(s) of Rent, and Tenant shall bear the full cost of its Review, provided that if Landlord has overstated Total Expenses by five percent (5%) or more, then Landlord shall also reimburse Tenant for reasonable and actual costs of the Review. If the Review demonstrates that Landlord has not overstated Total Expenses, then Landlord may invoice Tenant for any amount by which Total Expenses was understated, which invoice shall be payable within thirty (30) days after receipt and Tenant shall bear the full cost of its Review. Further, Tenant’s liability for its proportionate share of the increases in Operating Expenses and Real Estate Taxes as set forth in Section 2.2.2 of this Lease for the last calendar year falling entirely or partly within the Term shall survive the expiration (or earlier termination) of the Term for a period of six (6) months following such expiration or earlier termination. Similarly, Landlord’s obligation to refund to Tenant the excess, if any, of the amount of Tenant’s estimated payments on account of such Operating Expenses and Real Estate Tax increases for the last such calendar year over Tenant’s actual liability therefor shall survive the expiration (or earlier termination) of the Term for a period of six (6) months following such expiration or earlier termination. Notwithstanding the foregoing, if Tenant has questions regarding an Annual Statement or Total Expenses provided by Landlord or believes that any Annual Statement or Total Expenses includes charges that are not permitted pursuant to the provisions of this Lease or contains an error, in calculation or otherwise, then Tenant may provide Landlord with a written statement enumerating Tenant’s questions regarding such Annual Statement or Total Expenses or Tenant’s reasonably detailed reasons for Tenant’s objections. In such case, Landlord or Landlord’s representative and Tenant shall meet to discuss such objections and Landlord shall provide Tenant with back-up documentation as reasonably requested by Tenant in connection with such objections.

(D) Further Adjustment to Operating Expenses. In the event Landlord shall actually furnish any utility or service which is included in the definition of Operating Expenses (and the cost of which is variable depending upon the level of occupancy in the Buildings, or the percentage of tenants or occupants who utilize such utility item or service) to less than 100% of the rentable area of the Buildings because (i) any such utility or service is not required by or provided to one or more of the tenants or occupants of the Buildings, (ii) any tenant or occupant is itself obtaining or providing any such utility or services, or (iii) the level of occupancy of the Buildings is less than one hundred percent (100%), then Tenant’s Proportionate Share of such utility, item or service shall be grossed-up to one hundred percent (100%), that is equitably adjusted so that the cost of such utility, item or service is allocated in its entirety among those tenants who are actually furnished the utilities and services in question. The intent of the foregoing sentence is to ensure that the reimbursement of all Operating Expenses is fairly and equitably allocated among the tenants receiving the utilities and services in question. By way of example only, and not of limitation, (i) if Landlord contracts for trash removal services which are provided only to sixty percent (60%) of the tenants of the Buildings including Tenant (because the other 40% are individually responsible for their own trash removal or because only 60% of the Buildings are occupied) and Tenant’s Proportionate Share of the Buildings as a whole was 15% (i.e., 15/100), Tenant’s Proportionate Share of the cost of such trash removal services shall be equal to 25% (i.e., 15/60); and (ii) with respect to parking lot sweeping services, which do not vary based upon the occupancy level of the Buildings, Tenant’s Proportionate Share of such cost would not be subject to adjustment even if the Buildings were only 60% occupied.

(E) Tenant’s Right to Contest Certain Real Estate Taxes. So long as Tenant leases all of the Rentable Area in the Buildings (i.e., Tenant has not exercised Tenant’s rights under Sections 5.4 or 5.5 to vacate a portion of the Premises), Tenant shall have the right, in good faith, to contest Real Estate Taxes. Within ten (10) business days after either party to this Lease receives notice of valuation or assessment from the relevant appraisal district and/or any other applicable Governmental Authorities with respect to the Premises (“Tax Assessment Notice”), such party shall deliver a copy of such Tax Assessment Notice to the other party. Within thirty (30) days after Tenant receives a copy of the Tax Assessment Notice from Landlord or a Governmental Authority, Tenant may deliver to Landlord a written request that Landlord contest or otherwise appeal the amount or validity of the Tax Assessment Notice (a “Contest Notice”). Upon receipt of such written request from Tenant, Landlord shall proceed in good faith to commence and prosecute such contest or appeal efforts with diligent and commercially reasonable efforts until the same is resolved or otherwise concluded; provided, however, Landlord shall have no obligation to commence or otherwise prosecute any such contest or appeal in the event Landlord determines (in Landlord’s good faith discretion exercised in a commercially reasonable manner) there is an imminent forfeiture of title to the Premises or any portion thereof due to such contest. In the event that Landlord elects to proceed with such a contest or appeal, all actual out-of-pocket costs and expenses (including, without limitation, expert fees and reasonable attorneys’ fees) shall be deemed Operating Expenses and reimbursed accordingly pursuant to the terms and conditions hereof. Any benefits or reductions (less Landlord’s actual out-of-pocket costs in the pursuit of such appeal) as a result of such appeal shall accrue to Tenant.

2.3 Tenant’s Covenant to Pay Security Deposit. Tenant shall deliver the Security Deposit to Landlord in cash, letter of credit, or other immediately available funds (as determined by Tenant provided the same is in compliance with the terms and conditions of this Lease). The Security Deposit shall constitute security for the payment and performance by Tenant of Tenant’s obligations under this Lease. To the extent applicable, Landlord shall not be obligated to hold the Security Deposit (or any proceeds related thereto) in a separate account from other Building or project funds.

2.4 Tenant’s Covenants Regarding Use and Compliance with Laws.

2.4.1 General Use Covenants.

(A) Tenant covenants and agrees: (1) to use the Premises for the Permitted Use, and for no other business, activity or purpose; (2) that it shall observe the Rules and Regulations (as defined in Section 2.4.3) for the Building promulgated and modified from time to time by Landlord pursuant to Section 2.4.3; (3) that it will not, without Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, place a load upon the floor of the Premises which exceeds the maximum live load per square foot which the Building was designed to accommodate, as reasonably determined by Landlord; (4) that it will notify Landlord prior to the installation of any high-density filing systems, or any unusually heavy equipment or machinery, in the Premises (and that all such installations shall be subject to Landlord’s reasonable consent, such consent not to be unreasonably withheld, conditioned or delayed); (5) that it will not install or operate in the Premises any electrical or other equipment whose electrical energy consumption exceeds that of normal office storage, warehouse and light industrial use, without first obtaining the prior consent in writing of Landlord, which shall not be unreasonably withheld, conditioned or delayed (provided such consent may be conditioned upon Landlord’s issuance and Tenant’s approval of a revised Annual Estimate (in accordance with the issuance and approval provisions of Section 2.2.3) reflecting any increased costs associated with such increases in electricity or to the capacity of Building Systems, and other similar requirements); and (6) that it shall not conduct or permit to be conducted any sale to the general public by auction in or at the Premises, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceedings.

(B) Provided Tenant has not committed an Event of Default hereunder that has not been cured during any applicable notice and cure period and Tenant occupies at least fifty percent (50%) of the Rentable Area in the Buildings for the Permitted Use hereunder, Landlord hereby agrees not to enter into a lease or other occupancy agreement for space in any portion of Building 1 or Building 2 by any business which is primarily engaged in offering the Protected Use (as defined herein). The term “Protected Use” shall mean the direct or indirect research, design, development, representation, distribution, marketing or selling, or the preparation to research, design, develop, represent, distribute, market or sell any medical device implants or medical instrumentation, medical device imaging, or medical robotics technologies. At any time Tenant either ceases operations from the Premises or changes its use from the Premises so that it is no longer actively and continuously operating the Protected Use from the Premises, the provisions of this Section 2.4.1(B) which restrict Landlord from entering into leases or agreements allowing the Protected Use shall thereafter be null and void, and of no further force and effect. If any tenant or occupant of Building 1 or Building 2 shall use its premises for a Protected Use in violation of its lease or occupancy agreement, such tenant or occupant shall be deemed a “Renegade Tenant” and the following provisions of this Section 2.4.1(B) shall solely apply. Upon Landlord’s receipt of written notice from Tenant that a tenant or occupant of

Building 1 or Building 2 is using its premises for a Protected Use, Landlord shall promptly investigate and commence taking steps to cause such Renegade Tenant or occupant to cease its violation of the Protected Uses. Landlord shall not be in breach of this Section 2.4.1(B) (nor be liable to Tenant for any remedies otherwise provided for in this Lease or at law or in equity) due to any operation which violates a Protected Use, unless Landlord either: (1) explicitly granted such tenant or occupant the right to operate such Protected Use in violation of the terms of this Section 2.4.1(B) or otherwise without Tenant’s consent, or (2) fails to commence commercially reasonable efforts within ten (10) business days after receipt of notice from Tenant of such violation and thereafter to prosecute such efforts diligently to resolve and cease such violation, provided that if any court of competent jurisdiction subsequently determines that the allegedly violative use does not in fact violate the terms of this Section 2.4.1(B), or that this covenant is unenforceable (as an unreasonable restraint on trade or on any other legal or equitable basis), then Landlord will be deemed not to be in violation of the terms of this Section 2.4.1(B).

2.4.2 Covenants Regarding Compliance with Laws. Tenant covenants and agrees that it will, at its own cost, promptly comply with and carry out all Laws to the extent that the same apply to (i) the manner of Tenant’s occupation or use of the Premises, (ii) the conduct of Tenant’s business therein, (iii) the construction of any improvements in, or Alterations to, the Premises to the extent performed under Tenant’s direction and/or supervision, (iv) any assignment, sublease or license of the Premises or any part thereof by Tenant, (v) any termination of this Lease and surrender of possession by Tenant, whether or not after an Event of Default, (vi) any corporate reorganization, consolidation, recomposition, or similar change in Tenant’s organization, (vii) any acts, omissions or other activities of Tenant in or on the Property, and/or (viii) any other fact or circumstance, the existence or continuation of which imposes upon Tenant the obligation to comply with Laws.

2.4.3 Rules and Regulations. Landlord shall have the right, from time to time, to promulgate rules and regulations or to modify existing rules and regulations in such manner as may be deemed advisable for safety, care or cleanliness of the Premises and for preservation of good order therein (“Rules and Regulations”); provided, however, such modifications or newly promulgated Rules and Regulations are (a) reasonable, (b) enforced in a uniform and non-discriminatory manner among all occupants of the Buildings, (c) not inconsistent with, or otherwise diminish Tenant’s rights or increase Tenant’s costs under, the provisions of this Lease, (d) communicated to Tenant in writing at least thirty (30) business days before taking effect, and (e) consistent with prudent management practices of first class buildings. In the event of a conflict between the Rules and Regulations or modifications thereto and the Lease, the Lease shall control.

2.4.4 Acts Which Are Unlawful or Which Increase Insurance Premiums. Tenant shall not perform, nor permit any act to be done in or about the Property by Tenant’s Agents that is unlawful or that will increase the existing rate of insurance on the Buildings. In the event the existing rate of insurance is increased because of any breach of this covenant (or by virtue of the nature of the Permitted Use), Tenant shall pay to Landlord any and all fines, penalties, and/or increases in insurance premiums and/or Operating Expenses resulting from such breach actually imposed on, or incurred by, Landlord.

2.4.5 Covenants Regarding Medical Waste at the Premises.

(A) To the extent Tenant’s Permitted Use of the Premises in any way involves the handling, use, disposal and/or processing of medical waste including but not limited to medical supplies (such as, but not limited to, used syringes, gauze and bandages, etc.), and/or human or animal tissue, blood, urine and/or other bodily fluids, materials and/or biological byproducts (collectively, “Medical Waste”), Landlord consents to such use in amounts that do not violate applicable Environmental Laws provided it is in strict compliance with the terms and conditions of this Lease and provided that Tenant shall be solely responsible for the proper use, storage, removal and disposal of same from the Premises. Tenant shall make arrangements with a reputable and duly licensed disposal company or contractor for the proper disposal of Medical Waste, in accordance with lawfully permitted methods of Medical Waste disposal, and Tenant shall pay all costs associated with such disposal. Tenant shall not place any Medical Waste in any common areas located within the Premises without Landlord’s prior consent, which shall not to be unreasonably withheld, conditioned or delayed. In its processing, use and disposal of Medical Waste, Tenant shall comply with all Laws, regulations and ordinances governing the generation, use, processing and disposal of Medical Waste, as well as any additional requirements which Landlord may reasonably establish from time to time by thirty (30) calendar days prior written notice to Tenant.

(B) Tenant shall bear all costs and liability resulting from the presence of Medical Waste which is caused or permitted by Tenant (or Tenant’s agents, employees or contractors) in, on or under the Premises, the Buildings or the Land (including without limitation liability arising from the transportation of Medical Waste to or from the Premises, Buildings and/or Land and the cleanup of Medical Waste therefrom).

(C) Tenant shall indemnify Landlord, its agents, employees or contractors, from and against any and all actual claims, losses, damages, liabilities and expenses (including reasonable attorneys’ fees) actually incurred, suffered or sustained by (or brought against) Landlord by a third party arising from or associated with: (1) the acts or omissions of Tenant, its agents, employees or contractors with respect to the presence of Medical Waste at the Premises, the Buildings and/or the Land (including without limitation liability arising from the transportation of Medical Waste to or from the Premises or the cleanup of Medical Waste); (2) the storage and disposal of Medical Waste by Tenant, its agents, employees or contractors; or (3) Tenant’s operations at the Premises related to the processing, use and disposal of Medical Waste. The foregoing indemnification and the responsibilities of Tenant under this Section 2.4.5 shall survive the termination or expiration of this Lease.

2.4.6 Tenant’s Covenants Regarding the Declaration. Tenant hereby acknowledges the following interests (which shall run with the land comprising the Property, and all present and future owners, occupants, and lien holders thereof): certain valid, binding, and enforceable covenants, conditions, access, ingress and egress easements, storm water facilities easements and utility easements (including the Declaration) that govern, encumber, or otherwise restrict the Premises, the Property and/or the Future Development Area by virtue of those instruments listed on Schedule 2.4.6. Tenant agrees that the terms and conditions of this Lease shall be subject to the terms and conditions of the Declaration; provided, however, any modification, amendment or alteration to the Declaration (or consent to the same) or any additional Declaration effective and recorded in the land records applicable to the Property after the Execution Date of this Lease shall be subject to the prior review and approval of Tenant (such approval not to be unreasonably withheld, conditioned or delayed), and Landlord shall not impose, amend or modify a Declaration unless and until Tenant’s approval is obtained in writing. Article 8 of the Declaration (“Restrictions on Use of Lots and Common Area; Rules and Regulations”) provides for the only effective Rules and Regulations referenced in Section 8.3 of the Declaration as of the Execution Date; no other Rules and Regulations have been promulgated as of the Execution Date.

2.5 Tenant’s Covenants Regarding Environmental Matters.

2.5.1 Defined Terms. For purposes of this Lease, the following terms shall have the following meanings:

(A) “Costs and Claims” shall mean third party claims, liabilities, judgments, demands, causes of action, losses, damages, penalties, fines, fees, settlement payments, obligations, actions or causes of actions, encumbrances, and costs and expenses (including reasonable attorneys’, consultants’, engineers’ and expert witness fees, expenses and costs).

(B) “Discharge” means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping as defined by Environmental Laws.

(C) “Environmental Laws” means any and all Laws relating to the environment and/or human health and safety, including the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et seq. (“RCRA”); the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601 et seq. (“CERCLA”); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251 et seq.; the Clean Air Act, as amended, 42 U.S.C. §7401 et seq.; the Oil Pollution Prevention Act, as amended, 33 U.S.C. §2701 et seq; the Occupational Safety and Health Act, as amended, 29 U.S.C. 650 et seq.; the provisions of Chapter 13 of Title 10.1 of the Code of Virginia (pertaining generally to Air Pollution Control); the Virginia Waste Management Act, Va. Code §§10.1-1400, et seq.; the Virginia Water Quality Improvement Act of 1997, Va. Code §§10.1-2117, et seq.; the State Water Control Law, Va. Code §§62.1-44.2, et seq.; (as each of the foregoing may be amended from time to time) and any and all regulations promulgated pursuant thereto.

(D) “Environmental Liabilities” mean any and all Costs and Claims actually suffered, sustained, incurred or required to be paid by any party indemnified pursuant to Sections 2.9 and 3.5 arising as a result of, or in connection with, any violation by Tenant or Landlord of its environmental covenants, including Costs and Claims associated with (1) claims of governmental agencies or third parties for cleanup costs and costs of assessment, investigation, feasibility study, remediation and remedial and response actions, removal, discharge and abatement, (2) permits and licenses required by, or undertaken in order to comply with, any Environmental Laws, (3) damages for injury to person, property or natural resources, and (4) satisfaction of all liens, encumbrances and restrictions on the Property relating to the foregoing.

(E) “Environmental Notice” includes any summons, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from the Virginia Department of Environmental Quality (“VDEQ”), the United States Environmental Protection Agency (“USEPA”) or other Governmental Authorities, or any other entity or any individual, concerning any act or omission resulting in or which may result in the Discharge of Hazardous Substances or noncompliance with any Environmental Law.

(F) “Governmental Authorities” shall mean any and all applicable federal, state and local governmental agencies, authorities, and/or officials.

(G) “Hazardous Substances” means pollutants, contaminants, flammables, explosives, radioactive materials, petroleum, oil, dangerous substances, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or controlled in amounts that do not violate applicable Environmental Laws.

(H) “Permitted Materials” means (i) reasonable amounts of Hazardous Substances which are typically used in the operation of standard office equipment or for cleaning purposes, such as office cleaners, printing toners and the like, (ii) any Hazardous Substances used in Tenant’s manufacturing or business operations (if any) from the Premises, but only if Tenant first provides Landlord with a written notice informing Landlord of the exact Hazardous Substances to be used, and the use thereof is approved in writing by Landlord, and (iii) Medical Waste in accordance with the terms of this Lease. All Permitted Materials shall be used, stored and disposed of by Tenant in strict compliance with all Environmental Laws.

2.5.2 Tenant’s Warranties and Covenants. Tenant warrants, represents, agrees and covenants that:

(A) Except as (and only to the extent) expressly permitted under this Lease, Tenant shall not engage in, nor permit, any activities involving, directly or indirectly, the Discharge, use, generation, treatment, transportation, storage or disposal of any Hazardous Substances on, in, under, to or about the Property, other than Permitted Materials (and Tenant shall be responsible for any Discharge associated with its operations from the Premises whether occurring prior to or after the Lease Commencement Date). Without limitation, neither Tenant nor Tenant’s Agents shall cause, permit or suffer, a lien against the Property pursuant to any Environmental Laws.

(B) The Premises will not, as the result of any acts or omissions of Tenant (whether occurring prior to or after the Lease Commencement Date), contain (1) asbestos in any form, (2) urea formaldehyde foam insulation, (3) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, or (4) any Hazardous Substances (other than Permitted Materials).

(C) Tenant shall be permitted to use, store and dispose of Permitted Materials in the Premises, but solely in compliance with and subject to Section 2.5. Without limitation, if Tenant uses, stores or disposes of Permitted Materials other than as expressly permitted by this Lease, then Tenant shall immediately notify Landlord of the same and shall take such corrective action as is required by Environmental Laws and/or Governmental Authorities or as may be requested by Landlord. Tenant’s failure to take such corrective action within forty-eight (48) hours (or such lesser time period as may be appropriate in the event of Emergency), shall constitute an Event of Default without requirement of any further notice or cure rights. If at any time Landlord has a good faith belief that Environmental Laws are being violated in association with the use and/or occupancy of the Property, Landlord shall have the right to deliver written notice of such belief and the reasons therefor, and, within five (5) business days of receiving such written notice, Tenant shall provide to Landlord a written list certifying the identity, manner of use and quantity of any Hazardous Substances then used, handled, stored, generated or processed by Tenant, Tenant’s sublessees or Occupants, to which a violation of Environmental Laws are suspected at the Property (and in the case of Tenant’s sublessees or Occupants, such certification shall be to Tenant’s knowledge after reasonable inquiry).

(D) Tenant, upon receipt of any Environmental Notice, shall give immediate oral notice and written notice within two (2) business days to Landlord, detailing all relevant facts and circumstances regarding the Environmental Notice. Tenant shall promptly supply to Landlord copies of any and all third-party reports actually obtained by Tenant in writing that are not privileged and Environmental Notices relating to the Property made pursuant to Environmental Laws.

(E) In the event a Discharge of Hazardous Substances has occurred for which Tenant is responsible pursuant to this Lease, including Tenant’s gaining actual knowledge of any Discharge associated with Tenant’s operations from the Premises prior to the Lease Commencement Date, Tenant shall immediately notify Landlord of such Discharge and shall, at Tenant’s sole cost and expense and after consultation with Landlord, take all actions required by Environmental Laws and by any Governmental Authorities, including any assessment, investigation, testing, sampling, monitoring, removal, remediation, or response activities associated with such Discharge. Tenant shall provide Landlord with advance notice of any activities to be undertaken by Tenant to address such Discharge, and shall keep Landlord apprised of the progress and results of same. Tenant’s failure to take actions required by Environmental Laws in connection with such Discharge, within the deadlines set out in applicable Environmental Laws or imposed by Landlord in writing to Tenant, shall constitute an Event of Default without any requirement of further notice or cure rights. Upon completion of remediation, Tenant shall deliver a No Further Action letter (or its equivalent) issued by USEPA, VDEQ and/or the applicable Governmental Authority. Landlord shall use commercially reasonable efforts to cooperate at no cost or expense to Landlord with all such efforts and actions of Tenant under this Paragraph necessary to facilitate Tenant’s compliance with all such Environmental Laws.

(F) Prior to the submission of any report to a Governmental Authority, Tenant shall provide such report in draft to Landlord for review and comment and Tenant shall incorporate any reasonable comments provided by Landlord prior to the submission of any report to the Governmental Authority (and shall provide Landlord with a copy of such submittal simultaneously with its submission to the applicable Governmental Authority).

2.5.3 Tenant’s Covenants Regarding Solid Wastes and Recycling. Tenant shall comply with all applicable Laws regarding the collection, sorting, separation and recycling of solid waste products, garbage, refuse and trash (hereinafter collectively called “Waste Products”) including the separation of such Waste Products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by such Laws. Landlord reserves the right to refuse to accept from Tenant any Waste Products that are not prepared for collection in accordance with any such Laws. Landlord shall use commercially reasonable efforts to cooperate at no cost or expense to Landlord with all such efforts and actions of Tenant under this Section necessary to facilitate Tenant’s compliance with all such Laws.

2.6 Tenant’s Covenant to Allow Landlord Access to the Premises. Tenant shall permit Landlord and Landlord’s Agents to enter the Premises at all reasonable times and (except in cases of Emergency, as defined in Section 4.1.1(A)) upon reasonable prior notice, not to exceed two (2) business days for any reasonable business purpose, including: to inspect the Premises; to show the Premises to prospective tenants, or interested parties such as prospective lenders and purchasers; to clean, repair, replace, alter or improve portions of the Premises; to discharge Tenant’s obligations when Tenant has failed to do so within any applicable period hereunder; to post notices of non-responsibility and similar notices and “For Sale” or “For Lease” signs upon or adjacent to the Building and to place “For Lease” signs upon or adjacent to the Premises at any time within the twelve (12) calendar month period prior to the Lease Expiration Date or at any time within the twelve (12) calendar month period prior to the Contraction Date (as defined in Section 5.5) or at any time after the Premises has been vacated by Tenant; and to take any actions that may be required by applicable Laws or as directed by any Governmental Authority. Tenant shall permit Landlord and Landlord’s Agents to enter the Premises at any time, and without notice, in the event of an Emergency. Landlord, in the exercise of its rights under this Section 2.6, shall use commercially reasonable efforts to minimize disruption of Tenant’s use and occupancy of the Premises. Notwithstanding the foregoing terms of this Paragraph, Tenant may, from time to time, in good faith by prior written notice to Landlord reasonably designate certain areas within the Premises as “Secured Access Areas” due to the sensitive nature of business conducted by Tenant in accordance with the terms of this Lease for which Landlord shall not have the right to enter (except in the event of an Emergency) without the consent of Tenant, such consent not to be unreasonably withheld, conditioned or delayed, but Landlord and Tenant further agree that it will be reasonable for Tenant to require any entry by Landlord upon an escort by Tenant, and compliance by Landlord upon any governmental rule, regulation or requirement (including without limitation any security clearance requirements) associated with business conducted by Tenant at the Premises.

2.7 Tenant’s Covenants Regarding Surrender of the Premises. Upon the Lease Expiration Date (or earlier termination of this Lease) and unless otherwise specifically instructed in writing by Landlord, Tenant shall promptly and peacefully surrender the Premises to Landlord, broom clean, and free and clear of Tenant’s furniture, trade fixtures, equipment, warehoused goods, and personal property (“Tenant’s Property”), all Alterations expressly required to be removed by Tenant in accordance with the terms of this Lease, all of Tenant’s signs, all Hazardous Substances for which Tenant is responsible hereunder, and otherwise in good condition, with reasonable use and wear and tear and damage by insured casualty and condemnation excepted. Tenant shall repair any damage to the Property caused by such removal of Tenant’s Property, Alterations and signs, and, except as otherwise provided herein, restore the affected portion of the Property substantially to its condition prior to the installation thereof, unless otherwise directed by Landlord. All items of Tenant’s Property, Alterations and/or signs that are not removed from the Premises or the Building by Tenant at the Lease Expiration Date or earlier termination of this Lease or Tenant’s right of possession pursuant hereto shall be deemed abandoned and, at Landlord’s sole option, shall become the exclusive property of Landlord (and may be stored or disposed of by Landlord without further notice to or demand upon Tenant, at Tenant’s sole expense). If Tenant shall remain in possession of the Premises after the Lease Expiration Date (or the date of sooner termination of this Lease) without the prior written consent of Landlord (hereinafter, an “Unauthorized Holdover”), Tenant shall be deemed to be a tenant-at-sufferance, which tenancy may be terminated immediately by Landlord as provided by applicable Law; provided, however, during the first six (6) full calendar months after the Lease Expiration Date, Tenant shall pay to Landlord, as Landlord’s sole and exclusive remedy for Tenant’s holdover (Landlord hereby waiving any other right or remedy it may have (including eviction) during such six (6) month period), an occupancy charge equal to One Hundred Fifty Percent (150%) of the per diem Base Rent otherwise payable by Tenant during the last calendar month of the Term then expiring and One Hundred Percent (100%) of the Additional Rent which is otherwise payable by Tenant under the terms of this Lease. The foregoing shall not constitute Landlord’s consent for Tenant to holdover. In no event shall Tenant be responsible or liable for consequential damages arising out of an Unauthorized Holdover notwithstanding anything to the contrary. For the avoidance of doubt, Tenant’s continued occupancy of the Premises for up to the first six (6) full calendar months after the Lease Expiration Date shall not constitute an Event of Default by Tenant hereunder provided that Tenant timely complies with the terms and conditions during such period under the Lease (including, without limitation, the payment of Additional Rent).

2.8 Tenant’s Covenants Regarding Financial Disclosure. Within ten (10) business days after Landlord’s written request, which request may not be made more than once during any fiscal quarter for quarterly reports, nor more than once during any fiscal year for annual reports, Tenant shall deliver to Landlord the following items: (a) an un-audited quarterly financial statement for Tenant’s most recent fiscal quarter, and (b) the most current audited annual financial statement for Tenant’s most recent fiscal year. Such financial statements shall include, at a minimum, a balance sheet, an income statement, and a statement of change in financial position or sources and uses of cash, together with any accompanying notes. Tenant hereby agrees that such financial statements shall be completed within a reasonable time period (not more than ninety (90) days) after the applicable reporting period ends. The certified public accountant preparing any such annual audited financial statement shall provide an opinion that such financial statement is complete and materially accurate and that the same has been prepared in accordance with generally accepted accounting principles consistently applied in Tenant’s jurisdiction of corporate formation. Notwithstanding the foregoing to the contrary, for so long as Tenant is a publicly-traded company which files its annual and quarterly financial statements with the United States Securities and Exchange Commission (the “SEC”) or with an equivalent financial regulatory body with the authority to monitor the financial disclosures and accounting practices of Tenant, Tenant’s financial reporting obligations relating to quarterly and annual financial statements under the first grammatically complete sentence of this Section 2.8 shall be deemed satisfied. Within ten (10) business days after receipt of written request by Landlord, Tenant shall deliver to Landlord a written statement certifying Tenant’s Fixed Charge Coverage Ratio (as defined in Section 6.2.4(E)(1) hereof) as of the conclusion of the calendar quarter immediately preceding the date of Landlord’s written request; provided, however, such request by Landlord may not be made more than once during any one calendar year.

2.9 Tenant’s Covenant to Indemnify Landlord. Subject to Section 4.3.4, below, Tenant shall indemnify, hold harmless and defend Landlord, and each of Landlord’s shareholders, subsidiaries, affiliates, officers, directors, partners, members, contractors, subcontractors, employees, agents and trustees, and any receiver, trustee or other fiduciary appointed for the Property (collectively, “Landlord’s Related Parties”), from and against any and all Costs and Claims and Environmental Liabilities asserted against Landlord or Landlord’s Related Parties by third parties or Occupants (defined in Section 5.1.5(C)), or otherwise sustained or suffered by Landlord or Landlord’s Related Parties as a result of such third party claims, arising from (i) Tenant’s use, manner of use, occupancy, conduct, or operation of the Premises by Tenant or Tenant’s Agents, (ii) the acts or omissions of Tenant or Tenant’s Agents on or about the Property, (iii) any Unauthorized Holdover that extends beyond six (6) calendar months after the Lease Expiration Date, or (iv) any other failure of Tenant to comply with the terms of this Lease (including the representations, warranties and covenants contained in this Lease). The terms of this Section 2.9 shall survive termination of this Lease for a period of two (2) years after the expiration or earlier termination of this Term. This provision shall not be construed to make Tenant responsible for Costs and Claims and Environmental Liabilities resulting from injuries or death to third parties or to the property of third parties to the extent directly caused by the negligence or willful misconduct of Landlord, Landlord’s Agents and/or Landlord’s Related Parties, the breach of this Lease by Landlord, or by the acts or omission of any other tenants (other than Tenant) or occupants (other than Occupants) of the Building.

2.10 Tenant’s and Landlord’s Covenants of Further Assurances. Tenant and Landlord agree that each shall give to the other party such further assurances, execute and deliver such further instruments and confirmatory documents, and do such further acts and things, as may be reasonably required to carry out the intent and purposes of this Lease without additional liability or material cost to either such party.

ARTICLE III

LANDLORD’S COVENANTS

3.1 Landlord’s Covenant to Provide Building Services.

3.1.1 Building Hours. The Building operating hours shall be 8:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturdays. Federal government holidays are excluded. Tenant shall have access to the Buildings and the Premises twenty-four (24) hours a day, 365 days a year.

3.1.2 Building Services. Landlord shall arrange for, furnish, and provide the following building services (“Building Services”) subject to Tenant’s obligations specified in this Lease: (1) HVAC during the Building Hours in the seasons they are required, substantially in accordance with the specifications contained on Schedule 3.1.2, as the same may be modified in accordance with the Annual Estimate process in Section 2.2.3(B); (2) janitorial service on Monday through Friday only (excluding Federal government holidays) and only after 6:00pm; (3) electricity service (to be available at all times, commencing prior to the date on which the Premises are deemed Ready for Occupancy, except in the event of an Emergency or as otherwise expressly provided in this Lease) and exterior lighting (to be available at all times except as otherwise expressly provided in this Lease); (4) standard hot and cold water in Building standard bathrooms and chilled water in Building standard drinking fountains (to be available at all times, except in the event of an Emergency); (5) elevator service (in Building 1) (with at least two (2) elevators in operation at all times, except in the event of an Emergency or repair); (6) exterior window-cleaning service, which shall be provided quarterly at a minimum; (7) landscaping and snow removal during the seasons they are required; and (8) any other Building Services provided for in any Annual Estimate prepared by Landlord pursuant to Section 2.2.3(A) of this Lease. All services to be provided by Landlord under this Lease shall be provided in a first class manner consistent with other first class office buildings in the Applicable Submarket. If Tenant requires air-conditioning or heat beyond the Building Hours, then Landlord will furnish the same, subject to repair and maintenance from time to time, provided Tenant gives Landlord the following prior notice: (a) in the event an on-site building engineer is engaged by Landlord, advance notice by 4:00 PM on any business day for such applicable business day of such requirement, and no less than twenty-four (24) hours advance notice of such requirement for a non-business day, and (b) in the event an on-site building engineer is not engaged by Landlord, no less than twenty-four (24) hours advance notice of such requirement. Tenant shall pay, as Additional Rent, for such extra service a per-hour, per-zone charge in accordance with Landlord’s standard cost schedule, as it may be modified from time to time (based on the actual cost incurred by Landlord to provide such service and without general overhead or a profit increment); provided, however, that in no event shall Tenant be charged more for such service on an hourly basis than any other tenant of the Building is charged. If the same after-hours service is also requested by other tenants on the same floor as Tenant, the charge therefor to each tenant requesting such after-hours service shall be a pro-rated amount based upon the square footage of the leased premises of all tenants on the same floor requesting such after-hours services. Tenant shall promptly report in writing to Landlord any defective condition in the Premises actually known to Tenant which Landlord is required to repair or otherwise maintain, and failure to so report such defects shall excuse any delay by Landlord in commencing and completing such repair to the extent the same would otherwise be Landlord’s responsibility under this Lease; provided, however, Landlord shall not be so excused if Landlord had actual knowledge of the need for such repair independent of Tenant’s notification.

3.1.3 [INTENTIONALLY DELETED].

3.1.4 Third-Party Property Management Service. Landlord may elect to engage a third party professional property management service or an affiliate professional property management service of Landlord to perform the Building Services. Provided that Tenant occupies the entire Rentable Area of the Buildings, Tenant shall have the right to approve any third party professional management service in conjunction with the review and approval method prescribed for the Annual Estimate under Section 2.2.3(B) – such approval by Tenant not to be unreasonably withheld, condition or delayed. Notwithstanding the foregoing, Tenant hereby approves of CBRE, Inc. to the extent Landlord elects to engage CBRE, Inc. Tenant shall have no right to approve or disapprove any professional management service engaged by Landlord that is actively engaged in third party property management service, which is an affiliate of Landlord.

3.2 Landlord’s Covenant to Comply with Laws. Except to the extent such compliance is Tenant’s responsibility pursuant to the terms hereof, Landlord covenants to comply with and carry out all Laws to the extent that the same apply to (i) the construction of any improvements or alterations to the Building or Exterior Areas (excluding any Tenant Work or Alterations to be performed by Tenant pursuant to Exhibit C or this Lease), (ii) any Laws in effect prior to the Lease Commencement Date which require modifications to the Building or Land in order to bring same into compliance therewith and which is not Tenant’s responsibility under Exhibit C, and/or (iii) any other fact or circumstance, the existence or continuation of which imposes upon Landlord the obligation to comply with Laws. Without limiting the foregoing terms of this Paragraph, Landlord represents and warrants that the Base Building Improvements (as defined in the Work Agreement) designed and built by Landlord or its agents, as of the Lease Commencement Date, comply with all applicable codes, Laws and regulations, including the Americans with Disabilities Act (“ADA”).

3.3 Landlord’s Covenant Regarding Environmental Matters. Landlord represents and warrants that (i) as of the Lease Commencement Date, the Property is in compliance with all Laws, including Laws governing Hazardous Substances, (ii) as of the Lease Commencement Date, there will be no Hazardous Substances in amounts that violate applicable Environmental Laws located in, on or under the Buildings, the Property or Premises and there has been no violation thereon of any law governing Hazardous Substances for which notice has been provided to Landlord, and (iii) Landlord will not use, generate, handle, store or dispose of any Hazardous Material in, on, under, upon, or affecting the Building or the Land in violation of any Environmental Law. If, during the Term, (i) Landlord Discharges Hazardous Substances in, on or under the Property, or violates the requirements of any Environmental Laws applicable to Landlord, or (ii) Hazardous Substances contamination in, on or under the Property which existed prior to Tenant’s taking occupancy of the Premises is discovered, and, in either case, such contamination is not the responsibility of Tenant pursuant to Section 2.5, above, then as between Landlord and Tenant, Landlord, at Landlord’s sole cost and expense, shall be responsible for taking those actions necessary to comply with the applicable Environmental Law and Landlord shall defend, indemnify, and hold harmless Tenant and Tenant’s Related Parties from and against any and all Costs and Claims and Environmental Indemnities arising from Landlord’s failure to comply with the provisions of this Section 3.3. This indemnity provision shall survive termination or the earlier expiration of this Lease. Any costs associated with such remedial actions shall not be included in Operating Expenses. Further, in performing any remedial actions for which Landlord may be responsible under this Section 3.3, if such action directly affects Tenant or the Premises, Landlord will use commercially reasonable efforts to minimize interference with and/or disruption to Tenant’s ongoing business operations (subject to applicable Laws associated with such remediation). The foregoing is without prejudice to Landlord’s right to seek recovery of damages or losses from the parties responsible for any Discharge of Hazardous Substances.

3.4 Landlord’s Covenant of Quiet Enjoyment. Upon Tenant’s paying the Rent and performing all of Tenant’s other obligations hereunder, Tenant shall have quiet possession and quiet enjoyment of the Premises for the Term, free from any disturbance by Landlord, or anyone claiming by, through or under Landlord, but in all events subject to all the express provisions of this Lease. Landlord shall exercise commercially reasonable diligence and use good faith diligent efforts to remedy any interruption, curtailment, stoppage or suspension of utility services or systems serving the Property and/or Premises.

3.5 Landlord’s Covenant to Indemnify Tenant. Subject to Section 4.3.4, below, Landlord shall indemnify, hold harmless and defend Tenant, and each of Tenant’s shareholders, subsidiaries, affiliates, officers, directors, partners, contractors, subcontractors, employees, agents and trustees, and any receiver, trustee or other fiduciary appointed for Tenant’s assets (collectively, “Tenant’s Related Parties”), from and against any and all Costs and Claims and Environmental Liabilities asserted against Tenant or Tenant’s Related Parties by third parties, or otherwise sustained or suffered by Tenant or Tenant’s Related Parties as a result of such third party claims, arising from (i) the use, occupancy, conduct, operation, or management of the Property by Landlord or Landlord’s Agents, (ii) the willful misconduct or negligence of Landlord or Landlord’s Agents, (iii) the acts or omissions of Landlord or Landlord’s Agents on or about the Property, or (iii) any other failure of Landlord to comply with the terms of this Lease (including the representations, warranties and covenants contained in this Lease). This indemnification shall survive termination of this Lease for a period of one (1) year after the expiration or earlier termination of the Term. This provision shall not be construed to make Landlord responsible for Costs or Claims or Environmental Liabilities resulting from injuries or death to third parties or to the property of third parties to the extent caused by the negligence or willful misconduct of Tenant, Tenant’s Agents and/or Tenant’s Related Parties, the breach of this Lease by Tenant, or by the acts or omission of any other tenants or occupants of the Building.

3.6 Future Development Area. At any time the Future Development Area is owned or controlled by Landlord or its Affiliate and Landlord commences development of the Future Development Area, Landlord agrees to use commercially reasonable efforts to minimize any disruption of Tenant’s occupancy, business, quiet enjoyment and use of the Premises; provided, however, Tenant agrees to cooperate in good faith and accept reasonable modifications to the operation of the Property provided that (i) except as expressly provided for in the Declaration (as approved by Tenant in accordance with the terms of this Lease), the Future Development Area shall not be used to provide permanent or temporary vehicular access to the Land; (ii) Tenant receives prior written notice of scheduled and/or anticipated interruptions to Tenant’s use of the Premises (except in the case of an Emergency); (iii) any facilities or site benefits available to Tenant under the terms of this Lease (including, without limitation, Tenant’s access to and use of the Premises, the Parking Facilities and loading docks) are not diminished, interrupted or otherwise reduced as a result of Landlord’s development of the Future Development Area; (iv) any facilities or site amenities previously available to Tenant are immediately repaired or otherwise replaced (at no cost to Tenant (including as a pass-through as an Operating Expense)) on a timely basis with substantially similar (in like and kind) facilities or site benefits; (v) the

Future Development Area shall not be entered through the site on which the Buildings are located; (vi) Tenant’s access to the Premises remains unencumbered at all times, and Building 2’s shipping and receiving area shall continue to be able to accommodate a fifty-three (53) foot tractor trailer twenty-four (24) hours a day, three hundred and sixty-five (365) days a year; and (vii) the Future Development Area shall be located and finished in a manner so that (a) the appearance is groomed and continually maintained so as not to be visually displeasing and (b) subsequent construction will not impact Tenant’s access to, or its operating and use of, the Premises. Notwithstanding the foregoing terms of this Section 3.6, Tenant acknowledges and agrees that Landlord and its agents may have de minimis pedestrian access across the Property to the Future Development Area.

ARTICLE IV

COVENANTS REGARDING REPAIRS, ALTERATIONS, INSURANCE, CASUALTY,

CONDEMNATION, AND MUNICIPAL INCENTIVES

4.1 Repairs and Maintenance.

4.1.1 Defined Terms. The following terms shall have the following meanings:

(A) “Emergency” shall mean any situation or circumstance where there is an immediate or imminent risk of injury or death to persons or damage to property unless immediate action is taken to address such situation or circumstances, as reasonably determined by the party invoking such term in good faith.

(B) “Structural Elements” shall mean the roof of the Building, as well as all structural (i.e., load bearing) components of the Building’s footings, foundations, exterior structural walls, interior structural columns and other load-bearing elements of the Building.

4.1.2 Landlord’s Responsibilities. Except as provided in Section 4.1.3 below, Landlord shall, throughout the Term, promptly make all necessary repairs to and/or replace (as necessary) any Building Systems, Structural Elements and Exterior Areas; provided, however, Landlord shall have no responsibility to make any repairs in the Premises unless and until Landlord receives written notice of the need for such repair or maintenance or Landlord or Landlord’s property manager otherwise have actual knowledge of the need for repair or maintenance. Landlord shall keep and maintain all Exterior Areas of the Property and any common areas of the Property in a good order and repair, in a clean and orderly condition, free of accumulation of dirt and rubbish and ice and snow and shall keep and maintain all landscaped areas within the Property in a neat and orderly condition. Landlord shall provide and install replacement tubes and bulbs for all building standard light fixtures. Landlord shall keep the Exterior Areas and demising walls, load bearing elements, foundations, roof and common areas that form a part of the Building, the garage, Fitness Facility, exterior windows, base Building restrooms (including those located on the floors in which the Premises is located) and the Building Systems good, clean, weather-tight and in a first class operating condition and promptly after becoming aware of any item needing repair, will make repairs thereto. Notwithstanding any of the foregoing to the contrary, maintenance and repair of special Tenant areas (including without limitation those areas designated as “Secured Access Areas” by Tenant in accordance with Section 2.6), facilities, finishes and equipment (including, but not limited to, any special fire protection equipment, telecommunications and computer equipment, kitchen/galley equipment, and all other furniture, furnishings and equipment of Tenant and all Alterations) and K2M Improvements shall be the sole responsibility of Tenant and shall be deemed not to be a part of the Building Systems. All repairs and maintenance shall be done promptly upon notice in a first class manner in keeping with comparable first class buildings in the Applicable Submarket. All costs and expenses incurred by Landlord in connection with Landlord’s obligations under this Section 4.1.2 shall be included in Operating Expenses unless such cost or expense is expressly excluded from the definition of Operating Expenses. Except for this Section or as otherwise expressly set forth in this Lease, Landlord has no repair obligations under this Lease. All costs and expenses associated with the repair and maintenance obligations under this Section 4.1.2 shall be deemed “Operating Expenses”, unless such costs and expenses (a) arise out of Latent Defects within six (6) months after the Premises are Substantially Completed in the Required Condition or (b) relate to punch list work performed under the Work Agreement, as otherwise agreed in writing by Landlord and Tenant, or (c) otherwise expressly excluded from “Operating Expenses” under the terms of this Lease.

4.1.3 Tenant’s Responsibilities. Except as provided in Section 4.1.2 or elsewhere in this Lease, Tenant shall throughout the Term (and at Tenant’s sole cost and expense) keep and maintain the Premises in a neat and orderly condition and in compliance with applicable Laws. Upon expiration of the Term or earlier termination of this Lease, Tenant shall leave the Premises in broom clean condition, ordinary wear and tear, damage by condemnation, fire or other casualty alone excepted, and for that purpose and except as stated in this sentence or elsewhere in this Lease, Tenant will make all necessary repairs and replacements to the Premises to deliver it in such condition. Tenant’s obligation under this Section 4.1.3 shall include the obligation to maintain all of Tenant’s exterior signage and to promptly replace all defective signs and elements thereof, including, but not limited to, lighting equipment. Tenant shall not permit any waste to the Premises. Tenant shall not use any portion of the common areas of the Property (including, without limitation, the Parking Facilities) for any reason other than their intended uses as provided for in this Lease.

4.2 Alterations.

4.2.1 Alterations – Generally. All alterations, additions and improvements (collectively, “Alterations”) which Tenant proposes to make to the Premises shall be subject to the following standards and consent requirements. For purposes hereof:

(A) “Cosmetic Alterations” shall mean Alterations involving repainting, decorating, replacement of carpeting, installation of wall covering, etc. to or in the Premises. Tenant may make Cosmetic Alterations without Landlord’s prior approval, provided that (i) Landlord is notified in writing prior to commencement of any Cosmetic Alterations, (ii) the total costs and expenses of such Alterations do not exceed Two Hundred Thousand and 00/100 Dollars ($200,000) in the aggregate during any one (1) calendar year; (iii) such Alterations do not require the issuance of a building permit; (iv) such Alterations do not alter, materially affect or otherwise impact any Structural Elements; (v) such Alterations are consistent with improvements typically found in office space with respect to Building 1 or research, development and laboratory space with respect to Building 2; (vi) such Alterations do not void or otherwise impair any warranties associated with the Buildings; (vii) upon completion of such Alterations, Tenant provides as-built drawings of the Buildings identifying the Alterations with reasonable specificity, unless the same are purely cosmetic; (viii) such Alterations are not visible from outside of the Buildings; and (ix) the same do not diminish the value of the Premises in more than a de minimis amount. Notwithstanding the foregoing, areas within the Premises that do not constitute area commonly available to occupants of the Buildings, Tenant may paint and install wall coverings, install and remove office furniture, and install and remove carpeting and other flooring upon satisfaction of the foregoing clauses with the exception of the delivery of as-built drawings, and the cost limitations noted in the foregoing clause (ii).

(B) “Exterior Alterations” shall mean Alterations which are visible from the exterior of the Premises. Any Exterior Alterations shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed.

(C) “Structural Alterations” shall mean Alterations involving Structural Elements. Any Structural Alterations shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed, but it will be reasonable for Landlord to require any such approval to include Landlord’s receipt of engineering certifications confirming that the Structural Elements and other Building structures will not be materially adversely affected in any permanent manner as the result of such Structural Alteration.

(D) “Minor Alterations” shall mean Alterations which are not Cosmetic Alterations, Structural Alterations or Exterior Alterations. Tenant may make Minor Alterations subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Without limitation, it shall not be unreasonable for Landlord to deny its consent to any Minor Alterations which would (i) materially diminish the value of the leasehold improvements to the Premises in more than a de minimis amount; (ii) materially adversely affect, or require the removal or relocation of, any Building Systems or Structural Elements, (iii) impose on Landlord any material obligation not specifically contemplated under this Lease, or (iv) with respect to Building 2, constitute “non-standard improvements,” meaning improvements which are unusual or extraordinary for standard research, development and laboratory space; provided, however, Landlord shall deliver in writing to Tenant a notice of any such denial, which shall contain a reasonably detailed summary of the reasons for such denial and the actions required for Landlord’s approval. The foregoing notwithstanding, (1) Landlord will not withhold its consent to a proposed Minor Alteration solely on the basis described in clause (iii) if Tenant agrees, at the time of its request for approval or notice of such Minor Alteration, to pay all costs associated with Landlord’s meeting any such additional obligations, and (2) Landlord will not withhold its consent to a proposed Minor Alteration solely on the basis described in clause (iv) if Tenant agrees, at the time of its request for approval or notice of such Minor Alterations, to remove such Minor Alteration(s) and restore the Premises to its condition prior to the installation thereof, at Tenant’s sole cost and expense, upon the Lease Expiration Date or sooner termination of this Lease.

(E) Except for Tenant’s Property and Alterations which Landlord expressly requires Tenant to remove pursuant to the terms of this Lease, all Alterations shall become part of the realty immediately upon installation and shall be surrendered with the Premises. Upon the Lease Expiration Date (or sooner termination of the Term), Tenant shall, at Tenant’s expense, diligently remove all those Alterations made by Tenant and expressly noted for removal by Landlord in Landlord’s initial approval thereof (other than Cosmetic Alterations, which Cosmetic Alterations shall not be required to be removed or restored) after the later of (i) the Lease Commencement Date, and (ii) the date Tenant completes all of its initial improvements to the Premises, and expressly designated by Landlord or agreed to by Tenant, as the case may be, under the terms of this Lease, to be removed at the time of Landlord’s approval or Tenant’s request for approval or notice thereof. Tenant shall not, however, be required to remove at the end of the Term any (i) Cosmetic Alterations in Building 1, or (ii) any other Alterations in Building 1 that are reasonably consistent with typical office use and do not (a) affect the exterior appearance of Building 1, (b) affect common areas, (c) materially impair the marketability of the office space in Building 1, and (d) constitute Structural Alterations or Exterior Alterations.

(F) Non-Approval or Consent. If, at any time in this Section 4.2, Landlord denies approval or consent, Landlord shall deliver in writing to Tenant a notice of such disapproval, which shall contain a reasonably detailed summary of the reasons for such disapproval and the actions required for Landlord’s approval.

4.2.2 Additional Covenants Regarding Alterations.

All Alterations performed by or at the direction of Tenant shall be made (1) at Tenant’s sole cost and expense, (2) according to plans and specifications approved in writing by Landlord (to the extent Landlord’s consent is required), (3) in compliance with all applicable Laws, (4) by a contractor, architect, engineer or other vendor (as applicable) approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, and duly licensed in the jurisdiction in which the Premises is located, (5) using only new, first-class materials, (6) in a good and workmanlike manner conforming in quality and design with the Premises existing as of the date of this Lease, and (7) if at any time Tenant is not leasing all of a Building, in a manner so as not to materially interfere with, or cause unreasonable disturbance to, ongoing operations in the Building. Without limitation, Tenant shall keep the Property free from any liens arising in connection with any Alterations performed by Tenant, or under Tenant’s direction. Tenant shall ensure that all contractors and subcontractors performing Alterations are (i) fully insured, and (ii) bonded (or at Landlord’s sole option, bondable) for work involving a cost in excess of $100,000. Alterations may not commence, nor may Tenant permit its contractors and subcontractors to commence or continue any such work, until all required insurance has been obtained, and, if Landlord requests, until certificates of such insurance have been delivered to Landlord. Without limitation, Tenant shall cause its contractor to procure and keep in effect during the performance of such Alterations the following General Contractor’s and Subcontractor’s Required Minimum Coverages (with policy limits reasonably acceptable to Landlord): Worker’s Compensation, Employer’s Liability Insurance, any insurance required by any Employee Benefit Act (or similar statute), Comprehensive General Liability Insurance (including Contractor’s Protective Liability), Comprehensive Automotive Liability Insurance (having a minimum limit of $1,000,000 per occurrence and $2,000,000 aggregate), and Builder’s Risk insurance (in an amount commensurate with the value of the improvements being constructed). Such insurance policies shall be issued by companies reasonably acceptable to Landlord. Landlord, Landlord’s property manager, and

Landlord’s mortgagee(s) shall be named as additional insureds. Certificates of such insurance shall provide that no change or cancellation of such insurance coverage shall be undertaken without thirty (30) days’ prior written notice to Landlord. To the extent Landlord’s approval is required of a request for an Alteration pursuant to Section 4.2.1, Landlord agrees to approve or deny such a request within twenty (20) days following receipt of Tenant’s written request. If Landlord fails to provide a response within such period of time, Tenant shall send a second request for such Alteration and Landlord agrees to approve or deny such request within five (5) business days; provided that Landlord’s failure to provide a response within such period of time shall be deemed to be Landlord’s approval of such request. If Landlord denies Tenant’s request, Landlord shall deliver notice of such disapproval, which shall contain a reasonably detailed summary of the reasons for such disapproval and the actions required for Landlord’s approval. In the event Landlord consents to any Alterations, Tenant shall reimburse Landlord upon thirty (30) days’ written notice for any reasonable out-of-pocket third-party costs and expenses incurred by Landlord in connection with engaging consultants to review the plans specifications with respect to such Exterior or Structural Alterations. Other than the aforementioned reimbursement, Landlord shall not charge Tenant any fee if Tenant undertakes any Alterations; provided, however, notwithstanding the foregoing, in the event Tenant and Landlord enter into a separate written agreement whereby Landlord manages the construction or completion of any Alterations, Landlord shall be entitled to a market rate construction fee.

(A) Tenant shall cause its contractor(s) to keep all construction areas reasonably clean and free of trash and debris and shall otherwise comply with any other reasonable rules and regulations established by Landlord with regard to construction activities within the Building. Tenant shall provide to Landlord copies of all applications for permits, copies of all governmental inspection reports and/or certificates, and any and all written notices or violations communicated in writing to Tenant or its contractor by applicable governmental authorities, promptly upon receipt and/or submission thereof, as the case may be. Tenant and its contractor performing Alterations shall (a) provide to Landlord copies of any warranties for Alterations and the materials and equipment which are incorporated into the Building and Premises in connection therewith, (b) provide to Landlord all operating and maintenance manuals for all equipment and materials incorporated into the Building and/or Premises as part of any Alterations, and (c) either assign to Landlord, or (to the extent not assignable) enforce on Landlord’s behalf, all warranties on Alterations to the extent repairs and/or maintenance of warranted items would otherwise be Landlord’s responsibility under this Lease.

4.3 Insurance.

4.3.1 Tenant’s Insurance. Tenant shall maintain the following insurance naming the Landlord, Landlord’s managing agent (and upon Landlord’s request, Landlord’s lenders) and Mortgagee as additional insureds: (A) Commercial general liability insurance written on an occurrence basis with a broad form, per location endorsement, having a combined single limit of not less than $1,000,000.00 per occurrence with a $2,000,000.00 aggregate limit, plus excess umbrella liability insurance in an amount not less than $8,000,000; (B) Personal property insurance insuring all equipment, trade fixtures, inventory, and personal property located within the Premises on an “all risk, fire and extended perils” basis in an amount equal to 100% of the full replacement value of the aggregate of the foregoing; (C) Workers’ compensation insurance in accordance with statutory laws and employers’ liability insurance with a limit of not less than $100,000.00 per employee and $500,000.00 per occurrence; (D) Business interruption insurance in an amount equal to at least the next 12 months of the Base Rent and Additional Rent payable by Tenant hereunder (except in the event of loss or interruption from an earthquake or flood, in which case such amount is capped at $1,000,000.00), and which shall not contain a deductible greater than an amount equal to 72 hours of the Base Rent and Additional Rent in effect at such time (or an equivalent amount expressed in dollars) (provided, however, maintenance of the foregoing coverage relating to business interruption insurance shall not be an obligation on the part of Tenant to the extent Landlord can provide identical coverage, with any and all charges associated with such coverage charged to Tenant as an Operating Expense); and (E) Such other insurance as may be reasonably required by Landlord or the holder of any deed of trust or mortgage encumbering the Premises and customary for comparable office buildings in the Applicable Submarket. All liability insurance described above shall be primary and not contributing to any insurance available to Landlord, and Landlord’s insurance shall be in excess thereto. Evidence of insurance, which shall be a certificate of insurance, unless copies of the policies are specifically requested by Landlord in writing in good faith, shall be delivered to Landlord on or before the date of this Lease. Tenant shall not increase the deductible amounts above the amounts maintained by Tenant as of the date of this Lease without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Each policy of insurance maintained by Tenant shall provide notification to Landlord at least thirty (30) days prior to any cancellation or modification. In no event shall the limits of any insurance described or required herein be construed to limit the liability of Tenant under this Lease.

4.3.2 Landlord’s Insurance. Landlord will maintain (a) property insurance on an “all risk, fire and extended perils” basis covering one hundred percent (100%) of the full replacement value of the Building and those tenant improvements and fixtures installed as of the Lease Commencement Date or funded with the Tenant Improvement Allowance, (b) rent loss insurance in an amount equal to at least twelve (12) months of the Base Rent and Additional Rent payable by all tenants and occupants of the Building (including Tenant hereunder), and (c) public liability and property damage insurance in an amount customary for properties which are comparable to the Building in the Applicable Submarket, as determined by Landlord in its reasonable discretion, or such greater levels of insurance as reasonably required by Landlord’s mortgagee. Landlord shall also have the right to obtain such other types and amounts of insurance coverage on the Building and Landlord’s liability in connection with operating the Building as is customary or advisable for a comparable office building in the Applicable Submarket. The costs and expenses associated with the insurance policies required of Landlord pursuant to this Section 4.3.2 shall be deemed “Operating Expenses.”

4.3.3 Rating; Certificates; Cancellation. The policies required to be maintained hereunder shall be with companies rated A:X or better in the most current issue of Best’s Insurance Guide, domiciled in the United States of America, and licensed to do business in the state in which the Premises are located. Each party shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords the coverage required by this Lease.

4.3.4 Mutual Release of Claims and Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant, for itself, and for any insurer claiming rights of subrogation, hereby releases and waives any and all rights of recovery against the other (and its respective Agents) for (i) any and all loss or damage to property owned by such party located in, on or about the Building (including, in the case of Landlord, the Building and any property as may be attached to the Building), arising out of any of the perils which are or may be covered under the property insurance policy, with extended coverage endorsements, that such party is required to maintain under this Lease, whether or not actually maintained, or such greater insurance as such party may have obtained, and/or (ii) loss resulting from business interruption or loss of rental income, at the Premises, arising out of any of the perils which are or may be covered by under business interruption or loss of rental income insurance that such party is required to maintain under this Lease, whether or not actually maintained, or such greater insurance as such party may have obtained. Landlord and Tenant shall each cause its respective insurance carrier(s) to consent to the foregoing waiver of subrogation, and to issue an endorsement to all policies of insurance obtained by such party confirming that the foregoing release and waiver will not invalidate such policies.

4.4 Casualty.

4.4.1 Damage Repair.

(A) If the Premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty, or if access to the Premises shall be denied by virtue of damage caused in a fire or other casualty, then, unless this Lease is terminated pursuant to this Section 4.4, Landlord shall, within thirty (30) days after the date of such casualty, provide Tenant with a good faith written estimate from an independent third party licensed architect (the “Estimate”) of how long it will take to complete Landlord’s obligations to repair or restore the Premises to the extent described in Section 4.4.3, below.

(B) If the Estimate indicates that Landlord will require less than two hundred seventy (270) days after the date of such casualty to perform and substantially complete such repairs or restoration then Landlord shall restore the Premises in accordance with Section 4.4.3, below.

(C) If the Estimate indicates that it will require in excess of two hundred seventy (270) days after the date of such casualty to restore the Premises in accordance with this Section 4.4, and such casualty was not due to the gross negligence or willful misconduct of Tenant or Tenant’s Agents, then within thirty (30) days after Landlord delivers to Tenant the Estimate, Tenant shall have the right to terminate this Lease by a written notice to Landlord specifying the effective date of termination. The effective date of termination specified in the notice shall not be less than thirty (30) nor more than forty-five (45) days after the date such notice is given.

(D) If Tenant fails or declines to exercise any termination right pursuant to this Section 4.4, Landlord shall restore the Premises in accordance with Section 4.4.3, below. If such restoration is not Substantially Completed within two hundred seventy (270) days after the date of the casualty (or such longer period as indicated in the Estimate, if applicable), then for a period of up to thirty (30) days after the expiration of such period (but in all events no later than the date Landlord Substantially Completes its restoration of the Premises), Tenant, as its sole remedy, shall have the right to terminate this Lease upon thirty (30) days’ prior written notice to Landlord; provided, however, that if Landlord completes such restoration prior to the end of such thirty (30) day notice period, Tenant’s notice of termination shall be deemed rescinded, and this Lease shall continue in full force and effect. The provisions of this Section are in lieu of any statutory termination provisions allowable in the event of casualty damage.

(E) If this Lease is not terminated in connection with a casualty under this Section 4.4.1, then pending Substantial Completion of restoration and a reasonable period of time thereafter for Tenant to install trade fixtures, tenant improvements not furnished by Landlord, furniture, and the like, such additional period of time not to exceed the time therefor in the initial installation thereof by Tenant, Rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof.

4.4.2 Termination for Impossibility. If (a) zoning or other applicable Laws or regulations do not permit repair or restoration of the Premises, or (b) insurance proceeds are unavailable due solely to Landlord’s mortgagee’s election to apply such proceeds to reduce any amounts outstanding under such mortgage, Landlord may, at its election, terminate this Lease by written notice to Tenant specifying the effective date of termination. The effective date of termination specified in the notice shall not be less than thirty (30) nor more than forty-five (45) days after the date such notice is given.

4.4.3 Repairs and Restoration. If this Lease is not terminated pursuant to the terms of this Section 4.4, then Landlord shall promptly commence and diligently pursue the restoration of the Premises in accordance with this Section 4.4.3 and the Work Agreement. Landlord’s restoration obligation shall be subject to all then existing Laws, and shall be further limited to restoration of the (a) Base Building Work and (b) any other installations within the Premises paid for or funded by Landlord (including, without limitation, (i) those Tenant Improvements expressly required to be constructed or installed by Landlord pursuant to the terms of the Work Agreement, and (ii) the improvements constructed by K2M and funded by the Tenant Improvement Allowance or the K2M Improvements Contribution Fund (as defined in the Work Agreement)) (the foregoing obligations in (b) being referenced herein as “Landlord’s Secondary Restoration Obligation”), provided that Landlord’s Secondary Restoration Obligation shall be limited to the extent Landlord is not required to obtain insurance therefor under the Annual Estimate. In the event insurance proceeds are not sufficient to pay for the restoration of all of Base Building Work and the Landlord’s Secondary Restoration Obligation solely because the insurance Landlord was required to obtain under the Annual Estimate was insufficient, then Landlord’s restoration obligation hereunder shall be limited first to the completion of the Base Building Work and thereafter to the completion of Landlord’s Secondary Restoration Obligation.

4.4.4 End of Term Casualty. Anything herein to the contrary notwithstanding, if the Premises are destroyed or materially damaged during the last eighteen (18) calendar months of the Term, then either Landlord or Tenant shall have the right to terminate this Lease by written notice to the other specifying the effective date of termination. The effective date of termination specified in the notice shall not be less than thirty (30) nor more than forty-five (45) days after the date such notice is given. The notice of termination contemplated under this Section 4.4.4 must be delivered within thirty (30) days after the later of (i) the date of such casualty, or (ii) Tenant’s receipt of the Estimate, or shall be deemed waived.

4.5 Condemnation.

4.5.1 Taking. If the whole of the Premises is taken by condemnation or by exercise of the right of eminent domain, or by voluntary transfer made under threat of condemnation or exercise of right of eminent domain (a “Taking”), and such Taking is permanent (a “Permanent Taking”), this Lease shall automatically terminate as of the date (the “Vesting Date”) that title vests in the condemning authority, and Tenant shall pay all Rent due under this Lease up to the Vesting Date. Any temporary Taking for a period in excess of twelve (12) consecutive calendar months shall be deemed to be a Permanent Taking within the meaning of this Section 4.5. If any Permanent Taking occurs with regard to twenty percent (20%) or more of the Premises, Tenant shall have the right (to be exercised by written notice to the other within sixty (60) days after receipt of notice of said Permanent Taking) to terminate this Lease effective upon the Vesting Date. If Tenant elects not to terminate this Lease as aforesaid, then Landlord shall diligently, and within a reasonable time after the Vesting Date, repair and restore, at Landlord’s expense, the portion of the Premises not subject to such Taking, so as to render same an architectural whole to the extent reasonably practicable, and, with regard to any portion of the Premises which is subject to such Taking, the Base Rent (and Tenant’s Proportionate Share) shall be reduced (on an equitable basis) in proportion to the portion of the Premises subject to such Taking. If there is a temporary Taking involving the Premises or Building, or if less than twenty percent (20%) of the Premises is permanently taken by a Taking, then this Lease shall not terminate, and Landlord shall, as soon as reasonably practicable thereafter, repair and restore, at its own expense, the portion not affected by such Taking so as to render same into an architectural whole to the fullest extent reasonably practicable. If any portion of the Premises is subject to a temporary Taking, then the Base Rent (and Tenant’s Proportionate Share) shall be reduced (on an equitable basis) in proportion to the portion of the Premises subject to such Taking, but only for the period of such temporary Taking, that is, from the date upon which Tenant is deprived of the use of such portion of the Premises until the date Tenant is restored to the use of such portion of the Premises.

4.5.2 Termination for Material or Uninsured Damages. If (i) the portion of the Property subject to a Taking is so substantial that restoration is, in Landlord’s reasonable judgment, not economical or feasible, or (ii) Landlord’s mortgagee (if any) requires that any condemnation award be applied to reduce any amounts outstanding under such mortgage, such that Landlord will not have sufficient funds to rebuild the Premises, then in any such event, Landlord may, at its election, terminate this Lease by written notice to Tenant specifying the effective date of termination. The effective date of termination specified in the notice shall not be less than thirty (30) nor more than forty-five (45) days after the date such notice is given.

4.5.3 Award. Landlord reserves all rights to all awards made for damages to the Premises, the Building, and/or any leasehold interest created by this Lease or otherwise, arising in connection with any Taking of whatever duration or magnitude. Tenant hereby assigns to Landlord any right Tenant may have to such award (including any rights reserved by Tenant in Sections 4.6.1 and 4.6.3, but excluding any rights reserved by Tenant under Section 4.6.2), and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of Tenant’s leasehold interest or for interference with Tenant’s business as a result of such Taking. The foregoing notwithstanding, Tenant shall have the right to claim and recover from the condemning authority separate compensation for any loss which Tenant may incur for Tenant’s moving expenses, business interruption or taking of Tenant’s Property (but specifically excluding any leasehold interest in the Building or the Premises) under the then applicable eminent domain code, provided that Tenant shall not make any claim that will detract from or diminish any award for which Landlord may make a claim.

4.6 Municipal Incentives. Tenant shall have the right to pursue municipal incentives in conjunction with the Lease (“Incentives”), including, without limitation, the Governor’s Development Opportunity Grant, Virginia Investment Partnership Program Grant, Economic Development Access Program (“EDAP”) Award, county grants, county fee waivers, town EDAP matching funds, and town fee waivers. Consequently, Landlord shall reasonably assist Tenant (at no additional charge by Landlord to Tenant) in Tenant’s pursuit of any such Incentives. In addition, if any such Incentives are effectuated by reductions in, for example without limitation, Operating Expenses or Real Estate Taxes for the Premises or the cost of site development or construction permits or zoning permits, Landlord agrees that one hundred percent (100%) of any such Incentives shall be allocated to Tenant. All Incentives for the benefit of Tenant, if awarded to or flowing through Landlord (including, without limitation, any waiver of permit, application or similar fees), shall be passed through to or for the benefit of Tenant after deducting all actual out-of-pocket third party costs and expenses associated with such pursuit of Incentives (including, without limitation, CBRE Incentives), and if there is a reduction of development costs (including the waiver of any permit, application or similar fees) from any such Incentives, Landlord shall remit the same amount to Tenant within thirty (30) calendar days of receipt of the cost reduction or incentive by (i) issuing a check payable to Tenant for such amount, or (ii) increasing the Tenant Improvement Allowance by such amount. Tenant shall have the right to audit and inspect Landlord’s books and records from time to time with respect to the Incentives. Notwithstanding anything to the contrary, Incentives received by Landlord solely in connection with the construction of Hope Parkway in excess of $650,000.00 shall not be allocated to Tenant and shall be awarded to Landlord only. The terms of this Section 4.6 relating to allocation and audit of Incentives by Landlord to Tenant shall survive the expiration or earlier termination of this Lease except to the extent any incentives under Sections 4.6.1 or 4.6.3 are allocable to work that was then commenced by Landlord prior the date of such expiration or termination (the “Incentive Work”), in which case such Incentive Work then commenced through such date shall inure to Landlord.

4.6.1 Lease Incentives. Any Incentives that arise out of the execution or existence of this Lease or the construction of the Premises shall be allocated to Tenant in accordance with the terms of Section 4.6 above.

4.6.2 Business Incentives. Landlord agrees that Landlord has no interest in, or right to, any future municipal incentives that Tenant may pursue or receive that are (a) solely related to Tenant’s business conduct and (b) not related to this Lease, the Property, Landlord (or any Affiliate of Landlord), the Future Development Area, the improvements, or any other party associated with the Declaration).

4.6.3 Landlord Incentives. Tenant agrees that Tenant has no interest in, or right to, any future municipal incentives that are expressly payable to Landlord and that do not arise out of the execution or existence of this Lease or the construction of the Premises.

ARTICLE V

SPECIAL RIGHTS AND OBLIGATIONS

5.1 Assignment and Subletting.

5.1.1 Generally. Tenant shall not assign this Lease, nor sublease, encumber, mortgage, pledge, license, hypothecate or otherwise transfer all or any part of the Premises (or Tenant’s interest therein), nor permit the use or occupancy of the Premises by any party other than Tenant, except in accordance with this Section 5.1.

5.1.2 Proposal and Response Options.

(A) Proposal Notice. Except in the event of an assignment or sublease to an Affiliate, Tenant must notify Landlord in writing of any proposed assignment or sublease at least thirty (30) days prior to the commencement date of the proposed sublease or assignment, which written notice (a “Proposal Notice”) must include (1) the name and address of the proposed assignee or subtenant, (2) the nature and character of the business of the proposed assignee or subtenant, (3) reasonably detailed financial information (including financial statements) of the proposed assignee or subtenant, (4) the proposed effective date of the assignment or sublease, which shall be not less than thirty (30) days thereafter, and (5) a copy of the proposed sublease or assignment agreement. Tenant shall also thereafter provide any additional information Landlord reasonably requests in writing regarding such proposed assignment or subletting.

(B) Landlord Response Options. Unless the proposed assignment or sublease is one which is permitted without Landlord’s consent pursuant to Section 5.1.5, then within a total of twenty-five (25) days after Landlord receives Tenant’s Proposal Notice and all required information, Landlord shall have the option (1) to grant its consent to such proposed assignment or subletting or (2) to deny its consent to such proposed assignment or subletting; provided, however, Landlord shall deliver in writing to Tenant a notice of any such denial, which shall contain a reasonably detailed summary of the reasons for such denial and the actions required for Landlord’s approval. Provided any sublease or assignment by Tenant is in compliance with the terms and conditions of this Lease, Landlord shall not have (or request for approval thereof) any right to recapture the Premises as a result of sublease or assignment (Landlord hereby waiving any such right to recapture), but nothing in this sentence shall be deemed or construed to limit Landlord’s rights or remedies under this Lease during the continuance of an uncured Event of Default by Tenant. If Landlord does not exercise one of the two options described above within twenty (20) days after Landlord receives a complete Proposal Notice from Tenant, then Tenant shall send a second written notice (the “Second Assignment Notice”) in compliance with the notice provisions hereof to Landlord and re-

iterating the terms of the Proposal Notice. The Proposal Notice and the Second Assignment Notice from Tenant shall contain the following phrase in all bold capitalized font (no less than 12 point) in a conspicuous manner on the front page – “NOTICE OF PROPOSAL TO ASSIGN PREMISES – FAILURE TO RESPOND WITHIN [APPLICABLE NUMBER OF] BUSINESS DAYS MAY RESULT IN DEEMED APPROVAL BY LANDLORD.” Concurrently with both the Proposal Notice and the Second Assignment Notice, Tenant shall use commercially reasonable efforts to notify Landlord via telephone of its request for such approval. If Landlord does not respond to the Second Assignment Notice within five (5) business days after receipt thereof, then the transactions proposed by the Proposal Notice (as confirmed in the Second Assignment Notice) shall automatically be deemed approved and Tenant may assign or sublease the Premises upon the terms stated in such Proposal Notice subject to Section 5.1.4.

5.1.3 Reasonable Consent. Landlord agrees that it will not unreasonably withhold, condition or delay its consent to the assignment or sublease described in the Proposal Notice. Without limitation, it shall not be unreasonable for Landlord to deny its consent to any proposed assignment or sublease if (a) as of the date of the Proposal Notice, there is an uncured Event of Default of Tenant under this Lease as to which a notice has been sent to Tenant; (b) the proposed assignee or sublessee is Not Financially Capable (defined below); (c) the proposed use of the Premises is not for a use substantially identical to Tenant’s use of the applicable portion of the Premises immediately prior to such sublease or assignment, or for some other general office, warehouse or administrative use; (d) the proposed assignee or sublessee is entitled to, or otherwise enjoys, sovereign or diplomatic immunity; or (e) consenting to the proposed assignment or sublease could cause Landlord to be in violation under another lease at, or contractual obligation relating to, the Property (as determined in Landlord’s good faith discretion exercised in a reasonable manner); provided, however, Landlord shall deliver in writing to Tenant a notice of any such denial, which shall contain a reasonably detailed summary of the reasons for such denial and the actions required for Landlord’s approval. For purposes of this Lease, a proposed assignee or subtenant shall be deemed “Not Financially Capable” if such proposed assignee or subtenant (i) will be unable to meet its financial and other obligations under this Lease after such assignment or sublease in Landlord’s good faith reasonable determination, or (ii) has a history of landlord/tenant, debtor/creditor or other contractual problems (such as, but not limited to, defaults, evictions, enforcement litigation or other disputes) with Landlord, other landlords and/or creditors or other contracting parties.

5.1.4 Approval Terms. Except as otherwise provided herein, all subleases and/or assignments shall be subject to all of the following terms and conditions:

(A) Except in the case of an assignment or sublease to an Affiliate permitted under Sections 5.1.5(A) and 5.1.5(C) respectively below, Tenant shall pay to Landlord, as Additional Rent under this Lease, (1) in the case of an assignment, fifty percent (50%) of all sums received by Tenant in consideration of such assignment, calculated after Tenant has recovered in full from such consideration its Transaction Expenses (defined below), and (ii) in the case of a sublease, fifty percent (50%) of the amount, if any, by which the rent, any additional rent and any other sums payable by the subtenant to Tenant under such sublease exceeds that portion of the Base Rent plus Additional Rent payable by Tenant hereunder which is allocable to the portion of the Premises which is the subject of such sublease, calculated after

Tenant has recovered in full its Transaction Expenses from such net amount. The term “Transaction Expenses” shall mean all reasonable and actual out-of-pocket expenses incurred by Tenant in procuring such assignment or sublease, including broker fees and legal fees (if any) paid by Tenant, any improvements (including allowances therefor (both soft and hard costs)), free rent periods (or abatement) or similar concessions, which Tenant actually pays, credits or otherwise incurs to the applicable portion of the Premises at Tenant’s expense in connection with such assignment or sublease, and any allowances paid by Tenant to such assignee or subtenant.

(B) No consent to any assignment or sublease shall constitute a waiver of the provisions of this Section 5.1 or be construed to permit any further assignments or subleases without compliance with this Section 5.1. Accordingly, each and every subsequent assignment or sublease will be subject to the provisions of this Section 5.1.

(C) The assignee under any assignment of this Lease shall be jointly and severally liable with Tenant for all of the obligations of “Tenant” under this Lease (and in no event will Tenant be released from any of its obligations under this Lease, whether accruing before or after the date of such assignment or sublease).

(D) Any sublease or assignment shall require that the sublessee or assignee thereunder be subject to and bound in all respects by all of the provisions of this Lease (but in the case of a sublease, to the extent that such Lease provisions relate to the portion of the Premises subleased and/or the operations and conduct of business by the sublessee).

5.1.5 Permissive Assignments and Subleases.

(A) Notwithstanding anything to the contrary in this Lease, provided that there is no uncured Event of Default of Tenant under this Lease as of the effective date of the proposed sublease or assignment, Tenant may sublease all or any portion of the Premises, or assign this Lease, to an Affiliate, provided, that (1) except in cases of statutory merger, in which case the surviving entity in the merger shall be liable as the “Tenant” under this Lease, Tenant shall continue to remain fully liable under the Lease, on a joint and several basis with the assignee, and (2) following such sublease or assignment, Tenant or such assignee, as the case may be, shall continue to comply with all of the provisions of this Lease. Tenant shall be required to give Landlord at least thirty (30) days’ prior written notice of any sublease or assignment within the scope of this Section 5.1.5(A) (unless Tenant is prohibited from providing such prior notice by an arms-length binding confidentiality agreement, in which case Tenant shall endeavor to provide notice as soon as permitted under such agreement, but in no event later than concurrent with such sublease or assignment), and evidence its compliance with this Section 5.1.5(A) prior to the effective date of the applicable transaction. Except as expressly provided in this Section 5.1.5(A) or 5.1.5(B) below, any other transfer of more than fifty percent (50%) of the ownership interests (including, without limitation, partnership interests, membership interests or stock) in Tenant or of operating control over Tenant (whether by management agreement, stock sale or other means) shall be deemed to constitute an assignment of this Lease, and shall be subject to the provisions of this Section 5.1 as if the subject transaction were an assignment of this Lease to the new owners of Tenant (an “Unpermitted Change of Ownership”).

(B) Notwithstanding Section 5.1.5(A) to the contrary, Landlord agrees that (i) the offer and sale by Tenant (or any stockholder of Tenant) of any stock pursuant to an effective registration statement filed pursuant to the Securities Act of 1933 (including any initial public offering of registered stock of the Tenant) or pursuant to and in accordance with the securities laws of any foreign country governing publicly traded companies and not in violation of applicable Laws, and (ii) the transfer or trading of stock or similar interests in Tenant through a national or regional exchange, so long as operating control of Tenant does not change, shall not constitute an assignment of this Lease.

(C) Notwithstanding Section 5.1 to the contrary, Tenant shall have the right, during the Term upon giving prior written notice to Landlord, to grant a revocable license to any company, organization or person with which Tenant has a teaming or other affiliated business relationship which has a bona fide reason for locating within the Premises in connection with the services such company provides to Tenant and/or for performance of work at the direction of Tenant (“Occupants”) for the purposes of temporarily occupying a portion of the Premises not to exceed fifteen percent (15%) of the Premises Rentable Area provided that Tenant shall cause all such Occupants to abide by the terms and conditions of this Lease. The right to grant a license contemplated in this Section 5.1.5(C) shall not be deemed or otherwise construed to permit an assignment, sublease or conveyance of a real property interest in the Premises. At all times during the Term, Tenant shall remain fully and primarily responsible and liable for (1) the compliance of all such Occupants with the terms of this Lease and (2) any cost or expense incurred by Landlord as a result of Occupants’ presence on the Property.

5.2 Signage. Tenant shall have the right to install the following signage, as Tenant may elect, provided all such signage shall be subject to Landlord’s approval as to the size, location, materials, colors and method of attachment or fabrication (which approval shall not be unreasonably withheld, conditioned or delayed) and shall be installed and maintained in strict compliance with all applicable Laws in accordance with the following provisions:

(A) One (1) exterior (i) illuminated sign incorporating Tenant’s corporate name and/or logo(s) on either or both of the Buildings’ façade in a location to be selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, and (ii) at Tenant’s sole option, illuminated sign incorporating Tenant’s corporate name and/or logo(s) on the roof of one of the Buildings in a location to be selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed (collectively, “Tenant Primary Exterior Sign”). So long as Tenant leases and occupies one hundred percent (100%) of the Rentable Area of the Buildings, such right to install the Tenant Primary Exterior Sign shall be exclusive for the benefit of Tenant. For the avoidance of doubt, “exclusive” means no other occupant or tenant of a respective Building shall have the right to install or maintain exterior signage. In the event Tenant leases and occupies less than one hundred percent (100%) of the Rentable Area of the Buildings (whether pursuant to Section 5.4 or Section 5.5), such right to install any Tenant Primary Exterior Sign on either of the Buildings shall be non-exclusive and shall be enjoyed in common with other tenants of the Buildings; provided that (1) Tenant’s right to install a Tenant Primary Exterior Sign on Building 2 shall be conditioned upon Tenant’s continued occupancy of Building 2, and (2) if only one exterior sign on either or both of the Buildings is permitted under applicable Law, then the larger occupant of the Buildings shall be entitled to such exterior signage on the Buildings (in which event Tenant will be required to remove its pre-existing Tenant Primary Exterior Sign, at its sole cost and expense, to accommodate such other tenant’s sign). Tenant shall be responsible for all costs associated with the fabrication and installation of Tenant’s Primary Exterior Sign and the maintenance thereof; provided, however, Tenant may apply proceeds from the Improvement Allowance (as defined in the Work Agreement) (to the extent available) for purposes of payment of the costs associated with the initial fabrication and installation thereof. The design, location and installation of Tenant’s Primary Exterior Sign(s) shall be subject to (a) Landlord’s reasonable approval (such approval not to be unreasonably withheld, conditioned or delayed) as it relates to the structural integrity of the Building and external appearance as a class A office project, and (b) to the Declaration (that is approved by Tenant in accordance with the terms of this Lease) and all regulations and requirements imposed by any Governmental Authority having jurisdiction over the Property and, once approved, Tenant shall promptly provide a copy of all such approvals to Landlord. Tenant shall be solely responsible for obtaining all governmental approvals for the Tenant Primary Exterior Sign under the Declaration and all governmental regulations and requirements and Landlord agrees to cooperate in good faith with Tenant in securing such approvals. Any and all out-of-pocket costs incurred solely by Landlord in connection with the installation of such signage shall be paid by Tenant promptly on demand. Tenant shall insure, repair, maintain and replace the Tenant Primary Exterior Sign at Tenant’s sole cost and expense. At the expiration or earlier termination of the Term, Tenant shall cause the Tenant Primary Exterior Sign(s) to be removed and all damage associated therewith to be substantially repaired at Tenant’s sole cost and expense. Tenant shall not paint, affix or otherwise display on any part of the exterior or interior of the Building any other sign, advertisement or notice without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

(B) Interior signage within the Building 1 lobby and electronic lobby directory as reasonably appropriate for a full building tenant (or on a proportionate basis if Tenant is not leasing all of the Rentable Area of Building 1), at Landlord’s sole cost and expense.

(C) A sign panel on any pylon or monument sign, or directional sign, located on the Property which identifies multiple office tenants within the Buildings (“Property Monument Sign”). So long as Tenant leases and occupies one hundred percent (100%) of the Rentable Area of the Buildings, such right to install any sign panel on the Property Monument Sign shall be exclusive for the benefit of Tenant. In the event Tenant leases and occupies less than one hundred percent (100%) of the Rentable Area of the Buildings (whether pursuant to Section 5.4 or Section 5.5), such right to install any sign panel on the Property Monument Sign shall be non-exclusive and shall be enjoyed in common with other tenants of the Buildings, provided that Tenant shall not have less than Tenant’s Proportionate Share of applicable signage space allocated for the Buildings. Tenant shall be responsible for all costs associated with the fabrication and installation of the Property Monument Sign and the maintenance thereof; provided, however, Tenant may apply proceeds from the Improvement Allowance (as defined in the Work Agreement) (to the extent available) for purposes of payment of the costs associated with the initial fabrication and installation thereof. The initial design, location and installation of the Property Monument Sign shall be (1) performed by Landlord pursuant to the terms and conditions of the Work Agreement, (2) consistent with the first-class nature of a new office building similar to the Buildings, (3) subject to Landlord’s reasonable approval as it relates to the external appearance as a Class A office project, and (4) subject to the Declaration (that is approved by Tenant in accordance with the terms of this Lease) and all regulations and requirements imposed by any Governmental Authority having jurisdiction over the Property.

(D) A sign panel on any pylon, monument or directional sign located along Battlefield Parkway which is intended to provide project-standard signage identifying multiple office tenants of the Property (“Parkway Monument Sign”), at Landlord’s sole cost and expense. The initial design, location and installation of any Parkway Monument Sign shall be (1) subject to the Declaration (that is approved by Tenant in accordance with the terms of this Lease) and all regulations and requirements imposed by any Governmental Authority having jurisdiction over the Property, and (2) subject to Landlord’s determination as to the size, location, materials, colors and method of attachment or fabrication of Tenant’s sign panels on any such Parkway Monument Sign. The provisions of this Section 5.2(D) shall be contingent upon Landlord electing, in Landlord’s sole, absolute and unfettered discretion, to install a Parkway Monument Sign.

(E) Landlord shall have the right at its sole cost to install and maintain signage on the Property directing truck traffic when exiting the Property towards the south, to turn left only onto Hope Parkway (i.e., prohibiting truck access right into the Stratford residential community located adjacent to the Property). Tenant shall use commercially reasonable good faith efforts to monitor such truck traffic to ensure compliance with the directional signage.

5.3 Parking.

5.3.1 General Use. Subject to this Section 5.3.1, at all times during the Term, Tenant shall have the right to use up to 3.2 parking spaces per one thousand (1,000) square feet of the Rentable Area that Tenant is leasing (“Required Parking Ratio”) and Tenant (and Tenant’s Agents) shall have the non-exclusive right to access and use those Parking Facilities located on the Property twenty-four (24) hours a day, seven (7) days a week, three hundred and sixty-five (365) days a year, which Landlord shall adequately light from dusk to dawn seven (7) days a week, in common with other tenants of the Property (as applicable), upon such reasonable terms and conditions as established by Landlord upon no less than thirty (30) days’ notice, provided such rules are consistent with the terms of this Lease and do not reduce Tenant’s rights or increase Tenant’s costs. Landlord shall not assess during the Term any additional cost, charges or rental payment upon Tenant in connection with Tenant’s use of the Parking Facilities; provided, however, the costs and expenses associated with maintaining and operating the Parking Facilities shall be included in Operating Expenses and payable by Tenant as provided for in Section 2.2. Tenant agrees to reasonably cooperate with Landlord and other tenants (as applicable) in use of the Parking Facilities. Landlord reserves the right in its reasonable discretion to determine whether the Parking Facilities are properly used or (if Tenant is leasing less than all of the Rentable Area in the Buildings) are becoming overburdened and to allocate and assign parking spaces among Tenant and other tenants, and to reconfigure the parking area and modify the existing ingress and egress from the parking area as Landlord shall deem appropriate, provided that Tenant’s reasonable access to the Parking Facilities is not adversely affected thereby and in no event will the Required Parking Ratio be reduced or diminished.

Landlord will have reasonable visitor parking rights during any entries to the Buildings by Landlord or Landlord’s Agents. Notwithstanding the foregoing, so long as Tenant leases the entire Rentable Area, Tenant shall have the exclusive right to access and use the Parking Facilities and Landlord shall not re-configure the Parking Facilities without Tenant’s approval. For the purposes of this Section 5.3.1, “exclusive” shall mean solely for use by Tenant and its invitees and not by any third party (except for reasonable use by Landlord and its agents for the purposes of providing Landlord’s services hereunder).

5.3.2 Parking Facilities Closures and Third Parties. In the event Landlord closes the Parking Facilities as necessary during periods of unusually inclement weather or for repairs or cleaning, Landlord shall use commercially reasonable efforts to minimize the period of closure and shall provide Tenant with reasonable, convenient alternative parking at no cost to Tenant (including shuttle service if such alternative parking is more than one (1) block away). Landlord shall, upon reasonable request from Tenant, use commercially reasonable efforts to enforce Tenant’s parking rights against other tenants and third parties.

5.3.3 Reserved Parking Spaces. In the event Tenant leases and occupies at least fifty percent (50%) of the Rentable Area within the Buildings, Landlord shall grant Tenant the right to designate a reasonable number of parking spaces located within the Parking Facilities (which shall be within, and not in addition to the parking set forth in Section 5.3.1) for Tenant’s reserved use in locations of the Parking Facilities mutually and reasonably agreeable to Landlord and Tenant at no additional charge to Tenant, taking into account the allocable share of the parking spaces within the Parking Facilities, Tenant’s occupancy level in the Buildings (from time to time), the total Rentable Area in the Buildings and Tenant’s Required Parking Ratio. Landlord and Tenant agree to identify the exact location of such reserved parking spaces and the type of marking or designation and Tenant shall be responsible for the cost of painting the reserved markings designations. Landlord shall use commercially reasonable efforts to monitor and enforce the use of such designated spaces. For so long as Tenant leases and occupies no less than one hundred percent (100%) of the Rentable Area within the Buildings, Tenant shall be permitted to (i) install gates and limit access to Parking Facilities provided such gates and apparatus (a) comply with all Laws, (b) does not impede the access to and use of other parking spaces allocated to other parties pursuant to the Declaration (as approved by Tenant in accordance with the terms of this Lease), and (c) shall provide unfettered access for Landlord at all times; and (ii) have unrestricted rights to assign reserved spaces within the space provided to employees and invitees of Tenant or Occupants resident to the Premises.

5.3.4. Shipping and Receiving Areas. Building 2’s shipping and receiving area shall, at all times, be able to accommodate up to a fifty-three (53) foot tractor trailer twenty-four (24) hours a day, three hundred and sixty-five (365) days a year. Notwithstanding the foregoing, Tenant shall be bound by the terms and conditions of the Proffer Condition Amendment relating to the requirement that trucks classified by the American Association of State Highway and Transportation Officials (AASTHO) as Intermediate Semi-trailers WB-40 or greater in size may access the Property only between the hours of 7 a.m. and 9 p.m. Eastern Time.

5.3.5 Property Lighting. Tenant agrees that all lighting conditions on the Property shall be subject to the requirements in the Proffer Condition Amendment and the Site Lighting Plan shown in Exhibit K. The costs of maintaining such lighting conditions shall be included in the Annual Estimate and payable in accordance with the provisions of this Lease.

5.4 Extension Option.

5.4.1 General. Tenant is hereby granted the option (the “Extension Option”) to extend the Term for up to three (3) separate and successive Extension Terms for all or any portion of the Premises in accordance with this Section 5.4. The Extension Term shall commence at the expiration of the Initial Term (in the case of the first Extension Term) or at the expiration of the previous Extension Term (in the case of each successive Extension Term). Tenant shall exercise any Extension Option by delivering written notice of such election (the “Extension Notice”) to Landlord not less than fifteen (15) calendar months nor more than twenty-four (24) calendar months prior to the expiration of the initial Term or the previous Extension Term – which notice shall describe with reasonable specificity that portion of the Premises to be vacated (if any) upon the commencement of the Extension Term. If Landlord does not receive the Extension Notice prior to the expiration of such time period (time being of the essence), then such Extension Option shall become null and void and of no further force or effect. It shall be a condition to Tenant’s exercise of any Extension Option that (a) this Lease is in full force and effect; (b) no uncured Event of Default of Tenant exists under this Lease either at the time of the delivery of Extension Notice or on the date on which the Extension Term is scheduled to commence; (c) (x) with respect to Building 1, should Tenant not exercise its Extension Option for the entire building, Tenant may only exercise its Extension Option in Contiguous Full Floor Increments (defined below), and (y) with respect to Building 2, Tenant must occupy all or none of the Building, and (d) in the event that, after giving effect to the Extension Option, Tenant will not be leasing the entire Rentable Area in Building 1, no portion of the Premises located within Building 1 after the commencement of such Extension Term shall be used by Tenant for Life Science Activities. Notwithstanding the foregoing to the contrary, the restriction relating to Life Science Activities in clause (d) of the immediately preceding sentence shall be of no effect so long as that (x) Tenant secures and maintains separate access from the Exterior Areas to that portion of the Premises located in Building 1 utilized for Life Science Activities such that activity associated with such Life Science Activities is not conducted in or through common areas of Building 1, (y) the foregoing separate access from the Exterior Areas is installed and maintained at Tenant’s sole cost and expense, and (z) Tenant shall also be responsible for ensuring that any material visible evidence of such Life Science Activities are prohibited from the Building common areas (the foregoing being referred to herein as the “Separate Life Science Activities Access Conditions”). Tenant shall have no option to extend the Term beyond the expiration of all applicable Extension Terms. The Premises shall be delivered in their then “as is” condition at the time the applicable Extension Term commences, subject to any renewal of extension allowances or conditions expressly set forth herein. If Tenant elects to exercise an Extension Option for Building 1 with respect to less than all of the Rentable Area in Building 1, then the balance of the Rentable Area in Building 1 to which Tenant is not exercising such Extension Option shall be required to be Independently Leasable Space as approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed). To the extent that Landlord reasonably determines that the balance of the Premises in Building 1 does not constitute Independently Leasable Space, Tenant agrees to modify at Tenant’s sole cost and expense the portion of the Premises with respect to which it is exercising its Extension Option to accommodate Landlord’s reasonable requests or otherwise render the balance of the Premises Independently Leasable Space; provided, however, in such event, the time period for Tenant to exercise such Extension Option shall be extended until five (5) business days after Landlord’s final approval of the applicable configuration of the Premises that will apply under such Extension Option. The term “Independently Leasable Space” shall mean space (i) which has reasonable means of ingress, egress or access to the common areas and facilities of Building 1 located on such floor of Building 1 (including elevators, bathrooms, telephone and electrical closets, access to emergency egress as required by local fire codes, etc.) and access to such other portions of Building 1 as are necessary for the reasonable use and enjoyment of such space, and (ii) which is otherwise reasonably leasable to third parties in a bona fide arm’s length transaction without extraordinary discounting for configuration problems, as approved by Landlord at the time of any applicable Extension Notice, which approval by Landlord shall not be unreasonably withheld, conditioned or delayed. For purposes of this Section 5.4.1, the term “Contiguous Full Floor Increments” shall mean the entire Rentable Area of a divisible floor in Building 1 and, in the event Tenant elects to renew this Lease in relation to more than one divisible floor in Building 1, then each such multiple floor election to renew shall be contiguous to each other. Without limiting the generality of the foregoing and for purposes of illustration only, Tenant may elect to renew this Lease in relation to the first floor only, the second floor only, or the third floor only, a combination of the first and the second floor or a combination of the second and third floor; however, Tenant may not elect to renew this Lease in relation to the first floor and the third floor and not the second floor.

5.4.2 Extension Rent Negotiation Period. If Tenant exercises its Extension Option in accordance with this Section 5.4, Tenant’s lease of the Premises (or such portion of the Premises as Tenant has elected to renew) during the Extension Term shall be upon the same terms and conditions of this Lease subject only to the determination by the parties in accordance with the terms of this Section 5.4.2 and Section 5.4.3 of Base Rent during the Extension Term at an amount equal to one hundred percent (100%) of the annual Base Rent rate equal to one hundred percent (100%) of the annual fair market rental rate as escalated at one hundred percent (100%) annual fair market escalation rate (the “FMR”). Landlord shall, within thirty (30) days after delivery of Tenant’s Extension Notice, notify Tenant of Landlord’s good faith determination of the FMR, after taking into account all of the applicable Extension Parameters (as defined below) (collectively, the “Total FMR”) in writing (“Landlord’s Determination Notice”). Within the next thirty (30) days following receipt of Landlord’s Determination Notice, Tenant shall notify Landlord in writing of Tenant’s acceptance or rejection of Landlord’s determination of the Total FMR. If Tenant accepts Landlord’s determination of the Total FMR, then this Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to this Lease to reflect the extension of the Term and changes in the Base Rent, Additional Rent, and other terms, if any, consistent with Landlord’s Determination Notice. If Tenant rejects Landlord’s determination of the Total FMR by written notice to Landlord delivered within thirty (30) days following Tenant’s receipt of Landlord’s Determination Notice, or fails to notify Landlord in writing of Tenant’s acceptance or rejection of Landlord’s determination of the Total FMR within such thirty (30) day period (which failure will be deemed a rejection of Landlord’s determination) (such period between the date on which the Extension Notice is delivered to the Landlord and the date on which Tenant rejects or is deemed to reject Landlord’s determination of the Total FMR being referred to herein as the “Extension Rent Negotiation Period”), then the binding arbitration process provided for in Section 5.4.3 below may be initiated upon Tenant delivering written request to Landlord electing to proceed with arbitration under Section 5.4.3 (an “Arbitration Notice”) within ten (10) business days following the expiration of the Extension Rent Negotiation Period. Alternatively, Tenant may withdraw the Extension Notice by delivering written notice to Landlord (a “Withdrawal Notice”) within ten (10) business days following the expiration of the Extension Rent Negotiation Period – in which event the Extension Option shall become null and void and of no further force or effect. In the event Tenant fails to deliver an Arbitration Notice or a Withdrawal Notice as expressly provided for in this Section 5.4.2, then Tenant shall be deemed to have rejected Landlord’s determination of the Total FMR as provided for in Landlord’s Determination Notice and the parties shall pursue arbitration pursuant to the terms of Section 5.4.3 herein. The term “Extension Parameters” shall mean all appropriate factors for determining the fair market economics of a renewal or extension lease transaction for substantially similar office and research and development space in buildings of similar class and age to the Buildings located within the Applicable Submarket (but excluding any buildings located adjacent to any now existing or future WMATA Metrorail Stations projected to be completed and operational within five (5) years of commencement of the applicable Extension Term) during the eighteen (18) month period prior to the date on which the Tenant delivers the Extension Notice – such appropriate factors to include the quality, location and visibility of the Buildings and the desirability of the Property, the size and type of space being leased pursuant to such lease extension or renewal (including transactions of buildings with specialized and above-market construction comparable to the Buildings and research and development facilities), the tenant’s creditworthiness, any concessions being granted (including rental abatements, refurbishment allowances, tenant improvement allowances, and the like), leasing commissions (or the lack thereof), base rental escalations, other pass-through, and any other criteria or factor that would fairly be taken into consideration in determining the economics of a market lease renewal transaction in the Applicable Submarket. Landlord and Tenant shall take into account only completed and binding renewals or extensions with comparable size tenants. In the event that sufficient comparable transactions during the prescribed time period do not exist in the Applicable Submarket, then submarkets comparable to and located proximate to the Applicable Submarket may be used, provided appropriate adjustments are made to reflect variances between the Applicable Submarket and such alternative submarket. Notwithstanding anything herein to the contrary, the determination of the Total FMR (whether by agreement by Landlord or Tenant or by arbitration in accordance with Section 5.4.3) shall not modify the obligations of the Tenant relating to pay as Additional Rent to Landlord the sum of (i) Tenant’s Proportionate Share of Operating Expenses for such calendar year, and (ii) Tenant’s Proportionate Share of Real Estate Taxes for such calendar year, to the extent not paid directly by Tenant to the relevant taxing authority as may be expressly permitted herein.

5.4.3 Three Broker Method – Baseball Method. If this subsection is applicable, Landlord and Tenant shall each appoint one broker who, by profession, shall be a real estate broker duly licensed in the Commonwealth of Virginia, and who shall have been active over the ten (10) year period ending on the date of the Extension Notice specializing in the field of leasing or renting of commercial office properties in the Applicable Submarket and each broker shall be a neutral person with no financial or personal interest in the result of the arbitration. Each such arbitrator shall be appointed within thirty (30) days after the expiration of the Extension Rent Negotiation Period. The two brokers so appointed by Landlord and Tenant shall, within ten (10) days after the date of the appointment of the second broker, agree upon and appoint a third broker who shall be qualified based upon the same criteria set forth above for the qualification of the initial two brokers, except such appraiser shall have no affiliation or prior business relationship with either Landlord or Tenant. Within ten (10) days after the appointment of the third broker, Landlord and Tenant shall submit to the panel of brokers, in writing (and with a copy to each other) what each party believes to be the appropriate Total FMR for the Premises for the Extension Term. Within ten (10) days after receipt of the proposed Total FMR, the panel of brokers shall meet and determine (by majority vote) which of the two proposals most accurately establishes the Total FMR, which proposal shall thereupon be adopted by the panel as the Total FMR. Based upon the Total FMR adopted by the brokers in accordance with the immediate preceding sentence, the brokers will decide upon the Base Rent during such Extension Term. The decision of the brokers shall promptly be communicated to, and shall be binding upon, Landlord and Tenant. If either Landlord or Tenant fails to appoint an broker within the time period specified in this Section 5.4.3, the broker appointed by one of them shall constitute the sole broker, and shall alone make the determination of which proposal most accurately establishes the Total FMR (and notify Landlord and Tenant thereof), and such broker’s decision shall, in such event, be binding upon Landlord and Tenant. Each party shall pay the fees and expenses of the one of the two original brokers appointed by or for such party, and the fees and expenses of the third broker and all other expenses (not including the attorney’s fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

5.4.4 Amendment to Lease. Upon any partial termination of the Lease, contraction of the Premises, or renewal of the Term with respect to less than all of the Premises pursuant to the terms of this Lease: (a) upon the first day of the applicable Extension Term, Tenant’s Proportionate Share shall automatically be adjusted to account for the applicable reduction in the Premises Rentable Area occurring as of such date, and (b) to the extent requested by either party, the parties will promptly execute an amendment to this Lease which expressly accounts for all applicable modifications to the terms hereof arising by virtue of such termination, contraction or renewal (including, without limitation, providing for rights and obligations to common areas within the Property and/or accounting for changes in Tenant’s Proportionate Share).

5.4.5 Extension Right Personal to Tenant. Notwithstanding anything to the contrary in this Lease, Tenant’s right to extend the Term of this Lease pursuant to this Section 5.4 is and shall be personal to Tenant and may be exercised by Tenant (and an Affiliate of Tenant whose assignment was permitted by right under Section 5.1.5) only.

5.5 Tenant Contraction Option. Tenant is hereby granted the option in accordance with this Section 5.5 (the “Contraction Option”) to terminate the Lease with respect to the entire third (3rd) floor of Building 1 (the “Contraction Space”) effective on the last day of the one hundred and twentieth (120th) calendar month following the Lease Commencement Date (the “Contraction Date”) as if the Contraction Date were the last day of the Term with respect to that portion of the Premises constituting the Contraction Space (and provided that the Lease shall continue in full force and effect as to all portions of the Premises other than the Contraction Space from and after the Contraction Date). Tenant shall exercise the Contraction Option, if at all, by providing Landlord written notice of its exercise of the Contraction Option (the

“Contraction Notice”) not less than eighteen (18) calendar months nor more than twenty-four (24) calendar months prior to the Contraction Date. If Landlord does not receive the Contraction Notice in accordance with the time periods provided for in the immediately preceding sentence (time being of the essence), then such Contraction Option shall become null and void and of no further force or effect. It shall be a condition to Tenant’s exercise of the Contraction Option that (i) Tenant shall pay the Contraction Payment (defined below) to Landlord on or before that date which is thirty (30) days before the Contraction Date; (ii) no uncured Event of Default of Tenant exists under this Lease at the time of the delivery of Contraction Notice or on the Contraction Date; and (iii) unless Tenant satisfies the Separate Life Science Activities Access Conditions, Tenant agrees that no portion of the Premises located within Building 1 after the Contraction Date may be used for Life Science Activities and Tenant shall be solely responsible for any and all cost and expense associated with relocating such Life Science Activities from the Premises in Building 1 to the Premises in Building 2. The “Contraction Payment” shall be an amount equal to One Million Six Hundred Ninety-Seven Thousand and Four Hundred Seventy-One and 98/100 Dollars ($1,697,471.98) . Notwithstanding anything to the contrary in this Lease, Tenant’s right to terminate this Lease as it relates to the Contraction Space pursuant to this Section 5.5 is and shall be personal to Tenant (and an Affiliate of Tenant whose assignment was permitted by right under Section 5.1.5) . Notwithstanding anything to the contrary contained herein, should Tenant exercise the Contraction Option, Landlord shall have right, but not the obligation, to place a property management office in the first floor of Building 1 of a size equal to that which exists in comparable properties in the Applicable Submarket – in which case, Tenant shall thereafter be obligated to pay for Tenant’s Proportionate Share of the costs and expenses of operating such management office as an Operating Expense under this Lease.

5.6 Right of First Offer.

5.6.1 Offer Notice. Provided an Event of Default is not then occurring and subject to the rights of any Exempt Transferee (defined below), Tenant shall, commencing on the Lease Commencement Date and continuing through-out the Initial Term of this Lease, have a right of first offer (a “Right of First Offer”) to purchase all (but not less than all) of the Property, subject to and in accordance with the terms of this Section 5.6. In the event Landlord shall determine during the Term, in its sole discretion, that it desires to sell the Property other than in an Exempt Transfer (as such term is defined below), Landlord shall notify Tenant in writing of such intent and of the asking price (the “Offer Price”) pursuant to which Landlord will be marketing the Property for sale or entering into any agreement to sell the Property (such notice, the “Offer Notice”) and the time frames related to closing. For the purpose of this Section 5.6, “sale of the Property” includes the sale or conveyance of all or substantially all of the ownership interest in “Landlord” and shall exclude any Exempt Transfer. Each Offer Notice, and as applicable, each Revised Offer Notice (defined below), from Landlord shall contain the following phrase in all bold font in a conspicuous manner – “Notice of Offer to Purchase the Property – Failure to Respond Within Thirty (30) Days May Result in the Termination of Tenant’s Rights.”

5.6.2 Exercise Notice. Tenant shall have thirty (30) days after its receipt of any applicable Offer Notice to notify Landlord in writing that it elects to purchase the Property (an “Exercise Notice”) at the Offer Price stated in the Offer Notice and under the terms of Section 5.6.3 below. If Tenant declines or fails to send an Exercise Notice to Landlord within thirty (30) days after Tenant’s receipt of the Offer Notice, Landlord shall be free to market the Property for sale to the public at such price and on such terms as Landlord deems appropriate in its sole and absolute discretion, subject, however, to remaining provisions of this Section 5.6.2. If, after Tenant has failed or declined to send an Exercise Notice to Landlord, Landlord either (i) lowers the asking price for the Property less than ninety percent (90%) of the original Offer Price (on a net aggregate basis taking into consideration any other relevant sale terms), or (ii) intends to enter into a purchase agreement or similar agreement on Materially More Favorable Terms (as such phase is defined below) compared to the Offer Notice, then, after satisfying any obligations of Landlord to any Exempt Transferee (which rights Tenant acknowledges are superior to Tenant’s rights under this Section 5.6), Landlord shall (and in any event prior to entering into a purchase agreement (or similar agreement) with a third party) once again deliver an Offer Notice to Tenant with the revised Offer Price or Materially More Favorable Terms, whereupon Tenant shall have the right, by delivering an Exercise Notice to Landlord within thirty (30) days after Landlord notifies Tenant in writing of the reduced Offer Price or Materially More Favorable Terms (a “Revised Offer Notice”), to elect to purchase the Property at the reduced price stated in the Revised Offer Notice and the terms stated in Section 5.6.3, or on the Materially More Favorable Terms. If Tenant declines or fails to send an Exercise Notice to Landlord within thirty (30 days) after Tenant’s receipt of a Revised Offer Notice, then Landlord shall be free to market the Property for sale to the public at such price and on such terms as Landlord deems appropriate in its sole and absolute discretion, subject, however, to the provisions of this Section 5.6.2. For purposes of this Section 5.6, the phrase “Materially More Favorable Terms” shall mean any such agreement that provides for additional time in excess of thirty (30) days to consummate the transaction contemplated therein in excess of sixty (60) days to the time period specified for consummation in the Offer Notice or modifies the conveyance from fee simple to leasehold or vice versa.

5.6.3 Other Terms of Sale. If Tenant delivers an Exercise Notice to Landlord, Landlord shall prepare and deliver to Tenant (within ten (10) days thereafter) a draft Agreement of Purchase and Sale that contains commercially reasonable customary terms, including without limitation, customary representations and warranties by Landlord relating to the Property and limited to Landlord’s actual knowledge, associated with an “as is, where is” conveyance of fee simple title to real property (a “PSA”) which provides for the sale of the Property at the applicable Offer Price, in accordance with the following additional terms and conditions: (a) except as hereafter provided, Landlord shall have a non-contingent binding obligation to sell, and Tenant shall have a non-contingent binding obligation to purchase (subject to Tenant’s rights during the Study Period (defined below) and any applicable conditions to closing in the PSA), the Property at the applicable Offer Price; (b) Tenant shall post a good faith deposit within three (3) business days after execution of the PSA in an amount equal to (10%) of the applicable Offer Price, with the Washington, D.C. office of a national title company office selected by Landlord as escrow agent, which deposit shall be held in an interest bearing escrow account and which, together with any interest accrued thereon, shall constitute full and complete liquidated damages in the event of any default by Tenant under the PSA beyond the expiration of any applicable grace or notice and cure period; (c) Tenant will be granted a 30-day study period, during which Tenant may terminate the PSA for any reason whatsoever and the deposit shall be fully refundable (“Study Period”) within which to evaluate the Property, including review of title, survey, environmental matters, and such other matters as Tenant deems appropriate, and to make such other studies as it elects, and during such period; and Landlord shall provide (at no cost or expense to Landlord) Tenant, no later than the commencement of the Study Period, with access to materials typically and customarily delivered to purchasers in sale transactions for developed commercial properties; (d) if Tenant does not elect to consummate the sale transaction prior to 5:00 p.m. Eastern Time on the last day of the Study Period by written notice to Landlord, the PSA shall automatically terminate and the deposit shall automatically be refunded to Tenant; (e) closing shall take place on a date designated by Tenant upon five (5) business days prior written notice to Landlord, but in no event later than thirty (30) days after the end of the Study Period, at such location in the Washington, D.C. metropolitan area as Tenant may reasonably designate; (f) if Tenant terminates the sale transaction at the end of the Study Period, the deposit (plus interest accrued thereon) shall be returned to Tenant, less any sums applied to repair or restore any physical damage to the Property caused by Tenant (or Tenant’s Agents) during the course of its Study Period activities, and this Right of First Offer shall thereupon be null and void and of no further force and effect; (g) upon payment of the applicable Offer Price for the Property, insurable and marketable fee simple title to the Property will be conveyed by Landlord to Tenant by special warranty deed, free and clear of monetary liens, but subject to (i) this Lease, (ii) any and all zoning matters as of the date of the Exercise Notice, (iii) any and all other legal requirements, (iv) standard exceptions typically found in a form owner’s title insurance policy that are not otherwise typically deleted after the title company’s receipt of a customary owner’s affidavit, which Landlord shall deliver to Tenant’s title company at closing under the PSA, and (v) all other matters of record in existence as of the date of the PSA; (h) the Property will, subject to the terms of the PSA otherwise be conveyed on as “as-is, where-is” basis, with all faults, provided any representation or warranty breached by Landlord due to Landlord’s fraud shall extend beyond closing and shall not be merged into the deed; (i) Landlord shall pay all brokerage commissions for brokers engaged by Landlord for the transaction contemplated by the terms of this Section 5.6 and Tenant shall pay all brokerage commissions for brokers engaged by Tenant for the transaction contemplated by the terms of this Section 5.6 (provided the foregoing shall not be construed to imply any brokerage commissions be payable to the Brokers for such transaction contemplated by the terms of this Section 5.6 solely as an extension of the terms and conditions of the brokerage agreement between Brokers and Tenant relating to the execution and delivery of this Lease); (j) Tenant’s sole remedy for Landlord’s default or non-performance will be either specific performance (and, in the event Seller subsequently conveys the Property to a third-party purchaser within one hundred eighty days (180) days after the intended date of consummation of the transaction contemplated under the PSA, then Tenant shall be entitled to institute an action at law to recover damages measured exclusively as (Y) the difference between the applicable Offer Price and the effective purchase price of such subsequent sale to a third-party purchaser, and (Z) reasonable attorneys’ fees and expenditures incurred by Tenant in furtherance of an action to enforce specific performance), or termination of the sale contract and return of its deposit; provided that if the remedy of specific performance is not feasible or available, Tenant shall have all rights at law and/or equity; (k) Landlord’s sole remedy for Tenant’s default or non-performance will be the forfeiture of Tenant’s deposit (plus interest accrued thereon), and nullification of this Right of First Offer; (l) in the event of any litigation to enforce the PSA, the non-defaulting party shall also be entitled to recover from the defaulting party its reasonable attorneys’ fees and court costs incurred in enforcing the PSA; (m) all income and expenses with respect to the Property will be prorated to the date of closing; (n) Tenant will pay all recordation and transfer taxes associated with the conveyance of the Property other than the Virginia grantor’s tax (including any congestion relief fee), which such grantor’s tax will be paid by Landlord; (o) other than Landlord’s attorneys’ fees associated with the transaction and Tenant’s attorneys’ fees associated with the transaction, which attorneys’ fees will each be paid by the respective party, all other closing costs (such as, but not limited to, due diligence expenses, title insurance premiums, survey expenses, settlement charges and the like) will be borne by Tenant; (p) except as provided in Section 5.6.5, Tenant may not assign its interest as buyer under the PSA to a party that is not an Affiliate of Tenant; (q) such PSA will contain a commercially reasonable provision requiring each party to cooperate (at no additional expense or liability) with the other party if the other party wishes to structure the purchase or sale as part of a tax-free exchange pursuant to Section 1031 of the Internal Revenue Code; and (r) such PSA will contain other customary terms and provisions for a purchase contract of commercial real estate in the Applicable Submarket, but none that would modify the financial terms of the sale in any material respect, or that would create post-closing liability of any kind on the part of the buyer and/or seller except as provided above. Landlord and Tenant shall negotiate the terms thereof in good faith, and Tenant shall mutually endeavor to execute such agreement within sixty (30) business days after its receipt of the initial draft of such PSA.

5.6.4 Failure to Exercise or Proceed. In the event Tenant (a) fails or declines to exercise its Right of First Offer within the requisite time periods under this Section 5.6, or (b) fails or declines to execute and deliver a PSA within the requisite time period after a draft PSA complying with Section 5.6.3 is provided to Tenant (and provided further that Landlord is negotiating in good faith as set forth above), or (c) elects to terminate a PSA as of the end of the Study Period, then Tenant’s Right of First Offer shall thereby be extinguished and be of no further force and effect, and Landlord shall have the right to sell the Property or any part thereof to any other party without any further notification to Tenant (except as set forth in Section 5.6.2, above, with regard to any reduction of the asking price stated in the Offer Notice by more than 10% from the original Offer Price or Materially More Favorable Terms). If Tenant (or such designee) defaults in its obligation to purchase the Property beyond the expiration of any applicable grace or notice and cure period after exercising this Right of First Offer, then in addition to Landlord’s retention of Tenant’s good faith deposit, Tenant shall be deemed to have fully and forever waived this Right of First Offer, which shall thereupon be deemed nullified. In no event will Tenant file a Lis Pendins against the Property in connection with any dispute as to the enforcement of this Section 5.6 unless (a) Tenant has commenced and filed an action or claim to enforce its rights under the terms of this Section 5.6, (b) such Lis Pendins solely relates to an action for specific performance associated with Landlord’s default of the terms of the PSA, and (c) provided further that upon the consummation of any such action, such Lis Pendins shall be immediately released by Tenant at Tenant’s sole cost and expense.

5.6.5 Right to Designate Affiliate as Grantee. Tenant shall have the right to designate an Affiliate to whom title to the Property shall be conveyed at closing, provided such assignment shall not in any way (a) constitute an assignment of this Lease by Tenant, nor (b) relieve Tenant of any of its obligations hereunder, including specifically with respect to this Section 5.6.

5.6.6 Status of Tenant after Exercise Notice. In the event Tenant exercises its Right of First Offer as granted herein, pending the date of closing under the PSA, Tenant agrees that (a) it will remain in possession of the Premises solely under this Lease and not as a purchaser-in-possession, vendee-in-possession, or under an alleged pre-occupancy agreement, (b) the grant of fee simple ownership shall be given only upon the consummation of closing under the PSA, (c) until consummation of closing under the PSA, Tenant will continue to pay Rent hereunder as the same becomes due and payable, with the understanding that an Event of Default hereunder shall entitle Landlord to exercise its rights hereunder as if the PSA did not exist, (d) in the event of a default under the PSA or for any reason closing thereunder is not consummated, this Lease shall remain in full force and effect unaffected thereby, and (e) in no event shall the estate contemplated under this Lease merge into any estate created under the PSA prior to the consummation of closing in any capacity as contract purchaser (including without limitation equitable title). Notwithstanding anything to the contrary in this Lease, Tenant’s right to purchase the Property pursuant to this Section 5.6 is and shall be personal to Tenant and any Affiliate, and may be exercised by Tenant or Affiliate only.

5.6.7 Exempt Transfer. Tenant agrees that Tenant’s Right of First Offer under this Section 5.6 shall not apply to any option to transfer or occurrence of a transfer of fee simple title or a conveyance of a long-term leasehold interest (of at least thirty (30) years) relating to the Property constituting an Exempt Transfer. For purposes of this Section 5.6, an “Exempt Transfer” means at any time during the Term, transfer of fee simple title or a conveyance of a long-term leasehold interest (of at least thirty (30) years) relating to the Property, to any (a) subsidiary or affiliate of Landlord (including any subsidiary or affiliate of a successor Landlord); (b) equity partner or mezzanine lender of Landlord existing as of the first anniversary date of the Execution Date; or (c) current or future mortgagee, holder of a security interest or other such lienholder (or assignee thereof) with an interest in the Property or an interest in Landlord (whether such interest is obtained by grant or by foreclosure or conveyance of title in lieu of foreclosure) (each of the foregoing parties being referred to herein as an “Exempt Transferee”). Without limiting the foregoing, Tenant acknowledges that any option or other such right consisting of an Exempt Transfer granted to Landlord’s lender shall have priority over any options rights granted to Tenant pursuant to Section 5.6.

5.7 INTENTIONALLY DELETED.

5.8 Construction and Acceptance of Premises.

5.8.1 Ready for Occupancy. Subject to Landlord obtaining all necessary approvals, including any site plan for the Property substantially in accordance with Exhibit A-1, Landlord shall construct improvements upon the Premises in accordance with the terms and conditions of the Work Agreement attached hereto as Exhibit C. The Premises shall be deemed to be “Ready for Occupancy” when Landlord (i) delivers the Required Condition Notice to Tenant in accordance with the Work Agreement, and (ii) tenders possession of the Premises either by including a written offer of immediate tender of possession within the Required Condition Notice or by actual tender of possession. Landlord shall provide Tenant with a good faith written estimate of the date the Premises will be Ready for Occupancy no earlier than forty-five (45) days prior to such date and no later than thirty (30) days prior to such date. In addition, Landlord shall provide Tenant with ten (10) business days prior written notice of the date the Premises will be Ready for Occupancy, and such notice shall be delivered to Tenant no earlier than twelve (12) business days prior to the actual date the Premises is Ready for Occupancy. In no event shall the determination of the date upon which the Premises are deemed “Ready for Occupancy” be predicated upon the construction or completion of any of the Tenant’s Work as described in Exhibit C. Within five (5) days following Landlord’s tender of possession, Landlord and Tenant agree to participate in a joint walk-through and inspection of the Premises with Tenant, provided that such inspection shall not delay the “Ready for Occupancy” date nor Tenant’s obligation to accept delivery of possession of the Premises, to commence construction of Tenant’s Work (if applicable) and/or to install its furniture, fixtures, equipment and personal property therein. Notwithstanding anything to the contrary, if pursuant to the express terms of Section 6 of the Work Agreement, Tenant first has the right to access Building 1 and not Building 2 (or vice versa) for the purposes of constructing certain tenant improvements in accordance with the Work Agreement, then Tenant’s rights and obligations hereunder first arising from and after such occupancy shall be deemed effective only with respect to such Building 1 or Building 2, as applicable, until such time as Tenant first has the right to access the other Building, whereupon all rights and obligations hereunder first arising after such occupancy shall then be deemed to apply to both Buildings.

5.8.2 Acceptance of Premises. When the Premises are Ready for Occupancy, Landlord agrees to tender possession of the Premises to Tenant, and Tenant agrees to accept possession thereof and to proceed with due diligence to perform Tenant’s Work (if any) as described in Exhibit C, and/or to install its fixtures, furniture, equipment and personal property therein. Tenant shall comply with all requirements set forth in Exhibit C and in this Lease with regard to the performance of Tenant’s Work. Tenant’s acceptance of the Premises shall not limit Landlord’s obligation to complete any punch-list work, repair any defects, or otherwise nullify Landlord’s warranties set forth in this Lease or the Work Agreement. Tenant agrees to furnish to Landlord a temporary or permanent certificate of occupancy or other equivalent occupancy permit from the applicable local authorities on or before the Lease Commencement Date; provided, however, Tenant’s failure to do so shall not delay the Lease Commencement Date. All provisions concerning the construction of the Premises (including, without limitation, the construction of the Base Building Improvements and the K2M Improvements, (as defined in the Work Agreement)) are set forth in the Work Agreement and reference should be made to the Work Agreement for such provisions.

5.8.3 Binding Effect. This Lease shall be fully binding upon, and effective against Landlord and Tenant, from and after the mutual execution and delivery of this Lease by both parties. Without limiting the foregoing, from and after Tenant’s acceptance of possession of the Premises until the Lease Commencement Date, all of the terms and provisions of this Lease shall be in full force and effect and shall apply to the Premises.

5.9 Reserved.

5.10 Generator.

5.10.1 Tenant’s Generator. Tenant shall have the right at any time during the Term, at Tenant’s sole option, cost and expense, and subject to plans and specifications being approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, to connect the Premises to Tenant’s electric power supply generator and fuel source in the location identified on

Schedule 5.10.1 (“Tenant’s Generator”), which such space Landlord shall keep available for Tenant’s Generator during the Term. Prior to connecting any systems located within the Premises to the Tenant Generator: (a) Tenant shall submit to Landlord for its approval the plans and specifications therefor (including the means by which the connection of same to the Premises shall be effected) prepared by qualified engineers, all in accordance with all applicable Laws; (b) Landlord shall approve the contractor which shall undertake such connection, which approval shall not be unreasonably withheld, conditioned or delayed; (c) Tenant shall obtain all permits and approvals required for such connection, if any, and installation; and (d) Tenant and the contractor approved by Landlord to undertake such installation shall obtain such insurance coverages as Landlord may reasonably require and cause Landlord to be named as an additional insured under such insurance policies. Landlord will cooperate with Tenant (at no cost to Landlord) in connection with Tenant’s efforts to obtain all permits and approvals required for such connection, including by signing any permit applications relating thereto, but only so long as doing so does not require that Landlord assume any liability (contingent or otherwise) with respect to the Tenant Generator or such connection. Landlord shall not unreasonably withhold, condition or delay its approval of the plans and specifications for such connection unless Landlord determines that such connection would permanently materially adversely affect the Building Systems or Structural Elements, in which event Landlord may approve or reject such plans in its sole discretion; provided, however, Landlord must cooperate with Tenant to further design, engineer and take any and all other reasonably necessary steps to revise Tenant’s plans such that the connection does not materially adversely affect the Building Systems or Structural Systems (provided the foregoing shall not be construed to require Landlord to alter the Building Systems or Structural Elements). Tenant shall indemnify Landlord and hold it harmless from and against all actual claims, liability, damage or costs, including reasonable attorneys’ fees, suffered or sustained by Landlord which arise out of the connection of the Tenant Generator to systems within the Premises (and this indemnity shall survive the expiration of the Term or earlier termination of this Lease). Tenant shall be solely responsible for the costs and expenses associated with installing, maintaining, repairing, operating and replacing the Tenant’s Generator. Upon the expiration of the Term, the Tenant’s Generator shall remain at the Premises and Tenant shall not be required to remove the same.

5.10.2 Building Generator. Landlord shall install (at Landlord’s sole cost and expense and not from Tenant’s Improvement Allowance except for those costs associated with the Building Generator referenced on Schedule C-7 attached to the Work Agreement the payment of which shall be the sole responsibility of Tenant), and thereafter Landlord shall maintain at all times during the Term an electric power supply generator (and such generator’s fuel cell or natural gas connection and all associated wiring and cabling) (collectively, the “Building Generator”) to provide back-up for those Building Systems that are typically backed-up by a generator in comparable buildings located in the Applicable Submarket and substantially in accordance with the specifications set forth on Exhibit G (collectively, as such services are modified from time to time during the Term in accordance with services required of Landlord to operate the Buildings in accordance with this Lease the “Back-Up Services”). So long as Tenant leases one hundred percent (100%) of the Buildings, Tenant shall have right to connect Tenant’s information technology systems to the Building Generator provided that (a) Tenant shall be solely responsible for the cost and expense associated with connecting such information technology systems to the Building Generator, and (b) Landlord shall have the right to temporarily or permanently suspend

Tenant’s right to connect to the Building Generator in the event Landlord determines in good faith that Tenant’s use of the Building Generator as provided for in this Section 5.10.2 materially adversely impairs the delivery of Back-Up Services by the Building Generator. Landlord shall maintain the Building Generator in a first class manner in keeping with comparable first class buildings in the Applicable Submarket, and the cost of operating the Building Generator, as well as costs of all such repairs and maintenance of the Building Generator, shall be included in Operating Expenses provided Landlord maintains the Building Generator in accordance with such standard. Landlord shall not be responsible for the quality, action or inaction of the Building Generator or for any damage or injury to Tenant, its employees, invitees or others, or their property, resulting from any failure, action or inaction of the Building Generator; provided, however, if the foregoing is caused by or due to Landlord’s gross negligence or willful misconduct or the gross negligence or willful misconduct of Landlord’s employees, agents or contractors, then Landlord shall be responsible for repairing the Building Generator and/or any damage or injury to Tenant, its employees, invitees or others, or their property (without reimbursement as an Operating Expense).

5.11 Fitness Facility. Tenant shall have the right to maintain and operate a fitness room and related facility (the “Fitness Facility”) during the Term in Building 2 solely for Tenant’s use (and Tenant’s designees) and no adjustment to Base Rent or Tenant’s Proportionate Share shall be made to account for the existence of the Fitness Facility within the Premises. Tenant shall be solely responsible for the costs and expenses regarding the installation, construction, maintenance and/or operation of the Fitness Facility, provided that Tenant may draw upon the Tenant Improvement Allowance for the initial tenant improvements therein and equipping thereof (but in no event more than in the amount of Twenty-Five Thousand and 00/100 Dollars ($25,000) from the Tenant Improvement Allowance). Landlord and Tenant hereby acknowledge and agree that (a) use of the Fitness Facility shall be limited to employees of Tenant within the Premises (“Premises Employees”) and any other permitted occupants of the Premises, (b) Landlord shall permit Tenant’s Premises Employees to use the Fitness Facility at no additional charge at all times during the Term, subject to such rules and regulations as Landlord reasonably may promulgate from time to time with respect to the use of the Fitness Facility, (c) any use of the Fitness Facility by Tenant’s Premises Employees shall be at their sole risk and Landlord reserves the right to require that any of Tenant’s Premises Employees who wish to use the Fitness Facility sign waivers of liability reasonably acceptable to Landlord, and/or (d) provided Landlord complies with its obligations hereunder, Landlord shall not be responsible for any injury, loss or damage suffered by Tenant, or its employees, or any other person using the Facility through Tenant’s rights under this Section 5.11 (whether or not authorized to do so) arising out of or in any way connected with or related to their use of the Fitness Facility. The initial construction of the interior finish of interior walls, demising partitions and ceiling of the Fitness Facility (excluding fitness and exercise equipment and/or furniture which shall be the sole responsibility of Tenant to initially furnish) shall be included in the Landlord Work (the costs of which shall be paid by Landlord and not from the Tenant Improvement Allowance).

5.12 Rooftop Equipment. Tenant shall have the right without additional charge to install and use and operate satellite dishes and/or antennae and communications equipment necessary or reasonably desirable to Tenant in connection with Tenant’s business and operations from the Premises and not for resale to or use by others (excluding affiliates of, or subcontractors of,

Tenant who are operating such communications equipment ancillary to the Permitted Use at the Premises), supplemental HVAC equipment or other equipment necessary for Tenant’s business and operations from the Premises (collectively, along with any piping, routing, feeders and/or conduits necessary to connect the foregoing equipment with the Premises being referred to herein as the “Rooftop Equipment”) including the right to interconnect the Equipment with Tenant’s other equipment located in the Premises. The location, size, weight, design and shape of any Rooftop Equipment shall be subject to (a) Landlord’s approval, such approval not to be unreasonably withheld, conditioned or delayed, relating to Building Systems and Structural Elements of the Buildings; and (b) to the Declaration (as approved by Tenant in accordance with the terms of this Lease) and all Laws by any Governmental Authorities having jurisdiction over the Property; and (c) Landlord’s approval relating to appearances of the Rooftop Equipment and it shall not be unreasonable for Landlord to condition any approval of Rooftop Equipment upon Tenant agreeing to screen the Rooftop Equipment (at Tenant’s sole cost and expense) in a manner reasonably anticipated to conceal the existence and operation of such Rooftop Equipment if it can reasonably be seen from grade level upon adjacent, confronting or adjoining properties. In addition, if Tenant is not the sole tenant of the Buildings and such Rooftop Equipment is installed by Tenant after communications equipment has already been installed upon the roof of the Buildings by a different tenant of either of the Buildings, Tenant shall be required to ensure that Tenant’s Rooftop Equipment does not interfere with such prior installed equipment by other tenants of the Buildings. The installation of any Rooftop Equipment shall be subject to (a) the Tenant providing reasonably detailed plans and specifications of the Rooftop Equipment prior to any such installation or construction thereof for Landlord’s prior review and approval (such approval shall not be unreasonably withheld, conditioned or delayed), (b) Landlord requiring Tenant to use a roofing contractor authorized to make roof penetrations without violating or invalidating Landlord’s roof warranty for the Buildings to perform such penetrations, and (c) Tenant obtaining Landlord’s prior approval of any and all contractors and subcontractors anticipated to perform such installation (such approval by Landlord not to be unreasonably withheld, conditioned or delayed). Tenant shall operate Tenant’s Rooftop Equipment in accordance with all federal, state and local regulations. In addition, Tenant shall be responsible for obtaining any consents, permits and licenses required to install and operate the Rooftop Equipment whether from Governmental Authorities or pursuant to the Declaration (as approved by Tenant in accordance with the terms of this Lease), and Landlord agrees to cooperate with Tenant to accomplish the same. Tenant shall be solely responsible for all costs of installation, operation, and maintenance of Tenant’s Rooftop Equipment. Tenant shall maintain the Rooftop Equipment in a good state of repair and shall protect, defend, indemnify, save and hold harmless Landlord against and from any and all actual claims, losses, costs, damages and expenses (including reasonable attorney’s fees) resulting from, or in connection with, the installation, maintenance, existence or removal of such Rooftop Equipment; and shall repair any damage to the Building Systems and Structural Elements of the Buildings which may have been caused due to the installation, maintenance, existence or removal of such Rooftop Equipment. Tenant agrees, at its sole cost and expense, to perform all installations and removal of Tenant’s Rooftop Equipment required pursuant to this Section and to repair and restore any damage caused thereby at the expiration or earlier termination of the Term, and in doing so, to utilize a contractor or subcontractor which is authorized by the manufacturer which issued the roof warranty for the Buildings to perform roof penetrations and Rooftop Equipment installations and removal on the roof without invalidating the existing roof warranty for the Buildings. The provisions of this Section shall survive the expiration of the Term or earlier termination of this Lease. Tenant shall not be permitted to assign, sublet or license the Rooftop Equipment and operation rights to any other party except in connection with an Affiliate of Tenant or Occupant (as defined in Section 5.1.5 of this Lease) or any assignee or subtenant approved or deemed approved pursuant to the terms and conditions of Section 5.1 of this Lease. Landlord shall, as soon as reasonably practicable after request from Tenant (and in no event later than one (1) business day after such request) provide Tenant (or any other permitted party hereunder) access to the roof at all reasonable times in connection with the provisions stated in this Section 5.12.

ARTICLE VI

DEFAULT AND REMEDIES

6.1 Definition of Event of Default. The occurrence of any of the following shall constitute an “Event of Default” or a “Default” under this Lease:

6.1.1 Rent. If Tenant shall default in the payment of any Rent when due and such default shall continue for five (5) business days after written notice thereof from Landlord, provided however, that if Landlord has delivered two (2) such notices of default to Tenant in any twelve (12) month period, then any subsequent default in the payment of Rent shall constitute an Event of Default without requirement of any written notice of nonpayment and/or opportunity to cure.

6.1.2 Other Default. If Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Rent, which shall be subject to Section 6.1.1) for thirty (30) days after written notice thereof from Landlord (or such shorter period for completing a cure of such default as may be required by applicable Laws or by virtue of an Emergency). The foregoing notwithstanding, if (A) such default cannot reasonably be cured within such thirty (30) day period despite Tenant’s due diligence, (B) the continuance of the cure period beyond thirty (30) days after Landlord’s default notice will not (i) subject Landlord or any mortgagee of Landlord to prosecution for a crime or any other civil or criminal fine or charge, or otherwise violate applicable Laws, (ii) subject the Property, or any part thereof, to being condemned or vacated, (iii) subject the Property, or any part thereof, to any lien or encumbrance, or (iv) result in the foreclosure of any mortgage or deed of trust on the Property, (C) an Emergency is not applicable, and (D) Tenant advises Landlord in writing within the initial thirty (30) day period of Tenant’s intention to take all steps necessary to cure such default (including a reasonable description of the steps Tenant intends to take), and duly commences and thereafter diligently and continuously prosecutes to completion all steps necessary to cure such default, then such thirty (30) day cure period shall be extended for a reasonable period of time as necessary under the circumstances for Tenant to cure such default (but in no event shall the cure period be extended beyond one hundred twenty (120) days after the date of Landlord’s default notice to Tenant).

6.1.3 Assignment. If Tenant shall assign this Lease or sublet the Premises or any portion thereof in violation of the requirements of Section 5.1 of this Lease; provided, however, if an Event of Default arises solely from an Unpermitted Change of Ownership, Landlord’s sole and exclusive remedy (notwithstanding anything to the contrary) shall be to seek and recover (i) all amounts due and owing under the Lease as of the date of the Event of Default, (ii) the present value of the remaining Base Rent due under the then-remaining Term of this Lease, such amount being discounted at the rate Tenant used to classify this Lease in accordance with Accounting Standards Codification (“ASC”) 840, plus (iii) Landlord’s out-of-pocket costs and expenses incurred in the enforcement of this Lease (including reasonable attorneys’ fees actually incurred) and reasonable costs and expenses to Landlord for any repairs and other out-of-pocket costs of re-letting (such as broker’s commissions and the cost of advertising) as a result of such enforcement.

6.1.4 Bankruptcy. If Tenant shall (i) make an assignment for the benefit of creditors, (ii) acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension or insolvency proceedings, (iii) seek, consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant of all or any part of Tenant’s property, (iv) file a petition seeking an order for relief under the Title 11 of the United States Code, as now or hereafter amended or supplemented (the “Bankruptcy Code”), or by filing any petition under any other present or future federal, state or other statute or law for the same or similar relief, or (v) fail to win the dismissal, discontinuation or vacating of any involuntary bankruptcy proceeding filed under the Bankruptcy Code, or under any other present or future federal, state or other statute or law for the same or similar relief, within sixty (60) days after such proceeding is initiated.

6.1.5 Event of Default Without Cure. If Tenant breaches or fails to perform an obligation under this Lease which, under any applicable express provision of this Lease, is deemed to constitute an “Event of Default” without written notice or opportunity to cure.

6.1.6 Event of Default With Cure. If Tenant breaches or fails to perform an obligation under this Lease which, under any applicable provision of this Lease, is deemed to constitute an “Event of Default” upon the expiration of a cure period that is different than as set forth in Section 6.1.1 or 6.1.2, above, as applicable (and, without limitation, Tenant agrees that the cure period for Tenant’s failure to maintain insurance required by this Lease will be five (5) business days and will not be subject to extension).

6.1.7 Liens. Any lien has been filed against the Property, or any portion thereof, as a result of Tenant’s acts, omissions or breach of this Lease, and Tenant fails, within thirty (30) days after the lien is filed, either (1) to cause said lien to be removed from the Property, and/or (2) to furnish a bond sufficient to remove the lien or cause a title insurance endorsement to be issued with respect to such lien, which endorsement shall be satisfactory, in form and substance to Landlord, in Landlord’s reasonable discretion.

6.2 Remedies.

6.2.1 Generally. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, in addition to any and all other rights and remedies provided by law or otherwise provided in this Lease (but in all events excluding consequential, special, exemplary or punitive damages, Landlord hereby waiving any right it may have to seek, pursue or collect such damages), any one or more of which Landlord may resort to cumulatively, consecutively, or in the alternative:

(A) Landlord may continue this Lease in full force and effect, and collect Rent when due.

(B) Landlord may terminate this Lease upon written notice to Tenant to such effect, in which event this Lease (and all of Tenant’s rights hereunder) shall immediately terminate, but such termination shall not affect those obligations of Tenant which are intended by their terms to survive the expiration or earlier termination of this Lease, nor Tenant’s obligation to pay damages as set forth in Section 6.3, below. This Lease may also be terminated by a judgment specifically providing for termination.

(C) Landlord may terminate Tenant’s right of possession without terminating this Lease upon written notice to Tenant to such effect, in which event Tenant’s right of possession of the Premises shall immediately terminate, but this Lease shall continue subject to the effect of this Section 6.2 and Section 6.3, below.

(D) Landlord may, but shall not be obligated to, perform any defaulted obligation of Tenant, and to recover from Tenant, as Additional Rent, the reasonable and actual costs incurred by Landlord in performing such obligation. Landlord may exercise its rights under this Section 6.2.1(D) without prior notice or upon shorter notice than otherwise required hereunder (and as may be reasonable under the circumstances) in the event any one or more of the following circumstances is present: (i) there exists a reasonable risk of prosecution of Landlord unless such obligation is performed sooner than the stated cure period; (ii) there exists an Emergency arising out of the defaulted obligation; and/or (iii) the Tenant has failed to obtain insurance required by this Lease, or such insurance has been canceled by the insurer without being timely replaced by Tenant, as required herein.

(E) Landlord shall have the right to recover damages from Tenant, as more fully set forth in Section 6.3, below.

Upon any termination of this Lease or of Tenant’s right of possession, Landlord, at its sole election, may (i) re-enter and take possession of the Premises and all the remaining improvements or property, (ii) eject Tenant or any of Tenant’s subtenants, assignees or other person or persons claiming any right under or through Tenant, (iii) remove all personal property of Tenant from the Premises and either store the same in a public warehouse or elsewhere at Tenant’s expense, and/or (iv) deem such personal property of Tenant to be abandoned by Tenant, and, in such event, Landlord may dispose of such property at Tenant’s expense, free from any claim by Tenant or anyone claiming by, through or under Tenant. It shall not constitute a constructive or other termination of this Lease or Tenant’s right to possession if Landlord (a) exercises its right to repair or maintain the Premises, (b) performs any unperformed obligations of Tenant, (c) stores or removes Tenant’s personal property from the Premises after Tenant’s dispossession, (d) attempts to relet, or, in fact, does relet, the Premises or (e) seeks the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease. Landlord’s rights with respect to Tenant’s personal property under the terms of this Paragraph are subordinate to the rights of any party having a security interest therein provided such subordination is effectuated pursuant to a subordination instrument (as is approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed) providing for (i) identification of the specific collateral relating to such security interest, (ii) the prompt removal (and in no event later than thirty (30) days) of such collateral by or on behalf of such secured party upon a default under the related security interest, and (iii) indemnification of Landlord by such secured party for damages arising out of such removal.

6.2.2 Additional Remedies for Default of Environmental Covenants. In the event of any breach of Tenant’s environmental covenants herein beyond the expiration of any applicable notice and cure period, including any Discharge of Hazardous Substances for which Tenant is responsible under this Lease and any failure of Tenant to comply with any of its obligations provided for in Section 2.5 of this Lease beyond the expiration of any applicable notice and cure period, in addition to any other remedies provided for herein or under applicable Environmental Laws, Landlord, at its sole option, may perform the actions required by applicable Environmental Laws, in which event Tenant shall reimburse Landlord for all reasonable, out-of-pocket costs and expenses (including fines and penalties resulting from Tenant’s failure to perform) incurred by Landlord in performing such actions. Tenant does hereby expressly grant to Landlord and Landlord’s Agents a right of access to the Premises, and a license to remove therefrom any and all Hazardous Substances and otherwise comply with all applicable Environmental Laws, acting either in its own name or in the name of the Tenant pursuant to the provisions of this Lease. The foregoing rights of Landlord shall include the right (but not the obligation) of Landlord to perform any remediation work required to be performed by Tenant under Section 2.5 on Tenant’s behalf and at Tenant’s sole cost and expense, and Tenant shall promptly reimburse Landlord for any and all reasonable out-of-pocket costs associated with said work if undertaken by Landlord.

6.2.3 Equitable Remedies. Upon the occurrence of an Event of Default by Tenant, Landlord shall also have the right to injunction, or other appropriate equitable relief.

6.2.4 Security Deposit.

(A) General. Upon receipt from Tenant of the sum stated in Article I above for the Security Deposit, which Tenant shall deliver to Landlord immediately upon Landlord funding the applicable initial Letter of Credit in accordance with Section 5.8(B) of the Work Agreement, such Security Deposit shall be held by Landlord without interest as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that such deposit is not an advance rental payment or a measure of Landlord’s damages in the event of any default by Tenant. If at any time during the Term any of the Rent herein reserved shall be overdue and unpaid beyond the expiration of any applicable notice and cure period, or any other sum payable by Tenant to Landlord hereunder shall be overdue and unpaid beyond the expiration of any applicable notice and cure period, or if Tenant shall fail to keep and perform any of the other terms, covenants and conditions of this Lease to be kept and performed by Tenant that can be satisfied by the payment of money beyond the expiration of any applicable notice and cure period (the foregoing being referred to in this Section 6.2.4 as a “Monetary Default”), then Landlord at its option may apply so much of the Security Deposit as may be necessary, to compensate Landlord for loss, cost or damage sustained, incurred or suffered by Landlord due to such breach on the part of Tenant. Should the Security Deposit or any portion thereof be applied by Landlord as herein provided, Tenant shall, upon written demand of Landlord, remit to Landlord a sufficient amount of immediately available funds to restore the Security Deposit to the original sum deposited, and Tenant’s failure to do so within five (5) business days after receipt of such demand shall constitute an Event of Default under this Lease. Should Landlord choose to apply the Security Deposit against damages suffered by it, such application shall not establish or signify a waiver of any other rights or remedies of Landlord hereunder, nor shall such application constitute an accord and satisfaction.

(B) Issuance of Letter of Credit. Upon the Execution Date, Tenant shall obtain and maintain through-out the term of this Lease an irrevocable, unconditional, standby letter of credit (a “Letter of Credit”) in the amount of the Security Deposit described in Article I (and as such amount may be reduced in accordance with the terms hereof) issued by and drawable upon a commercial bank, trust company, national banking association or savings and loan association with offices for banking and drawing purposes in the state in which the Building is located (the “Issuing Bank”). The Issuing Bank shall have outstanding, unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for an outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation, with respect to certificates of deposit, short term deposits or commercial paper at least A2 (or equivalent) by Moody’s Investor Service, Inc. and at least A- (or equivalent) by Standard & Poor’s Corporation (and is not on credit-watch or similar credit review with negative implication) (the foregoing standard being the “Minimum LOC Credit Rating”) (Landlord hereby approving Silicon Valley Bank as an Issuing Bank provided it meets the Minimum LOC Credit Rating as of the Execution Date of this Lease; provided, however, such approval shall be automatically rescinded in the event Silicon Valley Bank shall fail to continue to satisfy the Minimum LOC Credit Rating at any time during the Term). Each Letter of Credit shall: (a) name Landlord as beneficiary; (b) be in form and substance reasonably satisfactory to Landlord (Landlord hereby approving the form of Letter of Credit attached hereto as Exhibit F-1; (c) at all times be in the amount of the Security Deposit required hereunder; (d) permit multiple draws; (e) be fully transferable by Landlord without payment of any fees or charges; (f) at Landlord’s request, name any Landlord mortgagee as a co-beneficiary; (g) be payable at sight upon presentment to a local branch of the Issuing Bank in the city or county in which the Premises are located of a simple sight draft signed by Landlord or its property manager, accompanied by a certificate stating that Landlord is permitted to draw upon such Letter of Credit under the express terms of this Lease, and setting forth the amount that Landlord is drawing; (h) be for a term of not less than one year; and (i) be deemed automatically renewed, without amendment, for consecutive one-year periods through the 180th day after expiration of the Term unless the issuer of such Letter of Credit notifies Landlord in writing of its intent not to renew such Letter of Credit not less than sixty (60) days prior to the then-current stated expiration thereof. Tenant shall promptly execute any documents reasonably requested by Landlord to accomplish a transfer or assignment of the Letter of Credit – the costs of any such transfer or assignment by the Issuing Bank shall be the sole responsibility of Tenant and, to the extent paid by Landlord, such costs shall be due and payable by Tenant to Landlord as Additional Rent hereunder.

(C) Return of Letter of Credit. If Tenant shall have fully paid and performed all of its obligations under this Lease, including, as may be applicable, payment of all final Operating Expenses and/or Real Estate Taxes due pursuant to any final reconciliation of Operating Expenses and/or Real Estate Taxes applicable to the final year of the Term (or earlier termination of the Term), the Letter of Credit then held by Landlord as Tenant’s Security Deposit shall be returned to Tenant within thirty (30) days after the expiration date or sooner termination of this Lease, provided that if an uncured Event of Default is then occurring, such 30-day period shall not commence until such time as such breach is fully cured.

(D) Additional Letter of Credit Provisions. Any Letter of Credit delivered hereunder as the Security Deposit shall constitute security for payment of rent and for the performance of any and all other obligations of Tenant under this Lease. Without limitation:

(1) If an Event of Default occurs, then Landlord may, in its sole discretion (without any waiver of the Event of Default and without any requirement of further notice to Tenant or opportunity to cure) immediately draw upon all or any portion of the Letter of Credit posted as the Security Deposit. In such event, Landlord may (without requirement of notice to Tenant and in its sole discretion) apply the amount so drawn to any or all of those obligations of Tenant due or to become due under this Lease, and/or retain any proceeds thereof, provided Landlord shall credit the amount so retained against those obligations of Tenant due or to become due under this Lease to which Landlord applied such sums under any applicable provisions of this Lease. In the event of any such application, Tenant shall either (a) promptly deliver to Landlord (in the form of an additional Letter of Credit meeting all requirements of Section 6.2.4(B) the amount required to restore the Security Deposit to its full amount within five (5) business days after Landlord sends written notice to Tenant that it has applied all or a portion of the Security Deposit; or (b) otherwise cause the face value of the Letter of Credit to be restored to the full amount of the Security Deposit (and Tenant shall cause the Issuing Bank to acknowledge to Landlord that such restoration of the full face value of the Letter of Credit occurred in a timely manner). Tenant’s failure to restore the Security Deposit to its full amount within such five (5) business day period shall constitute an automatic Event of Default without requiring any further notice or opportunity to cure.

(2) Notwithstanding any provision of this Lease to the contrary, prior to Substantial Completion of the Base Building Improvements, Landlord shall not have the right to draw upon the Letter of Credit unless the Event of Default arises from (i) Tenant’s fraud, bankruptcy, willful misconduct, misappropriation of funds, or illegal acts, or (ii) the Issuing Bank’s bankruptcy or insolvency, the appointment of a receiver to administer the affairs of the Issuing Bank or the failure of the Issuing Bank or the Letter of Credit to comply with the terms and conditions of Section 6.2.4(B), in which case the Letter of Credit shall be drawn and held in escrow by a third party escrow agent in accordance with the terms of this Lease.

(3) The terms of this Paragraph 3 shall be subject to the express limitations in the Work Agreement relating to the period of time prior to Substantial Completion of the Base Building Improvements. Notwithstanding any provision of this Lease to the contrary, if Landlord is notified by the Issuing Bank that it will not renew or extend the term of its Letter of Credit, and if (and only if) Tenant fails to replace such

Letter of Credit with a substitute Letter of Credit from an Issuing Bank meeting all requirements of Section 6.2.4(B) or to supply the then-existing amount of the Security Deposit in cash within five (5) business days thereafter, such failure shall constitute an immediate and automatic Event of Default without requirement for any further written notice or opportunity to cure, and Landlord may immediately draw upon the Letter of Credit in full. In such event, Landlord may (without requirement of notice to Tenant and in its sole discretion) apply the amount so drawn to any or all of those obligations of Tenant due or to become due under this Lease, and/or retain any proceeds thereof, provided Landlord shall credit the amounts so retained against those obligations of Tenant due or to become due under this Lease to which Landlord applied such sums under any applicable provisions of this Lease. If so applied, upon Tenant’s posting a substitute Letter of Credit from an Issuing Bank meeting all of the requirements of Section 6.2.4(B), Landlord shall credit to Tenant any amounts previously drawn by Landlord under the Letter of Credit and not applied against obligations of Tenant due or to become due under any applicable provisions of this Lease.

(4) The terms of this Paragraph 4 shall be subject to the express limitations in the Work Agreement relating to the period of time prior to Substantial Completion of the Base Building Improvements. Notwithstanding any provision of this Lease to the contrary, if the credit rating of any Issuing Bank of a Letter of Credit is reduced below Minimum LOC Credit Rating, or if the Issuing Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or being placed on credit-watch or similar credit review with negative implication, then Landlord may require that Tenant obtain from a different Issuing Bank a substitute Letter of Credit that complies in all respects with the requirements of Section 6.2.4(B) within thirty (30) days of Tenant receiving notice thereof from Landlord. If Tenant fails to obtain such substitute Letter of Credit within five (5) business days after Landlord’s written demand therefor, shall constitute an immediate and automatic Event of Default without requirement for any further written notice or opportunity to cure, and Landlord may immediately draw upon the Letter of Credit in full. In such event, Landlord may (without requirement of notice to Tenant and in its sole discretion) apply the amount so drawn to any or all of those obligations of Tenant due or to become due under this Lease, and/or retain any proceeds thereof, provided Landlord shall credit the amount so retained against those obligations of Tenant due or to become due under this Lease to which Landlord applied such sums under any applicable provisions of this Lease. If so applied, upon Tenant’s posting a substitute Letter of Credit from an Issuing Bank meeting all of the requirements of Section 6.2.4(B), Landlord shall credit to Tenant any amounts previously drawn by Landlord under the Letter of Credit and not applied against obligations of Tenant due or to become due under any applicable provisions of this Lease.

(5) The proceeds of any Letter of Credit drawn by Landlord are proceeds of a letter of credit posted by an independent third party financial institution on an irrevocable standby basis.

(6) Landlord shall not be obligated to hold the cash proceeds of any draw made upon the Security Deposit in a separate account from other Building or project funds, but Landlord shall maintain such funds in one or more accounts with one or more federally insured institutions.

(E) Adjustments to Amounts Required as Security Deposit. The Security Deposit amounts required of Tenant pursuant to Article I and this Section 6.2.4 of this the Lease shall be subject to modification as follows:

(1) Commencing with the third (3rd) anniversary of the Lease Commencement Date and continuing thereafter on each subsequent anniversary of the Lease Commencement Date, in the event that (a) Tenant is not in Monetary Default under the terms of this Lease beyond the expiration of any applicable grace or notice and cure period, (b) the Tenant maintained an Adjusted EBITDA (defined below) of at least Twenty-Five Million Dollars ($25,000,000) for the immediately preceding financial reporting period (i.e., the prior four reporting quarters), (c) the Tenant maintained a Fixed Charge Coverage Ratio (defined below) of not less than 1.25, and (d) Tenant delivers a written request no earlier than thirty (30) days of an anniversary of the Lease Commencement Date to Landlord accompanied by reasonably detailed documentation that these Third Anniversary LOC Conditions have been satisfied (the foregoing conditions being the “Third Anniversary LOC Conditions”), then, upon Landlord’s approval of Tenant’s written request (which approval shall not be unreasonably withheld, conditioned or delayed), Tenant shall have the right to reduce the then-existing amount of the Letter of Credit by an amount equal to One Million and 00/100 Dollars ($1,000,000.00) and the provisions relating to the Security Deposit under this Lease shall be deemed adjusted to reflect such lesser amount. For purposes of this Section 6.2.4(E)(1), the term “Adjusted EBITDA” shall have the meaning ascribed to such term in Tenant’s then most recent 10-K Filing with the SEC prior to the third (3rd) anniversary of the Lease Commencement Date (provided that such then effective Adjusted EBITDA is materially consistent with the Adjusted EBITDA in Tenant’s S-1 Filing with the SEC in May 2014). Further, for purposes of this Section 6.2.4(E)(1), the term “Fixed Charge Coverage Ratio” means (i) the sum of Adjusted EBITDA plus Rent, divided by (ii) the sum of Rent plus Current Maturities (which term means all debt of Tenant) plus net interest expense plus cash taxes paid plus Unfunded Capital Expenditures (which term means the extent to which capital expenditures exceed the combination of term financing and equity issued during a period and utilized to fund such capital expenditures); provided, however, in the event that Rent is capitalized or otherwise not treated as an expense for purposes of calculating Adjusted EBITDA, then Fixed Charge Coverage Ratio shall mean (I) Adjusted EBITDA, divided by (II) the sum of Rent plus Current Maturities plus net interest expense plus cash taxes paid plus Unfunded Capital Expenditures.

(2) Commencing with the sixth (6th) anniversary of the Lease Commencement Date and continuing thereafter on each subsequent anniversary of the Lease Commencement Date, in the event that (a) Tenant is not in Monetary Default under the terms of this Lease beyond the expiration of any applicable notice and cure period, (b) Tenant (or an Affiliate) leases no less than eighty-five percent (85%) of the Rentable Area in the Buildings, and (c) Tenant delivers a written request no earlier than thirty (30) days of an anniversary of the Lease Commencement Date to Landlord accompanied by reasonably detailed documentation that these Sixth Anniversary LOC Reduction Conditions have been satisfied (the foregoing conditions being the “Sixth Anniversary LOC Reduction Conditions”), then, upon Landlord’s approval of Tenant’s written request (which approval shall not be unreasonably withheld, conditioned or delayed), Tenant shall have the right to reduce the then-existing amount of the Letter of Credit by an amount equal to ten percent (10%) of the outstanding Letter of Credit as of the sixth (6th) anniversary date (i.e., after taking into account all prior effective reductions to the Letter of Credit pursuant to this Section 6.2.4 (if any)) and the provisions relating to the Security Deposit under this Lease shall be deemed adjusted to reflect such lesser amount.

(3) The foregoing reductions will be available to Tenant until the Letter of Credit balance is reduced to zero. By way of example only and without limiting the generality of the foregoing, in the event the Letter of Credit is reduced by $1,000,000 as a result of Tenant satisfying the Public Offering LOC Condition and the Letter of Credit remains at $6,000,000 as of the 6th anniversary of the Lease Commencement Date, then (i) the Letter of Credit may be reduced by $600,000 (i.e., 10% of $6,000,000) on the 6th anniversary of the Lease Commencement Date provided that Tenant satisfies the Sixth Anniversary LOC Reduction Conditions as of the date of the 6th anniversary, (ii) the Letter of Credit will be further reduced by an additional $600,000 (i.e., 10% of $6,000,000 on the 6th anniversary of the Lease Commencement Date) on the 7th anniversary of the Lease Commencement Date provided that Tenant satisfies the Sixth Anniversary LOC Reduction Conditions as of the date of the 7th anniversary, and (c) the Letter of Credit will be further reduced by an additional $600,000 (i.e., 10% of $6,000,000 on the 6th anniversary of the Lease Commencement Date) on the 8th anniversary of the Lease Commencement Date provided that Tenant satisfies the Sixth Anniversary LOC Reduction Conditions as of the date of the 8th anniversary. Further and again by way of example only and without limiting the generality of the foregoing, in the event the Letter of Credit is reduced by $1,000,000 as a result of Tenant satisfying the Public Offering LOC Condition and again reduced by $1,000,000 as a result of Tenant satisfying the Third Anniversary LOC Reduction Conditions and the Letter of Credit remains at $5,000,000 as of the 6th anniversary of the Lease Commencement Date, then (i) the Letter of Credit may be reduced by $500,000 (i.e., 10% of $5,000,000) on the 6th anniversary of the Lease Commencement Date provided that Tenant satisfies the Sixth Anniversary LOC Reduction Conditions as of the date of the 6th anniversary, (ii) the Letter of Credit will be further reduced by an additional $500,000 (i.e., 10% of $5,000,000 on the 6th anniversary of the Lease Commencement Date) on the 7th anniversary of the Lease Commencement Date provided that Tenant satisfies the Sixth Anniversary LOC Reduction Conditions as of the date of the 7th anniversary, and (c) the Letter of Credit will be further reduced by an additional $500,000 (i.e., 10% of $5,000,000 on the 6th anniversary of the Lease Commencement Date) on the 8th anniversary of the Lease Commencement Date provided that Tenant satisfies the Sixth Anniversary LOC Reduction Conditions as of the date of the 8th anniversary.

(4) In the event Tenant submits any request for a reduction of the Security Deposit in accordance with the terms of this Section 6.2.4(E) (a “Reduction Request”) and Landlord has the right to review and approve any applicable conditions (e.g., the satisfaction of a certain Fixed Charge Coverage Ratio), then Landlord shall immediately review such Reduction Request (and to the extent applicable review and consult with any named co-beneficiary on a Letter of Credit) and approve or disapprove any such request in writing with ten (10) business days. If Landlord disapproves or fails to approve any such condition in a Reduction Request in writing within seven (7) business days, Tenant may deliver a second notice of such Reduction Request, after which Landlord shall have three (3) business to approve or disapprove in writing. If Landlord fails to respond to such second notice, the Reduction Request shall be deemed disapproved. If Landlord sends notice of disapproval, then such notice shall contain a reasonably detailed summary of the reasons for such disapproval and the actions required for Landlord’s approval. If Landlord disapproves a Reduction Request or if the Reduction Request is deemed to be disapproved by Landlord, Tenant shall have the right to request by written notice to Landlord that the matter of whether the Reduction Request is in strict compliance with the terms of this Section 6.2.4(E) be submitted to arbitration within thirty (30) days of Landlord’s notice of disapproval. By written notice to Landlord, Tenant shall designate a certified professional accountant (“CPA”) that is not affiliated with and has not been employed during the past three (3) years by either Tenant or Landlord, to act as the arbitrator (“Arbitrator”) to whom the controversy shall be submitted, and Landlord shall have ten (10) business days to approve or disapprove Tenant’s choice of CPA. If Landlord does not approve such CPA prior to the expiration of such ten (10) business day period, Landlord shall propose a different, unaffiliated CPA to act as Arbitrator; provided, however, if Landlord does not propose a different and unaffiliated CPA, then Tenant’s choice of CPA shall automatically be deemed approved. In the event the parties are unable to resolve the choice of CPA within twelve (12) business days after notice of Landlord’s disapproval, the selection of the Arbitrator shall be conducted pursuant to the rules for resolution of commercial disputes promulgated by the American Arbitration Association as further set forth below. The parties shall request a listing of three (3) available arbitrators in Washington, D.C. from the American Arbitration Association, and if Landlord and Tenant do not mutually agree on the Arbitrator within ten (10) days after receipt of such listings, the American Arbitration Association shall select the Arbitrator. In any event, the Arbitrator alone shall, subject to the terms of this Agreement, have the power to conduct hearings, gather evidence and question witnesses and to establish any procedural rules the Arbitrator deems appropriate, consistent with the expedited procedures contemplated hereby and the Arbitration Rules for the Real Estate Industry promulgated by the American Arbitration Association then in effect. Within ten (10) business days of the selection of the Arbitrator, the Arbitrator will render a decision, which decision shall be in writing delivered to both Tenant and Landlord; provided, however, in rendering the decision, the Arbitrator shall not add to, subtract from or otherwise modify the provisions of this Lease. Any and all costs related to the arbitration process under this Section 6.2.4(E)(4) shall be paid equally by Landlord and Tenant; provided, however, if the Reduction Request was deemed disapproved due to Landlord’s failure to respond to a Reduction Request, and the Arbitrator determines that the Reduction Request should have been approved, then Landlord shall pay all reasonable costs related to the arbitration process under this Section 6.2.4(E)(4). Notwithstanding anything to the contrary, Landlord and Tenant hereby agree that the decision of the Arbitrator shall be final and binding upon both parties absent manifest error; provided, however, if a party claims the occurrence of manifest error, then until such time as the party claiming the occurrence of manifest error shall conclusively prove the same, the decision of the Arbitrator shall remain binding. Landlord and Tenant waive any right they may have to determine of a Reduction Request by a method other than arbitration in accordance with the terms hereof, and further agree that the determination of such arbitration may be subject to and enforced in accordance with applicable law.

(5) In the event that (a) there is no uncured Monetary Event of Default of Tenant under this Lease beyond the expiration of any applicable grace or notice and cure period, (b) Tenant has exercised the Contraction Option, and (c) Tenant has delivered the Contraction Payment to Landlord, then Tenant shall have the right to reduce the then-existing amount of the Letter of Credit to Tenant’s Proportionate Share of the Rentable Area after taking into account the reduction in the size of the Premises occurring upon Tenant’s exercise of the Contraction Option and the provisions relating to the Security Deposit under this Lease shall be deemed adjusted to reflect such lesser amount. By way of example only and without limiting the generality of the foregoing, if the Letter of Credit remains outstanding in an amount of $2,000,000 at the time Tenant exercises the Contraction Option, and Tenant exercises the Contraction Option such that Tenant will be leasing eighty-percent (80%) of the original Rentable Area in the Buildings immediately following such contraction of space, then the Letter of Credit will be reduced by $400,000.

All modifications to the Letter of Credit contemplated or permitted under this Section 6.2.4(E) are intended to be available to Tenant on a cumulative basis. Provided there is no uncured Monetary Event of Default of Tenant under this Lease beyond the expiration of any applicable notice and cure period, Landlord will cooperate with Tenant (at no cost to Landlord) in connection with modifying the Letter of Credit to reflect any adjustments permitted under this Section 6.2.4(E). In the event that Landlord has drawn from the Letter of Credit pursuant to Section 6.2.4(D)(2) or Section 6.2.4(D)(3), it shall not be unreasonable for Landlord to deny its consent to any modification of the Letter of Credit contemplated under this Section 6.2.4(E) and Landlord will not be obligated to return any proceeds previously drawn from a Letter of Credit until the provisions of Section 6.2.4(D)(2) and/or Section 6.2.4(D)(3) have been satisfied (in Landlord’s good faith discretion).

(F) Costs of Assignment of the Letter of Credit. Notwithstanding anything in this Lease, the Letter of Credit, or the Work Agreement to the contrary, (i) the initial Ten Thousand and 00/100 Dollar ($10,000) assignment fee for Landlord’s assignment of the Letter of Credit payable to Silicon Valley Bank shall be the only fee payable in connection with the assignment of the Letter of Credit upon the initial execution and delivery of this Lease and shall be paid by Landlord without reimbursement; (ii) any subsequent assignment fees charged by any Issuing Bank for substitution of the Letter of Credit with a replacement letter of credit at Tenant’s request or renewals of the Letter of Credit shall be paid by Tenant without reimbursement (provided further, if any such fees are payable before Substantial Completion of the Base Building Improvements, such fees shall be deemed Section 5.6 Third Party Costs (as defined in the Work Agreement) and payment for the same shall be adjusted in accordance with the terms of the Work Agreement); (iii) if Landlord (or Landlord’s Mortgagee) requests a reassignment or further assignment of the Letter of Credit after the Execution Date to a different party, those assignment fees stipulated by the Issuing Bank in the form of Letter of Credit attached hereto as Exhibit F-1 shall be paid by Landlord without reimbursement; (iv) any assignment fees charged by the Issuing Bank arising out of the issuance of a replacement letter of credit if the Letter of Credit is lost, stolen or mutilated, or otherwise destroyed solely as a result of Landlord’s or assignee’s conduct, shall be paid by Landlord without reimbursement; and (v) any assignment fees arising solely as a result of a reduction in the Letter of Credit pursuant to Section 6.2.4(E) above shall be paid by Tenant without reimbursement (provided further, if any such fees are payable before Substantial Completion of the Base Building Improvements, such fees shall be deemed Section 5.6 Third Party Costs) and payment for the same shall be adjusted in accordance with the terms of the Work Agreement).

6.2.5 Waivers. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby specifically waive and surrender any and all rights and privileges, so far as is permitted by law, which Tenant and all such persons might otherwise have under any present or future Law: (a) to the service of any notice to quit or of Landlord’s intention to re-enter or to institute legal proceedings, except the foregoing shall not waive any notices required under Section 6.1, above; (b) to redeem, re-enter or repossess the Premises after Tenant’s right of possession has been terminated by Landlord; (c) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court or judge, or any re-entry by Landlord, or any expiration or termination of this Lease, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease; or (d) to the benefit of any law which exempts property from liability for debt or for distress for rent.

6.3 Damages.

6.3.1 Generally.

(A) Upon any termination of this Lease or Tenant’s right of possession, or any reentry by Landlord under the provisions of Section 6.2, or under any summary dispossession or other proceeding or action or any provision of law by reason of any Event of Default by Tenant, then in addition to the aggregate amount of Rent which Tenant has failed to pay under this Lease through the date of termination or re-entry (as the case may be) and any other damages recoverable by Landlord under applicable state law or this Lease, Tenant shall pay to Landlord as damages, at Landlord’s election, either:

(i) a lump sum which shall be immediately due and payable by Tenant and which, at the time of termination of this Lease or any such reentry by Landlord, as the case may be, represents the excess of (a) the aggregate amount of the Base Rent and Additional Rent which would have been payable by Tenant under this Lease (provided the Additional Rent reflects those variable Operating Expenses associated with reduced occupancy) for the period commencing with such termination or reentry, as the case may be, and ending with the Lease Expiration Date, over (b) the aggregate amount of Rent that Tenant proves should reasonably have been received by Landlord for the same period (assuming such rent amount accounts for the payment of all costs of reletting by the replacement tenant, and also accounts for an appropriate vacancy period to seek and obtain a replacement tenant and fit the Premises out for such tenant’s occupancy, during which Landlord cannot reasonably be expected to receive rent), which excess amount shall be discounted to present value using a discount rate equal to the average yield to maturity of United States treasury instruments having a maturity comparable to time period between the date of such termination or reentry and the Lease Expiration Date, above; or

(ii) sums equal to the Base Rent and Additional Rent due or which would have become due from the date of Tenant’s default through the remainder of the Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant’s default and continuing until the date on which the Term would have expired but for Tenant’s default, it being understood that separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Term (in which event such deferral shall not be construed as a waiver of Landlord’s rights as set forth in this Lease and Landlord’s cause of action shall be deemed not to have accrued until the expiration of the Term), and it being further understood that if Landlord elects to bring suits from time to time prior to reletting the Premises, Landlord shall be entitled to its full damages through the date of the award of damages without regard to any Base Rent, Additional Rent or other sums that are or may be projected to be received by Landlord upon reletting of the Premises.

(B) In addition (but without duplication of amounts for which Tenant is liable under Section 6.3.1(A) above), Tenant shall immediately become liable to Landlord for all damages proximately caused by Tenant’s breach of its obligations under this Lease but in all events excluding consequential damages and including all costs Landlord incurs in reletting (or attempting to relet) the Premises or any part thereof, including, without limitation, brokers’ commissions, expenses of cleaning, altering and preparing the Premises for new tenants, legal fees and all other like expenses properly chargeable against the Premises and the rental received therefrom and like costs. If the Premises or any portion thereof be relet by Landlord for the unexpired portion of the Term before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, constitute the fair and reasonable rental value for the Premises, or part thereof, so relet for the term of the reletting. Upon any termination of this Lease or Tenant’s right of possession, or any reentry by Landlord under the provisions of Section 6.2, or under any summary dispossession or other proceeding or action or any provision of law by reason of any Event of Default by Tenant, Landlord shall use commercially reasonable efforts to mitigate its damages. Provided Landlord uses such commercially reasonable efforts to mitigate its damages, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises, or if the Premises or any part are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant’s liability for damages or otherwise under this Lease.

6.3.2 Timing of Suits. Suit or suits for recovery of such damages or any installments thereof may be brought by Landlord at any time and from time to time after they accrue, at Landlord’s election, and the bringing of suit for that portion of the damages owed by Tenant to Landlord hereunder which has then accrued shall not prejudice Landlord’s right to bring suit later for damages thereafter accruing; and nothing contained herein shall be construed to require Landlord to postpone suit until the Lease Expiration Date, provided Landlord may at its election bring suit for such damages after the end of the Term originally contemplated under this Lease, and Tenant agrees that, in such event, Landlord’s cause of action to recover such damages shall be deemed to have accrued on the Lease Expiration Date.

6.3.3 Additional Damages. Landlord shall also have the right to recover from Tenant any other amounts necessary to compensate Landlord for all of the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including such other amounts (in addition to or in lieu of any of the items of damage specified herein, but without duplication thereof including duplication of any amounts under Section 6.3.1(B) above) as may be permitted from time to time by applicable Laws, including all unamortized lease-up costs associated with this Lease (such as tenant improvement costs, brokerage commissions and legal expenses) to the extent not recovered by application of Section 6.3.1, above.

6.4 Landlord’s Default.

6.4.1 General. It shall constitute a “Landlord Default” if Landlord shall fail to perform one or more of its obligations under this Lease, and if such failure (i) arises out of a monetary default, expressly including, without limitation, Landlord’s failure to pay when payable (to the extent payable pursuant to this Lease) any portion of the Tenant Improvement Allowance, Per Mensem Delay Charges, and any amounts due for late delivery pursuant to Section 8.12 set forth under this Lease (“Monetary Landlord Default”), and such failure continues for a period of five (5) business days after receipt of written notice, accompanied by reasonable substantiation of the applicable costs, from Tenant to Landlord and any Mortgagee (if applicable); (ii) arises out of an Emergency default of Landlord set forth under this Lease, and such default continues for a period of two (2) business days after written notice of the occurrence of such Emergency from Tenant to Landlord and Mortgagee (if applicable); or (iii) arises out of any other default, including, without limitation, failure to perform any non-monetary obligations and maintenance or repair obligations, of Landlord set forth under this Lease (“Other Landlord Default”), and such failure continues for a period of thirty (30) days after receipt of written notice, accompanied by reasonable substantiation of the applicable costs, from Tenant to Landlord and any Mortgagee (if applicable), then Tenant shall have the right to immediately exercise its right to self-help and Landlord shall reimburse Tenant for the costs and expenses actually incurred by Tenant in curing any such Landlord Default, or Tenant shall have the right to set-off against Rent the amount payable under this Lease until Landlord cures any such

Monetary Landlord Default. The foregoing clause (iii) notwithstanding, if (A) such Other Landlord Default cannot reasonably be cured within the time periods established herein despite Landlord’s due diligence, and (B) Landlord duly commences and thereafter diligently and continuously prosecutes to completion all steps necessary to cure such Other Landlord Default, then such 30 day period shall be extended for a reasonable period of time as necessary under the circumstances for Landlord to cure such Other Landlord Default, but in no event more than one hundred twenty (120) days after the date of Tenant’s default notice to Landlord. In the event of a Landlord Default, but not otherwise, Tenant shall be entitled to pursue all rights and remedies available at law or in equity (except as limited by this Lease), and in all events excluding consequential, special, exemplary or punitive damages, Tenant hereby waiving any right it may have to seek, pursue or collect such damages). In addition, except as expressly set forth herein to the contrary, Tenant shall not have any right to terminate this Lease in connection with a Landlord Default, except further to the extent that such Landlord Default is of a magnitude and materiality that a constructive eviction is deemed to have occurred under applicable Laws. Tenant shall use commercially reasonable efforts to mitigate its damages in the event of any Landlord Default hereunder.

6.4.2 Tenant’s Right to Perform Unperformed Obligations. Among other remedies permitted to be exercised by Tenant upon a Landlord Default after expiration of applicable cure periods under Section 6.4.1 above, Tenant may (but shall not be obligated to) perform any such obligation of Landlord. Within ten (10) business days following Tenant’s written demand to Landlord accompanied by reasonable substantiation of the applicable costs, Tenant may recover from Landlord the reasonable and actual costs incurred by Tenant in performing such Landlord obligation (together with interest at a rate of eight percent (8%) per annum from the date such amount was paid by Tenant to the date such amount was fully recovered by Tenant pursuant to this Section 6.4.2). If Landlord fails to pay any such amount within such 10 business day period, then without limiting any other right or remedy Tenant may have, Tenant shall have the automatic right to recover all such unpaid amounts by offset of such costs and interest against the next payments of Base Rent and Additional Rent payable by Tenant hereunder. The foregoing right to perform Landlord’s obligations shall only apply after the requisite notice and opportunity to cure has been afforded to Landlord in accordance with Section 6.4.1 above.

6.4.3 Tenant’s Right to Abate Rent. In the event that any of the Building Services (including utilities) required to be furnished or provided under this Lease by Landlord are not so furnished or provided by Landlord and if all or a material portion of the Premises is rendered untenantable or inaccessible as a result thereof (a “Business Services Interruption”), for a continuous period of (i) two (2) business days and such Building Services Interruption is a direct result of Landlord’s gross negligence or willful misconduct, or (ii) five (5) business days for any other reason and such Building Services Interruption is covered by insurance required to be maintained by either Landlord or Tenant pursuant to the terms of this Lease, then, after Tenant gives Landlord written notice thereof, so long as (x) there shall be no Event of Default on the part of Tenant under this Lease, and (y) Tenant has used commercially reasonable efforts to fully utilize all available on-site Building Service sources, e.g. Building Generator and Tenant Generator, Tenant shall be entitled to an abatement of Base Rent payable under this Lease for the period beginning on the day after such two (2) or five (5) business day period (as applicable) ends and continuing until the Premises are rendered tenantable. Without limiting Tenant’s ability to abate rent under clause (ii) hereof, if and only if, Landlord is complying with its insurance obligations under this Lease to obtain and maintain rent loss insurance under Section 4.3.2, (provided Tenant has not disapproved the inclusion of such insurance under the Annual Estimate), and such insurance coverage is not available to cover the Building Services Interruption, then the cost of renting or obtaining and maintaining any equipment necessary to provide the Building Services, i.e., a generator, that is otherwise excluded as an Operating Expense under the Lease, shall be deemed to be a permitted Operating Expense during such Business Services Interruption and those periods of time before and after such Business Services Interruption reasonably related to Landlord’s provision of such equipment and/or services. Tenant shall use commercially reasonable good faith efforts to cooperate with Landlord’s efforts to render the Premises tenantable during such Business Services Interruption period of time.

6.5 Landlord’s Waiver of Lien. Landlord hereby irrevocably and unconditionally waives any rights of distraint or rights to a lien it may have at law or equity on Tenant’s personal property.

ARTICLE VII

LENDER PROTECTION

7.1 Subordination. This Lease (and the provisions hereof) and any extensions, renewals, replacements or modifications thereof are and shall at all times be subject and subordinate to the lien and provisions of any mortgage, deed of trust and all other security documents now or hereafter securing payment of any indebtedness of Landlord with respect to the Land or Buildings, and to all advances made or hereafter to be made upon the security thereof and to any increases, renewals, modifications, substitutions, replacements, consolidations, restatements and extensions thereof, and/or amendments thereto. Although the foregoing subordination is self-effectuating, Tenant shall execute and return to Landlord any documentation requested by Landlord consistent with this Article VII in order to confirm the foregoing subordination, within ten (10) business days after Landlord’s written request and Tenant’s approval or deemed approval of the form of such documentation. Notwithstanding the foregoing, the subordination of this Lease to any future or existing mortgage or ground lease shall be conditioned upon the delivery to Tenant of a commercially reasonable form of subordination, non-disturbance and attornment agreement for Tenant’s benefit, which provides, inter alia, that so long as no Event of Default under this Lease exists and Tenant attorns to such mortgagee or ground lessor or any successor-in-title thereto in the event of a foreclosure or deed-in-lieu of foreclosure or termination of a ground lease (a “Mortgagee”), the Mortgagee shall agree (a) not to terminate this Lease or disturb Tenant’s quiet use, possession and enjoyment of the Premises; (b) not to make Tenant a party to any foreclosure or other legal action; (c) to recognize any and all rights of Tenant under this Lease including any set-off and self-help rights expressly granted to Tenant pursuant to this Lease (and the Work Agreement); and (d) to such other terms and conditions as are reasonably and customarily contained in a commercially reasonable form of subordination, non-disturbance and attornment agreement and approved by Tenant in Tenant’s reasonable discretion (such agreement, an “SNDA”). Concurrently with the execution and delivery of this Lease, Landlord, Tenant and the current Mortgagee of the Property shall execute and deliver the form of SNDA attached hereto as Exhibit E. Landlord shall be responsible for any expense incurred by Landlord in procuring any SNDA (including, without limitation, any charge or expense of the Mortgagee) and Tenant shall be responsible for any cost or expense incurred by Tenant in procuring any SNDA. In addition, and notwithstanding anything to the contrary, for so long as any portion of the Tenant’s Improvement Allowance is outstanding, Landlord shall cause any Mortgagee to deliver an SNDA to Tenant in the form of Exhibit E or such other form reasonably acceptable to Tenant, provided it is deemed reasonable for Tenant to reject any such other form of SNDA if it does not require such Mortgagee to fund and deliver all unused portions of the Improvement Allowance to Tenant. Tenant agrees that it will execute and deliver an SNDA in substantially the form of Exhibit E to any Mortgagee within twenty (20) days upon Landlord’s prior written request.

7.2 Estoppel Certificates. Tenant shall, from time to time, within ten (10) business days of Landlord’s written request, execute, acknowledge and deliver to Landlord and/or its designee an Estoppel Certificate in the form attached hereto as Exhibit D, or on such other form as Landlord may reasonably request (an “Estoppel Certificate”). Landlord shall, from time to time, within ten (10) business days of Tenant’s written request, execute, acknowledge and deliver to Tenant and/or its designee an Estoppel Certificate on such form as Tenant may reasonably request.

7.3 Mortgagee Protection. Provided Tenant has received prior written notice identifying a then-existing mortgagee and its address for notices, Tenant agrees to simultaneously give the holder of any deed of trust encumbering the Property, by registered mail, a copy of any notice of default or termination served upon the Landlord at a notice address for such mortgagee provided by Landlord to Tenant in writing (or otherwise set forth in any SNDA executed between Tenant and such mortgagee). Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee(s) and/or trust deed holder(s) shall have, (i) with respect to non-monetary defaults during which an Emergency does an exist, an additional thirty (30) days within which to have the right (but not the obligation) to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee and/or trust deed holder(s) has commenced and is diligently and continuously pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) (but in no event shall the cure period be extended beyond one hundred twenty (120) days after the date of notice) and (ii) with respect to a monetary default, an additional ten (10) business days within which to have the right (but not the obligation) to cure such default. In such events, Tenant shall not have the right to pursue any claim against Landlord, such mortgagee and/or such trust deed holder(s), including any claim of lease termination or actual or constructive eviction, so long as such remedies are being so diligently and continuously pursued. Notwithstanding anything to the contrary in this Section 7.3, if (and only if) an Emergency exists or Tenant’s property is in immediate danger, Tenant may immediately avail itself of all rights and remedies under this Lease and shall not be required to delay any such action or right for an additional period of time for any Mortgagee to cure such situation or event provided that Tenant immediately provides notices that Tenant is acting during such Emergency (and in no event later than the next occurring business days after such Emergency).

7.4 Attornment. In the event (i) any proceedings are brought for foreclosure, (ii) the exercise of the power of sale under any mortgage or deed of trust encumbering the Property, or (iii) of a termination of Landlord’s interest under any ground lease or underlying lease (or the reversion of Landlord’s interest) to the lessor thereunder, Tenant shall, subject to the terms of any SNDA, attorn to the purchaser at any such foreclosure, or to the grantee of a deed in lieu of foreclosure, or to lessor (or other party taking such reversionary interest) under such ground lease or underlying lease, and recognize such purchaser, grantee or lessor (as the case may be) (hereinafter referred to as a “Successor Landlord”) as the Landlord under this Lease, provided such Successor Landlord unconditionally assumes, either expressly or by operation of law, the obligations of “Landlord” arising under this Lease after the date title to the interest being transferred is so transferred to such purchaser or grantee, including, without limitation, the obligation to fund and pay the Tenant Improvement Allowance. Tenant agrees that no Successor Landlord shall, except as expressly set forth in any SNDA, be (i) bound by any payment of Rent for more than one (1) month in advance, (ii) liable for damages for any breach, act or omission of any prior landlord, (iii) subject to any claim of offset or defenses that Tenant may have against any prior landlord and which have accrued prior to the date that such Successor Landlord takes legal title to the Land and the Building (provided nothing herein shall be deemed or construed to limit Tenant’s set-off or self-help rights hereunder), or (iv) liable for the return of any security deposit, unless such security deposit has been physically received by such Successor Landlord. Any such Successor Landlord shall have the right, at any time, to subordinate to this Lease to any instrument to which this Lease is otherwise subordinated by operation of Section 7.1, above.

7.5 Casualty Proceeds/Condemnation Awards. Tenant acknowledges that Landlord’s right to any casualty proceeds or condemnation award may be subject to the rights of Landlord’s mortgagee (if any) in and to such proceeds or award under the mortgage or deed of trust (if any) which encumbers the Property.

ARTICLE VIII

MISCELLANEOUS

8.1 Brokers. Landlord and Tenant each represent and warrant to the other that neither of them has dealt with any real estate broker other than the Brokers in the negotiating or making of this Lease. Landlord shall pay to the Brokers any leasing commission due to the Brokers in connection with this Lease, subject to and in accordance with the provisions of a separate written commission agreement. Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Tenant or with whom Tenant has dealt, other than the Brokers, and Landlord shall indemnify and hold Tenant harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Landlord or with whom Landlord has dealt, other than the Brokers. Tenant’s and Landlord’s indemnities set forth in this Section shall survive the expiration or earlier termination of the Term.

8.2 Notices. All notices and demands which may be required or permitted to be given to either party hereunder shall be in writing, and shall be delivered personally or sent by United States certified mail, postage prepaid, return receipt requested, or by Federal Express or other reputable overnight carrier, to such party’s Notice Address. Either party may, upon ten (10) business days’ prior written notice to the other, substitute new persons and/or addresses to which all notices hereunder shall be directed. A Notice shall be deemed given upon the earlier of actual receipt or refusal of delivery.

8.3 Attorneys’ Fees. In any litigation or arbitration between the parties arising out of this Lease, the non-prevailing party shall pay to the prevailing party all reasonable expenses, arbitration, and/or court costs, including attorneys’ fees, costs and expenses incurred by the prevailing party in connection with such litigation or arbitration, including fees, costs and expenses associated with any appeals.

8.4 Access and Security. Except in the case of Emergencies during the Term, Tenant shall have access during the Term to the Building, Parking Facilities and Premises twenty-four (24) hours a day, seven (7) days a week. Landlord may (but shall be under no obligation to) exercise such security measures as Landlord reasonably determines necessary or appropriate for the Property, provided the same are reasonably consistent with other first class office buildings in the Applicable Submarket, but subject to Tenant’s rights under Section 2.2.3(B). Notwithstanding the foregoing to the contrary, Landlord agrees to provide and maintain a Datawatch security service (or an equivalent electronic building access control system) providing electronic card access system or equivalent to the Buildings; provided, however, Landlord agrees to consult Tenant when selecting such electronic building access control system in order to promote compatibility between such system serving the Buildings and Tenant’s systems serving exclusively the Premises. Tenant may install a security system within the Premises, at Tenant’s sole cost and expense, but subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that it shall not be unreasonable for Landlord to deny its approval to any system which is not compatible with the Building’s overall fire safety and life safety systems, or which is not reasonably usable by any successor tenant(s) in the Premises; further provided, however, if Landlord determines such system is not compatible or Landlord otherwise disapproves such system, Landlord shall deliver in writing to Tenant a notice of denial, which shall contain a reasonably detailed summary of the reasons for such denial and the actions required for Landlord’s approval. Landlord shall furnish at no cost to Tenant a number of security cards providing access to the Buildings equal to the number of Tenant’s employees located at the Premises as of the Lease Commencement Date, and any replacement or additional suite keys or security keys shall thereafter be obtained by Tenant through Landlord, and the actual cost thereof without mark-up or profit shall be reimbursed by Tenant to Landlord after written invoice. In the event Landlord offers any other amenities or services to any other tenants of a Building, such amenities or services shall be offered to Tenant on the same basis as offered to the other tenants of the Building.

8.5 Reserved.

8.6 Inability to Perform; Force Majeure. The following events constitute a “Force Majeure”: war, civil unrest, acts of terrorism or bioterrorism, strike, labor troubles, unusually inclement weather, governmental delays, inability to procure services or materials despite reasonable efforts, third party delays, fire or other casualty, acts of God, or any other cause(s) beyond the reasonable control of such party. Notwithstanding anything to the contrary contained in this Lease, with respect to any non-monetary obligation of a party in this Lease which must be performed within a specific time period, the time period for such performance shall be extended one (1) day for each day of delay suffered by such party as a result of the occurrence of any Force Majeure, provided, however, that (a) in no event shall any monetary obligations under this Lease be extended due to Force Majeure, (b) in no event shall financial inability constitute a cause beyond the reasonable control of a party, and (c) in order for any party hereto to claim the benefit of a delay due to Force Majeure, such party shall (i) actually be delayed, (ii) use commercially reasonable, diligent and continuous efforts to minimize the extent and duration of such delay, and (iii) notify the other party of the existence and nature of the cause of such delay in writing within a reasonable time after such delay first commences and in no event later than three (3) business days after actual knowledge of such delay. Tenant further agrees that Landlord’s delay in performance of any of its obligations under this Lease shall be excused to the extent that such delay is due to any act or omission of Tenant or Tenant’s Agents.

8.7 Additional Provisions Governing Indemnification Obligations. In the event of a third party claim which is subject to indemnification pursuant to this Lease, the party indemnified (the “Indemnified Party”) shall notify the party giving the indemnity (the “Indemnifying Party”) in writing within ten (10) business days after receipt of such claim. The failure of such Indemnified Party to so notify such Indemnifying Party shall not, however, preclude such Indemnified Party from seeking indemnification hereunder except to the extent such failure has materially prejudiced the ability of the Indemnifying Party to defend such claim or has caused such Indemnifying Party to suffer actual loss, in which case such Indemnifying Party’s obligations hereunder shall be reduced by the amount of such actual loss. The applicable Indemnifying Party shall promptly defend such claim by counsel of its own choosing and reasonably acceptable to the applicable Indemnified Party, and such Indemnified Party shall cooperate with such Indemnifying Party in the defense of such claim, including the settlement of the matter on the basis proposed by such Indemnifying Party and consented to by the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed (provided that (i) the Indemnifying Party shall be responsible for all costs and expenses of such settlement, and (ii) in no event will the Indemnified Party be required to accept any settlement under which it is required to admit liability or to undertake non-monetary executory obligations which it does not deem reasonable or acceptable in its sole discretion). The Indemnified Party shall provide full access, at any reasonable time, to such information relating to the matter which is the subject to such indemnification as is not privileged and within the possession, custody or control of the Indemnified Party, to the extent necessary for the Indemnifying Party to conduct such defense. If the Indemnifying Party, within a reasonable time after notice of a claim, fail(s) to defend an Indemnified Party, such Indemnified Party shall be entitled to undertake the defense, compromise or settlement of such claim at the expense of and for the account and risk of the Indemnifying Party.

8.8 Limitations Upon Landlord’s Personal Liability. Anything in this Lease to the contrary notwithstanding, neither Landlord, nor any of Landlord’s shareholders, officers, directors, partners, members, employees, agents or representatives, shall have any personal liability to Tenant or any other party under this Lease. Accordingly, for the satisfaction of any claim brought by Tenant against Landlord, Tenant shall look solely to Landlord’s interest in the Property, Premises and Building, and not to any other assets of Landlord, or any of Landlord’s shareholders, officers, directors, partners, members, employees, agents or representatives. In furtherance of the foregoing, if Landlord fails to perform any provision of this Lease which is

Landlord’s obligation to perform, and as a consequence of such failure, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only (i) out of the proceeds of sale received upon levy against the right, title and interest of Landlord in the Building, and/or (ii) to the extent not encumbered by a secured creditor, out of the rents or other incomes receivable by Landlord from the property of which the Premises are a part, including condemnation proceeds and insurance proceeds. In the event of any transfer(s) of Landlord’s interest in the Property, including any Security Deposit then being held by Landlord, other than a transfer for security purposes only, Landlord shall be automatically released from any and all obligations and liabilities on the part of Landlord first accruing after the date of such transfer, to the extent such obligations are unconditionally assumed by the transferee either expressly or by operation of law. Nothing in this Section 8.8 shall be deemed or construed to limit any rights of Tenant to set-off or self-help under this Lease.

8.9 Miscellaneous Provisions.

8.9.1 No Waiver; No Accord and Satisfaction. Failure by Landlord to assert (or waiver by Landlord of) any breach of any provision of this Lease, at any time or for any duration, shall not be deemed to be a waiver of any of Landlord’s rights or remedies under this Lease with regard to such breach or with regard to any subsequent breach of the same or any other provision of this Lease, and failure by Tenant to assert (or waiver by Tenant of) any breach of any provision of this Lease, at any time or for any duration, shall not be deemed to be a waiver of any of Tenant’s rights or remedies under this Lease with regard to such breach or with regard to any subsequent breach of the same or any other provision of this Lease. Any waiver by Landlord or Tenant of any provisions of this Lease must be in a writing signed by Landlord or Tenant respectively. In addition, Landlord’s acceptance of any payment from Tenant after a termination of this Lease due to an Event of Default by Tenant shall not have the effect of reinstating this Lease, nor estop Landlord from exercising any of the rights and remedies granted to Landlord hereunder arising out of such Event of Default. No payment by Tenant or acceptance by Landlord of a lesser amount than the Rent and other sums due hereunder shall be deemed to be other than on account of the total amount due from Tenant to Landlord, to be applied in such order as Landlord deems appropriate. In no event shall any endorsement or statement on any check or any accompanying check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or other sum and to pursue any other remedy provided in this Lease.

8.9.2 Authority, Execution and Delivery. Landlord and Tenant each represent and warrant to the other that it has been duly authorized to execute and deliver this Lease. This Lease shall only become effective and binding upon full execution hereof by Landlord and Tenant, and delivery of a signed copy to each party.

8.9.3 Joint and Several Liability. If there shall be more than one person or entity which constitute the “Tenant” hereunder, the obligations of Tenant hereunder shall be joint and several for all such persons and entities.

8.9.4 Headings. The marginal headings, Table of Contents, and titles to the Sections of this Lease are for convenience only, are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

8.9.5 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (without regard to the choice of law and/or conflict of law principles applicable in the Commonwealth of Virginia).

8.9.6 Benefit and Burden. The covenants and conditions herein contained, subject to the provisions as to assignment, shall inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

8.9.7 Recordation. Except to the extent otherwise required by law, neither Landlord nor Tenant shall record this Lease, but a short-form memorandum hereof may be recorded at the request and expense of Landlord.

8.9.8 Partial Invalidity. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision(s) shall remain in full force and effect.

8.9.9 Entire Agreement. This Lease contains the entire agreement of the parties hereto and supersedes all other agreements or understandings between them, whether oral or otherwise, and all such other agreements are hereby merged herein.

8.9.10 Consents; Time of the Essence. If any action, inaction, activity or other right or obligation of Tenant under this Lease is subject to the prior consent or approval of Landlord, such approval may be granted or denied in Landlord’s reasonable discretion, which shall not be unreasonably withheld, conditioned or delayed, unless the provision in question states that Landlord’s consent or approval shall be in its sole and absolute discretion. Time is of the essence with respect to Landlord’s and Tenant’s obligations under this Lease.

8.9.11 Reservation. Nothing set forth in this Lease shall be deemed or construed to restrict Landlord from making any repairs, renovations, replacements or improvements to any of the parking and/or Exterior Areas serving the Property, and Landlord expressly reserves the right to make any such repairs, renovations, replacements, improvements and modifications to such areas and other facilities of the Building and common areas as is reasonably necessary. In connection with the foregoing, Landlord may temporarily close or cover entrances, doors, windows, corridors, or other facilities without liability to Tenant; however, in doing so, Landlord shall not reduce the aggregate number of parking spaces available to Tenant, and will use commercially reasonable efforts to minimize disruption of Tenant’s use and occupancy of the Premises, including performing such activities on weekends and after normal business hours, and in all events Landlord shall provide Tenant no less than ten (10) business days prior written notice of any such activities, except in the event of an Emergency.

8.9.12 Certain Terminology. The term(s): (a) “including,” “includes” and terms of like import shall be interpreted to mean “including, but not limited to” and/or “includes, without limitation”; (b) “herein,” “hereunder,” “hereinbelow,” “above” and/or “below,” and any terms of like import, shall be interpreted to mean this Lease as a whole, and not merely the Section, paragraph or subparagraph within which such term is set forth; (c) “Landlord’s Agents” shall mean Landlord’s agents, employees, contractors and subcontractors; and (d) “Tenant’s Agents” shall mean Tenant’s agents, employees, contractors, subcontractors, assignees, sublessees, licensees and, while within the Premises, Occupants, invitees and business visitors. As used in all provisions of this Lease (i) where Tenant is agreeing to assume responsibility for certain conduct, actions and/or omissions of “Tenant,” the term “Tenant” shall be construed to mean Tenant and Tenant’s Agents, and (ii) where Landlord is agreeing to assume responsibility for certain conduct, actions and/or omissions of “Landlord,” the term “Landlord” shall be construed to mean Landlord and Landlord’s Agents.

8.9.13 Deed of Lease. To the extent required under applicable Law to make this Lease legally effective, this Lease shall constitute a deed of lease.

8.9.14 Certificate of Lease Commencement. Landlord and Tenant hereby agree to execute and deliver a Certificate of Lease Commencement, in the form attached hereto as Exhibit B, to confirm the Lease Commencement Date and the Lease Expiration Date. Failure to execute said Certificate of Lease Commencement shall not affect the Lease Commencement Date or the Lease Expiration Date.

8.9.15 Survival. All provisions of this Lease which (i) contemplate that the parties will take an action or pay a sum of money within a time frame that may elapse after the expiration or earlier termination of the Term, (ii) provide indemnity against Claims arising out of acts or omissions occurring during the Term even if such Claims are not asserted or resolved until after the expiration or earlier termination of the Term, and/or (iii) impose liability for damages due to acts, omissions or Events of Default occurring during the Term even if such damages are not asserted or incurred until after the expiration or earlier termination of the Term, shall, to the extent the obligation created under the applicable provision is not fully satisfied as of the date of expiration or earlier termination of the Lease, survive such expiration or termination (and shall not be merged therein).

8.10 WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ARISING OUT OF THIS LEASE, OR THE USE AND OCCUPANCY OF THE PREMISES.

8.11 Prohibited Persons and Transactions. Landlord and Tenant each represents and warrants that neither Tenant nor Landlord nor any of its respective affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

8.12 Delays in Delivery of Possession.

8.12.1 Per Mensem Delay Charges For Failure to Deliver in Required Condition on or before Outside Delivery Date. Landlord covenants and agrees to use commercially reasonable efforts to deliver possession of the Premises in the Required Condition (as defined in Exhibit C) no later than September 11, 2015 (defined in the Work Agreement) (the “Estimated Completion Date”). If Landlord does not deliver possession of the Premises in the Required Condition on or before the Estimated Completion Date, Landlord shall not be in default hereunder and this Lease will continue in full force and effect. Notwithstanding the foregoing terms of this Section 8.12.1, if Landlord fails, for any reason whatsoever to deliver possession of the Premises in the Required Condition on or before December 11, 2015 (the “Outside Delivery Date”), as such Outside Delivery Date shall automatically be extended on a calendar day-for-day basis for Force Majeure events (up to two hundred seventy (270) days) and Tenant Delay (without any limitation on the number of days), then Landlord shall not be in default under the terms of this Lease provided that Landlord pays when due all Per Mensem Delay Charges to Tenant. Notwithstanding the preceding sentence, extension of the Outside Delivery Date for Force Majeure events and Tenant Delay (as set forth in such sentence) shall only be cumulative if a calendar day of delay from a Force Majeure event occurs on a calendar day for which there was no Tenant Delay, and vice versa. By way of example only of the preceding sentence, if a calendar day of delay occurs on January 1, 2015 because of a Force Majeure event and on such date a calendar day of Tenant Delay also occurs, then the Outside Delivery Date shall only be extended by one calendar day; and conversely, if a calendar day of delay occurs on January 10, 2015 because of a Force Majeure event (and a calendar day of Tenant Delay is not occurring) and on January 11, 2015 a calendar day of delay occurs because of a Tenant Delay (but an event of Force Majeure Event is not occurring), then the Outside Delivery Date shall be extended by two calendar days. The term “Per Mensem Delay Charges” is a monthly liquidated penalty charged for Landlord’s delay in delivering the Premises in the Required Condition on or before the Outside Delivery Date (as adjusted due to delay caused by Force Majeure and Tenant Delays noted herein) to be paid on a monthly basis in an amount equal to One Hundred Forty-Two Thousand Eight Hundred Fifty-Seven and 14/100 Dollars ($142,857.14) per month and up to One Million and 00/100 Dollars ($1,000,000.00) in the aggregate and shall terminate upon the earlier to occur of Substantial Completion of the Premises in the Required Condition or termination of the Lease by Tenant in accordance with Section 8.12.3 or Section 8.12.4 of this Lease. Any Per Mensem Delay Charges due and payable by Landlord pursuant to this Section 8.12.1 shall be calculated based upon the occurrence or non-occurrence of the delivery of the Premises in the Required Condition as of the Outside Delivery Date and at the expiration of each subsequent thirty (30) day period after the Outside Delivery Date as follows: One Hundred Forty-Two Thousand Eight Hundred Fifty-Seven and 14/100 Dollars ($142,857.14) shall be due and payable December 11, 2015; One Hundred Forty-Two Thousand Eight Hundred Fifty-Seven and 14/100 Dollars ($142,857.14) shall be due and payable January 11, 2016; One Hundred Forty-Two Thousand Eight Hundred Fifty-Seven and 14/100 Dollars ($142,857.14) shall be due and payable February 11, 2016; One Hundred Forty-Two Thousand Eight Hundred Fifty-Seven and 14/100 Dollars ($142,857.14) shall be due and payable March 11, 2016; One Hundred Forty-

Two Thousand Eight Hundred Fifty-Seven and 14/100 Dollars ($142,857.14) shall be due and payable April 11, 2016; One Hundred Forty-Two Thousand Eight Hundred Fifty-Seven and 14/100 Dollars ($142,857.14) shall be due and payable May 11, 2016; One Hundred Forty-Two Thousand Eight Hundred Fifty-Seven and 14/100 Dollars ($142,857.14) shall be due and payable June 11, 2016; and no further Per Mensem Delay Charges shall be due thereafter. To the extent the Premises are delivered by Landlord in the Required Condition after a date on which a Per Mensem Delay Charge was due and payable but before the next Per Mensem Delay Charge is due, there shall be no adjustment to the Per Mensem Delay Charge already paid to Tenant. The parties agree that the amount of the Per Mensem Delay Charges is a reasonable estimate of the probable loss to Tenant in the event Landlord fails to deliver the Premises in the Required Condition on or before the Outside Delivery Date, and that the payment of the Per Mensem Delay Charges as and when due in such event is intended as full liquidated damages, and not as a penalty. If Landlord fails to make any payment of Per Mensem Delay Charges to Tenant as required hereunder, then in addition to, and without limiting, any other rights and remedies of Tenant, Tenant shall have the right to (i) offset all such unpaid Per Mensem Delay Charges from Tenant’s obligation to pay Base Rent and Additional Rent hereunder notwithstanding anything to the contrary, and (ii) immediately draw upon the Per Mensem Delay Letter of Credit. As security for Landlord’s obligation to pay Per Mensem Delay Charges in accordance with this Section 8.12.1, Landlord shall obtain prior to the Outside Delivery Date and maintain thereafter until the Premises are delivered in the Required Condition or this Lease is terminated in accordance with the terms hereof, an irrevocable, unconditional, standby letter of credit (a “Per Mensem Delay Letter of Credit”) in the amount of One Million and 00/100 Dollars ($1,000,000) issued by and drawable upon an Issuing Bank (defined above) in compliance with Minimum LOC Credit Rating (defined above). The Per Mensem Delay Letter of Credit shall be in form consistent with Section 6.2.4(B) hereof; however, for the purposes of this Paragrah, all references to (a) “Landlord” shall mean “Tenant” and vice versa, (b) “Letter of Credit” shall mean “Per Mensem Delay Letter of Credit”, and (c) “Security Deposit” shall mean One Million and 00/100 Dollars ($1,000,000). In the event Landlord or an Affiliate of Landlord fails to obtain the Per Mensem Delay Letter of Credit on or before the Outside Delivery Date, then Tenant shall have the right to terminate this Lease upon delivering written notice thereof to Landlord. The Per Mensem Delay Letter of Credit delivered hereunder shall constitute security for payment of the Per Mensem Delay Charge obligations of Landlord under this Lease. If Landlord shall have delivered the Premises in the Required Condition prior to this Lease being terminated in accordance with the terms of this Lease, the Per Mensem Delay Letter of Credit shall be returned to Landlord within thirty (30) days after such date of delivery of the Premises.

8.12.2 Remedy for Failure to Commence Construction. If Landlord fails to Commence Construction (as defined below) for any reason whatsoever on or before May 10, 2015 (the “Outside Commencement Date”), as such Outside Commencement Date shall automatically be extended on a calendar day-for-day basis for Tenant Delay (without any limitation on the number of days) (but not for Force Majeure events), then Landlord shall not be in default under the terms of this Lease (or the Work Agreement), but Tenant shall thereafter have the ongoing right to terminate this Lease by written notice to Landlord delivered at any time prior to the date Landlord Commences Construction. In the event Tenant elects to terminate this Lease pursuant to this Section 8.12.2, Landlord and Tenant will thereupon be released from any and all liabilities or obligations to one another under this Lease effective immediately upon such termination. For purposes of this Section 8.12.2 only, the term “Commence Construction” or “Commences Construction” shall mean Landlord has caused (a) the active utilization of commercial construction machinery for clearing, grading or other site work on the Land and the roads and infrastructure adjacent to the Land which directly benefits the Land, and (b) the commencement of pouring concrete footings for both Buildings. If Landlord Commences Construction prior to Tenant terminating the Lease pursuant to this Section 8.12.2, then the termination right provided for in this Section 8.12.2 by virtue of delay in Commencing Construction will cease to apply.

8.12.3 Remedy for Failure to Complete Construction. If Landlord fails to deliver possession of the Premises to Tenant in the Required Condition for any reason whatsoever on or before July 12, 2016 (the “Outside Completion Date”) as such Outside Completion Date shall automatically be extended on a calendar day-for-day basis for Force Majeure events (up to two hundred seventy (270) days) and Tenant Delay (without any limitation on the number of days), then Landlord shall not be in default under the terms of this Lease (or the Work Agreement) but Tenant shall thereafter have the ongoing right (without limiting Tenant’s rights under the terms of Section 8.12.1, Section 8.12.2 and/or Section 8.12.4) to terminate this Lease by written notice to Landlord delivered at any time prior to the date Landlord delivers possession of the Premises to Tenant in the Required Condition. Notwithstanding the preceding sentence, extension of the Outside Completion Date for Force Majeure events and Tenant Delay (as set forth in such sentence) shall only be cumulative if a calendar day of delay from a Force Majeure event occurs on a calendar day for which there was no Tenant Delay, and vice versa. In the event Tenant elects to terminate this Lease pursuant to this Section 8.12.3, Landlord and Tenant will thereupon be released from any and all liabilities or obligations to one another under this Lease effective immediately upon such termination. If Landlord delivers possession of the Premises to Tenant in the Required Condition prior to Tenant terminating the Lease pursuant to this Section 8.12.3, then the termination right provided for in this Section 8.12.3 by virtue of delay in delivering the Premises in the Required Condition will cease to apply.

8.12.4 Remedy for Failure to Complete Base Building Work. If Landlord fails to Substantially Complete Base Building Work for any reason whatsoever on or before the date that is one calendar month after the date Landlord delivers the Premises to Tenant in the Required Condition (the “Outside Substantial Completion Date), as such one calendar month period shall automatically be extended on a calendar day-for-day basis for Tenant Delay (without any limitation on the number of days) (but not for Force Majeure events), then Landlord shall not be in default under the terms of this Lease (or the Work Agreement) provided that (without limiting Tenant’s rights under the terms of Section 8.12.1, Section 8.12.2, and/or Section 8.12.3) the regularly scheduled payment of Base Rent pursuant to Section 2.1.1 (as modified by Section 2.1.3) shall automatically be deferred and extended on a calendar day-for-day basis for each calendar day after the Outside Substantial Completion Date that the Base Building Work is not Substantially Complete.

8.12.5 Limitation of Remedies. If this Lease is not terminated by its terms pursuant to any applicable provision of this Section 8.12, then notwithstanding the delayed delivery of the Premises to Tenant, this Lease shall continue in full force and effect for all purposes, and no damages or other penalties shall be payable except as expressly provided in this Section 8.12.

Conversely, if this Lease is terminated pursuant to any provision of this Section 8.12, then Landlord and Tenant will thereupon be released from any and all liabilities or obligations to one another under this Lease (except as expressly set forth to the contrary) effective immediately upon such termination and Landlord shall not be liable to Tenant for losses or damages of any kind first arising after such termination.

ARTICLE IX

EXHIBITS TO LEASE

The following additional schedules are attached hereto and made a part of this Lease:

EXHIBIT A-1	Location and Configuration of Premises
EXHIBIT A-2	Legal Description of Land
EXHIBIT A-3	Legal Description of Future Development Area Land
EXHIBIT B	Certificate of Lease Commencement
EXHIBIT C	Work Agreement
EXHIBIT D	Form of Estoppel Certificate
EXHIBIT E	Form of SNDA
EXHIBIT F	Letter of Credit
EXHIBIT G	Building Generator
EXHIBIT H	Site Lighting Plan
SCHEDULE 2.4.6	Permitted Encumbrances
SCHEDULE 3.1.2	HVAC Specifications
SCHEDULE 5.10.1	Tenant’s Generator

[END OF TEXT – SIGNATURES ON FOLLOWING PAGES]

[SIGNATURE PAGE 1 OF 2 OF DEED OF LEASE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

TC Oaklawn Owner, LLC

a Delaware limited liability company

By:		TC Oaklawn Mezz, LLC
a Delaware limited liability company,
Its Managing Member

	By:	TC Oaklawn, LLC
a Delaware limited liability company
Its Managing Member

		By:	TC Oaklawn Investor, LLC
a Delaware limited liability company
Its Managing Member

		By:	TC MidAtlantic Development V, Inc.,
a Delaware corporation, its Managing Member

			By:	/s/ David Neuman
			Name:	David Neuman
			Title:	Vice President

[SIGNATURE PAGE 2 OF 2 OF DEED OF LEASE]

TENANT:

K2M Group Holdings, Inc.
a Delaware corporation

By:	/s/ Eric Major
Name:	Eric Major
Title:	CEO

EXHIBIT A-1

Location and Configuration of the Premises

Exhibit A-1

EXHIBIT A-2

Legal Description of the Land

Lot B-2, Oaklawn Commercial as recorded in instrument number 20141113-0064076 and as shown on a plat recorded in instrument number 20141113-0064077 consisting of 9.7067 acres.

Together with the private access easement benefitting the above described parcel and recorded in instrument number 20141113-0064076 and as shown on a plat recorded in instrument number 20141113-0064077.

Exhibit A-2

EXHIBIT A-3

Legal Description of the Future Development Area Land

Lot B-1, Oaklawn Commercial as recorded in instrument number 20141113-0064076 and as shown on a plat recorded in instrument number 20141113-0064077 consisting of 6.2634 acres.

Exhibit A-3

EXHIBIT B

Certificate of Lease Commencement

Attached to and made part of the Lease dated the             day of             , 200     , entered into by and between [LANDLORD ENTITY NAME] as Landlord, and [TENANT ENTITY NAME], as Tenant (the “Lease”).

Landlord and Tenant do hereby declare the following: (a) the Lease Commencement Date (as defined in the Lease) is hereby established to be             ; (b) that the Lease Expiration Date (as defined in the Lease) is hereby established to be             ; (c) to the best of Tenant’s knowledge, Landlord has fully- complied with all of Landlord’s covenants and obligations hereunder as of the date hereof, [except for:             , and] subject to Latent Defects and punch list work; and (d) the Rentable Area of Building 1 is             and the Rentable Area of Building 2 is             , as determined in accordance with Section 1 of the Lease. The Lease is in full force and effect as of the date hereof.

EXECUTED as of the             day of             , 201    .

LANDLORD:

[LANDLORD ENTITY NAME]

By:

TENANT:

[TENANT ENTITY NAME]

By:

Exhibit B

EXHIBIT C

Work Agreement

See executed copy attached.

Execution Copy

WORK AGREEMENT

THIS WORK AGREEMENT (this “Work Agreement”) is made as of the 11th day of December, 2014 (“Effective Date”) by and between TC Oaklawn Owner, LLC, a Delaware limited liability company (“Landlord”), and K2M Group Holdings, Inc., a Delaware corporation (“K2M”).

R E C I T A L S:

R-1. Landlord is the owner of an undeveloped tract of land located in the Town of Leesburg, Virginia with respect to which Landlord plans to develop a commercial real estate project consisting of a three story commercial office building (Building 1 under the Lease (defined below)) and a one story research and development building (Building 2 under the Lease (defined below)) and other appurtenant on-site and off-site improvements (the “Project”).

R-2. Concurrently with its execution of this Work Agreement, Landlord, as “Landlord”, and K2M, as “Tenant”, are entering into a Deed of Lease of even date herewith (“Lease”) pursuant to which Landlord, as landlord, will be leasing to Tenant, as tenant, certain premises to be constructed within the Project (the “Premises”).

R-3. Landlord and K2M wish to enter into this Work Agreement in order to establish a single work agreement that will govern the legal rights and obligations of Landlord and K2M, both (1) in connection with the initial development of the Buildings by Landlord (including establishing the terms and conditions that will apply to the design, permitting and construction of the Base Building Improvements (defined below)) and (2) in connection with the construction of the K2M Improvements (defined below) including provisions relating to (a) the design of the Base Building Improvements, (b) the design of the K2M Improvements, (c) covenants that apply to the parties while engaged in construction activities pursuant hereto, (d) provisions which address the administration of construction activities (including the allocation and payment of all costs associated with the construction of each party’s respective improvements), and (e) the rights and remedies that will apply in connection with either party’s breach of its obligations with respect to such design, permitting and construction (including if delivery of the Premises to K2M is delayed beyond the dates provided for herein, and/or if either party causes delay in the performance by the other party of its construction work pursuant hereto).

W I T N E S S E T H :

NOW, THEREFORE, in consideration of the execution and delivery of the Lease by Landlord and K2M, ten dollars ($10.00) in hand paid, the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and K2M hereby agree as follows:

1. DEFINED TERMS.

1.1 Capitalized Terms Defined Herein. In addition to other terms elsewhere defined in this Work Agreement, the following terms whenever used in this Work Agreement shall have only the meanings set forth in this Section, unless such meanings are expressly modified, limited or expanded elsewhere in this Work Agreement:

“ASC Cap” shall mean the amount of any payments, costs, liabilities and/or damages due and owing by K2M shall not exceed, and will be automatically limited to, eighty-nine percent (89%) of the actual, out-of-pocket hard costs of construction then incurred by Landlord that are appropriately capitalized under GAAP (specifically excluding land acquisition costs and costs incurred as a result of Force Majeure) in accordance with ASC 840-40-55-10 through 55-13, as reasonably determined by K2M and certified by K2M in writing to Landlord.

“Available Allowance” shall mean the remaining undisbursed portion of the Improvement Allowance from time to time.

“Base Building Improvements” shall mean, collectively, (a) all of the improvements to, and consisting of, the Buildings as set forth on Schedule C-1(A), Schedule C-1(B), and Schedule C-1(C), (b) all site improvements on the Property (including, without limitation, the Parking Facilities) as set forth on Schedule C-1(B), (c) all Base Building Systems, including those building system components and other interior improvements which are necessary to prepare the Premises for delivery to K2M in the “Required Condition,” (as defined in Schedule C-2), and (d) all off-site improvements required to be constructed as part of the initial development of the Buildings pursuant to the development approvals to be obtained by Landlord under this Work Agreement and the Lease, as set forth on Schedule C-1(B). In the event of a conflict among the terms of Schedule C-1(A) and Schedule C-1(B), the terms of Schedule C-1(B) shall control.

“Base Building Plans” shall have the meaning assigned to such term in Section 3.1(A) below.

“Base Building Shell Condition Specifications” shall mean, collectively, the shell condition specifications set forth on Schedule C-1(A) and Schedule C-1(B).

“Base Building Systems” shall mean and refer to the mechanical, electrical, plumbing, heating, ventilation and air-conditioning, backup generator, life safety, fire safety and other similar systems serving the Building and constructed by Landlord as part of the Base Building Improvements.

“Base Building Work” shall mean the construction of the Base Building Improvements by Landlord under this Work Agreement.

“Base Building Work Schedule” means that construction schedule attached hereto as Schedule C-3 containing certain Milestone Completion Dates.

“BB Completion Notice” has the meaning assigned to such term in Section 3.2(B)(3).

“BB Dispute Notice” has the meaning assigned to such term in Section 3.2(B)(3) below.

“Buildings”, “Building 1” and “Building 2” shall each have the respective meanings assigned to such term in the Lease.

“CDs” shall mean and refer to the design drawings and documents which have been approved by K2M and Landlord as of the Effective Date hereof, and which are referenced in Schedule C-1(B) attached hereto and made a part hereof.

“Comparable Buildings” shall mean first-class office and/or warehouse/flex buildings, as applicable, in the Applicable Submarket (as defined in the Lease) of a size reasonably comparable to the Buildings.

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“Construction Lender” means the one or more third party institutional lenders or institutional financing sources which consummate the Construction Loan which Landlord may obtain for purposes of constructing the Project.

“Construction Loan” means Landlord’s construction loan financing sufficient to develop and construct the Base Building Improvements in accordance with this Work Agreement.

“Construction Rules” has the meaning assigned to such term in Section 6.2(B) below.

“County” shall mean and refer to Loudoun County, Virginia, and all applicable regulatory authorities in Loudoun County, Virginia.

“Delivery Date Notice” shall have the meaning ascribed to such term in Section 3.1(E).

“Engineers” has the meaning assigned to such term under Section 4.3 below.

“Executive Negotiation Period” means a period of five (5) business days following the delivery of an Acceleration Requirement Notice (as defined in Section 3.2(A)) during which one or both of the Landlord’s Representative and the K2M’s Representative shall negotiate in good faith to resolve the dispute with respect to the Acceleration Requirement at issue.

“Exterior Areas” has the meaning assigned to such term in the Lease.

“Final Delivery Date” means the date upon which Landlord has Substantially Completed the Base Building Improvements. For the avoidance of doubt, with recognition that Base Building Work may be delivered separately for each Building, the Final Delivery Date shall not occur until the Base Building Improvements have been Substantially Completed for both Buildings.

“Force Majeure” has the meaning assigned to such term in the Lease.

“Improvement Allowance” has the meaning assigned to such term in Section 5.2(A) below.

“K2M Caused Delay” or “Tenant Delay” shall mean any actual delay in the commencement, performance or completion of the Base Building Work to the extent solely attributable to (a) the actions, omissions or interference of K2M or K2M’s Agents with respect to any aspect of the design, permitting or performance of the Base Building Work; (b) any delay by K2M in the review and/or approval of (or in requesting modifications to) the Base Building Plans beyond the time periods provided for herein, including (i) the failure of K2M to respond to any Landlord submission of plans for approval within the time periods expressly provided for below, and (ii) the assertion of objections by K2M to, or the disapproval by K2M of, the Base Building Plans for reasons or on a basis not provided for or recognized as a valid basis for objection under Sections 3.1(A), 3.1(B) and 3.1(C) of this Work Agreement, which results in delay in the parties’ approval of, or processing for development approval/building permit purposes of, the Base Building Plans; (c) changes to the Premises by K2M under Section 4.5, any items added to the Base Building Work, or modifications to the Base Building Plans after final approval of the Base Building Plans and any Modification Drawings, as provided herein, solely attributable to a K2M-requested change order or request to make such change in order to accommodate K2M Work under any applicable provision of this

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Work Agreement; (d) any failure to achieve Substantial Completion of any portion of the Base Building Work, or to obtain an inspection approval with respect thereto, solely to the extent caused by the failure of the K2M Improvements to comply with applicable Legal Requirements, including due to the non-completion of any such K2M Improvements; (e) any breach by K2M of its obligations under this Work Agreement to the extent the same results in a delay in the commencement, performance or completion of the Base Building Work; and (f) any other cause specifically defined in this Work Agreement as a “K2M Caused Delay” (or which K2M agrees will constitute a K2M Caused Delay as a condition to securing Landlord’s consent to a proposed modification to the Base Building Work prior to final approval of the Base Building Plans, in accordance with the provisions of this Work Agreement); provided, however, in order for Landlord to claim the benefit of a delay due to a K2M Caused Delay/Tenant Delay, Landlord shall (i) actually be delayed, (ii) use commercially reasonable, diligent and continuous efforts to minimize the extent and duration of such delay (at no additional cost or expense to Landlord), and (iii) notify K2M of the existence and nature of the cause of such delay in writing within a reasonable time after such delay first commences and in no event later than three (3) business days after actual knowledge of such delay. For purposes of determining whether the work and materials to be performed or provided as part of the Base Building Work on or before any applicable deadline have been satisfied by Landlord in accordance with the terms hereof, then the time period for such performance shall be extended one (1) day for each day of delay suffered by Landlord as a result of the occurrence of any K2M Caused Delay; (and the extension of such time periods shall not be cumulative for a Force Majeure event if a calendar day of delay from a Force Majeure event occurs on a calendar day for which there is also a K2M Caused Delay); provided, however, in the event a provision of the Lease or this Work Agreement provides for a specific limitation or condition associated with the application of a K2M Caused Delay or Force Majeure (including, without limitation, a limitation on the aggregate amount of days available for credit associated with Landlord’s performance), then such specific limitation or condition shall govern the application of K2M Caused Delay and/or Force Majeure.

“K2M Construction Contract” has the meaning assigned to such term in Section 6.1 below.

“K2M Construction Costs” has the meaning assigned to such term in Section 5.1(A) below.

“K2M Contract Documents” has the meaning assigned to such term in Section 4.4(B) below.

“K2M Improvements” mean improvements to be constructed by K2M located in the interior of the Premises in order to improve the same from the Required Condition to the fully finished condition provided for in the K2M Contract Documents and which would allow for issuance of a permanent certificate of occupancy and use permit (or other equivalent occupancy permit) by the County allowing K2M to commence business operations within the Premises.

“K2M Improvements Budget” shall mean the budget attached to this Work Agreement as Schedule C-6, as the same may be amended from time to time in accordance with this Work Agreement.

“K2M Improvements Contribution Fund” shall mean that sum of money equal to the difference of (a) the total K2M Construction Costs on the K2M Improvement Budget, minus (b) the aggregate of (i) the Improvement Allowance, (ii) the K2M Personalty Costs, and (iii) those K2M Construction Costs incurred and paid for by K2M prior to the Effective Date of this Work Agreement. Based

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upon the K2M Improvement Budget attached hereto as Schedule C-6, the K2M Improvements Contribution Fund as of the Effective Date of this Work Agreement is Six Million Six Hundred Sixty Seven Thousand Three Hundred Six and 07/100 Dollars ($6,667,306.07) and shall be subject to adjustment from time to time in accordance with this Work Agreement.

“K2M Improvements Disbursement Rules” shall have the meaning set forth in Section 5.1(B) hereof.

“K2M Personalty Costs” shall mean those K2M Construction Costs constituting actual direct costs for furniture, trade fixtures, equipment and data and telecommunications cabling and wiring, security systems (in addition to security systems that are in addition to Base Building Work), backup power systems (that are in addition to the Building Generator), audio visual systems for the Premises or other such items of the nature of K2M’s personal property which are not intended to become fixtures within the Premises.

“K2M Work” or “Tenant Work” shall mean the construction of the K2M Improvements by K2M pursuant to the CDs in accordance with the terms and conditions of this Work Agreement.

“K2M’s Agents” shall, for purposes of this agreement, mean and refer to the agents, employees, contractors and/or representatives of K2M and/or any entities controlled by or under common control with K2M.

“K2M’s Architect” shall mean SKB Architecture and Design or such other architect as is selected by K2M (subject to Landlord’s approval, not to be unreasonably withheld, conditioned, or delayed) to perform design and construction oversight services in connection with the K2M Improvements.

“K2M’s Contractor” has the meaning assigned to such term in Section 6.1 below.

“K2M’s Representative” shall mean David MacDonald and Luke Miller, either of whom may act individually and independent of the other for purposes of binding K2M, or such other representative of K2M as is designated by written notice from K2M to Landlord, provided K2M’s Representative shall in all events be authorized to approve in writing all plans, drawings, specifications, change orders, charges and approvals required of K2M pursuant to this Work Agreement (and the act of K2M’s Representative shall be deemed sufficient to bind K2M to such decisions, approvals or other actions). The designation of K2M’s Representative shall not change any obligations of Landlord with regard to giving notices or requests for approval to each of the parties designated in Section 7.

“Land” means that certain tract or parcel of land owned by Landlord and identified on Exhibit A-2 of the Lease.

“Landlord’s Architect” shall mean Morgan Gick McBeath & Associates, or such other architect as is selected by Landlord to perform design and construction oversight services in connection with the Base Building Improvements and other Landlord responsibilities hereunder.

“Landlord’s Contractor” shall mean Vantage Construction, or such other contractor selected by Landlord to perform the Base Building Work, which contractor shall be licensed in the Commonwealth of Virginia. Prior to the date hereof, Landlord has delivered a copy of the construction contract between Landlord and Vantage Construction for construction of the Base Building Work, which Landlord agrees Landlord shall not modify or amend unless (i) the modified

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contract does not materially increase K2M’s costs (unless arising out of a K2M-requested change), (ii) such modified contract provides for the timely Substantial Completion of the Base Building Work (and in no event later than the date specified in such contract as of the date of this Work Agreement, unless arising out of a K2M-requested change), and (iii) Landlord provides K2M with a complete copy of all such amendments or modifications (including any change order). Landlord shall require any of Landlord’s subcontractors (or the subcontractors to Landlord’s Contractor) whose contracts are for work in an amount equal to or in excess of fifty-thousand dollars ($50,000) to provide payment and performance bonds in favor of Landlord and/or its Construction Lender relating to the Base Building Work, K2M agreeing that it shall not be a third-party beneficiary to any such bonds.

“Landlord Forward Advance Payments” shall mean all costs and expenses incurred prior to the Substantial Completion of the Base Building Improvements payable to any party other than Landlord for (a) Section 5.6 Third-Party Costs, (b) Base Building Systems Change Costs and (c) Material Change Costs.

“Landlord’s Representative” shall mean Ray Goins, Michael Manley, David Neuman or Jerry Ricciardi, any of whom may act individually and independent of the other for purposes of binding Landlord, or such other representative of Landlord as is designated by written notice from Landlord to K2M, provided Landlord’s Representative shall in all events be authorized to approve in writing all plans, drawings, specifications, change orders, charges and/or approvals required of Landlord pursuant to this Work Agreement (and the act of Landlord’s Representative shall be deemed sufficient to bind Landlord to such decisions, approvals or other actions).

“Latent Defects” shall mean defects or errors in construction of the Base Building Improvements by Landlord which are not reasonably capable of being discovered by K2M at the time of (or within the later of (i) six (6) months after the date on which any applicable portion of the Premises is deemed Ready for Occupancy by virtue of the nature of such defect or non-compliance, or (ii) the earlier to occur of (a) the expiration of any applicable warranty, or (b) one (1) year after the completion of the labor and/or delivery of the materials associated with such warranty. In order to constitute a Latent Defect within the meaning of this Work Agreement, (a) K2M must notify Landlord in writing of such defect or error prior to the later of (i) six (6) months, or (ii) the earlier to occur of (y) the expiration of any applicable warranty, or (z) one (1) year after the completion of the labor and/or delivery of the materials associated with such warranty, after K2M’s acceptance of possession of any portion of the Premises which is affected by such Latent Defect, and (b) such defect or error in construction of the Base Building Improvements shall not be caused by K2M Work.

“Lease” has the meaning assigned to such term in Recital R-2 above.

“Legal Requirements” means all federal, state and local laws, regulations, proffers, codes, ordinances, directives, executive orders, judicial orders, public works agreements, public development agreements and other legal requirements of any kind and nature applicable to the design, construction and initial operation of the Building, including (a) all building (e.g., electrical, mechanical, and other) codes, parking codes, life safety codes and/or fire safety codes applicable to the construction of office buildings in Loudoun County, Virginia, (b) all Environmental Laws, and (c) the Americans with Disabilities Acts, all as the same may be amended from time to time hereafter (subject to any grandfathering provided for as part of any such amendment(s)).

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“Major Subcontractors” shall mean any subcontractor of Landlord’s Contractor or K2M’s Contractor which performs work or provides materials relating to the Project pursuant to a subcontract which involves aggregate sums payable to such subcontractor in an amount equal to or greater than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000).

“Material Changes” has the meaning assigned to such term in Section 4.6(A) below.

“Milestone Completion Dates” shall mean each of the applicable dates specified in Schedule C-3.

“Modification Drawings” has the meaning assigned to such term in Section 3.1(C) below.

“Neutral Architect” shall mean SmithGroup, who shall serve as the final arbitrator of determining the Substantial Completion of those specific items of the Base Building Improvements expressly noted in any BB Dispute Notice (if any) issued by K2M in accordance with Section 3.2(B)(3) of this Work Agreement.

“Premises” has the meaning assigned to such term in the Lease.

“Possession Date” shall mean the date upon which the Base Building Improvements have been Substantially Completed in the Required Condition. For the avoidance of doubt, with recognition that Base Building Work may be delivered separately for each Building, the Possession Date shall not occur until the Base Building Improvements have been Substantially Completed in the Required Condition for both Buildings.

“Punch List Items” shall mean items of construction of the Base Building Improvements which require correction or completion solely due to one or more minor or insubstantial details of construction, decoration, mechanical adjustment or installation, and that will not, as applicable, unreasonably and adversely affect K2M’s ability to commence or complete construction of the K2M Improvements. Landlord and K2M agree to participate in a joint walk-through and inspection of the Base Building Improvements, no later than five (5) business days after Substantial Completion of Base Building Improvements in the Required Condition, with Landlord’s Architect, provided that such inspection shall not delay the “Ready for Occupancy” date provided for in the Lease nor K2M’s obligation to accept delivery of possession of the Premises, to commence construction of the K2M Work and/or to install its furniture, fixtures, equipment and personal property therein in accordance with the terms of this Work Agreement.

“Qualifying Approval Notice” shall mean a written notice which seeks or requests the written consent or approval of K2M to a plan submission, action or other decision (specified in such Qualifying Approval Notice under this Work Agreement), which (a) identifies the Section of this Work Agreement which references the requirement for such written consent or approval, (b) states the number of days allotted to K2M under this Work Agreement to provide the requested written approval or consent, and (c) conspicuously states, in all capitalized letters and bold print, that K2M’s failure to respond thereto within the time period allotted will be deemed to constitute a K2M Caused Delay hereunder, without further notice or opportunity to cure.

“Qualifying Deemed Approval Notice” shall mean a written notice, following a Qualifying Approval Notice, as contemplated in Section 3.1(C) below, which seeks or requests the written consent or approval of K2M to a plan submission, action or other decision (specified in such Qualifying Deemed Approval Notice under this Work Agreement), which (a) identifies the Section

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of this Work Agreement which references the requirement for such written consent or approval, (b) states the number of days allotted to K2M under this Work Agreement to provide the requested written approval or consent, and (c) conspicuously states, in all capitalized letters and bold print, that K2M’s failure to respond thereto within the time period allotted will be deemed to constitute K2M’s deemed approval of such plan submission, action or other submission (specified in such Qualifying Deemed Approval Notice), without further notice or opportunity to cure.

“Required Condition” shall mean the Substantial Completion of those building system components and other interior improvements which are necessary to prepare the Premises and Base Building Improvements for delivery to K2M as defined in further detail on Schedule C-2 attached hereto and made a part hereof.

“Required Condition Notice” has the meaning assigned to such term in Section 3.2(B)(2).

“Structural Elements” shall have the meaning assigned to such term in the Lease.

“Substantial Completion”, “Substantially Complete” and phrases of a similar nature shall mean, with regard to particular work, completion of the applicable work in accordance with the approved plans therefor (as modified by any approved change orders thereto), other than minor modifications due to the unavailability of specified equipment or materials and exclusive of incomplete or defective items of the type normally included within a punch list. Substantial Completion of the Base Building Improvements to the level of the Required Condition shall mean, (i) that the Base Building Improvements have been completed in accordance with the Required Condition (as integrated within the CDs) other than Punch List Items and other minor defects which will not unreasonably and adversely interfere with K2M’s ability to commence or complete construction of the K2M Improvements, (ii) Landlord shall have obtained all permits and certificates of completion and/or occupancy with respect to Substantial Completion of the Base Building Improvements in the Required Condition (to the extent the same may be obtained prior to the completion of the K2M Improvements and, to extent the same is not available prior to the completion of the K2M Improvements then the foregoing requirement of clause (ii) shall be excused); and (iii) Landlord’s Architect has certified to Landlord and K2M on a standard AIA Form that the Base Building Improvements are sufficient to achieve the Required Condition in accordance with the terms of this Work Agreement. Substantial Completion of the Base Building Improvements as a whole shall mean, (i) that the Base Building Improvements have been completed in accordance with the approved CDS other than Punch List Items and other minor defects which will not unreasonably and adversely interfere with K2M’s ability to commence or complete construction of the K2M Improvements, (ii) Landlord shall have obtained all permits and certificates of completion and/or occupancy with respect to Substantial Completion of the Base Building Improvements (to the extent the same may be obtained prior to the completion of the K2M Improvements and, to extent the same is not available prior to the completion of the K2M Improvements then the foregoing requirement of clause (ii) shall be excused); and (iii) Landlord’s Architect has certified to Landlord and K2M on a standard AIA Form that the Base Building Improvements are Substantially Complete in accordance with the terms of this Work Agreement.

“Target Final Delivery Date” shall mean that date which is thirty (30) days after the Target Possession Date, as the same may be extended in accordance with the terms hereof.

“Target Possession Date” shall mean September 11, 2015, as the same may be extended in accordance with the terms hereof.

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“Tenant Change Cap” shall mean hard costs of One Million Dollars ($1,000,000.00) in the aggregate.

“Work Agreement Rate” shall mean an annual interest rate equal to the greater of (a) the rate of interest per annum quoted in the “Money Rates” section of The Wall Street Journal (or, if not published, as established by the then largest national banking association in the United States of America) from time to time and designated as the “Prime Rate” plus three percent (3%) per annum, or (b) eight percent (8%) per annum.

1.2 Other Defined Terms. Capitalized terms not otherwise defined in this Work Agreement shall have the meanings set forth in the Lease (a copy of which is attached hereto as Schedule E). In addition: (a) the terms “including”, “includes”, and/or terms of like import shall be construed to mean “including without limitation” or “including but not limited to” so as to denote the non-exclusivity of any specific item(s) referenced as having been included; (b) the terms “herein,” “hereunder,” “hereinbelow,” “above” and/or “below,” and any terms of like import, shall be interpreted to mean this Work Agreement as a whole, and not merely the Section, paragraph or subparagraph within which such term is set forth; and (iii) the term “business day(s)” shall mean and refer to every day other than Saturdays, Sundays and holidays during which banks in the Commonwealth of Virginia are closed.

2. GENERAL COVENANTS.

2.1 Covenant to Build. Subject to and in accordance with the terms, covenants, conditions and requirements of this Work Agreement and the Lease: (a) Landlord shall construct, at Landlord’s sole cost and expense (except as otherwise expressly set forth to the contrary herein), the Base Building Improvements substantially in accordance with the Base Building Shell Condition Specifications, Base Building Plans and all applicable Legal Requirements, and in a first-class quality similar to Comparable Buildings, and (b) K2M shall construct, at K2M’s sole cost and expense (except as otherwise set forth in herein), the K2M Improvements, substantially in accordance with the K2M Contract Documents and all applicable Legal Requirements, and in a first-class quality, commensurate with the level of improvements for a first-class tenant in a Comparable Building. By its execution of this Work Agreement, K2M hereby confirms its approval of the Base Building Shell Condition Specifications (including the CDs integrated therewith) (existing as of the Effective Date) and hereby evidences its agreement that the same satisfy the first-class quality standard provided for above.

2.2 General Intention. It is the intent of this Work Agreement (a) that K2M shall be permitted freedom in the design and layout of the interior portions of the Premises only, consistent with applicable Legal Requirements, and with sound architectural and construction practice in Comparable Buildings, provided that neither the design nor the implementation of the K2M Improvements shall cause any material adverse interference to the operation of the Base Buildings Systems or other systems or to other operations or functions of the Buildings, nor materially increase maintenance or utility charges for operating the Buildings (other than additional utility costs for server rooms or similar above-standard improvements, for which K2M pays (or agrees to pay) all costs thereof), (b) that this Work Agreement governs the design, permitting, construction and scheduling of the Base Building Improvements, and the design, permitting and construction of

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the K2M Improvements for the Premises and thus applies with equal force to the Lease, and (c) that a default by either party of its obligations under this Work Agreement (after giving effect to any notice and cure periods provided for herein) shall also be deemed to constitute a default by such party under the Lease, subject, however, to any remedies expressly provided for in this Work Agreement which, by the terms hereof, are either expressly stated to constitute, or clearly intended to constitute, exclusive remedies for such default (and which exclusive remedies will be deemed to supersede any remedies otherwise provided for in the Lease). In the event a notice and cure period for a default or an Event of Default is not expressly provided for in this Work Agreement, the terms of Sections 6.1.1 and/or 6.1.2 of the Lease, as applicable, shall automatically apply; provided, however, the provisions of Section 8.12 of the Lease and the acceleration provisions of Section 3.2(A) of this Work Agreement shall exclusively govern the rights and remedies of K2M in the event of any delay by Landlord in achieving the Possession Date or the Final Delivery Date as and when noted below or as set forth in the Lease. Without limiting the foregoing, the term “Work Agreement” as used in the Lease will be deemed to mean and refer to this Work Agreement (as the same may be amended from time to time in accordance herewith).

2.3 Reconciliation of Agreements. This Agreement will be reconciled to the fullest extent possible with the Lease provided that, in the event of any irreconcilable conflict between the terms hereof, on the one hand, and those terms of the Lease which pertain to the design and construction of the Base Building Improvements and/or K2M Improvements, on the other hand, the terms of this Work Agreement shall control. Notwithstanding anything contained herein to the contrary, in the event of any termination of the Lease (other than by virtue of the consummation of a transaction contemplated under Section 5.6 of the Lease whereby K2M acquires the Property), this Work Agreement shall terminate and be of no further force and effect.

3. BASE BUILDING WORK.

3.1 Base Building Work. Landlord shall construct, at Landlord’s sole cost and expense, the Base Building Improvements substantially in accordance with the Base Building Shell Condition Specifications, Base Building Plans and all applicable Legal Requirements. The Base Building Work shall be performed by Landlord’s Contractor pursuant to the construction contract between Landlord and Landlord’s Contractor, which construction contract shall provide for the warranties set forth in the CDs, which warranties shall be transferrable and, upon final completion of the Base Building Work, shall be (a) assigned by Landlord to K2M (at no expense to K2M) to the extent applicable to Base Building Improvements in the Premises as to which K2M has repair or maintenance responsibility under the Lease, and (b) retained by Landlord to the extent applicable to Base Building Improvements in the Premises as to which Landlord has repair or maintenance responsibility under the Lease, provided that, (i) to the extent a single warranty covers certain Base Building Improvements for which Landlord has repair or maintenance responsibility, and certain other Base Building Improvements for which K2M has repair or maintenance responsibility, and the applicable warrantor will not permit multiple beneficiaries of such warranty, then such warranty shall be retained by Landlord, and in such event, to the extent such warranty covers an improvement in the Premises for which K2M has repair or maintenance responsibility, Landlord shall be obligated to use diligent efforts to enforce such warranty on K2M’s behalf (at no expense to K2M) within a reasonable time period after being notified in writing by K2M of a construction or warranty defect which is within the scope of such warranty, and (ii) to the extent an equipment warranty which covers equipment located in the Premises for which K2M has repair or maintenance responsibility under the Lease is, by its terms, not assignable, Landlord shall be obligated to use

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diligent efforts to enforce such warranty on K2M’s behalf (at no expense to K2M) within a reasonable time period after being notified in writing by K2M of a defect which is within the scope of such warranty. The foregoing provisions which require Landlord to enforce warranties on K2M’s behalf shall not be in effect to the extent such repair responsibility is solely the result of the negligence or misconduct of K2M or K2M’s Agents. All finishes used by Landlord in constructing the Base Building Improvements that are selected by Landlord shall be consistent with the Base Building Shell Condition Specifications and CDs (and shall be subject to K2M approval as and to the extent provided for below). Without limiting the foregoing:

A. Landlord shall cause Landlord’s Architect and engineering team to prepare and complete plans and specifications and construction documents for construction of the Base Building Improvements materially consistent with the specifications in the Base Building Shell Condition Specifications (the “Base Building Plans”). So long as the Base Building Plans are in conformity with the Base Building Shell Conditions Specifications, Landlord shall determine the contents of the Base Building Plans in its sole, but reasonable discretion, consistent with the materials, finishes, and equipment contemplated under the Base Building Shell Condition Specifications. Notwithstanding the foregoing, in connection with the preparation of the Base Building Plans by Landlord’s Architect, K2M shall have the right to reasonably review all drafts of construction drawings submitted by Landlord’s architectural and engineering team as they relate to their adherence with the Base Building Shell Condition Specifications, which drafts Landlord shall timely provide to K2M from time to time. In addition, Landlord shall consider in good faith any reasonable comments submitted by K2M to Landlord in writing within five (5) business days after any such drafts are provided to K2M to the extent that K2M’s comments relate to the adherence of such submission with the Base Building Shell Condition Specifications.

B. Subject to the limitations of Section 3.1(C), until a building permit shall be issued with respect to the Base Building Plans, Landlord shall have the right, upon written notice to K2M, to modify the Base Building Plans from time to time in Landlord’s reasonable discretion, provided that, unless consented to by K2M (which consent shall not be unreasonably withheld, conditioned or delayed), such modifications to the Base Building Plans (1) shall not cause any material and adverse deviation between the quality of the Base Building Improvements, as designed and modified therein, and the Base Building Shell Condition Specifications, and (2) shall not materially affect the Premises or otherwise materially diminish K2M’s ability or increase K2M’s cost (soft or hard) relating to K2M’s obligation to construct the K2M Improvements, or (3) otherwise materially adversely impair K2M’s anticipated use of the Buildings. Once a building permit has been issued with respect to the Base Building Plans, Landlord shall not have the right to materially amend or modify the Base Building Plans to the extent such amendments or modifications affect the Buildings’ design, structural elements or Base Building Systems, without K2M’s approval (not to be unreasonably withheld, conditioned or delayed), unless such change (a) is necessary to (i) comply with Legal Requirements, (ii) address any Force Majeure event, or (iii) accommodate or address unforeseen site conditions or delays, or reduce reasonably unanticipated costs or expenses in the construction or permitting of the construction of the Buildings (provided, however, that if modifications are made due to clauses (ii) and (iii) above herein, any replacement materials or equipment, and the resulting construction, must have specifications and/or quality of finishes equal to or exceeding the item(s), equipment or construction being replaced or modified), and (b) does not materially affect the Premises or require any non-de minimis modification to the K2M Contract Documents. Landlord shall promptly provide K2M with copies of all proposed amendments or modifications (and actual amendments or modifications) to the Base Building Plans.

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C. If Landlord desires to make any material modification to the approved Base Building Plans which adversely affect the Premises and such modification is not permitted without K2M’s consent under Section 3.1(B) above, then Landlord shall be required to deliver to K2M a request for approval thereof accompanied by copies of the drawings and specifications depicting the requested modification (the “Modification Drawings”). K2M shall review and provide comments to the Modification Drawings within five (5) business days after K2M’s receipt thereof, provided that, as long as such Modification Drawings are provided to K2M in the form of a Qualifying Approval Notice, then K2M’s failure to respond to a request for approval of Modification Drawings within such five (5) business day period shall be deemed to constitute a K2M Caused Delay within the meaning of this Work Agreement without requirement of further notice or opportunity to cure. Within five (5) business days after Landlord’s receipt of any comments from K2M, Landlord shall respond to any comments received from K2M, and resubmit revised Modification Drawings to K2M for further review and approval, with any comment thereto by K2M to be (1) limited to matters which have changed on the revised Modification Drawings or which reasonably are impacted thereby, and (2) given within five (5) business days after Landlord’s resubmission thereof to K2M (failing which the same shall constitute K2M’s approval thereof in accordance with the terms of this Section). This process shall continue until the Modification Drawings (if approved by K2M) become part of the approved Base Building Plans. K2M’s approval of the Modification Drawings shall not be unreasonably withheld, conditioned, or delayed (provided that K2M agrees that it shall not deny such Modification Drawings in the event such Modification Drawings do not materially affect K2M’s ability, or cost, to construct the K2M Improvements, or otherwise materially adversely affect K2M’s anticipated use of the Buildings). Further, in the event that K2M shall fail to respond to a request for approval in the form of a Qualifying Approval Notice within such five (5) business day period, then, if, after the expiration of such five (5) business day period, Landlord shall thereafter send K2M a Qualifying Deemed Approval Notice, and if K2M shall fail to respond thereto within three (3) business days after K2M’s receipt thereof, then K2M shall be deemed to have approved such Modification Drawings. None of the foregoing K2M review periods (with respect to any single proposed requested modification) shall be deemed to constitute a K2M Caused Delay hereunder. Once approved, the Modification Drawings shall be deemed to supplement or supersede the corresponding drawings that are part of the Base Building Plans, as applicable.

D. The construction of the Base Building Improvements shall be performed substantially in accordance with the approved Base Building Plans (as such may be modified from time to time in accordance with this Work Agreement) and shall comply with all applicable Legal Requirements. Landlord shall permit K2M and its construction advisors to attend regularly scheduled construction meetings (which meeting shall be held no less frequently than every two (2) weeks). Landlord shall permit K2M to inspect any of the construction of any portion of the Base Building Improvements from time to time to ensure compliance with the Base Building Plans (provided, however, any such inspection shall be conducted at such a time and in such a manner as reasonably coordinated with Landlord so as to avoid any unreasonable interference with the construction of the Base Building Improvements). Landlord shall complete the Punch List Items as soon as practically possible thereafter (but in any event within ninety (90) days after creation of such punch list by K2M and Landlord in accordance with the definition of the term “Punch List Items”). Other than the Base Building Work, Landlord shall have no obligation to perform or cause the performance or construction of any improvements in or to the Premises.

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E. Landlord shall give K2M prior written notice of the anticipated Possession Date no earlier than forty-five (45) days prior to such date and no later than thirty (30) days prior to such date (the “Delivery Date Notice”); provided, however, if Landlord delivers to K2M Building 1 prior to Building 2 (or vice versa), Landlord shall give separate written notice of delivery for each respective Building in accordance with the terms of this sentence. Landlord shall also give K2M prior written notice of the anticipated Final Delivery Date no earlier than forty-five (45) days prior to such date and no later than thirty (30) days prior to such date; provided, however, if Landlord delivers to K2M Building 1 prior to Building 2 (or vice versa), Landlord shall give separate written notice of delivery for each respective Building in accordance with the terms of this sentence. Upon completion of the Base Building Improvements, Landlord’s Architect shall execute a certificate certifying to Landlord, K2M and each of their respective lenders that Substantial Completion of the Base Building Improvements has occurred in substantial accordance with the approved Base Building Plans, and setting forth the actual Rentable Area of the Buildings, determined by Landlord’s Architect in accordance with “American National Standard ANSI/BOMA Z65.1-1996: Standard Method for Measuring Floor Area in Office Buildings” issued by the Building Owners and Managers Association International (“Measurement Standard”), along with all supporting calculations and drawings, including as-built drawings, in accordance with the Lease and this Work Agreement.

3.2 Schedule for Performance of Base Building Improvements.

A. General Covenant and Milestone Dates. Subject to Force Majeure and K2M Caused Delays, Landlord agrees to use its commercially reasonable good faith diligent efforts to (1) cause the Possession Date to occur no later than the Target Possession Date, and (2) cause the Final Delivery Date to occur no later than the Target Final Delivery Date. In furtherance thereof, but subject to Force Majeure and K2M Caused Delays, Landlord shall use commercially reasonable good faith diligent efforts to achieve each of the Milestone Completion Dates identified on the Base Building Work Schedule attached hereto as Schedule C-3 by the associated Milestone Completion Date; provided, however, in the event Landlord determines (in Landlord’s sole, good faith discretion exercised in a reasonable manner) that any one of the noted milestones will not be satisfied within thirty (30) days of the respective milestone goal date due solely to Force Majeure, then, subject to all applicable Legal Requirements, Landlord shall use commercially reasonable, good faith, diligent efforts to accelerate the construction of the Base Building Improvements to achieve adherence to the Milestone Completion Dates (including, without limitation, causing Landlord’s Contactor to employ long-days, double shifts and expedited delivery practices or such other reasonable and customary efforts to expedite construction of projects substantially similar to the Project located within the greater metropolitan Washington, D.C. area and subject to substantially similar delays as those Force Majeure Delays in question) after taking into account that Landlord may be capable of accelerating other aspects of seeking development approvals and building permits, and performing construction of the Base Building Improvements, to achieve timely completion of construction even when it has failed to achieve interim deadlines or milestone dates provided for herein (collectively, the “Acceleration Requirement”). The foregoing Acceleration Requirement shall not apply to delays associated with K2M Caused Delays. Landlord shall promptly provide K2M evidence of all such efforts to accelerate construction of the Base Building Improvements, including, without limitation, providing K2M copies of all notices or change orders to the construction). K2M shall have no obligation to reimburse Landlord for Landlord’s efforts to comply with the Acceleration Requirement. In the event that K2M reasonably believes in good faith that Landlord has failed to comply with the Acceleration Requirement then,

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K2M shall deliver written notice to Landlord (the “Acceleration Requirement Notice”) setting forth in reasonable detail the alleged failure by Landlord to satisfy the Acceleration Requirement and which specific efforts K2M proposes Landlord to employ to meet the Acceleration Requirement. Upon receipt of an Acceleration Requirement Notice from K2M, (i) resolution of the dispute will first be subject to the Executive Negotiation Period, and (ii) K2M and Landlord shall request within five (5) business days of the Acceleration Requirement Notice a listing of available arbitrators in the greater Washington, D.C. metropolitan area from the Washington, D.C. office of the American Arbitration Association. If the parties fail to reach a resolution during the Executive Negotiation Period, K2M and Landlord shall select a single arbitrator (the “Arbitrator”) within ten (10) business days of the Acceleration Requirement Notice, and if K2M and Landlord fail to select the Arbitrator within such ten (10) business day period, then the American Arbitration Association shall immediately designate the Arbitrator. The Arbitrator shall give written notice to each party as to the time and the place of the arbitration, which shall be held in the greater Washington D.C. area. (the “Arbitration”). The Arbitration shall take no longer than one (1) business day and within two (2) business days thereafter, the Arbitrator shall render its decision, which decision shall be final and binding upon K2M and Landlord. In rendering its decision and making awards, the Arbitrator shall not add to, subtract from, or otherwise modify, the provisions of the Lease or this Work Agreement. In the event Landlord fails to comply with the Arbitrator’s decision, K2M may seek and obtain specific performance of the Arbitrator’s decision (and to recover all reasonable attorneys’ fees) (which shall expressly exclude any and all other costs, expenses and damages associated with the Acceleration Requirement investigation and subsequent specific performance action (including, without limitation, the exclusion of damages associated with pursuit of a specific performance action); provided, however, nothing in this sentence shall be deemed or construed to limit K2M’s right (if any) to claim those damages or remedies from Landlord which are expressly provided for in Section 8.12 of the Lease. The costs of the Arbitration shall be paid equally by Landlord and K2M. K2M shall use commercially reasonable good faith efforts, at no cost, expense, or liability to K2M, to cooperate with Landlord’s efforts to adhere to the Milestone Completion Dates. Any extensions for Force Majeure or K2M Caused Delay under this Section 3.2(A), shall only (i) be extended on a calendar day-for-day basis, and (ii) be cumulative if a calendar day of delay from a Force Majeure event occurs on a calendar day for which there was no K2M Caused Delay, and vice versa. By way of example only of the preceding sentence, if a calendar day of delay occurs on January 1, 2015 because of a Force Majeure event and on such date a calendar day of K2M Caused Delay also occurs, then the Target Possession Date shall only be extended by one calendar day; and conversely, if a calendar day of delay occurs on January 10, 2015 because of a Force Majeure event (and a calendar day of K2M Caused Delay is not occurring) and on January 11, 2015 a calendar day of delay occurs because of a K2M Caused Delay (but an event of Force Majeure Event is not occurring), then the Target Possession Date shall be extended by two calendar days.

B. Delivery of Possession.

(1) K2M acknowledges that the Premises will be delivered to K2M in accordance with the terms of this Section 3.2(B). As a general matter, although this Work Agreement requires that Landlord use commercially reasonable, good faith, diligent efforts to deliver the Base Building Improvements to K2M in the Required Condition by the Target Possession Date, the intent of the parties is that Landlord will deliver possession of each Building and the entire Premises promptly after the same has been completed by Landlord to a Required Condition. Specifically, Landlord shall (a) tender possession of Building 1 and/or Building 2, as

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applicable, to K2M on or promptly after the date upon which the Base Building Work relating to the respective Building has been Substantially Completed in the Required Condition, and (b) tender possession of the Premises to K2M on or promptly after the date upon which the Base Building Improvements have been Substantially Completed in the Required Condition. For purposes of determining the Lease Commencement Date, if Landlord tenders possession of Building 1 and Building 2 separately to K2M, the Possession Date shall be the date both Building 1 and Building 2 have been delivered in the Required Condition, and, in any event, it shall be the date of delivery of the entire Premises in the Required Condition. Provided that, if K2M first has the right to access Building 1 and not Building 2 (or vice versa) for the purposes of constructing K2M Improvements, then K2M’s rights and obligations hereunder first arising from and after such occupancy shall be deemed effective only with respect to such Building 1 or Building 2, as applicable, until such time as K2M first has the right to access the other Building, whereupon all rights and obligations hereunder first arising after such occupancy shall then be deemed to apply to both Buildings.

(2) Without limiting Landlord’s obligation to give notice under Section 3.1(E) herein, at least five (5) business days after the date on which Building 1 and/or Building 2 are Substantially Completed to the level of Required Condition, and are otherwise ready for delivery to K2M in accordance with the terms of this Work Agreement, Landlord will notify K2M in writing that Building 1 and/or Building 2 (as applicable) are Substantially Complete in the Required Condition (the “Required Condition Notice”). Landlord will afford K2M the opportunity, on or about the date possession of each such Building is delivered to K2M, to inspect the Base Building Work applicable to such Building in accordance with the provisions of Section 3.2(B)(3) hereof. Subject to the conclusion of the inspection contemplated in Section 3.2(B)(3) hereof, K2M shall be deemed to have accepted possession of any portion of the Premises that are Substantially Complete in the Required Condition when the same has been delivered by Landlord; provided, however, the foregoing shall not relieve Landlord of its obligations relating to completing Punch List Items and/or addressing Latent Defects in accordance with the terms hereof. Upon taking possession of each Building within the Premises, but subject to any further requirements of this Work Agreement pertaining to the construction of the K2M Improvements therein (including any requirements that apply to K2M Work which takes place prior to the Possession Date and/or prior to the Final Delivery Date), K2M shall have the right to commence construction of the K2M Improvements in such portion of the Premises pursuant to this Work Agreement.

(3) After delivering the Premises to K2M in the Required Condition, Landlord shall diligently continue its performance of the Base Building Work in accordance with the construction schedule therefor, using commercially reasonable good faith diligent efforts to achieve Substantial Completion of all Base Building Improvements no later than the Target Final Delivery Date. Promptly after the Final Delivery Date is achieved, Landlord shall notify K2M in writing of the Final Delivery Date (but without limiting Landlord’s obligation to give notice under Section 3.1(E)). Upon Substantial Completion of the Base Building Improvements, Landlord shall deliver to K2M notice that all Base Building Improvements are Substantially Complete within the meaning of the Lease and this Work Agreement, which notice shall contain the following phrase in all bold and capitalized letters (no less than 12-point font) in a conspicuous manner – “Notice of BB Completion Notice – Failure to Respond Within Ten (10) Business Days May Result in K2M Deemed Acceptance” (such notice, a “BB Completion Notice”) (and the BB Completion Notice shall not be considered delivered if it does not substantially conform to such requirements). Upon delivery of the BB Completion Notice and Landlord tendering possession of Building 1 and/or Building 2, as applicable, K2M will have the right, subject to the provisions of Section 3.2(B) of

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this Work Agreement below, to inspect the Base Building Improvements for purposes of verifying whether the same is or is not Substantially Complete. K2M shall, if applicable, deliver a written notice to Landlord within ten (10) business days after its receipt of the BB Completion Notice disputing with reasonable specificity Landlord’s assertion that any portion of the Base Building Improvements are Substantially Complete (including a listing of all items of Base Building Work that K2M asserts are defective or have been performed improperly or items of Base Building Improvements that are not Substantially Complete and including a statement of the basis for such assertion) (such notice, a “BB Dispute Notice”), and K2M’s failure to deliver a BB Dispute Notice shall be deemed to constitute K2M’s acceptance and acknowledgement that the Base Building Improvements are Substantially Complete as of the date provided for in such BB Completion Notice (subject to Punch List Items and Latent Defects). In the event K2M delivers a timely BB Dispute Notice to Landlord, Landlord’s Representative, Landlord’s Architect and K2M’s Representative will meet promptly thereafter to review all items of Base Building Improvements which K2M asserts are not Substantially Complete, and otherwise use good faith efforts to resolve their differences concerning the accuracy of the BB Completion Notice, provided that, if Landlord and K2M are not able to resolve such dispute despite their good faith efforts within ten (10) business days after the date of K2M’s BB Dispute Notice, then the certificate of the Neutral Architect shall be binding and conclusive in the absence of manifest error, the cost of whose services shall be paid equally by Landlord and K2M. Landlord shall complete the portions of Base Building Work that Landlord’s Architect and/or the Neutral Architect determine are not Substantially Complete as soon as practically possible thereafter and in no event later than the Lease Commencement Date. Within ten (10) days after the date on which the Base Building Improvements are Substantially Completed, K2M shall execute and deliver to Landlord the Declaration of Substantial Completion attached as Schedule B to this Work Agreement (the “Declaration”).

C. Parking Facilities. Landlord shall cause the Parking Facilities to be fully and finally constructed, excluding final top-coat and striping, upon Substantial Completion of the Base Building Improvements. Landlord shall cause final top-coat and striping to be complete no later than the date K2M anticipates opening and occupying the Premises for its intended business purposes – subject, however, to the requirement that K2M shall give Landlord no less than forty-five (45) days prior written notice of the date on which K2M anticipates opening and occupying the Premises for its intended business purposes, which notice shall contain the following phrase in all bold and capitalized letters (no less than 12-point font) in a conspicuous manner – “Notice of Intent to Open and Occupy at the Premises for Intended Business Purposes” (such notice shall not be considered delivered if it does not substantially conform to such requirements).

3.3 Delay in Substantial Completion of Base Building Work.

A. The provisions of Section 8.12 of the Lease and the acceleration provisions of Section 3.2(A) of this Work Agreement shall exclusively govern the rights and remedies of K2M in the event of any delay by Landlord in achieving the Possession Date or the Final Delivery Date as and when noted above or as set forth in the Lease; provided, however, nothing in this sentence will be deemed or construed to limit K2M’s rights or remedies for any other obligation of Landlord under this Work Agreement not otherwise relating to timeliness of Substantial Completion of Base Building Work. By way of example only and without limiting the generality of the foregoing, K2M shall have all of its rights and remedies if Landlord amends the Base Building Plans in violation of the terms of this Work Agreement.

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B. Solely for the purposes of determining the Lease Commencement Date, the Lease Commencement Date shall be the date on which Landlord would have delivered to K2M the Buildings Substantially Completed in the Required Condition but for the occurrence of K2M Caused Delay(s) and without accounting for delays associated with Force Majeure. Landlord shall notify K2M’s Representative of the existence and cause of a K2M Caused Delay in writing within a reasonable time after such K2M Caused Delay first commences and in no event later than three (3) business days after actual knowledge of such K2M Caused Delay. Notwithstanding the preceding sentence, if Landlord fails to so notify K2M’s Representative in the time required hereunder, then any period of delay prior to such notice shall not constitute K2M Caused Delay; provided, however, that no notice shall be required with respect to any K2M Caused Delays caused by clauses (b), (c), and (e) of the definition of K2M Caused Delays in Section 1.1 above.

C. Landlord shall notify K2M’s Representative of the existence and cause of an event of Force Majeure in writing within a reasonable time after such event of Force Majeure first commences and in no event later than five (5) business days after actual knowledge of such event of Force Majeure.

D. Each party shall use commercially reasonable and diligent efforts to perform its construction work and other responsibilities under this Work Agreement diligently and without unreasonable delay, and to avoid and minimize the duration of any delays for which such party is responsible; and each party further covenants to use commercially reasonable efforts (but without material out-of-pocket expense) to mitigate any damages and adverse effects of any delay for which the other party is responsible, including, if reasonably acceptable to the party performing such work, through the acceleration of work, provided that the costs and expenses of accelerating such work shall be borne by the party responsible for the applicable delay.

3.4 Insurance Requirements Applicable to Base Building Work. Before any Base Building Work is commenced or any of Landlord’s Contractor’s (or any subcontractors’) equipment is moved onto any part of the Building, Landlord shall deliver to K2M policies or certificates evidencing the following types of insurance coverage in the following minimum amounts, (A) which policies shall be issued by companies meeting the requirements of the Landlord’s Construction Lender, (B) which policies shall be maintained by Landlord and/or by Landlord’s Contractor at all times during the performance of the Base Building Improvements by Landlord, and (C) which general liability and umbrella liability policies shall name K2M as an additional insured:

(1) Worker’s compensation coverage in the maximum amount required by law and employer’s liability insurance in an amount not less than $500,000.00 and $500,000.00 per disease;

(2) Comprehensive general liability policy to include products/completed operations, premises/operations, blanket contractual broad form property damage and contractual liability with limits in an amount per occurrence of not less than $1,000,000.00 Combined Single Limit for bodily injury and property damage and $1,000,000.00 for personal injury;

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(3) Umbrella Liability Insurance providing excess liability coverage with respect to the commercial general liability, automobile liability and employers liability policies described in this subsection with limits of at least Ten Million Dollars ($10,000,000) per occurrence and Ten Million Dollars ($10,000,000) general aggregate and products/completed operations aggregate (with such insurance to be written with a form that provides coverage that is at least as broad as the primary insurance policies);

(4) Automobile liability coverage, with bodily injury limits of at least $1,000,000.00 per accident; and

(5) Builder’s risk insurance, covering the Base Building Improvements and Landlord’s property in the Building, in an amount not less than that required by Landlord’s insurance company to avoid the application of any coinsurance provision.

4. K2M IMPROVEMENTS – DESIGN AND CONSTRUCTION.

4.1 General Covenant to Construct K2M Improvements. Within one (1) year after the Final Delivery Date, subject to extension for Force Majeure K2M shall, at its sole cost and expense subject to the application of the Improvement Allowance and the K2M Improvements Contribution Fund, furnish and install in the Premises, in accordance with the terms of this Work Agreement, the K2M Improvements in accordance with the K2M Contract Documents (which shall be subject to Landlord’s approval in accordance with the provisions of Section 4.4(B), below). Except as expressly provided herein to the contrary (including the application of the Improvement Allowance to such costs in accordance with the terms hereof), all costs of design, space planning, and architectural and engineering work for or in connection with the K2M Improvements including without limitation all drawings, plans, specifications, licenses, permits or other approvals relating thereto, and all insurance and other requirements and conditions hereunder, and all hard and soft costs of construction thereof, including supervision thereof, shall be performed by K2M or K2M’s Agents, and paid for at K2M’s sole cost and expense. K2M shall be solely responsible for ensuring that all aspects of the K2M Improvements comply with all applicable Legal Requirements.

4.2 K2M’s Architect. K2M shall retain the services of K2M’s Architect, or such other architectural firm approved by Landlord, such approval not to be unreasonably withheld, conditioned, or delayed, to design the K2M Improvements and prepare the Final Space Plan (hereinafter defined) and the K2M Contract Documents. K2M’s Architect shall prepare all space plans, working drawings, and plans and specifications described in Section 4.4 below in conformity with the Base Building Plans (which shall be delivered by Landlord to K2M when completed) and K2M’s Architect shall coordinate its plans and specifications with the Engineers (defined below) and Landlord. All fees of K2M’s Architect shall be borne solely by K2M, subject to application of the Improvement Allowance and K2M Improvements Contribution Fund as hereinafter provided.

4.3 Engineers. K2M shall retain the services of mechanical, electrical, plumbing and structural engineers approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed (the “Engineers”) to assist K2M’s Architect in its preparation of all space plans, working drawings, and plans and specifications described in Section 4.4 below. All fees of the Engineers shall be borne solely by K2M, subject to application of the Improvement Allowance and K2M Improvements Contribution Fund as hereinafter provided.

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4.4 Time Schedule.

A. Prior to the Effective Date of this Work Agreement, K2M has caused K2M’s Architect to prepare a proposed detailed space plan for the K2M Improvements (the “Final Space Plan”) which remains subject to Landlord’s review and approval as provided herein. Landlord shall advise K2M in writing (including a detailed list of Landlord’s objections, if any) of Landlord’s approval or disapproval of the Final Space Plan within five (5) business days after K2M submits the Final Space Plan to Landlord. Landlord shall not unreasonably withhold, condition or delay its approval of the Final Space Plan, provided that, without limitation, it shall not be unreasonable for Landlord to disapprove the Final Space Plan if any K2M Improvements depicted thereon would (1) materially adversely affect the Base Building Improvements or any Building Systems reflected in the Base Building Plans, (2) cause non-de minimis delays in Landlord’s permitting, performance or completion of the Base Building Improvements, or (3) otherwise delay Landlord in delivering the Premises to K2M in Required Condition by the Target Possession Date; unless, however, Landlord and K2M mutually agree that the delay shall constitute a K2M Caused Delay. K2M shall revise the proposed Final Space Plan to meet Landlord’s reasonably detailed written objections, if any, and resubmit the Final Space Plan to Landlord within ten (10) business days after K2M’s receipt thereof, and Landlord shall advise K2M in writing (including a detailed list of Landlord’s objections and the actions required for Landlord’s approval) of Landlord’s approval or disapproval of the Final Space Plan within five (5) business days thereafter. The foregoing provisions shall continue, with exchanges of comments and resubmissions (if and as required), except that response and resubmission times shall, in each instance after Landlord’s second review of the Final Space Plan, be reduced from five (5) business days to three (3) business days, until the Final Space Plan has been approved by Landlord. Landlord and K2M acknowledge that prior to the Effective Date of this Work Agreement, Landlord reimbursed K2M for the costs and expenses associated with K2M’s test-fit of the Premises in an amount equal to the lesser of twelve cents ($0.12) per Rentable Area of the Premises or the actual billed time and expenses – which amount shall not be constitute a deduction from the Improvement Allowance or the K2M Improvements Contribution Fund.

B. After the Final Space Plan has been approved by Landlord and Landlord has delivered complete and approved Base Building Plans to K2M, K2M shall furnish to Landlord for its review and approval, all architectural plans, working drawings and specifications (the “K2M Contract Documents”) necessary and sufficient (1) for the construction of the K2M Improvements; and (2) to enable K2M to obtain a building permit for the construction of the K2M Improvements by K2M’s Contractor (hereinafter defined). The K2M Contract Documents shall contain the information and otherwise comply with the requirements therefor described in Schedule C-4 attached hereto and shall set forth the location of any core drilling by K2M (which shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned, or delayed). Landlord shall not unreasonably withhold, condition, or delay its approval of the K2M Contract Documents. Landlord shall advise K2M in writing of Landlord’s approval or disapproval of the K2M Contract Documents, or any of them, within five (5) business days after K2M submits the K2M Contract Documents to Landlord. If Landlord rejects the K2M Contract Documents, Landlord’s written rejection notice to K2M shall contain a detailed explanation of the reasons for such rejection and the items or actions required for Landlord’s approval. K2M shall revise the K2M Contract Documents, to meet Landlord’s objections, if any, and resubmit the K2M Contract Documents to Landlord for its review and approval within a commercially reasonable time period after K2M’s receipt of Landlord’s rejection notice. Landlord shall advise K2M of Landlord’s approval or disapproval of the revised Contract Documents within five (5) business days after K2M resubmits the same to Landlord. Notwithstanding anything herein to the contrary, approval by Landlord of the K2M Contract Documents shall not constitute an assurance by Landlord that the K2M Contract Documents: (a) satisfy Legal Requirements, and (b) are sufficient to enable K2M to obtain a building permit for the undertaking of the K2M Improvements in the Premises. The foregoing provisions shall continue until Landlord has approved the K2M Contract Documents. The Final Space Plan and the K2M Contract Documents are sometimes referred to collectively herein as the “K2M Plans.”

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C. The K2M Improvements shall be of first-class quality, commensurate with the level of improvements for a first-class tenant in Comparable Buildings. The K2M Plans shall be prepared in accordance with a Data Cadd or convertible DXF format for working drawings (using 1/8” reproducible drawings) in reasonable conformity with the Base Building Plans and with information furnished by and in coordination with Landlord and Engineers. K2M Plans (1) shall comply with all applicable Legal Requirements, (2) except as provided in Section 4.5 below, shall not contain any improvements which could materially adversely interfere with or require any material changes to or modifications of the Buildings’ Systems or other systems or to other operations or function of the Building, and (3) unless K2M agrees in writing (or is otherwise obligated under the Lease) to pay all such excess costs or charges, shall not increase maintenance or utility charges for operating the Building in excess of the standard requirements for Comparable Buildings. Notwithstanding anything to the contrary contained in this Work Agreement, Landlord shall have the right to disapprove, in its commercially reasonable good faith discretion, any portion of the K2M Plans that Landlord believes will or may materially adversely affect the Exterior Areas or Structural Elements of the Buildings or will or may materially adversely affect the Building Systems.

4.5 Base Building Changes. If K2M requests work to be done in the Premises (or for the benefit of the Premises) that necessitates material revisions or changes in the design or construction of the Base Building Improvements or which could materially adversely affect any of the Base Building Systems, any such changes shall be subject to the prior written approval of Landlord, in its sole discretion; provided, however, that if K2M Improvements that are reasonably necessary for the conduct of K2M’s business (e.g., backup generator, secured communications lines), as verified by Landlord in its reasonable good faith discretion, require modifications to Base Building Systems, Landlord shall use commercially reasonable good faith efforts to accommodate such improvement(s) (“Base Building Systems Changes”); provided further, K2M shall not, prior to Substantial Completion of the Base Building Improvements, request Base Building Systems Changes in excess of the Tenant Change Cap. Prior to Substantial Completion of the Base Building Improvements, and subject to reimbursement by K2M to Landlord in accordance with Section 5.1(B)(3), as applicable, Landlord shall be responsible for payment of all actual out-of-pocket costs resulting from design revisions or construction changes of the type described in this Section 4.5 (the “Base Building Systems Change Costs”), which payments shall, notwithstanding anything to the contrary, be drawn from the Available Allowance (and not from the K2M Improvements Contribution Fund); provided however, it shall be a condition precedent to Landlord’s obligation to pay any such Base Building Systems Change Costs that (i) K2M use commercially reasonable efforts to minimize such costs and any associated delays, and (ii) K2M shall deposit additional funds in the K2M Improvements Contribution Fund in an amount equal to such Base Building Systems Change Costs, such funds to be held and disbursed in accordance with Section 5.2 of this Work Agreement. Without limitation: (a) Base Building Systems Change Costs under this Section 4.5 will include out-of-pocket amounts for architectural and engineering services, third party inspections, special permits or permit fees (including permit revision fees and/or permit expediting expenses) and any out-of-pocket increased construction costs arising out of such modifications to the Base Building Improvements (to be reflected in change orders to the Base Building), and (b) all delay in the commencement, performance or completion of the Base Building Work which is solely

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attributable to any such modifications shall constitute K2M Caused Delays within the meaning of this Work Agreement. Landlord shall use commercially reasonable efforts to promptly advise K2M of any anticipated or expected K2M Caused Delay resulting from any of the modifications to Base Building Systems requested by K2M under this Section 4.5, and further, Landlord shall cooperate (at no cost or expense to K2M) in assisting K2M’s evaluation of any anticipated delays and/or increase in costs arising out of a proposed K2M-requested modification from time to time. K2M reserves the right to revoke and/or modify any such requested modification from time to time, provided such revocation occurs prior to Landlord directing Landlord’s Contractor to perform such work.

4.6 Material Changes to Contract Documents.

A. For purposes hereof, the term “Material Changes” means, after the approval of the K2M Contract Documents, any changes to the K2M Improvements as designed in the K2M Contract Documents (or, if arising in the context of a proposed change to the Final Space Plan, as depicted in the Final Space Plan), that (1) impacts the exterior or structure of the Buildings, (2) may materially increase the cost of completion of the K2M Improvements or any category thereof as shown on the K2M Improvements Budget, (3) impacts any Base Building Systems in any material adverse manner, and/or (4) would otherwise require Landlord’s approval if K2M proposed the same as an Alteration to constructed improvements in the Premises (pursuant to the Lease) or the Declarant’s approval under the Declaration if K2M proposed the same as an alteration to the Property pursuant thereto.

B. Prior to Substantial Completion of the Base Building Improvements, and subject to reimbursement by K2M to Landlord in accordance with Section 5.1(B)(3), as applicable, Landlord shall be responsible for payment of all reasonable, actual third party costs and expenses (1) resulting from any Material Changes to the K2M Contract Documents or the Final Space Plan if requested by K2M after Landlord has approved same, or (2) resulting from a determination by Landlord’s Architect, Landlord’s Contractor, or any governmental plan reviewer (and, in the case of Material Changes arising from a request of governmental plan reviewer, as separately confirmed by Landlord’s Architect), that any Material Changes to the K2M Contract Documents (even if prepared in accordance with the Final Space Plan) (A) do not conform to the Base Building Plans in any material respect, (B) deviate from applicable Legal Requirements or (C) contain improvements which will or may materially interfere with and/or materially adversely affect the Building or any Base Building Systems (collectively, the “Material Change Costs”), which payments shall, notwithstanding anything to the contrary, be drawn from the Available Allowance (and not from the K2M Improvements Contribution Fund); and any delays in the commencement, performance or completion of the Base Building Improvements attributable thereto shall constitute a K2M Caused Delay under this Work Agreement, provided K2M will use commercially reasonable efforts to minimize such costs and delays. Such expenses may include, without limitation and if and to the extent applicable, the following: (i) additional architectural or engineering services and related design expenses, (ii) any changes to materials in process of fabrication, (iii) cancellation or modification of supply or fabricating contracts, (iv) removal or alteration of work or plans completed or in process, and/or (v) delay claims made by any subcontractor. Tenant shall not, prior to Substantial Completion of the Base Building Improvements, request Material Changes to the K2M Contract Documents or the Final Space Plan in excess of the Tenant Change Cap, unless the Material Changes or costs and expenses result from a determination by Landlord’s Architect, Landlord’s Contractor, or any governmental plan reviewer (and, in the case of Material Changes

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arising from a request of governmental plan reviewer, as separately confirmed by Landlord’s Architect), that any Material Changes to the K2M Contract Documents (even if prepared in accordance with the Final Space Plan) (A) do not conform to the Base Building Plans in any material respect, (B) deviate from applicable Legal Requirements or (C) contain improvements which will or may materially interfere with and/or materially adversely affect the Building or any Base Building Systems

C. Material Changes to the K2M Contract Documents shall require the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed, provided that (1) changes which impact the exterior of the Buildings in any material respect may be approved or disapproved in Landlord’s sole discretion, and provided further that Landlord may condition its approval of changes to the Premises which impacts the Building structure in any material adverse manner (and that are not entirely within the interior of the Premises) upon K2M’s agreement to remove the applicable structural change and restore all affected components of the Building to their original intended design and condition upon surrender of possession of the Premises pursuant to the Lease, all at K2M’s sole expense, and (2) approval of changes that increase the cost of completion of the K2M Improvements or any category thereof as shown on the K2M Improvements Budget (as determined in Landlord’s reasonable discretion) may be conditioned upon (a) K2M depositing additional funds in the K2M Improvements Contribution Fund to cover such increased K2M Construction Costs, such funds to be held and disbursed in accordance with Section 5.2 of this Work Agreement, and/or (b) K2M causing K2M Contractor to revise all payment and performance bonds (or any letter of credit or cash escrow provided in lieu of such bonds) associated with the K2M Work to reflect such K2M Construction Cost increase and to promptly furnish such revised bonds (or letter of credit or cash escrow) to Landlord. Upon Landlord approving any Material Changes to the K2M Contract Documents, the K2M Improvements Budget shall be revised by Landlord accordingly to reflect increases, decreases or other changes in the K2M Construction Costs. K2M shall notify Landlord of, and provide Landlord with plans for non-de minimis, non-Material Changes to the K2M Contract Documents, but such non-de minimis, non-Material Changes to the K2M Contract Documents shall not be subject to Landlord’s prior review and approval.

D. Within five (5) business days after Landlord’s receipt of a request for approval of one or more Material Changes from K2M, accompanied by complete plans and construction drawings depicting the proposed Material Change(s) (including MEP drawings if reasonably necessary for Landlord’s review), Landlord shall notify K2M in writing of its approval or disapproval of the proposed change(s), together with a reasonably detailed explanation of the basis for Landlord’s disapproval of any Material Changes disapproved by Landlord and the actions required for Landlord’s approval.

E. Except to the extent the same is directly attributable to Landlord’s failure to respond to K2M’s request for approval of the Final Space Plan and/or K2M Contract Documents within the time frames provided for herein, or any other breach by Landlord under this Work Agreement or the Lease, Landlord shall not be responsible for any delay in occupancy by K2M which occurs as a result of (i) any Material Changes to the Final Space Plan or K2M Contract Documents after the same have been approved by Landlord, or (ii) any failure of the K2M Contract Documents to comply with applicable Legal Requirements.

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F. K2M shall be required to pay to Landlord the reasonable, actual third party costs incurred by Landlord in connection with reviewing any Material Changes or Base Building Systems Changes to the K2M Contract Documents and/or Final Space Plan, in full within thirty (30) days after invoice, subject to Section 5.7 below. Landlord shall use commercially reasonable efforts to promptly advise K2M of any anticipated or expected K2M Caused Delay resulting from any Material Changes to K2M Contract Documents and/or Final Space Plan requested by K2M under this Section 4.6, and further, Landlord shall cooperate (at no cost or expense to Landlord) in assisting K2M’s evaluation of any anticipated delays and/or increase in costs arising out of a proposed Material Change to K2M Contract Documents from time to time; provided, however, notwithstanding the foregoing to the contrary, Landlord’s failure to timely notify K2M of any anticipated or expected K2M Caused Delay shall not excuse or otherwise negate such K2M Caused Delay. K2M reserves the right to revoke and/or modify any such requested modification from time to time, provided such revocation occurs prior to Landlord directing Landlord’s Contractor to perform such work.

5. PAYMENT OF COSTS AND ALLOWANCES—K2M IMPROVEMENTS

5.1 K2M Construction Costs and Disbursement Rules.

A. The term “K2M Construction Costs” shall mean all costs of construction of the K2M Improvements, including without limitation the costs of all governmental and quasi-governmental approvals and permits required therefor, any actual out-of-pocket costs incurred by Landlord because of changes requested by K2M to the Base Building Improvements or for which K2M is expressly responsible under this Work Agreement, all construction costs, contractors’ overhead and profit, insurance and other requirements, the cost of K2M’s furniture, fixtures, equipment and telecommunications cabling and wiring, security systems, back-up power systems (other than the Building Generator except for those costs associated with the Building Generator referenced on Schedule C-6 attached to this Work Agreement the payment of which shall be the sole responsibility of K2M), audio visual systems to be installed in the Premises, K2M’s signage costs (except to the extent Landlord is expressly obligated to pay for signage costs under the Lease), and all other actual costs and expenses incurred in connection with the K2M Improvements, and the K2M Construction Costs shall, notwithstanding the foregoing, specifically exclude all costs of construction management directed by K2M and all costs of architectural and engineering work directed by K2M related to the construction of the K2M Improvements which costs shall be the sole and exclusive responsibility of K2M. Landlord and K2M have jointly prepared the K2M Improvements Budget attached hereto as Schedule C-6 which shows all costs and expenses of construction and equipping of the K2M Improvements, evidence of K2M’s Improvements Contribution Fund and all other items of cost incidental thereto and such K2M Improvements Budget shall not be changed, amended, modified or otherwise supplemented without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delay (provided further that it shall not be unreasonable for Landlord to withhold such approval unless and until K2M has placed into the K2M Improvements Contribution Fund an amount sufficient to pay the costs and expenses associated with such change, amendment, modification or supplement to the K2M Improvements Budget, and Landlord shall cooperate with K2M, at no cost to Landlord, in any such modification or amendment). Subject to the application of the Improvement Allowance and the K2M Improvements Contribution Fund in accordance with the terms of this Work Agreement, all K2M Construction Costs shall be paid by K2M under this Work Agreement. Without limitation, K2M shall be considered “responsible” for any changes to the Base

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Building Work that flow from K2M’s failure to achieve proper architectural and engineering integration of the K2M Improvements with the Base Building Improvements provided for and depicted in the final Base Building Plans, and to the extent that K2M incurs costs for such changes prior to the Substantial Completion of the Base Building Improvements, such costs shall be deemed to be Base Building Systems Change Costs.

B. The “K2M Improvements Disbursement Rules” shall mean the following rules which govern the distribution of proceeds from the Available Allowance and/or the K2M Improvements Contribution Fund for payment of K2M Construction Costs associated with the Premises:

(1) At any time prior to Substantial Completion of the Base Building Improvements, upon K2M’s written request and delivery of the Draw Request Materials (defined below), Landlord shall pay the Landlord’s Forward Advance Payments to K2M or its designee within thirty (30) days of such request from the Improvement Allowance regardless of whether or not, under the Lease or this Work Agreement, K2M is in default. Notwithstanding anything herein to the contrary, in the event that Landlord is obligated to pay Landlord Forward Advance Payments under this Section 5.1(B)(1), then such Landlord Forward Advance Payment shall be drawn from the Improvement Allowance, and, in the event the Improvement Allowance is insufficient to pay such Landlord Forward Advance Payments, Landlord shall pay to K2M or its designee such Landlord Forward Advance Payments without regard to the Improvement Allowance. Upon Substantial Completion of the Base Building Improvements, the terms of this Section 5.1(B)(1) shall be null and void;

(2) Subject to any retainage or holdback requirements provided for in this Work Agreement, the Available Allowance and/or K2M Improvements Contribution Fund shall be available and applied to payment of K2M Construction Costs based upon the following schedule of disbursements: (a) first, fifty percent (50%) of the funds held in the K2M Improvements Contribution Fund shall be made available and applied to payment of K2M Construction Costs pursuant to Draw Requests in accordance with Section 5.2(C); (b) second, a total of one hundred percent (100%) of the Available Allowance shall be made available and applied to payment of K2M Construction Costs pursuant to Draw Requests in accordance with Section 5.2(C); and (c) finally, the balance of the funds held in the K2M Improvements Contribution Fund shall be made available and applied to payment of K2M Construction Costs pursuant to Draw Requests in accordance with Section 5.2(C); and

(3) In the event proceeds from the Improvement Allowance or any other Landlord funds are distributed to K2M or its designee for costs associated with Landlord’s Forward Advance Payments, then (a) if K2M has not previously deposited additional funds into the K2M Improvements Contribution Fund for the Base Building Systems Change Costs or Material Change Costs, then K2M shall immediately deposit additional funds into the K2M Improvement Contribution Fund in an amount equal to the aggregate Base Building Systems Change Costs and Material Change Costs (which amounts shall be held in accordance with the Escrow Agreement, and (b) upon Substantial Completion of the Base Building Improvements, K2M shall deposit additional funds into the K2M Improvements Contribution Fund in an amount equal to the aggregate Section 5.6 Third Party Costs (which amounts shall be held in accordance with the Escrow Agreement), provided, if the aggregate amount of Landlord’s Forward Advance Payments exceeds the Improvement Allowance (the “Overage”), then Landlord shall be reimbursed for such Overage through an increase in Base Rent over the first three (3) full calendar years following the Lease Commencement Date, amortized in equal monthly payments at an interest rate of eighteen percent (18%).

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5.2 Improvement Allowance and K2M Improvement Contribution Fund.

A. Provided that (1) no Event of Default under the Lease has occurred and is then continuing and no material breach or default by K2M under this Work Agreement, beyond the expiration of any notice and cure period, has occurred and is then continuing, (2) Landlord has approved the K2M Improvements Budget, and (3) K2M has funded or caused to be funded the entire K2M Improvements Contribution Fund in accordance with the terms hereof, Landlord agrees to provide to K2M an allowance (the “Improvement Allowance”) for the K2M Construction Costs associated with the K2M Work in the amount of Seven Million Four Hundred Sixty Eight Thousand Nine Hundred Twenty and 49/100 Dollars ($7,468,920.49); provided, however, the amount of the Improvement Allowance available to K2M to apply to those K2M Construction Costs associated with audio visual systems, furniture, fixtures and equipment, moving expenses and signage costs shall not exceed One Million Four Hundred Fifty-Eight Thousand One Hundred Ninety and 00/100 Dollars ($1,458,190.00) (the “Capped Personalty and Relocation Costs”). The Improvement Allowance shall not be subject to adjustment in the event that the Rentable Area of the Premises initially leased by K2M pursuant to the Lease changes as a result of the re-measurement of the Premises under Article 1 of the Lease.

B. No later than the Execution Date, K2M shall fund or cause to be funded the entire K2M Improvements Contribution Fund into one or more separate escrow accounts established with Commonwealth Land Title Insurance Company, subject to an escrow agreement in form substantially similar to that form attached hereto as Schedule A (“Escrow Agreement”). The amount of the K2M Improvements Contribution Fund is subject to change from time to time as disbursements are made pursuant to the terms of this Work Agreement or in the event the K2M Improvements Budget is amended in accordance with the terms hereof. In the event of a Material Change to the K2M Contract Documents resulting in an anticipated increase in the K2M Construction Costs (as determined pursuant to Section 4.6(C)) such that K2M Improvement Contribution Fund no longer maintains a sufficient amount of proceeds to pay for the balance of the K2M Work (as determined by Landlord in its commercially reasonable discretion), K2M shall immediately deposit additional funds into the K2M Improvement Contribution Fund necessary to satisfy the K2M Improvements Disbursement Rules. In the event of a decrease in the K2M Construction Costs (as certified by K2M’s contractor to Landlord) in accordance with K2M Contract Documents approved by Landlord, subject to the requirement that K2M deposit funds sufficient to satisfy the requirements described in Section 5.1(B)(3) hereof, K2M shall, after the date that the Base Building Improvements are Substantially Complete, have the right to withdraw such difference from the K2M Improvements Contribution Fund and Landlord agrees to release such difference from the escrow account(s). Notwithstanding anything to the contrary, prior to Substantial Completion of the Base Building Improvements, the K2M Improvements Contribution Fund shall be used solely for the purpose of funding K2M Improvements, and shall not, under any circumstance (other than arising from K2M’s fraud, bankruptcy, willful misconduct, misappropriation of funds, or illegal acts), be held (or withheld) by Landlord in the event of a default by K2M (under the Lease or this Work Agreement) or be utilized to fund any other amounts (including, without limitation, compensation to Landlord in the event of a K2M default), and in the event the Lease is terminated for any reason whatsoever (other than arising from K2M’s fraud,

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bankruptcy, willful misconduct, misappropriation of funds, or illegal acts), all amounts in the K2M Improvements Contribution Fund shall automatically be delivered to K2M (notwithstanding anything to the contrary); Landlord waiving any rights or interests in and to the K2M Improvements Contribution Fund in the event the Lease is terminated by K2M for any reason whatsoever (other than arising from K2M’s fraud, bankruptcy, willful misconduct, misappropriation of funds, or illegal acts).

C. Provided that K2M has fully performed all of its then due obligations under the Lease and this Work Agreement, Landlord shall disburse proceeds from the Available Allowance and/or the K2M Improvements Contribution Fund (as applicable) in accordance with the K2M Improvements Disbursement Rules for payment of K2M Construction Costs associated with the Premises as and when such costs are actually incurred by K2M, provided that K2M shall submit to Landlord, from time to time, but not more often than once per calendar month, requests in the form attached hereto as Schedule D (each, a “Draw Request”) providing for direct payments to third parties, or reimbursement to K2M, of any such K2M Construction Costs incurred by K2M out of the Available Allowance and/or the K2M Improvements Contribution Fund (as applicable); provided, however, K2M shall not submit a Draw Request for any costs of construction management or any costs of architectural and engineering work related to the construction of the K2M Improvements, and Landlord shall not be obligated to fund any such costs of construction management or architectural and engineering work, except to the extent such costs are Section 5.6 Third Party Costs. Each Draw Request shall include or be accompanied by (a) paid receipts or invoices substantiating the costs for which payment is requested; (b) a signed statement from K2M (or K2M’s Contractor) certifying that the costs were actually incurred for the stated amount; (c) partial lien waivers from the Major Subcontractors supplying the services or materials for which payment is sought (conditioned only upon the payment of funds due and payable in relation to such lien waiver); (d) a certified factually accurate and complete (in all material respects) AIA G702/G703 form; and (e) such other information as Landlord reasonably requires. Items (a)-(d) in the previous sentence along with a Draw Request, which shall be in compliance with the Tenant Change Cap prior to Substantial Completion of the Base Building Improvements, are the “Draw Request Materials.” In the event that K2M (or K2M’s Contractor) delivers to Landlord an approved Draw Request prepared as set forth above on or before the fifth (5th) business day of any calendar month, Landlord shall, subject to the terms of this Work Agreement, pay the costs covered by such Draw Request within two (2) business days after receipt of such funds from Landlord’s Construction Lender and in no event later than the last day of the immediately following calendar month. In the event that K2M delivers to Landlord an approved Draw Request prepared as set forth above after the fifth (5th) business day of any calendar month, Landlord shall, subject to the terms of this Work Agreement, pay the costs covered by such Draw Request within two (2) business days after receipt of such funds from Landlord’s Construction Lender and in no event later than the last day of the second calendar month following the month in which such Draw Request is received by Landlord. Notwithstanding the foregoing, Landlord shall not be obligated to make more than one (1) such payment in any calendar month. No portion of the Improvement Allowance shall be disbursed by Landlord prior to the expiration (or written waiver) of K2M’s Termination Right pursuant to Section 8.12.2 of the Lease. Notwithstanding the foregoing, in no event shall Landlord be obligated to pay in the aggregate an amount in excess of ninety percent (90%) of the Improvement Allowance until satisfaction of the following conditions: (1) the earlier to occur of K2M’s occupancy of any portion of the Premises for the conduct of its business (which such occupancy may consist of just one portion of a Building) or within two (2) business days after receipt of such funds from Landlord’s Construction Lender (Landlord acknowledging that Landlord

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will request such funds from Landlord’s Construction Lender at the earliest possible date under the loan documents governing the disbursement of such funds in light of the requirements under this Work Agreement and the associated loan documents); (2) K2M’s execution and delivery to Landlord of the Declaration attached as Schedule B to this Work Agreement upon Landlord’s prior written request (2) receipt by Landlord of appropriate paid receipts or invoices and a conditional final lien waiver from each Major Subcontractor and the K2M Contractor covering all work performed by such Major Subcontractors and all materials used in connection with the construction of the K2M Improvements; and (3) K2M’s delivery to Landlord of all receipts, invoices or other documentation reasonably necessary to substantiate all costs applicable to the Improvement Allowance.

B. If K2M does not expend all of the Improvement Allowance for K2M Construction Costs as permitted hereunder within one (1) year after the Final Delivery Date (the “Outside TI Date”) as such date shall automatically be extended on a day-for-day basis for Force Majeure events, including a casualty, then any unused portion of the Improvement Allowance shall automatically be applied as a credit (to the extent available) to the first three (3) full calendar months of Base Rent and estimated monthly payments of Tenant’s Proportionate Share of Operating Expenses and Real Estate Taxes otherwise payable by K2M to Landlord under the Lease as of the Outside TI Date. Without limiting the generality of the foregoing and for illustration purposes only, in the event the unused portion of the Improvement Allowance as of the Outside TI Date equals $1,000,000.00 and the first three (3) months of Base Rent and estimated monthly payments of Tenant’s Proportionate Share of Operating Expenses and Real Estate Taxes as of the Outside TI Date totals $800,000.00, then the maximum amount of such unused portion available to apply as a credit to Rent will be $800,000.00 and remaining $200,000.00 balance of such unused portion shall be forfeited by K2M to Landlord.

5.3 Costs Exceeding Available Allowance.

A. All K2M Construction Costs in excess of the Available Allowance shall be paid solely by K2M (including through amounts in the K2M Improvements Contribution Fund), and, if such excess amounts were previously actually paid by Landlord, shall, subject to the express terms and limitations of this Work Agreement, be reimbursed to Landlord by K2M within thirty (30) days after receipt by K2M of reasonably detailed invoices therefor (including lien waivers as applicable) from Landlord, and K2M agrees to indemnify Landlord from and against any such excess costs actually paid by Landlord and not reimbursed by K2M in accordance with the terms of this Work Agreement. All amounts payable by K2M pursuant to this Work Agreement with respect to the Premises (in excess of the Improvement Allowance) shall be deemed to be Additional Rent for purposes of the Lease (regardless of whether the same arise in connection with the construction of K2M Improvements within the Premises), shall bear interest at the Work Agreement Rate accruing from the date K2M was otherwise required to fund such amount under the terms hereof, and Landlord shall have the right to bring a direct legal action against K2M to collect any such amounts due from K2M or enforce K2M’s obligation to pay the same to any third parties, regardless of whether Landlord declares an Event of Default under the Lease.

B. Upon the prior written request of Landlord, K2M agrees to provide reasonable evidence from time to time that K2M has sufficient funds available to pay all K2M Construction Costs in excess of the Available Allowance, if requested by Landlord or Landlord’s Construction Lender; provided, however, if K2M has fully funded the K2M Improvements Contribution Fund, then K2M will be deemed to have satisfied any such request.

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5.4 K2M Offset Right.

A. Subject to the provisions of Section 5.4(B) and without limiting any other rights and remedies K2M may have, unless Landlord, acting reasonably and in good faith, challenges in writing the validity or amount of specific line items of a Draw Request submitted by K2M (or K2M’s Contractor) or Landlord’s obligation to pay such specific line items of the Draw Request, including the reasons for such challenge and the actions required for Landlord to fund such specific line items of the Draw Request, within ten (10) business days after Landlord’s receipt of such Draw Request, then if (a) Landlord fails to fund any such line items of the Draw Request (accompanied by all of the information and documentation required by Section 5.2(C) above) within the time frames set forth in Section 5.2(C) above, and (b) Landlord continues to refuse to fund such line items of the Draw Request (and also fails to challenge the same in writing in accordance with the terms of this sentence) within ten (10) business days after receipt of written notice of such non-payment from K2M (which written notice may not be delivered by K2M prior to the date on which payment of such Draw Request was due), K2M shall have the right to deduct (1) the amount reflected in the applicable Draw Request (not to exceed the Available Allowance in the aggregate), plus (2) interest on the amount Landlord was required to fund under the preceding clause (1) (as reduced by any actual partial payments, either directly or through right of offset, made against such amount by Landlord), accruing from the date Landlord was otherwise required to fund such amount under Section 5.2(C) until the same is paid in full, at an annual rate of interest equal to the Work Agreement Rate from Rent (including both Base Rent and Additional Rent) payable under the Lease, until such amount shall have been fully credited against Rent. Notwithstanding the foregoing to the contrary, prior to the date on which the Buildings are Substantially Completed, Landlord shall be permitted to challenge the validity or amount of specific line items of a Draw Request solely for reason of K2M’s fraud, bankruptcy, wilful misconduct, misappropriation of funds, or illegal acts.

B. If (1) Landlord challenges the validity or amount of specific line items of a Draw Request on the basis that a portion or all of the work associated with such Draw Request does not constitute K2M Construction Costs subject to reimbursement from the Available Allowance or K2M Improvements Contribution Fund and/or K2M is not compliant with the K2M Improvements Disbursement Rules after giving effect to such Draw Request, and (2) Landlord and K2M are unable to resolve such dispute within ten (10) business days after the date on which Landlord objected to K2M’s Draw Request, then K2M’s Architect and Landlord’s Architect will meet to resolve the dispute. If K2M’s Architect and Landlord’s Architect are unable to resolve the dispute within ten (10) business days, then Landlord and K2M shall jointly engage the Neutral Architect who shall make a final determination concerning the disputed matters and inform the parties within ten (10) business days thereof, the cost of whom shall be paid equally by Landlord and K2M. In either event, the final decision shall be binding and conclusive. Notwithstanding the foregoing to the contrary, prior to the date on which the Buildings are Substantially Completed, the foregoing shall be limited to a challenge by Landlord of the validity or amount of specific line items of a Draw Request solely for reason of K2M’s fraud, bankruptcy, wilful misconduct, misappropriation of funds, or illegal acts.

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5.5 INTENTIONALLY DELETED.

5.6 Third-Party Payments Prior to Substantial Completion of the Base Building Improvements. Notwithstanding anything to the contrary in this Work Agreement or the Lease, prior to Substantial Completion of the Base Building Improvements (and without regard to whether the Lease Commencement Date has occurred), if and to the extent K2M shall be required to pay any costs to any third party (i.e., a party other than Landlord) associated with K2M Work or Base Building Work in accordance with the terms of this Work Agreement, the Lease, or the Escrow Agreement, which are not for normal and customary tenant improvements as reasonably determined by K2M in good faith (and certified by K2M’s Architect solely with respect to whether such items of K2M Work or Base Building Work are not normal and customary tenant improvements) (including, without limitation, any obligations to maintain insurance or pay indemnities directly to a third party under Sections 2.4.5(C) or 2.9 of the Lease) (“Section 5.6 Third Party Costs”), then the Improvement Allowance shall be available to pay, and applied to the payment of, such Section 5.6 Third Party Costs in accordance with the terms hereof (including, without limitation, the terms of Section 5.1(B)(1)). If the Lease is terminated prior to Substantial Completion of the Base Building Improvements (other than a termination arising from K2M’s fraud, bankruptcy, willful misconduct, misappropriation of funds, or illegal acts), K2M shall not have any obligation to reimburse the Section 5.6 Third Party Costs to Landlord notwithstanding anything to the contrary. Landlord and K2M shall reasonably cooperate with the other party to allow, cause, and permit Landlord to make such payments directly to such third parties in accordance with the terms of this Section 5.6. The obligation of Landlord under this Section 5.6 shall be null and void upon the Substantial Completion of the Base Building Improvements.

5.7 Limitation on Payments Prior to Substantial Completion of Base Building Improvements. Notwithstanding anything to the contrary in this Work Agreement or the Lease, prior to Substantial Completion of the Base Building Improvements, (a) if and to the extent K2M shall be required to make any payments to Landlord under the Lease or this Work Agreement arising out of K2M’s actions or failures to act, including without limitation, Tenant Delays and/or payments of damages, and (b) if K2M is required or obligated to make any payments or incurs any costs or liabilities under the Lease or this Work Agreement, including, without limitation, the payment of Rent, liabilities due to K2M’s defaults under the Lease or this Work Agreement, or K2M’s obligations to indemnify under the Lease or this Work Agreement, then the amount of such payments, costs, liabilities and/or damages shall be limited to the ASC Cap as of the date such payment is due; provided, however, the foregoing limitation on damages, costs, and expenses shall not apply (i) to such damages, costs, and expenses arising out of K2M’s fraud, bankruptcy, willful misconduct, misappropriation of funds, or illegal acts, or (ii) for damage claims arising out of K2M’s own actions that are not related to K2M’s completion of construction of the K2M Improvements. Furthermore, the foregoing limitation associated with ASC Cap shall apply to each Building individually and for such costs that are not directly allocable to one Building or the other, including without limitation, costs for construction of the Parking Facilities, project common areas such as (but not limited to) sidewalks, base building connections between the Buildings, landscaping, site improvements and infrastructure, costs for roads (including Hope Parkway), real estate taxes incurred prior to Substantial Completion of the Base Building Improvements, permit costs and fees, inspection and testing fees, development fees, incurred contingency costs representing hard and soft costs, and soft costs including costs and fees for architectural, engineering and other consulting services incurred, and legal fees, then such costs shall be allocated to each Building according to the Rentable Area of each Building, as reasonably determined by K2M. In the event K2M is required to make payments or incurs costs that are subject to the limitations of the terms of this Section 5.7, then upon K2M’s written request (to be delivered no

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later than one hundred eighty days (180) days after the Lease Commencement Date), Landlord shall reasonably cooperate to provide evidence of the actual, out-of-pocket hard costs of construction then incurred by Landlord that are appropriately capitalized under GAAP (including such costs on a per-Building basis) (the “Back-Up Cost Cooperation”). Except for the Back-Up Cost Cooperation, the obligation of Landlord under this Section 5.7 shall be null and void upon the Substantial Completion of the Base Building Improvements.

5.8 Limitations on Letter of Credit Prior to Substantial Completion of Total Base Building Improvements.

A. Notwithstanding anything to the contrary in this Work Agreement or the Lease, prior to Substantial Completion of the Base Building Improvements, other than arising from K2M’s fraud, bankruptcy, willful misconduct, misappropriation of funds, or illegal acts, Landlord’s sole and exclusive remedy under Sections 6.2.4(D)(3) or 6.2.4(D)(4) of the Lease shall be to request that K2M obtain a substitute Letter of Credit, and K2M’s failure to obtain such substitute Letter of Credit shall not constitute a default under the Lease. The obligation of Landlord under this Section 5.8A shall be null and void upon the Substantial Completion of the Base Building Improvements.

B. Notwithstanding anything to the contrary in this Work Agreement or the Lease, Landlord shall pay all actual costs and fees (i) of K2M to initially obtain any Letter of Credit first issued prior to the date of Substantial Completion of the Total Base Building Improvements, and (ii) incurred by K2M prior to the date of Substantial Completion of the Base Building Improvements payable to a third party to maintain any Letter of Credit, including, without limitation, costs of maintaining or obtaining any replacement Letter of Credit arising out of the credit rating of any Issuing Bank of a Letter of Credit being reduced below the Minimum LOC Credit Rating ((i) and (ii) collectively, the “LOC Costs”), and such LOC Costs shall be deemed to be Section 5.6 Third Party Costs. The obligation of Landlord with regard to payment of LOC Costs under this Section 5.8(B) shall be null and void upon the Substantial Completion of the Base Building Improvements.

5.9 Base Building 2 Mechanicals and Generator. Landlord and K2M have agreed upon a specified list of mechanical improvements in Building 2 (including the purchase and installation of a Base Building 2 generator) to be performed as part of the Base Building Improvements by Landlord and the cost and scope of each such specific mechanical improvement and generator work as further set forth on Schedule C-1(C). To the extent reasonably practicable, Landlord shall cause Landlord’s Contractor to bid the work of such improvements to at least three (3) different subcontractor parties on an open-book basis and select the lowest cost qualified bidder in each case, and if the foregoing is not reasonably practicable, Landlord shall reasonably involve K2M in all processes involving all material aspects of pricing and contracting relating to any sole sourcing of the contract(s) for the work of any such improvement. Upon Landlord commencing construction of the Base Building Improvements, Landlord and K2M shall, at the end of each calendar month thereafter until the completion of construction of all line items on Schedule C-1(C), use commercially reasonable efforts to reconcile in good faith the actual cost for all line items on Schedule C-1(C) completed in a particular calendar month (“Base Building 2 Reconciliation”), which determination of whether any applicable line items have been completed (including all work consisting of such line items) shall be determined by Landlord in its reasonable discretion. If the actual cost incurred by Landlord for all of the mechanical or generator improvements completed in a particular calendar month is less than the cost allocated thereto on Schedule C-1(C) in the

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aggregate of all such reconciled line items, the Improvement Allowance shall automatically be increased on a dollar-for-dollar basis in the amount of such difference. The actual costs incurred by Landlord associated with the foregoing shall include a) all directly related actual architectural and engineering costs of Landlord and b) a construction management fee equal to two and a half percent (2.5%) multiplied by the sum of a) the applicable K2M Construction Costs in this Section 5.9, plus b) the applicable Managed Soft Costs of the K2M Improvements in this Section 5.9. If the actual cost incurred by Landlord for all of the mechanical or generator improvements completed in a particular calendar month is more than the cost allocated thereto on Schedule C-1(C) in the aggregate of all such reconciled line items, then Landlord shall receive a credit for such difference and may offset such difference in the following month’s Base Building 2 Reconciliation (or subsequent calendar month). If the actual cost incurred by Landlord of the total mechanical or generator improvements completed in the final calendar month of construction of the line items on Schedule C-1(C) is more than the cost allocated thereto on Schedule C-1(C) (taking into consideration all applicable credits thereto under the terms of this Section 5.9), then Landlord shall pay such difference without any reimbursement by K2M (whether directly or through a decrease in any allowance).

5.10 Municipal Incentives. Notwithstanding anything to the contrary in the Lease or this Work Agreement, if K2M terminates the Lease pursuant to Section 8.12 of the Lease, then if, and only if, (a) K2M is required to repay any Incentives (as defined in the Lease) to applicable governmental authorities, (b) Landlord has not previously delivered to K2M a cash payment made out-of-pocket by Landlord associated with any such Incentive for a fee that was waived by a governmental authority or any other pecuniary payment or allocated savings associated with the Project, and (c) Landlord actually received those amounts or the benefit thereof as of the date of the termination of the Lease, then Landlord shall reimburse K2M all such amounts that K2M is required to repay. As a condition to the foregoing obligation of payment on the part of Landlord, K2M shall immediately upon receiving such a claim of repayment (and in no event later than five (5) business days) notify Landlord of such claim. The terms of this Section 5.10 shall survive the expiration or termination of the Lease and Work Agreement.

6. CONSTRUCTION – K2M IMPROVEMENTS

6.1 General Contractor. K2M shall retain a general contractor licensed in the Commonwealth of Virginia and approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed) to undertake construction of the K2M Improvements (“K2M’s Contractor”), pursuant to a construction contract approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed, Landlord hereby approving HITT, Vantage Construction, James G Davis Construction, or Whiting Turner) which construction contract shall provide for commercially reasonably warranties in favor of K2M (the “K2M Construction Contract”), and shall be approved by Landlord in the same manner that Landlord approves the K2M Plans pursuant to Section 4.4(B) above. The K2M Contractor or K2M shall be responsible for obtaining, at K2M’s cost, all permits and approvals required for the construction of the K2M Improvements. K2M shall require K2M’s Contractor to provide payment and performance bonds in favor of K2M relating to the K2M Improvements, and shall require Landlord and the Construction Lender to be additional obligees thereunder. Except as expressly set forth in the Lease or this Work Agreement, no delay by K2M or K2M’s Contractor in (a) obtaining permits or approvals required for the construction of the K2M Improvements, or (b) completing construction of the K2M Improvements, shall delay or otherwise affect the Lease Commencement Date or K2M’s obligation to pay full Rent owing under this Lease from and after such date.

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6.2 Construction by the K2M Contractor. In undertaking the K2M Improvements, K2M and the K2M Contractor shall strictly comply with the following conditions:

A. No work materially involving or materially affecting the Building’s structure or Base Building Systems shall be undertaken without (1) the prior written approval of Landlord (under substantially the same standard of review that applies to Landlord’s approval of Material Changes in the K2M Contract Documents proposed by K2M), whether pursuant to its approval of K2M’s Contract Documents or otherwise, (2) the supervision of Landlord’s Representative, who shall be available upon no less than one (1) business day’s notice; (3) compliance by K2M with the insurance requirements set forth in Section 6.2(C) below; and (4) compliance by K2M with all of the terms and provisions of this Work Agreement; provided, however, that Landlord shall use commercially reasonable good faith efforts to conduct its review of any such work proposed by K2M, and to make Landlord’s Representative available for the aforesaid supervisory purposes within a timeframe that will minimize or avoid unreasonable delay in K2M’s completion of the Final Space Plan, K2M Contract Documents, and/or its construction of the K2M Improvements, and provided further, during periods of active construction of the K2M Improvements, Landlord shall designate one or more individuals who will be on-site at all times during such periods of active construction and be responsible for engagement of on-site activities on behalf of K2M.

B. All K2M Work shall be performed substantially in accordance with (1) the final approved K2M Contract Documents; (2) all Legal Requirements relating to the Building and the Premises; (3) valid building permits and other authorizations from appropriate governmental agencies when required, which shall be obtained by K2M or K2M’s Contractor on behalf of K2M, at K2M’s expense (subject to the application of the Improvement Allowance and K2M Improvements Contribution Fund); and (4) Landlord’s construction policies, rules and regulations attached hereto as Schedule C-5 as the same may be reasonably modified by Landlord from time to time with no less than thirty (30) days prior written notice to K2M (“Construction Rules”). Any work not acceptable to the appropriate governmental agencies or which fails to satisfy the requirements of this Work Agreement shall be promptly replaced or modified at K2M’s sole expense. Landlord shall have no responsibility for the compliance of the K2M Work with the requirements set forth in clauses (1) – (4) above notwithstanding any failure by Landlord to reject or otherwise object to the K2M Contract Documents.

C. Before any K2M Work is commenced or any of K2M’s Contractor’s or subcontractors’ equipment is moved onto any part of the Property, K2M or K2M’s Contractor shall deliver to Landlord policies or certificates evidencing the following types of insurance coverage in the following minimum amounts, (1) which policies shall be issued by companies meeting the reasonable requirements of the Landlord’s Construction Lender that are delivered to K2M no later than thirty (30) days prior to the effectiveness of the same, (2) which policies shall be maintained by K2M and/or K2M’s Contractor at all times during the performance of the K2M Improvements by K2M, and (3) which general liability and umbrella liability policies shall name Landlord, the Construction Lender and Landlord’s designee for purposes of overseeing the K2M Work as an additional insured:

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(a)	Worker’s compensation coverage in the maximum amount required by law and employer’s liability insurance in an amount not less than $500,000.00 and $500,000.00 per disease;

(b)	Comprehensive general liability policy to include products/completed operations, premises/operations, blanket contractual broad form property damage and contractual liability with limits in an amount per occurrence of not less than $1,000,000.00 Combined Single Limit for bodily injury and property damage and $1,000,000.00 for personal injury (with excess liability coverage;

(c)	Umbrella Liability Insurance providing excess liability coverage with respect to the commercial general liability, automobile liability and employers liability policies described in this subsection with limits of at least Ten Million Dollars ($10,000,000) per occurrence and Ten Million Dollars ($10,000,000) general aggregate and products/completed operations aggregate (with such insurance to be written with a form that provides coverage that is at least as broad as the primary insurance policies);

(d)	Automobile liability coverage, with bodily injury limits of at least $1,000,000.00 per accident; and

(e)	Builder’s risk insurance, covering the K2M Improvements and K2M’s property in the Building, in an amount not less than that required by K2M’s insurance company to avoid the application of any coinsurance provision.

D. After delivery of all or any portion of the Premises to K2M in the Required Condition, K2M shall have access to the Premises (or the portion(s) thereof delivered to K2M) and all other necessary parts of the Buildings for the purpose of constructing the K2M Improvements, provided that K2M shall not unreasonably interfere with any ongoing Base Building Work then being performed by Landlord’s Contractor in portions of the Project outside of the Premises. Landlord and K2M shall cooperate, as necessary, to schedule K2M’s work in a manner that minimizes interference with the Base Building Work, but permits construction of the K2M Improvements to the extent reasonably possible. Without limiting the foregoing:

(1) at all times prior to completion of the Base Building Work, Landlord’s Contractor shall have “priority of use” of the Building’s freight elevator for hoisting purposes, and for other shared facilities (and/or in relation to any concurrent construction activities taking place in the Building during such period);

(2) prior to the Possession Date, Landlord will have a priority right to perform its scheduled Base Building Work within any portions of the Premises delivered to K2M prior to the Possession Date (and a priority right to use any shared facilities within the Building in connection therewith), provided Landlord will exercise such right in a manner which does not interfere unnecessarily with K2M’s and Landlord’s concurrent construction activities in any portions of the Premises delivered to K2M prior to the Possession Date;

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(3) after the Possession Date, K2M and Landlord shall cause their respective contractors to coordinate their respective work within the Premises and on the rooftop so that each party’s work is timely completed with minimal interference with the other party’s work (and, without limitation, Landlord will use good faith, commercially reasonable efforts to schedule the activities of Landlord’s Contractor during such period in a manner that does not unnecessarily prevent K2M from performing, or unnecessarily interfere with K2M’s performance of, K2M’s own scheduled construction activities, provided that in the event such interference cannot practicably be avoided without material expense or delay in completion of the Base Building Work, K2M’s Contractor will be required to defer to Landlord’s contractor in the concurrent performance of construction work within the affected portions of the Premises);

(4) upon request of K2M from time to time (but no more frequently than once during any thirty (30) day period), Landlord will provide K2M with an updated version of the Base Building Work Schedule attached hereto as Schedule C-3, once finalized, in order to facilitate K2M’s ability to sequence and schedule K2M’s construction activities in a manner reasonably calculated to minimize the potential for interference after the Possession Date due to concurrent work by Landlord and K2M in portion(s) of the Premises during such period(s);

(5) K2M’s Contractor will limit construction staging for the K2M Improvements to the interior of the Premises, or other areas on the Property which are approved by Landlord, such approval not be unreasonably withheld, conditioned or delayed; and

(6) subject to the principles and processes described in the introductory provisions of this Paragraph D, and in clauses (1) – (5) above, at all times prior to completion of the Base Building Work, Landlord’s Contractor shall have the right to reasonably control the coordination of any concurrent construction activity, and to give priority in such coordination to contractors and subcontractors performing Base Building Work.

E. Notwithstanding any provision of this Work Agreement to the contrary, Landlord and its contractors shall continue to have access to the Premises at all times after the Final Delivery Date as reasonably necessary to complete remediation of any Punch List Items, provided that, following that date which is thirty (30) days after the Final Delivery Date, in the event such Punch List Items will materially interfere with the K2M Improvements, K2M’s Contractor shall have “priority.”

F. Subject to the foregoing terms of Section 6.2, upon the Possession Date the Premises will be in such a condition as to readily receive K2M’s deliveries upon the start of the K2M Improvements, including operational and dedicated receiving docks and elevators; provided, however, if Base Building docks and elevators are not readily available, Landlord shall provide preferred access to the Base Buildings through existing lifts, temporary facilities, and any other reasonable means of preferred access.

G. Landlord agrees that all core bathrooms (including without limitation, full floors leased by K2M), Base Building doorways, stairs, path of travel, elevators, stairwells, parking areas, site access, etc. (to the extent included in Base Building Work for a particular Building) shall be ADA compliant to the extent possible prior to the completion of the K2M Work. Without limiting the generality of the foregoing to the contrary, the parties acknowledge that Building 2 will not be ADA compliant upon completion of the Base Building Work (especially with regard to bathrooms) and K2M shall be responsible assuring the same are ADA compliant.

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6.3 Permits and Licenses. K2M shall be solely responsible for procuring, at its sole cost and expense, all permits and licenses necessary to undertake construction of the K2M Improvements and, upon completion of the K2M Improvements, to occupy the Premises (provided that Landlord has obtained all permits and licenses arising out of the Base Building Improvements). Except as otherwise provided in this Work Agreement or the Lease, K2M’s inability to obtain, or delay in obtaining, any such license or permit for the K2M Improvements shall not delay or otherwise affect the Possession Date, Final Delivery Date or Lease Commencement Date under the Lease, or any of K2M’s other obligations under the Lease; provided, however, that Landlord shall, at no additional out-of-pocket expense to Landlord (unless such delay is caused by Landlord or its affiliates, or their respective agents, contractors or employees) cooperate as reasonably necessary to facilitate K2M’s ability to procure such permits and licenses without unreasonable delay.

6.4 Inspection. Landlord is authorized, at its sole cost and expense, to make such inspections of the Premises during construction as it deems reasonably necessary or advisable, provided that, in doing so, Landlord shall use commercially reasonable efforts not to unreasonably interfere with the construction of the K2M Improvements by K2M’s Contractor.

6.5 Indemnification. K2M shall indemnify Landlord and hold it harmless from and against all claims, injury, damage or loss (including reasonable attorneys’ fees) sustained by Landlord solely as a result of the construction of the K2M Improvements in the Premises except to the extent caused by the gross negligence or willful acts or willful omission of Landlord, its affiliates, or their respective agents, contractors, and employees, and not covered under any builder’s risk insurance carried (or required to be carried) by K2M and/or K2M’s Contractor hereunder. Landlord shall indemnify K2M and hold it harmless from and against all claims, injury, damage or loss (including reasonable attorneys’ fees) by third parties sustained by K2M solely as a result of the construction of the Base Building Improvements except to the extent caused by the gross negligence or willful acts or willful omission of K2M, its affiliates, or their respective agents, contractors, and employees, and not covered under any builder’s risk insurance carried (or required to be carried) by Landlord and/or Landlord’s Contractor hereunder.

6.6 Furniture/Equipment Installation. At any time after delivery of the Delivery Date Notice, so long as K2M does not unreasonably interfere with Landlord’s completion of the Base Building Work, K2M shall have the right to access the Premises for purposes of installing its furniture, fixtures and equipment subject to the following: (a) if K2M desires to conduct such work prior to the completion of the Base Building Improvements, K2M will notify Landlord and Landlord’s Contractor in writing at least five (5) business days prior to the desired date for any planned installation, to confirm that such installation will not interfere with the performance of the Base Building Work and to coordinate the timing thereof; (b) if Landlord or Landlord’s Contractor determine (in its sole discretion exercised in a reasonable manner) that K2M’s and/or K2M’s Contractor’s installation of furniture, fixtures, and equipment in the Premises will delay Landlord’s performance or completion of the Base Building Improvements, K2M agrees to refrain from any such work relating to installation its furniture, fixtures and equipment; (c) if such work occurs prior to the completion of the Base Building Improvements, any delay in the performance of the Base Building Improvements attributable to K2M’s failure to comply with its obligations under this Section 6.6 shall constitute a K2M Caused Delay within the meaning of this Work Agreement; (d) if

35

such work occurs prior to the completion of the Base Building Improvements, all furniture, equipment, and other bulky matter shall be delivered only through the delivery entrance(s) of the Buildings reasonably designated by Landlord; and (e) K2M and K2M’s Contractor shall bear the full risk of loss for any materials, equipment or other property which K2M or K2M’s Contractor introduces to the Buildings or the Premises in connection with any such installation of furniture, fixtures and equipment prior to the completion of the Base Building Improvements, which shall be at K2M’s sole risk unless caused by the gross negligence or willful misconduct of Landlord or Landlord’s agents. Except as expressly provided for otherwise in this Work Agreement, K2M shall have no right to access the Premises at any time prior to the Substantial Completion of the Base Building in the Required Condition unless expressly authorized in writing by Landlord.

6.7 Construction Management. Landlord will provide an experienced project coordinator to supervise and coordinate the Base Building Work and the K2M Work including the performance of the services listed on Schedule C-7 attached hereto. As compensation for Landlord’s management of the construction of the K2M Improvements, K2M shall pay to Landlord a construction management fee (the “Construction Management Fee”) in an amount equal to one percent (1.00%) of (i) the hard costs of the K2M Construction Costs (excluding the hard costs of the applicable K2M Construction Costs for the Base Building 2 Mechanicals and Base Building 2 generator under Section 5.9 above which shall be the subject of a separate fee as specifically provided in Section 5.9) less the K2M Personalty Costs, (ii) the hard costs and the soft costs for the construction of Base Building Systems Changes and Material Changes, and (iii) the Managed Soft Costs of the K2M Improvements (excluding the Managed Soft Costs of the K2M Improvements for the Base Building 2 Mechanicals and Base Building 2 generator under Section 5.9 above which shall be the subject of a separate fee as specifically provided in Section 5.9). The “Managed Soft Costs of the K2M Improvements” shall mean the costs of third-party professionals engaged in the design and engineering of the K2M Improvements. The Construction Management Fee may be payable to Landlord as a deduction from the Available Allowance in equal monthly installments over the initial nine (9) months of construction of the Base Building Improvements. In the event that the K2M Construction Costs are increased as a result of a change order or in the event that the costs and expenses associated with the Base Building Work are increased as a result of a change order by K2M, the Construction Management Fee will be increased by an amount equal to one percent (1.00%) of the hard and soft costs associated with such change order.

7. NOTICES; REQUESTS FOR APPROVAL

All notices or requests for approval required or permitted hereunder (including, without limitation any Qualifying Approval Notice and any Qualifying Deemed Approval Notice) shall be in writing and shall be served on the Parties (and to all other persons or entities required to be sent copies of the notice being sent to such party, all of whom will be deemed required notice recipients hereunder), at the following addresses:

If to Landlord:	TC Oaklawn Owner, LLC
c/o Trammell Crow Company
1055 Thomas Jefferson Street, NW
Suite 600
Washington, D.C. 20007
Attention: David R. Neuman

36

with a copy to:	c/o Trammell Crow Company
1055 Thomas Jefferson Street, NW
Suite 600
Washington, D.C. 20007
Attention: Michael Manley

with a copy to:	Tenenbaum & Saas, P.C.
4504 Walsh Street, Suite 200
Chevy Chase, MD 20815
Attention: Brian M. Grindall, Esquire

If to K2M:	K2M Group Holdings, Inc.
751 Miller Drive SE
Leesburg, Virginia 20175
Attention: David MacDonald

with a copy to:	K2M Group Holdings, Inc.
751 Miller Drive SE
Leesburg, Virginia 20175
Attention: Luke Miller

Pillsbury Winthrop Shaw Pittman LLP
1650 Tysons Boulevard
McLean, VA 22102
Attention: R.J. Davis

with a copy to:	HDC, Inc.
10720 Beaverdam Road
Cockeysville, MD 21030
Attention: John Harmon

Any such notices may be sent by (a) certified mail, return receipt requested, in which case notice shall be deemed delivered five (5) business days after deposit, postage prepaid in the U.S. mail, (b) hand delivery, in which case notice shall be deemed delivered upon the earlier to occur of actual receipt or refusal of delivery, or (c) a nationally recognized overnight courier, in which case notice shall be deemed delivered one (1) business day after deposit with such courier, provided that, notwithstanding the foregoing time periods for deemed receipt of a notice sent hereunder, all notices shall be deemed given upon actual receipt thereof by the intended recipient. The above addresses may be changed by written notice to the other party; provided that no notice of a change of address shall be effective until actual receipt of such notice.

8. ADDITIONAL PROVISIONS REGARDING ASSIGNMENT BY LANDLORD.

8.1 Assignment to SPE. K2M acknowledges and agrees that Landlord will have the right to assign this Work Agreement (in its entirety), and Landlord’s rights, duties and obligations hereunder, to a single-purpose entity (“SPE”) which is controlled by, or under common control with, Landlord, provided (a) Landlord simultaneously conveys fee simple title to the Property to

37

such SPE, (b) Landlord simultaneously assigns the Lease (in its entirety) to such SPE, (c) such SPE assumes all of Landlord’s rights, duties and obligations under this Work Agreement and the Lease from and after the date of such assignment, and (d) Landlord delivers concurrent written notice of the assignment and a copy of such assignment to K2M (and, upon any such assignment to, and assumption by, an SPE, the Landlord originally named herein shall be released from any and all obligations, liabilities and duties first arising or accruing under this Work Agreement after the effective date of such assignment and assumption). Landlord shall not have the right to assign this Work Agreement to any party unless Landlord simultaneously assigns the Lease, and, in all events, the “landlord” under this Work Agreement and the Lease shall be the same party.

8.2 Collateral Assignment to Construction Lender. K2M acknowledges and agrees that Landlord will be required to collaterally assign this Work Agreement, and Landlord’s rights, duties and obligations hereunder, to Construction Lender pursuant to the terms of the Construction Loan, and that, upon any foreclosure or deed-in-lieu of foreclosure thereunder, such Construction Lender shall have the right to take an absolute assignment of this Work Agreement, and Landlord’s rights, duties and obligations hereunder, in the exercise of its remedies under the Construction Loan, either directly or through a wholly owned or affiliated entity (a “Lender SPE”) or to a successor-in-title by foreclosure or deed-in-lieu thereof (a “Successor Landlord”).

9. EXHIBITS AND SCHEDULES. The following Exhibits and Schedules are attached to and form a part of this Work Agreement and are hereby expressly incorporated into this Lease by reference:

Schedule A	Form of K2M Improvements Contribution Fund Escrow Agreement
Schedule B	Declaration of Substantial Completion
Schedule C-1(A)	Base Building Shell Condition
Schedule C-1(B)	List of Plans and Specifications
Schedule C-1(C)	Base Building 2 Mechanical Improvements
Schedule C-2	Required Condition
Schedule C-3	Base Building Work Schedule
Schedule C-4	Requirements for K2M Contract Documents
Schedule C-5	Construction Rules and Regulations
Schedule C-6	K2M Improvements Budget
Schedule C-7	Project Coordinator Services
Schedule D	Form of Draw Request
Schedule E	Lease

[TEXT ENDS – SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

38

[SIGNATURE PAGE 1 OF 2 OF WORK AGREEMENT]

IN WITNESS WHEREOF, Landlord and K2M have executed this Work Agreement as of the day and year first above written.

LANDLORD:

TC Oaklawn Owner, LLC

a Delaware limited liability company

By:	TC Oaklawn Mezz, LLC
a Delaware limited liability company,
Its Managing Member

	By:	TC Oaklawn, LLC
a Delaware limited liability company
Its Managing Member

		By:	TC Oaklawn Investor, LLC
a Delaware limited liability company
Its Managing Member

			By:	TC MidAtlantic Development V, Inc.,
a Delaware corporation, its Managing Member

				By:	/s/ David Neuman
				Name:	David Neuman
				Title:	Vice President

[SIGNATURE PAGE 2 OF 2 OF WORK AGREEMENT]

K2M:

K2M Group Holdings, Inc.
a Delaware corporation

By:	/s/ ERIC MAJOR
Name:	ERIC MAJOR
Title:	CEO

SCHEDULE A

FORM OF K2M IMPROVEMENTS CONTRIBUTION FUND ESCROW AGREEMENT

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”), dated as of                     , 2014, is entered into by and among TC OAKLAWN OWNER, LLC, a Delaware limited liability company (“Landlord”), K2M GROUP HOLDINGS, INC., a Delaware corporation (“Tenant”), and COMMONWEALTH LAND TITLE INSURANCE COMPANY, a Nebraska corporation (“Escrow Agent”).

RECITALS

A. Simultaneously with the execution and delivery of this Agreement, Landlord and Tenant have entered into (1) that certain Deed of Lease (the “Lease”) with respect to certain premises located at             , Leesburg, Virginia, as more particularly described in the Lease (the “Premises”), and (2) that certain Work Agreement (the “Work Agreement”) pertaining to certain improvements to be made to the Premises, all as more particularly described therein (all capitalized terms used, but not defined, herein shall have the meanings given to them in the Work Agreement);

B. Pursuant to the Work Agreement, Tenant has agreed to escrow with Escrow Agent the K2M Improvements Contribution Fund, and Landlord has agreed to make the Improvement Allowance and the K2M Improvements Contribution Fund available for the payment of, and to actually pay, the K2M Construction Costs associated with the Premises;

C. Landlord and Tenant have agreed that the initial amount of the K2M Improvements Contribution Fund shall be $                    , and Tenant shall deposit such sum into escrow with the Escrow Agent to ensure that there are sufficient funds available to meet Tenant’s obligations with respect to the K2M Construction Costs.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, Landlord, Tenant, and Escrow Agent hereby agree as follows:

1. Establishment of Escrow Account. There is hereby established in the custody of the Escrow Agent a special escrow fund designated as the K2M Escrow Account (the “Escrow Account”) to be held and administered by the Escrow Agent in trust for the benefit of Landlord and Tenant in accordance with this Agreement.

2. Deposit to Escrow Account. Within ten (10) business days of Landlord’s approval of the K2M Improvements Budget (such approval to be communicated in writing to Tenant and Escrow Agent), Tenant shall deposit the sum of $                     into the Escrow Account in cash or other immediately available funds. Landlord, Tenant and Escrow Agent agree that the amount of that the Tenant is required to maintain in the Escrow Account is subject to change from time to time in accordance with the Work Agreement provided that any such

Schedule A-1

change shall be promptly communicated to Escrow Agent in writing. Upon receipt of a duly executed IRS Form W-9 from Tenant stating the Tenant’s Federal Tax Identification Number, the funds in the Escrow Account shall be held in escrow in an interest-bearing Federally-insured account by the Escrow Agent until disbursed as set forth in this Escrow Agreement, and any interest earned thereon shall belong to Tenant. The funds shall be held at a federally-insured financial institution with offices in the District of Columbia (the “Depository”) and be invested by the Escrow Agent in a money market account or similar investment. Tenant consents to the selection of Bank of America, N.A., as the Depository and has made an independent inquiry of the Depository. If the financial condition of the Depository changes in any adverse way which may prohibit the ability of the Escrow Agent to withdraw such funds in accordance with the terms of this Escrow Agreement, then the Escrow Agent may move the Escrow Account to another financial institution that satisfies the requirements of this paragraph. Escrow Agent shall have no liability in the event of failure, insolvency or inability of the Depository to pay such funds, or accrued interest upon demand or withdrawal. In no event shall Escrow Agent incur any liability for levies by taxing authorities based upon the taxpayer identification number provided to Escrow Agent and used to establish the money market account.

3. Termination of Escrow Account. The Escrow Account shall terminate upon the earlier of (a) the disbursement of all the funds in the Escrow Account in accordance with Section 6 below, (b) the delivery to Escrow Agent of a written notice, signed by both Landlord and Tenant requesting termination of this Escrow Agreement or (c) the termination of the Lease in accordance with its terms. Upon termination of the Lease, Landlord and Tenant will deliver to Escrow Agent a written notice thereof. Escrow Agent shall have no duty to make an independent determination of the termination of the Lease. Upon termination of the Escrow Account as described in clause (b) or (c) of this Section 3, any amount remaining in the Escrow Account shall be paid to Tenant.

4. Duties of Escrow Agent. The duties of the Escrow Agent are determined solely by this Escrow Agreement and shall be purely ministerial in nature. If any dispute arises between the parties as to whether or not the Escrow Agent is obligated to disburse any funds from the Escrow Account, the Escrow Agent is not obligated to make any such disbursement, but may hold such funds in escrow until receipt of a written authorization signed by Landlord and Tenant, directing the disposition thereof. In the absence of a written authorization, the Escrow Agent may hold such funds in the Escrow Account until the rights of the parties have been finally determined in an appropriate proceeding. Moreover, the Escrow Agent may bring an appropriate proceeding for leave to deposit the funds in the Escrow Account pending a determination of the rights of the parties. If threatened with litigation, the Escrow Agent may interplead all interested parties in an appropriate action and may deposit the funds in the Escrow Account with the clerk of the court; thereupon the Escrow Agent will have no further liability under this Escrow Agreement. Escrow Agent shall not be liable for any mistake of fact or error of judgment, or for any acts or omissions, unless caused by its gross negligence, bad faith or willful misconduct. Landlord and Tenant each release Escrow Agent from any act done or omitted to be done by Escrow Agent in good faith in performance of its obligations under this Escrow Agreement. Escrow Agent is entitled to rely on any document or signature believed by it to be genuine and may assume that any person purporting to give any writing or instruction in connection with this Escrow Agreement is duly authorized to do so by the party on whose behalf

Schedule A-2

such writing or instruction is given. Subject to the terms of the Work Agreement, Landlord and Tenant jointly and severally agree to indemnify, defend, and hold harmless the Escrow Agent against any and all losses, liabilities, costs (including legal fees), and other expenses in any way incurred by the Escrow Agent incurred in connection with or as a result of any disagreement between Landlord and Tenant under this Escrow Agreement unless caused directly or indirectly (in any way) by the gross negligence, bad faith, or willful misconduct of the Escrow Agent. It is the intent of Landlord and Tenant that the Escrow Agent shall not be liable for, and shall be indemnified against, the ordinary negligence of Escrow Agent.

5. Escrow Agent’s Compensation. Escrow Agent shall be paid a flat fee for all services under this Escrow Agreement, such fee to be paid by Landlord pursuant to a separate agreement between Landlord and Escrow Agent. Escrow Agent shall be reimbursed by Landlord for any reasonable expenses, including the actual out-of-pocket cost of outside legal services should Escrow Agent reasonably deem it necessary to retain an outside attorney.

6. Disbursement of Escrow Funds for K2M Improvements. At such time as Tenant shall desire to obtain a disbursement from the Escrow Account with respect to the K2M Improvements, but no more frequently than once per calendar month, (a) Tenant shall deliver to Landlord, Escrow Agent, and Construction Lender an executed Draw Request in substantially the form attached to the Work Agreement together with the accompanying materials required under Section 5.2(C) of the Work Agreement, and (b) Landlord shall deliver to Tenant, Escrow Agent and Construction Lender a certificate indicating any objection that Landlord has to such Draw Request and directing Escrow Agent to disburse the amount of any the Draw Request less any amounts objected to by Landlord. Upon receipt of the required documentation set forth above with respect to any Draw Request, the Escrow Agent shall forthwith (but no later than five (5) business days from the Escrow Agent’s receipt of such documentation) disburse the amount enumerated in such Draw Request, less the amount objected to by Landlord, directly to Tenant or Tenant’s contractor, as specified in the Draw Request. Each such draw request shall be funded by the Escrow Agent from the funds in the Escrow Account as set forth above. In the event Landlord has an objection to any requested disbursement set forth in a Draw Request, Escrow Agent shall not disburse such objectionable amount until it receives a certificate executed by Landlord and Tenant indicating that the objection has been resolved and directing Escrow Agent to disburse all or any portion of the amount withheld from such Draw Request.

7. Lease and Work Agreement. For so long as the Escrow Agent is the same party for which Tenant has entered into a subordination, non-disturbance and attornment agreement (“SNDA”), then Escrow Agent shall not have approval or consent rights to any amendment or modification of the Lease or Work Agreement, except as set forth in the SNDA. If the Escrow Agent is any other party, Escrow Agent shall have no consent rights over any amendments or modifications to the Lease or Work Agreement.

8. K2M Improvements Contribution Fund. Notwithstanding anything to the contrary, Landlord and Escrow Agent acknowledge and agree the amounts in the Escrow Account represent the K2M Improvements Contribution Fund which shall be used solely for the purpose of funding K2M Improvements, and shall not, under any circumstance, be held (or withheld) by Escrow Agent or the Construction Lender in the event of a default by Tenant under the Lease or Work Agreement or be utilized to fund any other amounts. In the event the Lease is

Schedule A-3

terminated for any reason whatsoever, all amounts in the Escrow Account shall automatically be delivered to Tenant upon satisfaction of the notice requirements to Escrow Agent as described in Section 3 above (notwithstanding anything to the contrary); Landlord, Escrow Agent and Construction Lender waiving any rights or interests in and to the Escrow Account in the event the Lease is terminated by Tenant for any reason whatsoever.

9. Notices. All notices or other communications required or provided to be sent by either party shall be in writing and shall be: (i) sent by United States Postal Service, certified mail, return receipt requested, (ii) sent by any nationally known overnight delivery service for next day delivery, (iii) delivered in person or (iv) sent by telecopier or facsimile machine which automatically generates a transmission report that states the date and time of the transmission, the length of the document transmitted and the telephone number of the recipient’s telecopier or facsimile machine (with a copy thereof sent thereafter in accordance with clause (i), (ii) or (iii) above). All notices shall be deemed to have been given upon receipt. All notices shall be addressed to the parties at the addresses below:

If to Landlord:	TC Oaklawn Owner, LLC
c/o Trammell Crow Company
1055 Thomas Jefferson Street, NW
Suite 600
Washington, D.C. 20007
Attention: David R. Neuman

with a copy to:c/o	Trammell Crow Company
1055 Thomas Jefferson Street, NW
Suite 600
Washington, D.C. 20007
Attention: Michael Manley

with a copy to:	Tenenbaum & Saas, P.C.
4504 Walsh Street, Suite 200
Chevy Chase, MD 20815
Attention: Brian M. Grindall, Esq.

If to Tenant:	K2M Group Holdings, Inc.
751 Miller Drive SE
Leesburg, VA 20175
Attention: David MacDonald

with a copy to:	K2M Group Holdings, Inc.
751 Miller Drive SE
Leesburg, VA 20175
Attention: Luke Miller

Schedule A-4

with a copy to:	Pillsbury Winthrop Shaw Pittman LLP
1650 Tysons Boulevard
McLean, VA 22102
Attention: R.J. Davis, Esq.

To Escrow Agent:	Commonwealth Land Title Insurance Company
1015 15th Street, NW, Suite 300
Washington, DC 20005
Attn: David P. Nelson, Vice President
Facsimile No.: (202) 737-4108

Any address or name specified above may be changed by notice given to the addressee by the other party in accordance with this Section 9. The inability to deliver notice because of a changed address of which no notice was given as provided above, or because of rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the counsel for such party.

9. Costs and Attorneys Fees. In the event that a dispute arises with respect to a party’s performance of the obligations set forth in this Agreement, or with respect to any provision(s) of this Agreement, the prevailing party shall be entitled to recover costs and reasonable attorneys’ fees. Upon the request of Tenant, Escrow Agent shall promptly identify the location of the institution where the Escrow Account is located and all other identifying characteristics of such account, including without limitation, all applicable account numbers.

10. Applicable Law and Jurisdiction. This Agreement shall be governed by and construed as a contract in accordance with the laws of the Commonwealth of Virginia, without respect to its choice of law provisions.

11. Counterparts. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single agreement.

[Balance of Page Left Blank; Signatures on Next Page]

Schedule A-5

IN WITNESS WHEREOF, Landlord, Tenant and Escrow Agent have executed this Agreement as of the date and year first above written.

LANDLORD:	TENANT:
TC OAKLAWN OWNER, LLC,	K2M GROUP HOLDINGS, INC.,
a Delaware limited liability company	a Delaware corporation
By:	By:
Name:	Name:
Title:	Title:

ESCROW AGENT:
COMMONWEALTH LAND TITLE INSURANCE COMPANY
By:
Name:
Title:

Schedule A-6

SCHEDULE B

DECLARATION OF SUBSTANTIAL COMPLETION

THIS DECLARATION is attached to and made a part of that certain Work Agreement dated as of the              day of                     , 201    , (the “Work Agreement”) entered into by and between                     , a                      (“Landlord”) and K2M Group Holdings, Inc., a Delaware corporation (“K2M”), and also pertains to that certain Deed of Lease, of even date with the Work Agreement, between Landlord, as landlord and K2M, as tenant (the “Lease”). All capitalized terms used herein shall have the same meaning as was ascribed to such terms in the Work Agreement, unless otherwise indicated.

1. With respect to the Premises, Landlord and K2M do hereby declare that as of the date hereof:

(a)	the “Final Delivery Date” is hereby established to be , 201 ;

(b)	the “Possession Date” is hereby established to be , 201 ;

(c)	the “Lease Commencement Date” is hereby established to be , 201 ;

(d)	commencing on the Lease Commencement Date, the monthly payments by Tenant on account of Tenant’s Proportionate Share of Operating Expenses and Real Estate Taxes for each calendar month are hereby established to be ;

(e)	the Lease Term shall initially expire on ;

(f)	the Lease is in full force and effect as of the date hereof;

(g)	The outstanding balance of the Available Allowance as of the date hereof is $ ; and

(h)	Except as stated on the Exhibit A attached hereto, K2M to its knowledge has no right of setoff against any rentals due under the Lease.

2. To K2M’s knowledge, Landlord has fulfilled all of its obligations under the Work Agreement required to be fulfilled by Landlord on or prior the date hereof, with the exception of (a) final correction of the Punch List Items attached hereto, (b) Latent Defects, and (c)                     ;

[TEXT ENDS – SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

Schedule B

IN WITNESS WHEREOF, Landlord and K2M have executed this Declaration as of the              day of                     , 201    .

LANDLORD:

TC Oaklawn Owner, LLC

a Delaware limited liability company

By:	TC Oaklawn Mezz, LLC
a Delaware limited liability company,
Its Managing Member

	By:	TC Oaklawn, LLC
a Delaware limited liability company
Its Managing Member

		By:	TC Oaklawn Investor, LLC
a Delaware limited liability company
Its Managing Member

			By:	TC MidAtlantic Development V, Inc.,
a Delaware corporation, its Managing Member

By:
Name:
Title:

TENANT:

K2M Group Holdings, Inc. a Delaware corporation

By:
Name:
Title:

SCHEDULE C-1(A)

BASE BUILDING SHELL CONDITION SPECIFICATIONS

600 AND 610 HOPE PARKWAY, S.E., LEESBURG, VA 20175

COMPLETED SHELL DEFINITION

Architect:	Morgan, Gick, McBeath & Associates PC

Structural

Engineer:	Cardno Haynes Whaley

MEP Engineer:	Jordan Skala Engineers

Civil Engineer:	Paciulli Simmons & Associates

Description of Work: The Project Office and Research and Development Buildings consist of full site development to accommodate two structures. The first is a three story, 62,049 sf, shell office building and the second is a one story, 83,770 sf shell production structure. The Office Building has two traction type mid-rise elevators. Each building has a composite tilt-up concrete exterior skin with cast brick inlays, sunscreens and a painted metal roof screen. Each building will include shell finishes building preparation to receive tenant finishes designed by another consultant. To the extent possible, taking into consideration any applicable improvements yet to be constructed by K2M as part of the K2M Improvements, prior to K2M commencing construction of the K2M Improvements, all base building systems shall be fully functional and Landlord shall power all base building systems and have them be controlled. Glazing shall be Kawneer Trifab 451T with Solarban 60, or equal, glazing utilizing tinted glass with low-E coating. Full shell interior utilities shall be included with restrooms, emergency and exit lighting, janitor’s facilities and ADA water coolers. Site work will be per civil design, but not be limited to, clearing, rough and final grading, potable water, storm water system, sanitary sewer, electrical primary, voice/data cabling and full Loudoun County code compliant best practices for site development. Parking and loading facilities are provided for each structure. Final paving shall include asphalt parking surface with full striping. Site lighting and signage shall be provided. The specifications on Schedule C-1(B) and this Schedule C-1(A) shall be reconciled to the fullest extent possible, but (a) in the event of an irreconcilable conflict with respect to a performance line item, the chart below shall take precedence, and (b) in the event of an irreconcilable conflict with respect to any other item on this Schedule C-1(A) that does not constitute a performance line item, then Schedule C-1(B) shall control.

PROJECT OFFICE BUILDING

		Base	Leasehold
		Building	Improvements
ARCHITECTURAL
Gypsum board partitions (paint ready):
•	Perimeter (exterior) walls above/below windows including engaged columns	X
•	Core Partitions (Lease Area side) including enclosures for engaged columns per base building construction documents	X
•	Multi-tenant Corridor and Demising Partitions		X
•	Partitions in Tenant Areas		X
•	Other interior column enclosures		X
Wall finishes and base in Tenant Areas			X
Floor finishes in Tenant Areas			X
Typical elevator lobby
•	Finish ceiling with light fixtures, mechanical diffusers, smoke detector and fire alarm requirements		X
•	Wall finishes		X
•	Carpet and base		X
Acoustic Ceilings in Tenant Areas
•	Ceiling grid materials and installation		X
•	Framing for perimeter slot diffusers		X
Horizontal Mini-blinds at Exterior		X
Doors and Hardware in Tenant Areas:
•	Doors		X
•	Hardware (latchsets & locksets)		X
Millwork			X
Appliances			X
FF&E			X
STRUCTURAL
Building will support all required loads for standard tenant construction without any tenant reinforcement – 100 lbs p.s.f. maximum		X
ELECTRICAL/TELECOMMUNICATIONS
Two (2) diverse conduit paths to the street each consisting of four inch (4”) dedicated conduits		X
In addition to any power necessary for HVAC and other base building systems, 7 watts per square foot for office /outlet power and lighting per floor for every usable s.f.		X
Electrical Distribution
•	Electrical distribution to include high-voltage transformers and low-voltage panels.	X
•	Local (by floor) electrical distribution for the tenant improvements including all main breakers, conduit, wire, and panels	X
•	Branch breakers and final electrical distribution		X
Ground bar in all electric rooms and telephones closets		X
Base code approved fire alarm system, with installed capacity, for standard tenant improvements and specialty areas (expansion panels and related equipment by Tenant)		X

Schedule C-1(A)-2

Lighting in Tenant Areas
• Light fixtures (fluorescent)		X
• Light fixtures (incandescent and specialty fixtures)		X
• Lighting installation, wiring, and connections		X
• Core Areas (Restrooms, Electrical/Sprinkler RMs)	X
Electrical Power Outlets & Switches in Tenant Areas		X
Fire Alarm System in Tenant Areas
• Shell building pull stations, strobe/horn units base building construction documents and have installed capacity for tenant’s work	X
• Addition of new and/or relocation of base building pull stations, strobe/horn units, and speakers (as required)		X
Exit Lighting in Tenant Areas:
• Exit lights per base building construction documents	X
• Additional exit lights in Tenant Areas		X
Telephone/Data Distribution:
• Vertical backbone (floor sleeves) in base building telephone room	X
• Plywood backboard in base building telephone room	X
• Horizontal distribution and outlets		X
• Telephone equipment		X
• Fiber and copper telephone service drop	X
MECHANICAL
Subject to further modification in accordance with the terms and conditions of the Lease, the initial HVAC performance specifications are as follows:	X
Summer Indoor - 75 degrees F.D.B. and 50% RH.
Summer Outdoor - Based on local 2-1/2% design conditions as specified in the latest edition of the “ASHRE Handbook of Fundamentals”.
Winter Indoor -70 degrees F.D.B.
Winter Outdoor - Based on local 97-1/2 design conditions as specified in the latest edition of the “ASHRE Handbook of Fundamentals”.
Fresh air system shall be code compliant and have capacity to match tenant’s program and have distribution to all areas of the base building. Any upgrades to this system as a result of the tenant standard office improvements shall be the landlord’s sole cost and expense.	X
Horizontal connection between buildings (provided by tenant and shown on Architect Shell Documents)	X	X

Schedule C-1(A)-3

Powered Induction Units (PIU’s or also known as VAV’s) basic distribution, including installed/connected and working thermostats coiled above ceiling grid	X
Installation of thermostats and connection to base building EMS (energy management system)	X
Additional Powered Induction Units (PIU’s), as required by Tenant design, including power, controls, all ductwork and diffusers, thermostats, and EMS wiring, connections and programming		X
Ductwork/Distribution:
• Primary distribution from main air handling unit to Base Building PIU’s	X
• Secondary distribution from Base Building PIU’s including diffusers (exterior zones)		X
• Secondary distribution from Base Building PIU’s including duct/flex run-outs and diffusers (interior zones)		X
• Diffusers		X
Supplemental A/C Units including power, piping, and controls, and all ductwork and diffusers		X
FIRE PROTECTION
Sprinkler System:
• Main loop, branches, and upturned heads	X
• Modifications for Tenant Improvements		X
Fire Extinguishers/Cabinets
• Core Areas (as required by code)	X
• Additional in Tenant Areas as required by code		X
Fire Valve Cabinets in Tenant Areas (if required)		X
PLUMBING
Building wet columns	X
Plumbing for all items in Tenant Areas that connect to base building systems		X
SECURITY ACCESS CONTROL
After Hours Access Control to 4 leaves of building entry/exit	X
After Hours Access Control in designated elevators (conduit and pull string)	X
After Hours Access Control in individual suites		X
Access Control in Tenant Areas – base building system will have the installed capacity to coordinate with tenant’s full access control needs		X
Inside and outside security cameras		X
Electric for all security including main building exit/entry and elevators		X
Exterior locks on exterior doors (coordinate with Tenant security needs)	X

Schedule C-1(A)-4

PROJECT RESEARCH AND DEVELOPMENT BUILDING
	Base Building	Leasehold Improvements
ARCHITECTURAL

Gypsum board partitions (paint ready):
• Perimeter (exterior) walls above/below windows including engaged columns		X
• Core Partitions (Lease Area side) including enclosures for engaged columns per base building construction documents		X
• Multi-tenant Corridor and Demising Partitions		X
• Partitions in Tenant Areas
• Other interior column enclosures		X
X
Wall finishes and base in Tenant Areas		X
Floor finishes in Tenant Areas		X
Typical elevator lobby
X
• Finish ceiling with light fixtures, mechanical diffusers, smoke detector and fire alarm requirements		X
• Wall finishes		X
• Carpet and base
Acoustic Ceilings in Tenant Areas
X
• Ceiling grid materials and installation		X
• Framing for perimeter slot diffusers
Horizontal Mini-blinds at Exterior	X
Doors and Hardware in Tenant Areas:
• Doors		X
• Hardware (latchsets & locksets)		X
Millwork		X
Appliances		X
FF&E		X
STRUCTURAL

Schedule C-1(A)-5

Building will support all required loads for standard tenant construction without any tenant reinforcement – 100 lbs p.s.f. minimum	X
ELECTRICAL/TELECOMMUNICATIONS

Two (2) diverse conduit paths to the street each consisting of four inch (4”) dedicated conduits	X
In addition to any power necessary for HVAC and other base building systems, 7 watts per square foot for office / outlet power and lighting per floor for every usable s.f.	X
Electrical Distribution
• Electrical distribution to include high-voltage transformers and low-voltage panels in main electric room.	X
• Local electrical distribution for the tenant improvements including all main breakers, conduit, wire, and panels		X
• Branch breakers and final electrical distribution		X
Ground bar in all electric rooms and telephones closets	X
Base code approved fire alarm system, with installed capacity, for standard tenant improvements and specialty areas (expansion panels and related equipment by Tenant)	X
Lighting in Tenant Areas

• Light fixtures (fluorescent)		X
• Light fixtures (incandescent and specialty fixtures)		X
• Lighting installation, wiring, and connections		X
• Core Areas (Restrooms, Electrical/Sprinkler RMs)	X
Electrical Power Outlets & Switches in Tenant Areas		X
Fire Alarm System in Tenant Areas
• Shell building pull stations, and strobe/horn units base building construction documents and have installed capacity for tenant’s work	NA
• Addition of new and/or relocation of base building pull stations, strobe/horn units, and speakers (as required)		X
Exit Lighting in Tenant Areas:
• Exit lights per base building construction documents	X
• Additional exit lights in Tenant Areas		X
Telephone/Data Distribution:
• Vertical backbone (floor sleeves) in base building telephone room	NA
• Plywood backboard in base building telephone room		X

Schedule C-1(A)-6

• Horizontal distribution and outlets		X
• Telephone equipment		X
• Fiber and copper telephone service drop	X
MECHANICAL

Subject to further modification in accordance with the terms and conditions of the Lease, the initial HVAC performance specifications are as follows: Summer Indoor - 75 degrees F.D.B. and 50% RH. Summer Outdoor - Based on local 2-1/2% design conditions as specified in the latest edition of the “ASHRE Handbook of Fundamentals”. Winter Indoor -70 degrees F.D.B. Winter Outdoor - Based on local 97-1/2 design conditions as specified in the latest edition of the “ASHRE Handbook of Fundamentals”.	X
Fresh air system shall be code compliant and have capacity to match tenant’s program and have distribution to all areas of the base building. Any upgrades to this system as a result of the tenant standard office improvements shall be the landlord’s sole cost and expense.	X
Horizontal conduit connection between buildings (provided by tenant and shown on Architect Shell Documents)	X
Powered Induction Units (PIU’s or also known as VAV’s) basic distribution, including installed/connected and working thermostats coiled above ceiling grid	X
Installation of thermostats and connection to base building EMS (energy management system)	X
Additional Powered Induction Units (PIU’s), as required by Tenant design, including power, controls, all ductwork and diffusers, thermostats, and EMS wiring, connections and programming		X
Ductwork/Distribution:
• Primary distribution from main air handling unit to Base Building PIU’s	X
• Secondary distribution from Base Building PIU’s including diffusers (exterior zones)		X
• Secondary distribution from Base Building PIU’s including duct/flex run-outs and diffusers (interior zones)		X
• Diffusers		X
Supplemental A/C Units including power, piping, and controls, and all ductwork and diffusers		X

Schedule C-1(A)-7

FIRE PROTECTION

Sprinkler System:
• Main loop, branches, and upturned heads	X
• Modifications for Tenant Improvements		X
Fire Extinguishers/Cabinets
• Core Areas (Main Electrical and Sprinkler Room)	X
• Additional in Tenant Areas as required by code		X
Fire Valve Cabinets in Tenant Areas (if required)		X
PLUMBING

Building wet columns	NA
Plumbing for all items in Tenant Areas that connect to base building systems		X
SECURITY ACCESS CONTROL

After Hours Access Control to 4 leaves of building entry/exit	X
After Hours Access Control in designated elevators	NA
After Hours Access Control in individual suites		X
Access Control in Tenant Areas – base building system will have the installed capacity to coordinate with tenant’s full access control needs		X
Inside and outside security cameras		X
Electric for all security including main building exit/entry and elevators		X
Exterior locks on exterior doors (coordinate with Tenant security needs)	X

Schedule C-1(A)-8

SCHEDULE C-1(B)

LIST OF PLANS AND SPECIFICATIONS

Section 1. Contract Drawings –

(a) Site/Civil Drawings – Drawings are by the Civil Engineer (Paciulli, Simmons & Associates, Ltd.) and dated as stated herein and are issued for construction.

Sheet	Title	Date	Latest Issuance
1	TOWN OF LEESBURG COVER SHEET	10/21/2014	TDL#01
2	TOWN OF LEESBURG GENERAL NOTES	8/15/2014	BID SET
3	STANDARD LEGEND	8/15/2014	BID SET
4	DETAILS	8/15/2014	BID SET
4A	DUMPSTER & GENERATOR ENCLOSURE DETAILS	8/15/2014	BID SET
5	EXISTING CONDITIONS & DEMOLITION PLAN	8/15/2014	BID SET
6	EXISTING CONDITIONS & DEMOLITION PLAN	8/15/2014	BID SET
7	EXISTING CONDITIONS & DEMOLITION PLAN	8/15/2014	BID SET
8	SITE GEOMETRY PLAN	10/21/2014	TDL#01
9	SITE GEOMETRY PLAN	10/21/2014	ADD #13
10	SITE GEOMETRY PLAN	8/15/2014	BID SET
11	GRADING PLAN	10/21/2014	TDL#01
12	GRADING PLAN	10/21/2014	ADD #13
13	GRADING PLAN	9/2/2014	ADD #07
14	PAVING PLAN	8/15/2014	BID SET
15	SANITARY SEWER PROFILES	8/15/2014	BID SET
16	WATERLINE PROFILES	9/2/2014	ADD #07
17	WATERLINE PROFILES	9/2/2014	ADD #07
18	STORM DRAINAGE PROFILES	10/21/2014	ADD #13
19	STORM DRAINAGE PROFILES	9/2/2014	ADD #07
20	STORM DRAINAGE PROFILES	10/21/2014	ADD #13
20A	ROOF DRAIN PROFILES	10/21/2014	ADD #13
21	STORM DRAINAGE DIVIDES MAP	8/15/2014	BID SET
22	OFFSITE STORM DRAINAGE DIVIDES MAP	8/15/2014	BID SET
23	STORM DRAINAGE COMPUTATIONS	9/2/2014	ADD #07
24	OVERLAND RELIEF MAP	8/15/2014	BID SET
25	OVERLAND RELIEF X-ING AND COMPUTATIONS	8/15/2014	BID SET
26	OFFSITE STORM WATER MANAGEMENT ANALYSIS	8/15/2014	BID SET
27	BMP IMPERVIOUS AREA MAP	8/15/2014	BID SET
28	STRATFORD LAKE BMP COMPUTATIONS	8/15/2014	BID SET
29	EROSION & SEDIMENT CONTROL PLAN—PHASE I	10/21/2014	ADD #13

29A	EROSION & SEDIMENT CONTROL PLAN—PHASE I	10/21/2014	ADD #13
30	EROSION & SEDIMENT CONTROL PLAN—PHASE II	8/15/2014	BID SET
31	EROSION & SEDIMENT CONTROL—NARRATIVE & NOTES & DETAILS	8/15/2014	BID SET
31A	EROSION & SEDIMENT CONTROL—SEDIMENT BASIN COMPUTATIONS	8/15/2014	BID SET
32	LANDSCAPE PLAN	10/21/2014	ADD #13
32A	LANDSCAPE BUFFER & PARKING PLAN	8/15/2014	BID SET
33	LANDSCAPE PLAN NOTES & DETAILS	10/21/2014	ADD #13
34	SANITARY SEWER DETAILS & COMPUTATIONS	8/15/2014	BID SET
35	SANITARY SEWER COMPUTATIONS & LATERAL PROFILES	9/2/2014	ADD #07
36	WATER DETAILS	8/15/2014	BID SET
36A	WATER DETAILS	8/15/2014	BID SET
37	WATER SYSTEM MAP	8/15/2014	BID SET
38	WATER SYSTEM COMPUTATIONS	8/15/2014	BID SET
39	FIRE HYDRANT COVERAGE & FIRE LANE MAP	8/15/2014	BID SET
40	PAVEMENT MARKING & SIGNAGE PLAN	10/21/2014	ADD #13
41	ACCESSIBLE RAMP DETAILS	8/15/2014	BID SET
42	BOUNDARY SURVEY	8/15/2014	BID SET
43	TRUCK TURN ANALYSIS	8/15/2014	BID SET
44	TRUCK TURN ANALYSIS	8/15/2014	BID SET
45	GEOTECHNICAL REQUIREMENTS	8/15/2014	BID SET
46	GEOTECHNICAL REQUIREMENTS	8/15/2014	BID SET
47	GEOTECHNICAL REQUIREMENTS	8/15/2014	BID SET
48	PHOTOMETRIC LIGHTING PLAN	8/15/2014	BID SET
49	LIGHTING DETAILS	8/15/2014	BID SET

Office Building Documents

(b) Structural Drawings – Drawings are by the Structural Engineer (Cardno Haynes Whaley) and dated as stated herein and are issued for construction.

Sheet	Title	Date	Latest Issuance
S0.1	STRUCTURAL NOTES	8/15/2014	BID SET
S1.1	FIRST FLOOR FOUNDATION PLAN	10/1/2014	ADD #11
S2.1	SECOND FLOOR FRAMING PLAN	8/15/2014	BID SET
S2.2	THIRD FLOOR FRAMING PLAN	8/15/2014	BID SET
S3.1	ROOF FRAMING PLAN	10/1/2014	ADD #11
S3.2	ROOF SCREENING FRAMING PLAN	10/1/2014	ADD #11
S4.1	FOUNDATION DETAILS	10/1/2014	ADD #11

Schedule C-1(B)-2

S4.2	FOUNDATION DETAILS	8/15/2014	BID SET
S4.3	FOUNDATION DETAILS	10/1/2014	ADD #11
S5.1	FLOOR FRAMING DETAILS	10/21/2014	TDL#02
S5.2	FLOOR FRAMING DETAILS	8/15/2014	BID SET
S6.1	ROOF FRAMING DETAILS	10/1/2014	ADD #11
S6.2	ROOF FRAMING DETAILS	8/15/2014	BID SET
S6.3	ROOF FRAMING DETAILS	8/15/2014	BID SET
S7.1	STANDARD STEEL DETAILS	8/15/2014	BID SET
S7.2	STANDARD STEEL DETAILS	8/15/2014	BID SET
S8.1	ROOF DIAGRAMS	10/1/2014	ADD #11
S9.1	TYPICAL PANEL ELEVATION, EMBEDDED PLATES AND DETAILS	8/20/2014	ADD #01
S10.1	PANEL ELEVATIONS	8/20/2014	ADD #01
S10.2	PANEL ELEVATIONS	8/20/2014	ADD #01
S10.3	PANEL ELEVATIONS	8/20/2014	ADD #01

(c) Architectural Drawings – Drawings are by the Architect (Morgan, Gick, McBeath & Associates) and dated as stated herein and are issued for construction.

Sheet	Title	Date	Latest Issuance
AO.O	COVERSHEET	10/21/2014	TDL#02
AO.1	PROJECT NOTES	10/21/2014	TDL#02
A1.1	EGRESS PLANS	8/15/2014	BID SET
A1.2	RATED ASSEMBLIES	8/15/2014	BID SET
A1.3	RATED ASSEMBLIES	8/15/2014	BID SET
A1.4	RATED ASSEMBLIES	8/15/2014	BID SET
A2.1	ARCHITECTURAL SITE PLAN	8/15/2014	BID SET
A2.2	DUMPSTER AND CONNECTOR DETAILS	8/15/2014	BID SET
A2.3	WALKWAY CANOPY DETAILS	8/15/2014	BID SET
A3.1	FIRST FLOOR PLAN	8/15/2014	BID SET
A3.2	SECOND FLOOR PLAN	8/15/2014	BID SET
A3.3	THIRD FLOOR PLAN	10/1/2014	ADD #11
A3.5	ROOF PLAN AND DETAILS	10/1/2014	ADD #11
A4.1	REFLECTED CEILING PLAN—FIRST FLOOR	8/15/2014	BID SET
A4.2	REFLECTED CEILING PLAN—SECOND FLOOR	8/15/2014	BID SET
A4.3	REFLECTED CEILING PLAN—THIRD FLOOR	10/1/2014	ADD #11
A5.1	BUILDING ELEVATIONS	8/15/2014	BID SET
A5.2	BUILDING ELEVATIONS	8/15/2014	BID SET
A6.1	BUILDING SECTIONS	8/15/2014	BID SET
A6.2	WALL SECTIONS	10/21/2014	ADD #12

Schedule C-1(B)-3

A6.3	WALL SECTIONS	10/21/2014	ADD #12
A6.4	WALL SECTIONS	10/21/2014	ADD #12
A7.1	DETAILS	10/21/2014	ADD #12
A8.1	WINDOW ELEVATIONS AND DETAILS	10/21/2014	TDL#01
A8.2	WINDOW ELEVATIONS AND DETAILS	10/21/2014	TDL#01
A10.1	STAIR PLANS AND DETAILS	8/15/2014	BID SET
A10.2	ELEVATOR PLANS AND DETAILS	10/21/2014	TDL#01
A11.1	TOILET PLANS	10/21/2014	ADD #12
A11.2	TOILET DETAILS	10/21/2014	ADD #12
A12.1	PARTITION DETAILS	8/15/2014	BID SET
A13.1	SCHEDULES AND DETAILS	10/21/2014	TDL#01

(d) Mechanical Drawings – Drawings are by the MEP Consultant (Jordan & Skala Engineers) and dated as stated herein and are issued for construction.

Sheet	Title	Date	Latest Issuance
M0.1	LEGEND, GENERAL NOTES AND DRAWING LIST—HVAC	8/15/2014	BID SET
M0.2	SCHEDULES AND EQUIPMENT—HVAC	10/1/2014	ADD #11
M0.3	DETAILS—HVAC	8/15/2014	BID SET
M3.1	FIRST FLOOR PLAN—HVAC	10/1/2014	ADD #11
M3.2	SECOND FLOOR PLAN—HVAC	10/1/2014	ADD #11
M3.3	THIRD FLOOR PLAN—HVAC	10/1/2014	ADD #11
M3.4	ROOF PLAN—HVAC	10/1/2014	ADD #11

(e) Electrical Drawings – Drawings are by the MEP Consultant (Jordan & Skala Engineers) and dated as stated herein and are issued for construction.

Sheet	Title	Date	Latest Issuance
E0.1	LEGEND, GENERAL NOTES AND DRAWING LIST—ELECTRICAL	10/21/2014	ADD #13
E0.2	DETAILS—ELECTRICAL	8/15/2014	BID SET
E1.1	SITE PLAN—ELECTRICAL	10/21/2014	ADD #13
E3.1	FIRST FLOOR PLAN—ELECTRICAL	10/1/2014	ADD #11
E3.2	SECOND FLOOR PLAN—ELECTRICAL	10/1/2014	ADD #11
E3.3	THIRD FLOOR PLAN—ELECTRICAL	10/1/2014	ADD #11
E3.4	ROOF PLAN—ELECTRICAL	8/15/2014	BID SET
E4.1	FIRST FLOOR PLAN—LIGHTING	10/1/2014	ADD #11
E4.2	SECOND FLOOR PLAN—LIGHTING	10/1/2014	ADD #11
E5.1	RISER DIAGRAM—ELECTRICAL	8/15/2014	BID SET
E6.1	PANEL SCHEDULES—ELECTRICAL	8/15/2014	BID SET
E6.2	PANEL SCHEDULES—ELECTRICAL	8/15/2014	BID SET

Schedule C-1(B)-4

(f) Plumbing Drawings – Drawings are by the MEP Consultant (Jordan & Skala Engineers) and dated as stated herein and are issued for construction.

Sheet	Title	Date	Latest Issuance
P0.1	LEGEND, GENERAL NOTES AND DRAWING LIST—PLUMBING	8/15/2014	BID SET
P0.2	DETAILS—PLUMBING	8/15/2014	BID SET
P3.1	FIRST FLOOR PLAN—PLUMBING	10/1/2014	ADD #11
P3.2	SECOND FLOOR PLAN—PLUMBING	8/15/2014	BID SET
P3.3	THIRD FLOOR PLAN—PLUMBING	8/15/2014	BID SET
P3.4	ROOF PLAN—PLUMBING	8/15/2014	BID SET
P4.1	PART PLANS—PLUMBING	8/15/2014	BID SET

Production Building Documents

(g) Structural Drawings – Drawings are by the Structural Engineer (Cardno Haynes Whaley) and dated as stated herein and are issued for construction.

Sheet	Title	Date	Latest Issuance
S0.1	STRUCTURAL NOTES	8/15/2014	BID SET
S1.1	PARTIAL FOUNDATION PLAN—NORTH	10/21/2014	ADD #13
S1.2	PARTIAL FOUNDATION PLAN—SOUTH	10/21/2014	ADD #13
	ENTRANCE FOUNDATION AND ROOF FRAMING	10/1/2014	ADD #11
S1.3	PLANS
S2.1	PARTIAL ROOF FRAMING PLAN—NORTH	10/21/2014	TDL#02
S2.2	PARTIAL ROOF FRAMING PLAN—SOUTH	10/21/2014	TDL#02
S3.1	FOUNDATION DETAILS	10/1/2014	ADD #11
S3.2	FOUNDATION DETAILS	10/1/2014	ADD #11
S4.1	ROOF FRAMING DETAILS	10/1/2014	ADD #11
S4.2	ROOF FRAMING DETAILS	10/1/2014	ADD #11
S4.3	ROOF FRAMING DETAILS	10/1/2014	ADD #11
S5.1	ROOF DECK DIAGRAM	10/1/2014	ADD #11
S6.1	TYPICAL PANEL EMBEDS	8/15/2014	BID SET
S7.1	TYPICAL PANEL ELEVATIONS	10/1/2014	ADD #11
S8.1	PANEL ELEVATIONS	10/21/2014	ADD #13
S8.2	PANEL ELEVATIONS	10/21/2014	ADD #13
S8.3	PANEL ELEVATIONS	10/21/2014	ADD #13
S8.4	PANEL ELEVATIONS	10/21/2014	ADD #13
S8.5	PANEL ELEVATIONS	10/21/2014	ADD #13

Schedule C-1(B)-5

(h) Architectural Drawings – Drawings are by the Architect (Morgan, Gick, McBeath & Associates) and dated as stated herein and are issued for construction.

Sheet	Title	Date	Latest Issuance
AO.O	COVERSHEET	10/21/2014	TDL#02
AO.1	PROJECT NOTES	10/21/2014	TDL#02
A1.1	EGRESS PLANS	8/15/2014	BID SET
A2.1	ARCHITECTURAL SITE PLAN	10/21/2014	TDL#01
A2.2	DUMPSTER AND CONNECTOR DETAILS	10/21/2014	TDL#01
A3.1	OVERALL FLOOR PLAN	10/21/2014	ADD #12
A3.2	ROOF PLAN	10/21/2014	ADD #12
A5.1	BUILDING ELEVATIONS	10/21/2014	ADD #12
A5.2	BUILDING ELEVATION DETAILS	10/21/2014	ADD #12
A6.1	BUILDING SECTIONS	10/21/2014	ADD #12
A6.2	WALL SECTIONS	8/15/2014	BID SET
A6.3	WALL SECTIONS	8/15/2014	BID SET
A6.4	WALL SECTIONS AND DETAILS	8/15/2014	BID SET
A7.1	PLAN DETAILS	8/15/2014	BID SET
A7.2	SUNSHADE DETAILS	8/15/2014	BID SET
A7.3	DETAILS	8/15/2014	BID SET
A7.4	DETAILS	8/15/2014	BID SET
A8.1	WINDOW ELEVATIONS AND DETAILS	8/15/2014	BID SET
A12.1	PARTITION DETAILS	8/15/2014	BID SET
A13.1	SCHEDULES AND FINISH LEGEND	10/21/2014	ADD #12

(i) Mechanical Drawings – Drawings are by the MEP Consultant (Jordan & Skala Engineers) and dated as stated herein and are issued for construction.

Drawing #	Drawing Title	Date	Latest Issuance
M0.1	LEGEND, GENERAL NOTES AND DRAWING LIST—HVAC	8/15/2014	BID SET
M0.2	SCHEDULES AND EQUIPMENT—HVAC	8/15/2014	BID SET
M0.3	DETAILS—HVAC	8/15/2014	BID SET
M3.1	OVERALL FLORO PLAN—HVAC	8/15/2014	BID SET

Schedule C-1(B)-6

(j) Electrical Drawings – Drawings are by the MEP Consultant (Jordan & Skala Engineers) and dated as stated herein and are issued for construction.

Drawing #	Drawing Title	Date	Latest Issuance
E0.1	LEGEND, GENERAL NOTES AND DRAWING LIST—ELECTRICAL	10/21/2014	ADD #13
E0.2	DETAILS—ELECTRICAL	8/15/2014	BID SET
E1.1	SITE PLAN—ELECTRICAL	10/21/2014	ADD #13
E3.1	OVERALL FLOOR PLAN—ELECTRICAL	10/1/2014	ADD #11
E5.1	RISER DIAGRAM—ELECTRICAL	8/15/2014	BID SET

(k) Plumbing Drawings – Drawings are by the MEP Consultant (Jordan & Skala Engineers) and dated as stated herein and are issued for construction.

Drawing #	Drawing Title	Date	Latest Issuance
P0.1	LEGEND, GENERAL NOTES AND DRAWING LIST—	8/15/2014	BID SET
	PLUMBING	8/15/2014	BID SET
P3.1	ENLARGED WEST FLOOR PLAN—PLUBMING	10/1/2014	ADD #11
P3.2	ENLARGED EAST FLOOR PLAN—PLUMBING	10/1/2014	ADD #11

Section 2. Contract Specifications

The Project Manual as prepared by the Architect, Structural Engineer, and MEP Consultant and dated August 15, 2014 and amended by Addenda stated herein.

Section 3. Bid Addendums and TDLs –

Addendum #1 dated August 20, 2014

Addendum #2 dated August 25, 2014

Addendum #3 dated August 25, 2014

Addendum #4 dated August 27, 2014

Addendum #5 VOID

Addendum #6 dated August 29, 2014

Addendum #7 dated September 3, 2014

Schedule C-1(B)-7

Addendum #8 VOID

Addendum #9 VOID

Addendum #10 dated September 30, 2014

Addendum #11 dated October 2, 2014

Addendum #12 dated October 21, 2014

Addendum #13 dated October 21, 2014

TDL #1 dated October 21, 2014

TDL #2 dated October 21, 2014

TDL #3 dated November 14, 2014

TDL #4 dated November 18, 2014

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

Schedule C-1(B)-8

SCHEDULE C-1(C)

BASE BUILDING MECHANICALS AND GENERATOR

[Attached]

Schedule C-1(C)-1

Vantage Construction Corporation

COST SUMMARY SHEET

Production Building - Mechanical Concept Plan

PROJECT: Project York
LOCATION: Hope Parkway
OWNER: Trammell Crow Company
ARCHITECT: MGMA

BUILDING SIZE: 83,396
DECK HEIGHT: 1-STORY

DATE: 11/24/2014
PREPARED BY: KAM

DIVISION	DESCRIPTION	QTY	UN	UNIT PRICE	SUBTOTAL	DIV TOTAL	COST/SF 83,395
DIVISION 1	TDL #04.A - PRODUCTION BUILDING MECHANICAL CONCEPT					$1,245,462	$14.93
DIVISION 1	SPECIAL CONDITIONS:					$0	$0.00
DIVISION 3	CONCRETE:					$0	$0.00
03-300	BUILDING	1	LS	EXCLUDED			
DIVISION 4	MASONRY:					$0	$0.00
04-400	CMU	1	LS	EXCLUDED			
DIVISION 5	METALS:					$30,450	$0.37
05-120	BUILDING STRUCTURAL STEEL						
	SUB BOND PREMIUM	1	LS	$450.00	$450		
	ADD ROOF FRAMES FOR RTU 1 THRU 7	7	EA	$2,500.00	$17,500		
	ADD ROOF FRAMES FOR 10 TON RTU AT AUTOCLAVES	1	EA	$2,500.00	$2,500		
	ADD ROOF FRAMES FOR ROOF MOUNTED EX FANS	4	EA	$2,500.00	$10,000		
DIVISION 6	WOOD AND PLASTICS:					$4,300	$0.05
06-100	ROUGH CARPENTRY						
	ROOF BLOCKING						
	WOOD BLOCKING FOR NEW RTU'S	8	EA	$400.00	$3,200		
	WOOD BLOCKING FOR NEW EXHAUST FANS	4	EA	$275.00	$1,100		
DIVISION 7	THERMAL AND MOISTURE PROTECTION:					$29,760	$0.36
07-500	ROOFING						
	SUB BOND PREMIUM	1	LS	$439.80	$440		
	FLASH ROOF TOP UNITS	8	EA	$2,540.00	$20,320		
	FLASH NEW EXHAUST FANS	4	EA	$2,250.00	$9,000		
DIVISION 8	DOORS AND WINDOWS:					$0	$0.00
08-100	DOORS, FRAMES, HARDWARE	1	LS	EXCLUDED			
DIVISION 9	FINISHES (DRYWALL AND ACOUSTICAL):					$0	$0.00
09-250	DRYWALL & ACOUSTIC						
	NEW DRYWALL PARTITION AT ELECTRIC ROOM	1	LS	EXCLUDED			
09-510	ACOUSTICAL CEILINGS						
	ACOUSTICAL CEILINGS	1	LS	EXCLUDED			
09-500	DRYWALL CEILING	1	LS	EXCLUDED			
09-900	PAINTS AND COATINGS						
	PAINT DRYWALL PARTITION	1	LS	EXCLUDED			
	PAINT ADDED DOORS AND FRAMES	1	LS	EXCLUDED			
DIVISION 10	SPECIALTIES:					$0	$0.00
10-400	IDENTIFICATION DEVICES						
	DOOR SIGNAGE	1	LS	EXCLUDED			
10-520	FIRE PROTECTION SPECIALTIES	1	LS	EXCLUDED			
DIVISION 11	EQUIPMENT:					$0	$0.00
11-160	LOADING DOCK EQUIPMENT						
	DOCK LEVELERS	1	LS	EXCLUDED			
	DOCK SHELTERS	1	LS	EXCLUDED			
DIVISION 15	MECHANICAL:					$944,965	$11.33
15-300	FIRE SPRINKLER	1	LS	EXCLUDED			
15-400	PLUMBING						
	SUB BOND PREMIUM	1	LS	$300.00	$300		
	SANITARY						
	FD/CONDENSATE DRAINS FOR SPLIT SYSTEMS	1	LS	EXCLUDED			
	GAS PIPING/ ROOF DRAINS	1	LS	$24,000.00	$24,000		
	GAS PIPING TO NEW ROOF TOP EQUIPMENT	1	LS	INCLUDED ABOVE			
15-700	HVAC	1	LS	$875,000.00	$875,000		
	SUB BOND PREMIUM	1	LS	$13,605.00	$13,605		
	VAV ROOF TOP UNITS	7	EA	INCLUDED ABOVE			
	ATC SYSTEM BASED ON BACnet PROTOCOL FOR UNITS PROV	1	LS	INCLUDED ABOVE			
	ROOF MOUNTED EXHAUST FANS	4	EA	INCLUDED ABOVE			
	CEILING MOUNTED FANS VENTED TO PLENUM	2	EA	INCLUDED ABOVE			
	FAN POWERED VAV BOXES - 12" INTAKE W/ 12KW HEAT	51	EA	INCLUDED ABOVE			

Page 1

Schedule C-1(C)-2

Vantage Construction Corporation

COST SUMMARY SHEET

Production Building - Mechanical Concept Plan

PROJECT: Project York
LOCATION: Hope Parkway
OWNER: Trammell Crow Company
ARCHITECT: MGMA

BUILDING SIZE: 83,396
DECK HEIGHT: 1-STORY

DATE: 11/24/2014
PREPARED BY: KAM

DIVISION	DESCRIPTION	QTY	UN	UNIT PRICE	SUBTOTAL	DIV TOTAL	COST/SF 83,395
	DUCTLESS SPLIT SYSTEMS	1	EA	INCLUDED ABOVE			
	10 TON UNIT AT AUTOCLAVE AREA	1	EA	INCLUDED ABOVE			
	VOLUME DAMPERS TO BALANCE SYSTEM	1	LS	INCLUDED ABOVE			
	ELECTRIC WALL HEATERS	2	EA	INCLUDED ABOVE			
	ELECTRIC CEILING HEATER	1	EA	INCLUDED ABOVE			
	ELECTRIC UNIT HEATERS	1	EA	INCLUDED ABOVE			
	REGISTERS/GRILLES/DIFFUSERS AS INDICATED	314	EA	INCLUDED ABOVE			
	DUCTWORK AND INSULATION AS INDICATED	1	LS	INCLUDED ABOVE			
	STAINLESS STEEL HOOD SYSTEM AT AUTOCLAVES	1	LS	INCLUDED ABOVE			
	NOT WELDED, BUT SILICONE SEALED ONLY	1	LS	INCLUDED ABOVE			
	CHECK, START AND TEST HVAC SYSTEM	1	LS	INCLUDED ABOVE			
	AIR BALANCE SYSTEM	1	LS	INCLUDED ABOVE			
	DUCT SMOKE DETECTORS	8	EA	$2,500.00	$20,000		
	CONTROLS - TRIDIUM NIAGRA	1	LS	$12,000.00	$12,000		
DIVISION 16	ELECTRICAL:					$235,988	$2.83
16-100	ELECTRICAL						
	SUB BOND PREMIUM	1	LS	$3,487.50	$3,488		
16-100	SERVICE						
	CONDUITS PER SKB SKETCH FOR GENERATOR	1	LS	EXCLUDED			
	400 KW GENERAC GENERATORS	1	LS	EXCLUDED			
	400 AMP PANEL BOARD FOR HVAC EQUIPMENT	1	LS	EXCLUDED			
	ATS EMERGENCY	1	LS	EXCLUDED			
	ATS STAND BY	1	LS	EXCLUDED			
	TRANSFORMER	1	LS	EXCLUDED			
	PANELS	1	LS	EXCLUDED			
16-500	LIGHTING						
	INTERIOR LIGHTING	1	LS	EXCLUDED			
	FIREALARM (ALLOWANCE)	1	LS	$120,000.00	$120,000		
	BUDGET FOR COMPLETE FA SYSTEM	1	LS	INCLUDED ABOVE			
	BASED ON FLOOR PLAN OF MECHANICAL CONCEPT	1	LS	INCLUDED ABOVE			
	HVAC/MECHANICAL CONNECTIONS	1	LS	$112,500.00	$112,500		
	WIRE NEW ROOF TOP UNITS	8	EA	INCLUDED ABOVE			
	WIRE NEW EXHAUST FANS	4	EA	INCLUDED ABOVE			
	WIRE NEW ELECTRIC WALL HEATERS	2	EA	INCLUDED ABOVE			
	WIRE NEW ELECTRIC CLG HEATERS	1	EA	INCLUDED ABOVE			
	WIRE NEW ELECTRIC UNIT HEATERS	1	EA	INCLUDED ABOVE			
	WIRE NEW VAV BOXES	51	EA	INCLUDED ABOVE			
DIVISION 1	TDL #04.B - PRODUCTION BUILDING GENERATOR					$717,777	$8.61
DIVISION 1	SPECIAL CONDITIONS:					$0	$0.00
DIVISION 3	CONCRETE:					$44,482	$0.53
03-300	BUILDING						
	THICKENED SLAB FOR ADDED CMU WALL AT ELECTRIC ROOM	1	LS	$400.00	$400		
	EQUIPMENT PADS FOR SWITCHGEAR	1	LS	EXCLUDED			
	GENERATOR ENCLOSURE - PRODUCTION BUILDING	1	LS	$44,082.00	$44,082		
	48" X 16" CONTINUOUS FOOTING	80	LF	INCLUDED ABOVE			
	TURN DOWN SOG	504	SF	INCLUDED ABOVE			
	6' TALL TILT PANELS	480	SF	INCLUDED ABOVE			
DIVISION 4	MASONRY:					$840	$0.01
04-400	CMU						
	10' HIGH CMU WALL AT ELECTRIC ROOM	60	SF	$14.00	$840		
DIVISION 5	METALS:					$2,750	$0.03
05-120	BUILDING STRUCTURAL STEEL						
	SUB BOND PREMIUM	1	LS	EXCLUDED			
	ADD ROOF FRAMES FOR RTU 1 THRU 7	1	LS	EXCLUDED			
	ADD ROOF FRAMES FOR 10 TON RTU AT AUTOCLAVES	1	LS	EXCLUDED			
	ADD ROOF FRAMES FOR ROOF MOUNTED EX FANS	1	LS	EXCLUDED			
	RELOCATE ROOF LADDER	1	LS	EXCLUDED			
	GATES - PRODUCTION BUILDING	1	PR	$2,750.00	$2,750		
DIVISION 6	WOOD AND PLASTICS:					$0	$0.00
06-100	ROUGH CARPENTRY						
	ROOF BLOCKING						
	WOOD BLOCKING FOR NEW RTU'S	1	LS	EXCLUDED			
	WOOD BLOCKING FOR NEW EXHAUST FANS	1	LS	EXCLUDED			
DIVISION 7	THERMAL AND MOISTURE PROTECTION:					$0	$0.00
07-500	ROOFING						

Page 2

Schedule C-1(C)-3

Vantage Construction Corporation

COST SUMMARY SHEET

Production Building - Mechanical Concept Plan

PROJECT: Project York
LOCATION: Hope Parkway
OWNER: Trammell Crow Company
ARCHITECT: MGMA

BUILDING SIZE: 83,395
DECK HEIGHT: 1-STORY

DATE: 11/24/2014
PREPARED BY: KAM

DIVISION	DESCRIPTION	QTY	UN	UNIT PRICE	SUBTOTAL	DIV TOTAL	COST/SF 83,395
	SUB BOND PREMIUM	1	LS	EXCLUDED			
	FLASH ROOF TOP UNITS	1	LS	EXCLUDED			
	FLASH NEW EXHAUST FANS	1	LS	EXCLUDED			
DIVISION 8	**DOORS AND WINDOWS:**					**$2,700**	**$0.03**
08-100	DOORS, FRAMES, HARDWARE						
	ADD HOLLOW METAL DOOR AT EMERGENCY ROOM	1	EA	$1,350.00	$1,350		
	ADD HOLLOW METAL DOOR FROM ELECTRIC TO PROD	1	EA	$1,350.00	$1,350		
DIVISION 9	**FINISHES (DRYWALL AND ACOUSTICAL):**					**$1,165**	**$0.01**
09-250	DRYWALL & ACOUSTIC						
	NEW DRYWALL PARTITION AT ELECTRIC ROOM	1	LS	$775.00	$775		
09-510	ACOUSTICAL CEILINGS						
	ACOUSTICAL CEILINGS	1	LS	EXCLUDED			
09-500	DRYWALL CEILING	1	LS	EXCLUDED			
09-900	PAINTS AND COATINGS						
	PAINT DRYWALL PARTITION	1	LS	$200.00	$200		
	PAINT ADDED DOORS AND FRAMES	2	EA	$95.00	$190		
DIVISION 10	**SPECIALTIES:**						
10-400	IDENTIFICATION DEVICES						
	DOOR SIGNAGE	1	LS	EXCLUDED			
10-520	FIRE PROTECTION SPECIALTIES	1	LS	EXCLUDED			
DIVISION 11	**EQUIPMENT:**						
11-160	LOADING DOCK EQUIPMENT						
	DOCK LEVELERS	1	LS	EXCLUDED			
	DOCK SHELTERS	1	LS	EXCLUDED			
DIVISION 15	**MECHANICAL:**					**$26,390**	**$0.32**
15-300	FIRE SPRINKLER	1	LS	EXCLUDED			
15-400	PLUMBING						
	SUB BOND PREMIUM	1	LS	$390.00	$390		
	SANITARY						
	FD/CONDENSATE DRAINS FOR SPLIT SYSTEMS	1	LS	EXCLUDED			
	GAS PIPING/ ROOF DRAINS	1	LS	$26,000.00	$26,000		
	GAS PIPING TO NEW GENERATORS	1	LS	INCLUDED ABOVE			
15-700	HVAC	1	LS	EXCLUDED			
DIVISION 16	**ELECTRICAL:**					**$639,450**	**$7.67**
16-100	ELECTRICAL						
	SUB BOND PREMIUM	1	LS	$9,450.00	$9,450		
16-100	SERVICE	1	LS	$630,000.00	$630,000		
	CONDUITS PER SKB SKETCH FOR GENERATOR	1	LS	INCLUDED ABOVE			
	400 KW GENERAC GENERATORS	1	LS	INCLUDED ABOVE			
	400 AMP PANEL BOARD FOR HVAC EQUIPMENT	1	EA	INCLUDED ABOVE			
	ATS EMERGENCY	1	EA	INCLUDED ABOVE			
	ATS STAND BY	1	EA	INCLUDED ABOVE			
	TRANSFORMER	2	EA	INCLUDED ABOVE			
	PANELS	4	EA	INCLUDED ABOVE			
16-500	LIGHTING						
	INTERIOR LIGHTING	1	LS	EXCLUDED			
	FIREALARM						
	TIE IN DUCT SMOKE DETECTORS TO F/A SYSTEM	1	LS	EXCLUDED			
	HVAC/MECHANICAL CONNECTIONS	1	LS	EXCLUDED

Schedule C-1(C)-4

Schedule C-1(C)-5

Schedule C-1(C)-6

Schedule C-1(C)-7

GENERAC | INDUSTRIAL POWER

SG400 400 kW

SG400

21.9L

Industrial Spark-Ignited Generator Set

EPA Certified Stationary Emergency

Standby Power Rating

400 kW 500 kVA 60 Hz

Prime Power Rating*

360 kW 450 kVA 60 Hz

ISO 9001:2008

USA ENGINEERED & BUILT

Image used for illustration purposes only

*EPA Certified Prime ratings are not available in the U.S. or its Territories

Codes and Standards

Generac products are designed to the following standards:

UL2200, UL508, UL142, UL498

NFPA70, 99, 110, 37

NEC700, 701, 702, 708

ISO9001, 8528, 3046, 7637, Pluses #2b, 4

NEMA ICS10, MG1, 250, ICS6, AB1

ANSI C62.41

IBC 2009, CBC 2010, IBC 2012, ASCE 7-05, ASCE 7-10, ICC-ES AC-156 (2012)

Powering Ahead

For over 50 years, Generac has led the industry with innovative design and superior manufacturing.

Generac ensures superior quality by designing and manufacturing most of its generator components, including alternators, enclosures and base tanks, control systems and communications software.

Generac's gensets utilize a wide variety of options, configurations and arrangements, allowing us to meet the standby power needs of practically every application.

Generac searched globally to ensure the most reliable engines power our generators. We choose only engines that have already been proven in heavy-duty industrial application under adverse conditions.

Generac is committed to ensuring our customers' service support continues after their generator purchase.

Schedule C-1(C)-8

SG400 400 kW

GENERAC | INDUSTRIAL POWER

SG400

Standard Features

ENGINE SYSTEM

General
- Oil Drain Extension
- Air Cleaner
- Fan Guard
- Stainless Steel flexible exhaust connection
- Critical Exhaust Silencer
- Factory Filled Oil
- Radiator duct adapter (open set only)

Fuel System
- Primary and Secondary Fuel Shutoff

Cooling System
- Closed Coolant Recovery System
- UV/Ozone resistant hoses
- Factory-installed Radiator
- Radiator drain extension
- 50/50 Ethylene glycol antifreeze

Engine Electrical System
- Battery charging alternator
- Battery Cables
- Battery Tray
- Solenoid activated starter motor
- Rubber-booted engine electrical connections

ALTERNATOR SYSTEM

- UL2200 GENprotect™
- Class H insulation material
- 2/3 Pitch
- Skewed Stator
- Permanent Magnet Excitation
- Sealed Bearings
- Amortisseur winding
- Full load capacity alternator

GENERATOR SET

- Internal Genset Vibration Isolation
- Separation of circuits - high/low voltage
- Separation of circuits - multiple breakers
- Wrapped Exhaust Piping
- Standard Factory Testing
- 2 Year Limited Warranty (Standby rated Units)
- 1 Year Warranty (Prime rated units)
- Silencer mounted in the discharge hood (enclosed only)

ENCLOSURE (if selected)

- Rust-proof fasteners with nylon washers to protect finish
- High performance sound-absorbing material
- Gasketed doors
- Stamped air-intake louvers
- Air discharge hoods for radiator-upward pointing
- Stainless steel lift off door hinges
- Stainless steel lockable handles
- Rhino Coat™ - Textured polyester powder coat

CONTROL SYSTEM

GENERAC

Control Panel
- Digital H Control Panel - Dual 4x20 Display
- Programmable Crank Limiter
- 7-Day Programmable Exerciser
- Special Applications Programmable PLC
- RS-232/485
- All-Phase Sensing DVR
- Full System Status
- Utility Monitoring
- Low Fuel Pressure Indication
- 2-Wire Start Compatible
- Power Output (kW)
- Power Factor
- kW Hours, Total & Last Run
- Real/Reactive/Apparent Power
- All Phase AC Voltage
- All Phase Currents
- Oil Pressure
- Coolant Temperature
- Coolant Level
- Engine Speed
- Battery Voltage
- Frequency
- Date/Time Fault History (Event Log)
- Isochronous Governor Control
- Waterproof/sealed Connectors
- Audible Alarms and Shutdowns
- Not in Auto (Flashing Light)
- Auto/Off/Manual Switch
- E-Stop (Red Mushroom-Type)
- NFPA110 Level I and II (Programmable)
- Customizable Alarms, Warnings, and Events
- Modbus protocol
- Predictive Maintenance algorithm
- Sealed Boards
- Password parameter adjustment protection
- Single point ground
- 15 channel data logging
- 0.2 msec high speed data logging
- Alarm information automatically comes up on the display

Alarms
- Oil Pressure (Pre-programmable Low Pressure Shutdown)
- Coolant Temperature (Pre-programmed High Temp Shutdown)
- Coolant Level (Pre-programmed Low Level Shutdown)
- Low Fuel Pressure Alarm
- Engine Speed (Pre-programmed Over speed Shutdown)
- Battery Voltage Warning
- Alarms & warnings time and date stamped
- Alarms & warnings for transient and steady state conditions
- Snap shots of key operation parameters during alarms & warnings
- Alarms and warnings spelled out (no alarm codes)

Schedule C-1(C)-9

GENERAC® | INDUSTRIAL POWER

SG400 400 kW

SG400

Configurable Options

ENGINE SYSTEM

General

- Engine Block Heater with ball valves
- Flexible Fuel Line - NPT Connection
- Oil Heater
- Air Filter Restriction Indicator
- Stone Guard (Open Set Only)

Engine Electrical System

- 10A UL battery charger
- Battery Warmer

GENERATOR SET

- Gen-Link Communications Software (English Only)
- Extended Factory Testing (3 Phase Only)
- 8 Position Load Center
- 2 Year Extended Warranty
- 5 Year Warranty
- 5 Year Extended Warranty

ENCLOSURE

- Standard Enclosure
- Level 1 Sound Attenuation
- Level 2 Sound Attenuation
- Steel Enclosure
- Aluminum Enclosure
- 180 MPH Wind Kit
- 12 VDC Enclosure Lighting Kit
- 120 VAC Enclosure Lighting Kit
- AC/DC Enclosure Lighting Kit

ALTERNATOR SYSTEM

- Alternator Upsizing
- Anti-Condensation Heater
- Tropical coating (480/600 V non-upsized only)

CIRCUIT BREAKER OPTIONS

- Main Line Circuit Breaker
- 2nd Main Line Circuit Breaker
- Shunt Trip and Auxiliary Contact
- Electronic Trip Breakers

CONTROL SYSTEM

- 21-Light Remote Annunciator
- Remote Relay Panel (8 or 16)
- Oil Temperature Sender with Indication Alarm
- Remote E-Stop (Break Glass-Type, Surface Mount)
- Remote E-Stop (Red Mushroom-Type, Surface Mount)
- Remote E-Stop (Red Mushroom-Type, Flush Mount)
- Remote Communication - Modem
- Remote Communication - Ethernet
- 10A Run Relay
- Ground fault indication and protection functions

Engineered Options

ENGINE SYSTEM

- Coolant heater ball valves
- Fluid containment pans

ALTERNATOR SYSTEM

- 3rd Breaker Systems

GENERATOR SET

- Special Testing
- Battery Box

ENCLOSURE

- Motorized Dampers
- Enclosure Ambient Heaters
- Door Alarm Switch

CONTROL SYSTEM

- Spare inputs (x4) / outputs (x4) - H Panel Only
- Battery Disconnect Switch

Rating Definitions

Standby – Applicable for a varying emergency load for the duration of a utility power outage with no overload capability.
Prime – Applicable for supplying power to a varying load in lieu of utility for an unlimited amount of running time. A 10% overload capacity is available for 1 out of every 12 hours. The Prime Power option is only available on International applications.

Power ratings in accordance with ISO 8528-1, Second Edition dated 2005-06-01, definitions for Prime Power (PRP) and Emergency Standby Power (ESP).

Schedule C-1(C)-10

SG400 400 kW

GENERAC | INDUSTRIAL POWER

SG400

application and engineering data

ENGINE SPECIFICATIONS

General

Make	Generac
Cylinder #	12
Type	V12
Displacement - L (Cu In)	21.9 (1336.42)
Bore - mm (in)	128 (5.03)
Stroke - mm (in)	142 (5.6)
Compression Ratio	10:1
Intake Air Method	Turbocharged/Aftercooled
Number of Main Bearings	7
Connecting Rods	Alloy Steel
Cylinder Head	Cast Iron - OHV
Cylinder Liners	Cast Alloy Steel
Ignition	Altronic CD200D
Pistons	Aluminum Alloy
Crankshaft	Forged Alloy Steel
Lifter Type	Solid
Intake Valve Material	High Temp Alloy Steel
Exhaust Valve Material	High Temp Alloy Steel
Hardened Valve Seats	High Temp Alloy Steel

Engine Governing

Governor	Electronic
Frequency Regulation (Steady State)	(+/-) 0.25%

Lubrication System

Oil Pump Type	Gear
Oil Filter Type	Twin Full flow with intercooler
Crankcase Capacity - L (qts)	30 (31.7)

Cooling System

Cooling System Type	Pressurized Closed Recovery
Water Pump Flow - gpm (lpm)	211 (800)
Fan Type	Pusher
Fan Speed (rpm)	1404
Fan Diameter mm (in)	44
Coolant Heater Wattage	2500
Coolant Heater Standard Voltage	240 V

Fuel System

Fuel Type	Natural Gas
Carburetor	Down Draft
Secondary Fuel Regulator	Standard
Fuel Shut Off Solenoid	Standard (Dual)
Operating Fuel Pressure	11" - 15" H_2O

Engine Electrical System

System Voltage	24 VDC
Battery Charging Alternator	Std
Battery Size	See Battery Index 0161970SBY
Battery Voltage	(2) 12 VDC
Ground Polarity	Negative

ALTERNATOR SPECIFICATIONS

Standard Model	520
Poles	4
Field Type	Revolving
Insulation Class - Rotor	H
Insulation Class - Stator	H
Total Harmonic Distortion	<5%
Telephone Interference Factor (TIF)	<50
Standard Excitation	Permanent Magnet
Bearings	Sealed Ball
Coupling	Direct, Flexible Disc
Prototype Short Circuit Test	Yes

Voltage Regulator Type	Full Digital
Number of Sensed Phases	3
Regulation Accuracy (Steady State)	+/- 0.25%

Schedule C-1(C)-11

GENERAC | INDUSTRIAL POWER

SG400 400 kW

SG400 operating data

POWER RATINGS

	Natural Gas	
Three-Phase 120/208 VAC @0.8pf	400 kW	Amps: 1389
Three-Phase 120/240 VAC @0.8pf	400 kW	Amps: 1204
Three-Phase 277/480 VAC @0.8pf	400 kW	Amps: 602
Three-Phase 346/600 VAC @0.8pf	400 kW	Amps: 481

STARTING CAPABILITIES (sKVA)

sKVA vs. Voltage Dip

		480 VAC						208/240 VAC					
Alternator	kW	10%	15%	20%	25%	30%	35%	10%	15%	20%	25%	30%	35%
Standard	400	387	581	775	968	1162	1356	345	570	835	1100	1450	1710
Upsize 1	555	457	686	914	1143	1371	1600	-	-	-	-	-	-
Upsize 2	642	471	707	943	1179	1414	1650	543	814	1086	1357	1629	1900

FUEL CONSUMPTION RATES*

Natural Gas – ft³/hr (m³/hr)

Percent Load	Standby
25%	1856 (52.6)
50%	2845 (80.5)
75%	3833 (108.5)
100%	4823 (136.6)

*Fuel supply installation must accommodate fuel consumption rates at 100% load.

COOLING

		Standby
Cooling Fan Air Flow (Open Set)	ft³/min (m³/min)	25,100 (711)
Coolant Flow per Minute	gpm (lpm)	211 (800)
Coolant System Capacity	gal (L)	23 (87)
Heat Rejection to Coolant	BTU/hr	1,102,122
Max. Operating Air Temp on Radiator	ºF (ºC)	122 (50.0)
Maximum Additional Radiator Backpressure	in H_2O	0.5

COMBUSTION AIR REQUIREMENTS

		Standby
Flow at Rated Power	cfm (m3/min)	750 (21)

ENGINE

		Standby
Rated Engine Speed	rpm	1800
Engine Horsepower**	hp	636
Piston Speed	ft/min (m/min)	-
BMEP	psi	123

** Refer to "Emissions Data Sheet" for maximum bHP for EPA and SCAQMD permitting purposes.

EXHAUST

		Standby
Total Exhaust Flow (Rated Output)	cfm (m³/min)	2720 (77)
Maximum Recommended Back Pressure (Post silencer)	inHg	0.75
Exhaust Temp (Rated Output - post silencer)	ºF (ºC)	1350 (732)
Exhaust Outlet Size (Open Set)	in	3.5" O.D. Flex (No Muffler)

Deration – Operational characteristics consider maximum ambient conditions. Derate factors may apply under atypical site conditions. Please consult a Generac Power Systems Industrial Dealer for additional details. All performance ratings in accordance with ISO3046, BS5514, ISO8528 and DIN6271 standards.

Schedule C-1(C)-12

SG400 400 kW

GENERAC | INDUSTRIAL POWER

SG400 dimensions, weights, and sound levels

H
L
W

OPEN SET (Includes Exhaust Flex)

L x W x H in (mm)	154.4 (3923) x 71 (1803) x 67 (1702)
Weight lbs (kg)	8429 (3823)
Sound Level (dBA*)	93

H
L
W

STANDARD ENCLOSURE

L x W x H in (mm)	207.4 (5268) x 71 (1803) x 80 (2032)
Weight lbs (kg)	Steel: 10428 (4730) Aluminum: 9298 (4217)
Sound Level (dBA*)	92

H
L
W

LEVEL 1 ACOUSTIC ENCLOSURE

L x W x H in (mm)	247.5 (6285) x 71 (1803) x 80 (2032)
Weight lbs (kg)	Steel: 11211 (5085) Aluminum: 9720 (4409)
Sound Level (dBA*)	84

H
L
W

LEVEL 2 ACOUSTIC ENCLOSURE

L x W x H in (mm)	207.4 (5268) x 71 (1803) x 114 (2899)
Weight lbs (kg)	Steel: 11759 (5333) Aluminum: 9951 (4513)
Sound Level (dBA*)	75

*All measurements are approximate and for estimation purposes only. Sound levels measured at 23 ft (7 m) and does not account for ambient site conditions.

YOUR FACTORY RECOGNIZED GENERAC INDUSTRIAL DEALER

Specification characteristics may change without notice. Please consult a Generac Power Systems Industrial Dealer for detailed installation drawings.

Generac Power Systems, Inc. • S45 W29290 HWY. 59, Waukesha, WI 53189 • generac.com

©2018 Generac Power Systems, Inc. All rights reserved. All specifications are subject to change without notice. Part No. 0K6098-B / Printed in U.S.A. 11/02/18

Schedule C-1(C)-13

SCHEDULE C-2

REQUIRED CONDITION

Office Building

Electrical rooms on each floor shall be substantially complete. If the individual floors have not been energized, Landlord shall provide temporary electric for Tenant’s use until those facilities can be obtained. Communication Sleeves will be installed on each floor and ready for Tenant’s use.

The Ductwork VAV boxes and condenser water loop and valves shall be installed on each floor ready for Tenant’s modifications. Plumbing to include wet stack, shall be installed. If permanent water supply has not been provided, Landlord shall provide temporary water to each floor for tenant’s construction needs. VAV box testing, programming of the EMS, balancing and commissioning of HVAC equipment may occur during the construction of the Tenant improvements.

Fire suppression piping shall be completed with-in the demised premises. Fire Alarm devices shall be completed with-in the demised premises. Tenant will be required to avoid the modification of these improvements until authorized by Loudoun County Fire Marshal. If possible the same fire alarm and sprinkler contractors shall be used by both parties.

Provide hoisting capability to all tenant floors on an equally shared basis with the base building contractor.

Wet columns with sanitary and vent risers completely installed. Toilet rooms demised and doors installed. All core drywall installed, taped and finished on tenant facing walls.

Building exterior skin substantially complete on Tenant’s floors and the demised premises protected from weather. Perimeter drywall at exterior walls and columns installed, taped and finished. Roof shall be installed over the majority of the building. Perimeter terminations and flashing may occur after Tenant has started its construction.

Tenant floors cleared of excessive base building construction materials, debris or components.

Research and Development Building

Building exterior skin substantially complete on Tenant’s floors and the demised premises protected from weather. Perimeter drywall at exterior walls and columns installed, taped and finished. Roof shall be installed. Base Building Envelope will be completed with Main Electrical and Sprinkler rooms shall be substantially complete.

Main loop of fire suppression piping shall be completed with-in the demised premises. Fire Alarm devices shall be completed with-in the demised premises as required for the shell building. Tenant will be required to avoid the modification of these improvements until authorized by Loundon County Fire Marshal. If possible the same fire alarm and sprinkler contractors shall be used by both parties.

Building will have minimal lighting, slab will be broomed swept cleaned.

Schedule C-2

SCHEDULE C-3

BASE BUILDING WORK SCHEDULE

Mobilization & commence of site work	12/20/2014
Commence Office building foundations	2/1/2015
Commence Installation site utilities	2/9/2015
Commence Production building foundation	2/9/2015
Commence Erection structural steel- office	4/17/2015
Commence Erection structural steel- production building	5/4/2015
Commence MEP rough-in- production building	6/16/2015
Commence MEP rough-in- office building	6/21/2015

Schedule C-3

SCHEDULE C-4

REQUIREMENTS FOR K2M CONTRACT DOCUMENTS

Final architectural detail and working drawings, finish schedules and related plans (three (3) reproducible sets) including without limitation the following information and/or meeting the following conditions:

•	Provide three (3) reproducible sets, include CADD and PDF files of a complete set sufficient for submission for relevant permits, certificates and applications of each of the following: Contract Documents, Contract Specifications and Addenda as required of sufficient clarity and detail for construction of the K2M Improvements.

Schedule C-4

SCHEDULE C-5

CONSTRUCTION RULES AND REGULATIONS

The following requirements have been developed to ensure that the Base Building Improvements and K2M Improvements are completed to the proper building standard while maintaining a level of safety and consistent with industry standards; however, in the event of a conflict between these Construction Rules and the terms of the Work Agreement, the terms of the Work Agreement shall control. The review of K2M Contract Documents by Landlord and/or its insurers, consultants or representatives does not imply that any plans so reviewed comply with applicable Legal Requirements. Nor does Landlord’s review or approval imply that any work is to be performed at Landlord’s expense.

Landlord has the explicit right to remove from the Project any persons who does not comply with these Construction Rules.

I.	General

A.	Prior to commencing construction, a building permit must be obtained and displayed, and a copy of such permit must be provided to Landlord.

B.	At the completion of the work, the contractor shall furnish the Landlord one (1) set of reproducible drawings, two (2) sets of red-line prints and one complete CADD.DWG disk file and one complete PDF disk file showing the final as-built construction work performed.

C.	If requested by Landlord in writing, the contractor must notify Landlord of all work scheduled and must provide Landlord with a list of all personnel working in a building.

D.	If requested by Landlord in writing, the contractor must provide the Landlord with a list of all subcontractors including emergency phone numbers prior to commencing work.

E.	The contractor must provide an onsite project superintendent at all times the construction work is underway. This supervisor must be knowledgeable of the project’s scope of work and have adequate onsite reference materials including plans, specifications and MSDS information on all materials used in the performance of work.

F.	All workers must be dressed appropriately. Shirts must be worn at all times.

G.	All carts must be furnished with pneumatic tires and rubber bumpers, no carts are to be moved through the stairways.

H.	No smoking is allowed in the building.

I.	The use of radios is prohibited.

Schedule C-5-1

J.	Dumping of construction debris into building drains, mop sinks, trash dumpster, etc. is strictly prohibited. If this does occur, the contractor shall be charged the actual out-of-pocket cost of clearing any drain, where evidence of this is found.

K.	Base Building restrooms within the construction area will be available for use by the contractor unless the Landlord dedicates an alternate location. The contractor shall be responsible for any damage to the restrooms during construction. All other Base Building restrooms shall be locked and are not to be used by construction personnel.

L.	Use of building stairwells for moving construction materials and construction personnel shall be limited to stairwells reasonably designated by Landlord.

M.	The contractor shall repair all existing public area finishes damaged by the contractor’s or subcontractor’ personnel.

N.	All applicable portions of slabs must be x-rayed and x-rays reviewed by Landlord’s designated personnel prior to core drilling or power driven penetrations greater than 1⁄2” in length. If obstructions are detected, a structural engineer reasonably designated by the Landlord must approve the work in writing.

O.	Any roof-related that could affect a roof warranty work must be performed by roofing contractor reasonably designated by Landlord and reasonably acceptable to K2M.

P.	The contractor shall promptly report all accidents to Landlord in writing after first notifying Landlord by phone.

Q.	Landlord shall provide K2M with reasonable use of power and water during the construction of the K2M Improvements.

II.	Insurance

A. Prior to any commencement of work, the contractor shall provide a Certificate of Insurance (COI) to the Property Manager consistent with the limits of liability and other related insurance requirements set forth in the Work Agreement.

III.	Life Safety

A.	Contractor shall furnish Landlord one set of sprinkler shop drawings and hydraulic calculations once they are completed by subcontractor and ready for submittal to the Fire Marshal. Once approved by the Fire Marshal, the contractor shall furnish Landlord one set of approved sprinkler shop drawings.

B.	Contractor will not disconnect, tamper with, delete, obstruct, relocate, or expand any life safety equipment, except as indicated on drawings approved by the Landlord. Contractor shall not interfere with or delay any other inspections scheduled prior to contractor’s inspections or testing.

Schedule C-5-2

C.	The contractor must take all necessary precautions to prevent accidental fire alarms. Any fees or cost charged to the Landlord by the local fire department that arise from accidental fire alarms caused by contractors will be paid by the contractor. The Landlord strongly suggests that, during any work that increase the likelihood of an accidental fire alarm such as demolition or sprinkler work, a person approved by the Landlord be designated to “watch” the fire alarm panel.

D.	Any unit or device temporarily incapacitated will be tagged “Out of Service” and the Landlord will be alerted prior to the temporary outage.

E.	The Base Building fire alarm system shall monitor all K2M-installed special fire extinguishing/alarm detection systems. The connection to the Base Building fire alarm system will be at K2M’s expense commensurate with market rates, and performed by Landlord’s contractor reasonably acceptable to K2M.

F.	All K2M-installed fire alarm initiation and notification devices that connect with the Base Building fire alarm system shall match the Base Building system and be reasonably approved by Landlord.

G.	All connections into a Building existing fire alarm system are to be made only by Landlord’s designated contractor (reasonably acceptable to K2M).

H.	All fire alarm testing will be scheduled at least 72 hours in advance with Landlord and must occur after normal business hours if the Building is occupied.

I.	Combustible and hazardous materials that will not be incorporated into the improvements are not allowed to be stored in the Building without prior written approval by the Landlord. Material safety data sheets on all materials to be stored in the building must be kept onsite and a copy presented to the Landlord.

J.	Dust protection of smoke detectors must be installed and removed (if operational) each day. Dust protection is required during construction to avoid false alarms and damaging of detector system. Filter media must be installed over all return air paths to any equipment rooms prior to work. The media must be maintained during construction and removed at substantial completion.

K.	The Building is to be fully protected by automatic sprinkler systems in accordance with applicable laws and codes.

L.	All sprinkler systems and equipment are to be designed and installed in accordance with the current standards of the National Fire Protection Association.

M.	All equipment, devices and material used in the installation must be listed by UL and FM approved.

N.	Connections to the Base Building sprinkler system/standpipe riser shall be provided with a control valve and water flow alarm device. Sprinkler system control valves shall be UL Listed and FM Approved, clockwise closing, indicating valves with supervisory switches.

Schedule C-5-3

O.	The entire sprinkler system should be designed and installed in accordance with NFPA Pamphlet NO. 13,231 and 231C latest issue.

P.	All corrective work to the fire alarm system due to the contractor’s work shall be charged to the contractor.

Q.	All fire alarm wiring in public areas (outside demising walls) shall be in rigid conduit.

IV.	Parking – Loading Dock

A.	Contractors, subcontractors and their personnel will not use the Building loading dock areas for parking without first obtaining permission from the Landlord 48 hours in advance to assure dock availability. Unauthorized vehicles will be ticketed and towed at the contractor’s risk and expense.

B.	Materials that do not fit into the service elevators must be delivered through a window opening. The contractor will be required to properly remove and replace the glass and to adequately protect the window framing with prior approval from the Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

C.	Landlord’s designated glazing contractor (which is reasonably acceptable to K2M) must perform removal and replacement of all exterior glass.

V.	Utilities

A.	There shall be no charge to K2M for utilities consumed during the construction of the K2M Improvements.

VI.	Security

A.	The contractor will be responsible for controlling any key or access cards furnished by the Landlord.

B.	The contractor will be responsible for locking any secure area made available to the contractor whenever that area is unattended.

C.	All contractors may be required to wear identification badges, in which case the badges will be supplied by the contractor.

VII.	Elevators

A.	No passenger elevator will be used to move construction materials or construction personnel unless appropriate protective measures are installed.

Schedule C-5-4

B.	The freight elevators can be used to move construction personnel at any time during the day, provided the elevator doors are not held open. The freight elevators of the Building may be used to move construction materials.

C.	Any cost to repair damage to the elevator (including dust or dirt in machine rooms or shaft, or cost for service calls) resulting from the contractor’s operations will be charged to the contractor.

D.	Any work on the elevators, call buttons and signal lanterns must be done by building designated elevator contractor.

E.	Landlord shall provide hoisting, without cost to K2M, with access prior to completion and inspection of the Base Building elevators (with Landlord’s contractor for the Base Building Improvements to have priority of use of all such hoisting capability until the Base Building Improvements are substantially completed, provided Landlord will provide, at no expense to K2M, an exterior lift for K2M’s exclusive hoisting purposes during any period in which Landlord’s priority of use of the Base Building’s elevators prevents K2M from satisfying its reasonable hoisting requirements). Thereafter, K2M shall be provided hoisting, without cost to K2M, on the Base Building freight elevators (to be coordinated with the hoisting requirements of Landlord and/or other Building tenants and/or occupants so that all applicable construction contractors have reasonable hoisting capability available to them during the applicable construction period).

VIII.	Cleaning

A.	The contractor will remove all trash and debris daily or as often as necessary to maintain cleanliness in the Building. The trash compactor or containers for the Building are not to be used for any construction debris.

B.	Walk-off mats or other protection must be provided at door entrances where work is being performed.

C.	Carpeting shall be protected by plastic runners or hardboard as necessary to maintain cleanliness and to protect carpets from damage.

D.	Tile, granite and wood floors shall be protected from damage as necessary.

E.	Contractor will furnish a vacuum with a supply of clean bags and an operator to facilitate ongoing clean-up.

F.	Trash removal will be scheduled and coordinated with the Landlord.

G.	Contractor must remove all food cartons and related debris from the work area on a daily basis.

H.	Driveway and street cleaning by contractor will be required when contractor work has created mud or debris.

Schedule C-5-5

IX.	Mechanical and Electrical Work

A.	Before any new electrical or mechanical equipment is installed in the Building, the contractor must submit a copy of the Manufacturers’ data sheets along with complete shop drawing and submittals to the Landlord for approval, such approval not to be unreasonably withheld, conditioned or delayed.

B.	Any installation or modification to the Building HVAC or electrical systems must be first submitted to the Landlord for review, such approval not to be unreasonably withheld, conditioned or delayed. This includes Base Building as well as supplemental units and/or exhaust systems.

C.	The mechanical and electrical plans must be prepared by a licensed engineer and must show size and location of all supply and return grilles. Landlord may require the Landlord’s MEP engineer review the MEP drawings.

D.	Contractors modifying ductwork, air grilles, VAV boxes, etc. must balance the air and water system in the entire suite affected by construction. All air balancing is to be done in the presence of the Landlord’s representatives, who shall be available at all times during active construction, and in all other instances, who Landlord will make available upon reasonable prior written notice by K2M. Two copies of the balance reports shall be submitted to the Landlord for review and approval.

E.	Any domestic or condenser water connections must be made to the Building’s piping system, must include a high quality isolation valve, (brass bodied gate or ball-type) and must include adequate system drain valves. If the system piping is of a different material a dielectric union must be installed. All valves and equipment must be easily accessible (access doors are required in drywall or other fixed construction).

F.	Exhaust fans used for cooking or smoking areas may not discharge into return ceiling plenum. Such fans will be ducted to the outside via exhaust shafts or other routes as reasonably approved by Landlord

G.	The installation of tenant equipment (except emergency lighting per code or as otherwise specified in plans approved by Landlord) on a Base Building emergency power supply is not permitted.

H.	Any existing mechanical or electrical systems and their controls shall be properly commissioned. That is, at the beginning of the job the system will be turned over to the contractor in working condition by the Landlord. Before beginning any work, the contractor should inspect any mechanical or electrical systems and their controls to ensure they’re in working condition. The contractor shall advise the Landlord of any noted deficiencies. At the end of the job, the contractor will be responsible for the proper operation of the mechanical and electrical systems. If the contractor fails to note any deficiencies at the outset of the job, the contractor will nevertheless, be required to correct the problems before the Landlord accepts the system.

I.	All circuit breaker panels must be clearly and accurately identified with typed labels.

Schedule C-5-6

J.	All Base Building mechanical equipment shall be properly protected with pre-filters, dust covers etc. Protection shall be removed and wiped down at completion.

K.	Energy management and Building control work is to be performed by a contractor designated by Landlord and reasonably acceptable to K2M.

L.	Tenant-installed equipment that supplements existing Base Building equipment such as VAV boxes, fire alarm devices, control work; etc. shall be identical (or a closely identical as reasonably possible) to the existing Base Building equipment to facilitate warranty and maintenance operations.

M.	All concealed equipment shall be located with necessary accessibility for maintenance and repair.

N.	Contractor shall contact Landlord in writing 48 hours in advance for Landlord wall and ceiling close-in inspection. Failure to do so will result in the area being reopened for inspection by Landlord at the contractor’s expense. Landlord will promptly inspect after notification by the contractor; provided however that Landlord shall not be responsible for any delay in inspection by any applicable Loudoun County governmental agencies.

O.	Contractors must abide by all notes on architectural and engineering drawings.

Landlord has the right to reasonably modify or add to these Construction Rules at any time with no less than thirty (30) days prior written notice to K2M or contractor.

Schedule C-5-7

SCHEDULE C-6

K2M IMPROVEMENTS BUDGET1

Construction (Davis gross estimate)	$16,080,882.00
Less PCO Log Items in Davis Estimate moved to Landlord base building	($2,795,893.71)
FF&E	$34,500.00
Multi-media	$0.00
IT Corporate Equipment/Network	$475,000.00
Security	$44,000.00
Relocation Charges	$0.00
Contingency	$851,238.27

K2M Construction Costs	$14,689,726.56
Less (i) Improvement Allowance	$7,468,920.49
Less (ii) K2M Personalty Costs	$553,500.00
Less (iii) Relocation Charges	$0.00
Less (iv) those K2M Construction Costs incurred and paid by K2M prior to the Effective Date of this Work Agreement	$0.00
K2M Improvements Contribution Fund	$6,667,306.07

[1]	Nothing contained or not contained in this Schedule C-6 shall prohibit the payment of the Construction Management Fee per Section 5.9 or Section 6.7 of the Work Agreement.

Schedule C-6-1

SCHEDULE C-7

PROJECT COORDINATOR SERVICES

•	Together with the K2M’s construction manager, monitor and coordinate the work of the K2M Contractor and various consultants to ensure compliance with the project schedule, project budget, construction contract, and the approved plans and specifications.

•	Coordinate with the K2M’s construction manager and the K2M’s Contractor material deliveries, use of the service elevators, service shutdowns, tie-ins to Base Building systems, etc. Assist with coordination of contractor activities as it relates to inspections, Base Building system commissioning, coordination of Base Building Improvement and K2M Improvement finishes and assemblies and act as overall point of contact for the K2M’s project team as it pertains to coordination of design and construction.

•	Collaborate with the K2M’s Architect and K2M’s construction manager on the review and approval of shop drawings, product data, samples, and other submittals as provided for in the K2M Contract.

•	Together with the K2M’s Architect and K2M’s construction manager, monitor and observe the testing and start-up of all utilities, systems, and equipment.

•	At the appropriate time, assist K2M’s Architect and other project consultants in conducting inspections of the Project and cause the architect to prepare the Punch List Items.

•	Coordinate timely delivery of all required guarantees, affidavits, releases, bonds, waivers, manuals and warranties.

•	Collaborate with the K2M’s construction manager, K2M’s Architect, K2M’s Contractor and Landlord’s Contractor with any third party such as furniture installers, telecommunications contractors, interior improvements contractors, art vendors, and moving contractors to ensure a smooth and seamless process and minimize disruptions and delays.

•	If necessary, assist K2M in preparation and coordination of all LEED required information that would customarily be provided by a landlord of a commercial office building (at no additional cost to Landlord).

Schedule C-7-1

SCHEDULE D

FORM OF DRAW REQUEST

(LETTERHEAD OF TENANT)

Date:

TC Oaklawn Owner, LLC

c/o TC MidAtlantic Development V, Inc.

1055 Thomas Jefferson St., NW. Suite 600

Washington, D.C. 20007 (“Landlord”)

Re:	Draw Request to Pay Costs In Accordance with Work Agreement (the “Work Agreement”) dated as of [ ], 201[ ], between K2M GROUP HOLDINGS, INC. (“Tenant”) and Landlord

Ladies and Gentlemen:

Tenant hereby submits a Draw Request under the Work Agreement for payment of costs incurred in connection with construction of the K2M Improvements, in the amount of $        . All terms used and not otherwise defined in this Draw Request are used as defined in the Work Agreement.

The status of costs for the K2M Improvements is as follows:

(a)	Total permitted costs per K2M Improvements Budget approved as of the Effective Date	$

(b)	Approved adjustments to date	$

(c)	Current projection of costs	$

The status of available funds under the Work Agreement is as follows:

(d)	(1) Total amount of Improvement Allowance	($ )

	(2) less advances to date	($ )

	(3) equals Available Allowance proceeds	($ )

(e)	Amount of this certification and advance	($ )

Schedule D-1

Tenant represents as follows:

(a) The amount requested above has actually been incurred in connection with the construction of the K2M Improvements and no previous advance has been made under the Work Agreement to pay any of the costs for which Tenant requests this advance.

(b) The representations of Tenant in the Work Agreement and Lease are true and correct in all material respects as of the date this Draw Request is submitted to Landlord.

(c) The calculations included on the Draw Request summary prepared by Tenant and attached hereto and incorporated herein by reference as Attachment A are true and correct in all material respects as of the date this Draw Request is submitted to Landlord.

(c) All equipment, supplies and materials acquired or furnished in connection with the construction of the K2M Improvements that are not affixed to or incorporated into the K2M Improvements are stored on the Land or in the Base Building Improvements or offsite in accordance with the provisions of the Work Agreement.

(d) No Event of Default has occurred under the Lease or Work Agreement that has not been waived by Landlord or cured.

Very truly yours,

TENANT:

K2M GROUP HOLDINGS, INC. a Delaware corporation

By: ,
Name:
Title:

Schedule D-2

Attachment A to Draw Request

Tenant’s Draw Request Summary

ATTACHMENT A TO SCHEDULE D OF WORK AGREEMENT- FORM OF DRAW REQUEST
Draw Request Summary	[insert date]

Draw No.

K2M Construction Costs approved as of the Effective Date	$18,081,420
Adjustments to Date	$0

Current K2M Construction Costs	$18,081,420
Current Draw Request	$0

Reconciliation of Capped Costs

Amount of current Draw Request associated with Capped Personalty and Relocation Costs (5.2A)	$0
Amount of current Draw Request associated with costs associated with Tenant Change Cap	$0

	Capped				Remaining
	Amount	Current Draw	Prior Draws	Total Draws	Funds
Capped Personalty and Relocation Costs	$1,458,190	$0	0	$0	$1,458,190
Tenant Change Cap	$1,000,000	$0	0	$0	$1,000,000

Adjustments to Funds Available

	Original	Current	Prior	Total	Revised
	Amount	Adjustments	Adjustments	Adjustments	Amount
K2M Improvements Contribution Fund	$10,163,336	$0	$0	$0	$10,163,336
Improvement Allowance	$7,364,584	$0	$0	$0	$7,364,584

Subtotal	$17,527,920	$0	$0	$0	$17,527,920

Draw Request per Disbursement Rules

	Revised		Previous		Remaining	Remaining
	Amount	Current Draw	Draws	Total Draws	Funds	Percentage
K2M Improvements Contribution Fund	$10,163,336	$0	$0	$0	$10,163,336	100.00%
Improvement Allowance	$7,364,584	$0	$0	$0	$7,364,584	100.00%

Subtotal	$17,527,920	$0	$0	$0	$17,527,920	100.00%

Inclusive of this Draw Request the Available Allowance is:	$7,364,584

Calculation of Certain Payments Prior to Substantial Completion of Base Building Improvements

	Current	Previous
	Funding	Fundings	Total Fundings
Base Building Systems Change Costs (4.5)	$0	$0	$0	*
Material Change Costs (4.6B)	$0	$0	$0	*
K2M Construction Costs (5.1A)	$0	$0	$0
Section 5.6 Third Party Costs (5.6)	$0	$0	$0

Landlord’s Forward Advance Payments (5.1B(3))	$0	$0	$0

Inclusive of this Draw Request the total Landlord Forward Advance Payments is:	$0

*	Items subject to the Tenant Change Cap

Schedule D-2

SCHEDULE E

LEASE

[See attached]

Schedule E-1

EXHIBIT D

Form of Estoppel Certificate

TENANT ESTOPPEL CERTIFICATE

Effective as of                          , 20

Texas Capital Bank, National Association,

2000 McKinney Avenue, Suite 700

Dallas, Texas 75201

Attn: Commercial Real Estate

Ventas Mezz Finance Leesburg, LLC

10350 Ormsby Park Place

Suite 300

Louisville, Kentucky 40223

Re:	ADDRESS OF PROPERTY:

Re:	LEASE

Dated:                                         ,

Landlord:

Tenant:

Ladies and Gentlemen:

The undersigned, the tenant under the above-described lease (“Tenant”), a copy of which is attached hereto as Exhibit A (“Lease”), provides this Tenant Estoppel Certificate to you as conclusive evidence of the matters set forth herein concerning the above-referenced Lease and the premises described therein (the “Premises”). Capitalized terms used herein shall have the same meanings ascribed to such terms in the Lease.

As of the date hereof, the undersigned hereby certifies the following:

1. The Lease supersedes, in all respects, all prior written or oral agreements between Landlord and Tenant with respect to the Premises and there are no agreements, understandings, warranties, or representations between Landlord and Tenant with respect to the Lease or the Premises except as expressly set forth in the copy of the Lease (including all amendments thereto, if any) attached hereto as Exhibit A [and                    ].

2. The Lease has not been changed, amended, modified, supplemented or superseded except as set forth in the copy of the Lease (including all amendments thereto, if any) attached hereto as Exhibit A [and                     ].

3. The Lease is in full force and effect and there are no known defaults under the Lease.

Exhibit D

4. Tenant’s interest in the Lease and the Premises demised therein, or any part thereof, has not been sublet, transferred or assigned [, except             ].

5. [INSERT THE FOLLOWING AS APPLICABLE] [The date payments by Tenant will commence under the Lease is                     .][As of the date hereof, Tenant is occupying the Premises and is paying rent on a current basis under the Lease.]

6. [INSERT THE FOLLOWING AS APPLICABLE] [Tenant [has] | [has not] accepted possession of the Premises, and, to Tenant’s knowledge all items of an executory nature relating thereto to be performed by Landlord have [been] | [not been] completed and/or performed (including, but not limited to, completion of initial construction of the improvements required to be initially constructed thereon by Landlord or paid by Landlord under the Lease in accordance with the terms of the Lease and within the time periods set forth in the Lease [, except             ]. Landlord [has] | [has not] paid in full any required contribution towards work to be performed by Tenant under the Lease, except as follows (if none, so state).]

7. The monthly Base Rent under the Lease is $            . No monthly rental has been prepaid nor has Tenant been given any free rent, partial rent, rebates, rent rebates or concessions, except as expressly set forth in the Lease. Tenant, to its knowledge, has no claims, defenses or offsets against any rents payable under the Lease.

8. Tenant has no right or interest in or under any contract, option or agreement involving the sale or transfer of the Premises except as expressly set forth in the Lease.

9. Tenant has not filed, and is not currently the subject of any filing, voluntary or involuntary, for bankruptcy or reorganization under any applicable bankruptcy or creditors rights laws.

10. That Tenant is a                     duly organized, validly existing and in good standing under the law of the                     .

11. The Security Deposit under the Lease is $            . To the extent the Security Deposit is in the form of the Letter of Credit, the designation number of such Letter of Credit assigned by the Issuing Bank is             .

In issuing this Estoppel Certificate, Tenant understands that you will rely hereupon in your funding of a loan to Landlord secured by certain real estate which includes the Premises.

TENANT:

[	]

By:
Name:
Title:

Exhibit D

EXHIBIT A TO TENANT ESTOPPEL

Copy of Lease

[See Attached]

EXHIBIT E

Form of SNDA

RECORDING REQUESTED BY

AND WHEN RECORDED, MAIL TO:

McGuire, Craddock & Strother, P.C.

2501 N. Harwood, Suite 1800

Dallas, Texas 75201

Attn: John D. Downey

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made and entered into as of this                     day of                     , 2014, by and among TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”), K2M GROUP HOLDINGS, INC., a Delaware corporation (“Tenant”), and                     , a                     (“Landlord”).

RECITALS

A. Lender is the holder of a certain note (the “Note”) and beneficiary under a Deed of Trust of even date herewith (the “Deed of Trust”), in which Landlord is named as the grantor, which Deed of Trust shall be recorded in Office of the County Clerk of Loudon County, Virginia. The Deed of Trust covers certain real property together with all appurtenances thereto and improvements thereon (the “Property”) all as more particularly described in Exhibit A attached hereto and made a part hereof and which property is commonly known as                         , Leesburg, Loudoun County, Virginia. The loan evidenced by the Note is governed by a Construction Loan Agreement of even date herewith (the “Loan Agreement”), by and between Lender and Landlord pertaining to the financing of the construction of certain improvements on the land described in the Deed of Trust.

B. Landlord is the owner in fee simple of the Property and is the current obligor under the Note.

C. By Deed of Lease dated                     , 2014 (the “Lease”), Landlord leased to Tenant those certain premises (the “Premises”) which constitutes or forms all or a portion of the Property covered by the Deed of Trust, all as more particularly described in said Lease. The Lease includes a Work Agreement dated             , 2014 (the “Work Agreement”), by and between Landlord and Tenant pertaining to the construction of certain improvements and tenant finish-out pertaining to the Premises.

D. The Lease is subordinate in priority to the lien of the Deed of Trust.

Exhibit E

E. Tenant wishes to obtain from Lender certain assurances that Tenant’s possession of the Premises will not (subject to this Agreement) be disturbed by reason of the enforcement of the Deed of Trust covering the Premises or a foreclosure of the lien thereunder, and Lender will fund the tenant improvement allowance to Tenant in the event of any such foreclosure, subject to the terms and provisions of this Agreement.

F. Lender is willing to provide such assurances to Tenant upon and subject to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the above, the reciprocal promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do mutually agree as follows:

1. Ratification. The Lease now is or shall become upon the mutual execution of this Agreement subject and subordinate in all respects to the lien of the Deed of Trust and all renewals, modifications and extensions thereof, subject to the terms and conditions of this Agreement. Lender acknowledges receipt of a copy of the Lease and hereby approves the same. Tenant hereby affirms that as of the date hereof the Lease is in full force and effect and that the Lease has not been modified or amended. Tenant acknowledges that it has received notice of the Deed of Trust, and agrees that Lender shall have all of the lender protections under Article VII of the Lease in addition to all of Lender’s rights hereunder.

2. Landlord’s Default. From and after the date Tenant receives a fully executed copy of this Agreement, Tenant will not seek to terminate the Lease by reason of any act or omission that constitutes (or would over time constitute) a default of Landlord until Tenant shall have given written notice of such act or omission to Lender (at Lender’s last address delivered to Tenant in writing) and until the applicable notice and cure period provided for in Section 7.3 of the Lease shall have elapsed, Lender shall have the right, but not the obligation, to remedy such act or omission, provided however that if the act or omission does not involve the payment of money from Landlord to Tenant and (i) is of such a nature that it could not be reasonably remedied within the thirty (30) day period aforesaid, or (ii) the nature of the act or omission or the requirements of local law require Lender to appoint a receiver or to foreclose on or commence legal proceedings to recover possession of the Property in order to effect such remedy and such legal proceedings and consequent remedy cannot reasonably be achieved within said thirty (30) days, then Lender shall have such further time as is reasonable under the circumstances to effect such remedy provided that Lender shall notify Tenant, within ten (10) days after receipt of Tenant’s notice, of Lender’s intention to effect such remedy and provided further that Lender institutes legal proceedings to appoint a receiver for the Property or to foreclose on or recover possession of the Property within said thirty (30) day period and thereafter prosecutes said proceedings and remedy with due diligence and continuity to completion. Notwithstanding the foregoing, (i) Lender shall have no rights under this Section 2 if Lender is an entity that controls, is controlled by, or is under common control with Landlord, and (ii) nothing in this Section 2 shall prohibit Tenant from exercising its rights under the Lease for offset and/or damages following the expiration of any applicable notice and cure period, and/or Tenant’s right to seek immediate declatory or other equitable relief.

3. Non-Disturbance and Attornment. So long as Tenant is not in default under the Lease (beyond any applicable grace or notice and cure period in the Lease) as would entitle Landlord to terminate the Lease or would cause, without any further action of Landlord, the termination of the Lease or would entitle Landlord to dispossess Tenant thereunder, Lender will not disturb the peaceful and quiet use, possession or enjoyment, or right of peaceful and quiet use, possession or enjoyment, of the Premises by Tenant nor shall the Lease or its appurtenances be extinguished by reason of any Foreclosure (as hereinafter defined) or otherwise, nor join Tenant as a party in any action or proceeding, including, but not limited to, any foreclosure proceeding, brought pursuant to the Deed of Trust.

Exhibit E

In the event that Lender or its successors or assigns, as defined in Section 7 hereof (“Successor Landlord”) acquires the interest of Landlord or comes into the possession of or acquires title to the Premises (the “Succession”) by reason of the foreclosure (judicial or non-judicial) or enforcement of the Deed of Trust (including a private power of sale) or the Note or obligations secured thereby or by a conveyance in lieu thereof or other conveyance or as a result of any other means (any or all of the foregoing hereinafter referred to as a “Foreclosure”), then the Lease and all appurtenances thereto shall remain in full force and effect and Tenant shall be bound to Successor Landlord under all of the provisions of the Lease for the balance of the term thereof (including any extensions or renewals thereof which may be effected in accordance with any options contained in the Lease) with the same force and effect as if Successor Landlord was Landlord under the Lease, and Tenant shall attorn to Successor Landlord as its landlord, such attornment to be effective and self operative, without the execution of any further instruments on the part of either of the parties hereto, immediately upon the Succession; and further, in such event, Successor Landlord shall be bound to Tenant under all of the provisions of the Lease with the same force and effect as if Successor Landlord was Landlord under the Lease, and Tenant shall, from and after such Succession, have the same remedies against Successor Landlord for the breach of any agreement contained in the Lease that Tenant might have had under the Lease against Landlord thereunder, provided, however, that if Successor Landlord is not an entity that controls, is controlled by, or is under common control with Landlord, then Successor Landlord shall not be:

(a) liable for any act or omission of any prior landlord (including Landlord) unless Tenant shall have given notice (pursuant to Section 2 hereof) of such act or omission to the party who was the then holder of the Deed of Trust (whether or not such holder elected to cure or remedy such act or omission); or

(b) subject to any offsets (except those expressly permitted under the Lease) or defenses which Tenant might have against any prior landlord (including Landlord) which accrued prior to the date of the Succession, unless Tenant shall have given notice (pursuant to Section 2 hereof) of the state of facts or circumstances under which such offset or defense arose to the party who was the then holder of the Deed of Trust (whether or not such holder elected to cure or remedy such condition); or

(c) bound by any payment of rent or additional rent which Tenant might have paid to any prior landlord (including Landlord) more than thirty (30) days in advance of the due date under the Lease;

(d) bound by any security deposit which Tenant may have paid to any prior landlord (including Landlord), unless such deposit is available to the party who was the holder of the Deed of Trust at the time of a Foreclosure; or

(e) bound by any amendment or modification of the Lease that materially adversely affects Landlord’s rights or remedies under the Lease, made after the date of this Agreement without the consent of the party who was the holder of the Deed of Trust at the time of such amendment or modification, which consent shall not have been unreasonably withheld, conditioned or delayed, unless such amendment or modification was (i) subsequently affirmed by an intervening holder of the Deed of Trust, or (ii) arose from Tenant’s exercise of an express right under the Lease (e.g., an amendment memorializing Tenant’s exercise of an extension option); provided, however, that (i) the preceding clauses (a) and (b) shall not be construed to relieve the Successor Landlord of its obligation to perform all ongoing obligations of the landlord under the Lease after the date the Successor Landlord acquires title to the Premises; and (b) the Successor Landlord shall be subject to any abatement of rent to which Tenant is entitled under Sections 2.1.3, 4.4.1, 4.5.1, 6.4.1, and 6.4.3 of the Lease, subject to Section 3(b) above.

Exhibit E

Notwithstanding the above, if upon Succession or at the time Successor Landlord acquires title to the Premises, Landlord (or any time thereafter Successor Landlord) has (a) failed to complete any Base Building Improvements (as defined in the Work Agreement) required to be constructed by Landlord (or Successor Landlord) in accordance with the Lease and Work Agreement, or (b) failed to advance to Tenant all or any portion of the Improvement Allowance (as defined in the Work Agreement) provided for in the Lease and Work Agreement and Tenant has satisfied all conditions precedent set forth in the Lease and Work Agreement for Tenant to be entitled to such advance, then Tenant may (but without obligation), without limiting any other right or remedy Tenant may have, after Successor Landlord fails to cure Landlord’s breach within ten (10) business days after written notice thereof, either (i) complete such Base Building Improvements itself (if Landlord was obligated to construct such Base Building Improvements in accordance with the Lease and Work Agreement) and offset the reasonable cost therefor, along with interest at the Default Rate (as defined in the Lease) until all such amounts are fully offset, against the rent under the Lease next coming due, after submitting to Successor Landlord reasonable documentation of the costs therefor, and/or (ii) in the case of any unpaid Improvement Allowance, offset the amount thereof, along with interest at the Default Rate until all such amounts are fully offset), against the rent under the Lease next coming due.

Tenant shall be under no obligation to pay rent to Lender or Successor Landlord until Tenant receives written notice from Lender or Successor Landlord stating that Lender or Successor Landlord is entitled to receive the rents under the Lease directly from Tenant. Landlord, by its execution hereof, hereby authorizes Tenant to accept such direction from Lender or Successor Landlord and to pay the rents directly to Lender or Successor Landlord and waives all claims against Tenant for any sums so paid at Lender’s or Successor Landlord’s direction. Tenant may conclusively rely upon any written notice Tenant receives from Lender or Successor Landlord notwithstanding any claims by Landlord contesting the validity of any term or condition of such notice, including any default claimed by Lender or Successor Landlord, and Tenant shall have no duty to inquire into the validity or appropriateness of any such notice. Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant’s payment to Lender in accordance with this Agreement.

For the purpose of this Agreement, the term “Lease” is deemed to include the “Work Agreement,” and without limiting the terms of this sentence, in the event Successor Landlord becomes bound to Tenant under the Lease, Successor Landlord shall also become bound to Tenant under the Work Agreement. Further, for the avoidance of doubt, after a Succession, and in the event less than all of the aggregate Tenant Improvement Allowance required to be funded or delivered to Tenant in accordance with the Lease and Work Agreement has actually been funded or delivered to Tenant as of the date of such Succession (such remaining amount, the “Outstanding Allowance”), Lender agrees to fund or deliver the Outstanding Allowance to Tenant subject to, and in accordance with, the terms of the Lease and Work Agreement from and after the Succession.

4. Notices of Default/Tenant’s Right to Cure. Lender hereby agrees to give to Tenant a copy of each notice of a failure on the part of the mortgagor or obligor under the Deed of Trust or Note to perform or observe any of the covenants, conditions or agreements of such Deed of Trust or Note at the same time as whenever any such notice shall be given to the said mortgagor or obligor, such copy to be sent as provided in Section 6 herein. Further, Lender shall accept the cure by Tenant of any default, which cure shall be made within ten (10) days in the case of monetary defaults of Landlord and within thirty (30) days in the case of non-monetary defaults following Tenant’s receipt of such notice provided however that (i) if the failure of performance does not involve the payment of money from Landlord to

Exhibit E

Tenant, and (ii) is of such a nature that it could not be reasonably remedied within the thirty (30) day period aforesaid, then Tenant shall have such further time as is reasonable under the circumstances to effect such remedy provided that Tenant shall notify Lender, within ten (10) days after receipt of Lender’s notice, of Tenant’s intention to effect such remedy and provided further that Tenant institutes steps to effect such remedy within said thirty (30) day period and thereafter prosecutes said remedy with due diligence and continuity to completion. Lender agrees that it will accept such performance by Tenant of any covenant, condition or agreement to be performed by mortgagor or obligor under the Deed of Trust or Note with the same force and effect as though performed by such mortgagor or obligor. The provisions of this Section 4 are intended to confer additional rights upon Tenant and shall not be construed as obligating Tenant to cure any default of any such mortgagor or obligor.

5. Agreement to Release Proceeds or Awards.

a. Casualty. In the event of a casualty at the Premises, Lender shall release its interest in any insurance proceeds applicable to the nonstructural improvements installed by Tenant. Lender acknowledges that it has no interest and waives any interest in Tenant’s personal property, furnishings, machinery, trade fixtures, equipment, signs and any safety systems (such as, without limitation, fire and security monitoring and alarm systems) installed at or about the Premises, or any insurance proceeds payable with respect thereto under either Landlord’s or Tenant’s policies.

b. Eminent Domain. In the event of a public taking or act of eminent domain, Lender shall release its interest in that portion of the award to which Tenant is entitled pursuant to the Lease, as well as its interest in so much of the award applicable to the improvements installed by Tenant as shall be necessary for the purposes of restoration, consistent with Landlord’s and Tenant’s rights and obligations under the Lease.

6. Agreements Regarding Tenant Improvement Allowance. Lender acknowledges the K2M Improvements Contribution Fund (as defined in the Work Agreement) shall be deposited by Tenant with a third-party escrow agent selected by Tenant and reasonably approved by Landlord (the “K2M Funds”). Lender hereby agrees that, subject to the terms and provisions of the escrow agreement, the K2M Funds are the sole and exclusive property of Tenant and are not security for the repayment of the loan evidenced by the Note, Loan Agreement or Deed of Trust, Lender hereby irrevocably and unconditionally waiving any right it may have to seek or claim a lien or security interest in the K2M Funds, whether in the event of a default by Landlord under such loan or otherwise.

7. Notices. Whenever a provision is made under this Agreement for any notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice or declaration to the other party, in order to be effective such notice or declaration shall be in writing and served either personally (provided that proof of delivery thereof can be produced) or sent by United States mail, certified, postage prepaid, or by pre-paid nationally recognized overnight courier service (provided that proof of delivery thereof can be produced), addressed at the addresses set forth below or at such address as either party may advise the others from time to time.

To Lender:	Texas Capital Bank, National Association
2000 McKinney Avenue, Suite 700
Dallas, TX 75201
Attn: Commercial Real Estate

To Tenant:	K2M Group Holdings, Inc.
751 Miller Drive SE

Exhibit E

Leesburg, VA 20175
Attn: David MacDonald and

K2M Group Holdings, Inc.
751 Miller Drive SE
Leesburg, VA 20175
Attn: Luke Miller

To Landlord:	TC Oaklawn Owner, LLC,
c/o Trammell Crow Company
1055 Thomas Jefferson Street, NW
Suite 600
Washington, D.C. 20007
Attention: David R. Neuman

and

Tenenbaum & Saas, P.C.
4504 Walsh Street
Suite 200
Chevy Chase, Maryland 20815
Attention: Brian Grindall.

Any party may change the address by written notice to the other parties clearly stating such party’s intent to change the address for all purposes of this Agreement, which new address shall be effective one (1) month after receipt. Notice shall be deemed given when received or when receipt is refused, provided that such notice was sent pursuant to the requirements of this Section 7.

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective personal representatives, heirs, successors and assigns it being understood that the obligations herein of Lender shall extend to it in its capacity as beneficiary under the Deed of Trust and to its successors and assigns, including anyone who shall have succeeded to its interest or to Landlord’s interest in the Premises or acquired possession thereof by Foreclosure or otherwise.

9. Miscellaneous.

9.1 Authority. Each party hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by and on its behalf and constitutes such party’s valid and binding agreement in accordance with the terms hereof.

9.2 Severability. The invalidity of any provision of this Agreement, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

9.3 Interpretation. Article and section headings are not a part hereof and shall not be used to interpret the meaning of this Agreement. This Agreement shall be interpreted in accordance with the fair meaning of its words and both parties certify they either have been or have had the opportunity to be represented by their own counsel and that they are familiar with the provisions of this Agreement, which provisions have been fully negotiated, and agree that the provisions hereof are not to be construed either for or against either party as the drafting party.

Exhibit E

9.4 Amendments. This Agreement may be modified only in writing, signed by the parties in interest, at the time of the modification. Landlord and Lender specifically acknowledge that Tenant’s employees at the Premises do not have authority to modify this Agreement or to waive Tenant’s rights hereunder.

9.5 Waivers. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provision. A party’s consent to or approval of any act shall not be deemed to render unnecessary obtaining such party’s consent to or approval of any subsequent act. No waiver shall be effective unless it is in writing, executed on behalf of the party by the person to whom notices are to be addressed.

9.6 Cumulative Remedies. Except where otherwise expressly provided in this Agreement, no remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.

9.7 Choice of Law. This Agreement shall be governed by the laws of the state where the Premises are located.

9.8 Attorneys’ Fees. If either party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, proceeding, trial or appeal, shall be entitled to its reasonable attorneys’ fees to be paid by the losing party as fixed by the court.

9.9 Consents. Whenever the right of approval or consent is given to a party pursuant to this Agreement, that party shall not unreasonably withhold, condition or delay its consent unless this Agreement expressly provides otherwise.

9.10 Waiver of Jury Trial. With respect to any litigation arising out of or in connection with this Agreement, each party hereby expressly waives the right to a trial by jury.

9.11 No Other Mortgage. Landlord represents and warrants to Tenant that, as of the date hereof, no lender, other than Lender, has a security interest in the Property.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

(Signature Pages Follow)

Exhibit E

LENDER

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association

By:

Name:

Title:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the              day of            , 2014, by                     , the                      of TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association, on behalf of said national banking association.

Notary Public, State of Texas

TENANT

K2M GROUP HOLDINGS, INC., a Delaware corporation

By:

Name:

Title:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on the              day of             , 2014, by                     , the                      of K2M GROUP HOLDINGS, INC., a Delaware corporation, on behalf of said corporation.

Notary Public, State of

LANDLORD

a

By:

Name:

Title:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on the              day of             , 2014, by                     , the                     of                 , a             , on behalf of said                     .

Notary Public, State of

SNDA—EXHIBIT A

Legal Description

[Insert legal description here]

EXHIBIT F-1

Form of Letter of Credit

[To be attached]

EXHIBIT G

Building Generator

Office Building – Standard Emergency Size for office building to power emergency lighting, life safety and the elevator is a 150 KW natural gas generator as more specifically described and accounted for in the Work Agreement.

Research & Development Building – Standard Emergency Size for the Research & Development Building to power emergency lighting, life safety and mechanical units are two (2) 400 KW natural gas generators as more specifically described and accounted for in Exhibit C-1 ( C ) of the Work Agreement.

Exhibit G

EXHIBIT H

Site Lighting

Plan

PACIULLI SIMMONS & ASSOCIATES

FINAL SITE PLAN
OAKLAWN
LAND BAY B

LOUDOUN COUNTY, VIRGINIA

TOWN OF LEESBURG

PHOTOMETRIC LIGHTING PLAN

OAKLAWN DRIVE
BROWN ROAN DRIVE
HOPE PARKWAY

1 SITE PLAN PHOTOMETRICS - ELECTRICAL
1"-0" = 40'-0"

Luminaire Schedule

	OPM1	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
	OPM1B	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
	OPM2A	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
	OPM2B	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
	OPM2C	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
	OPM3B	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
	OPM4	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
	OPM8	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

Statistics

Description	Symbol	Avg	Max	Min	Max/Min	Avg/Min	Avg/Max
HIGH FC PLAN	+	4.8 fc	11.9 fc	0.2 fc	[illegible]	[illegible]	0.4:1
LOW FC PLAN	+	1.0 fc	[illegible]	0.0 fc	N/A	N/A	0.2:1
property	◇	0.1 fc	2.0 fc	0.0 fc	N/A	N/A	0.2:1

KEY NOTES:

1. FIXTURE TO BE MOUNTED AT [illegible] AFG
2. FIXTURE TO BE MOUNTED AT [illegible] AFG

JSE Jordan & Skala Engineers

DATE: 08-26-2014

SHEET 48

Exhibit H

Schedule 2.4.6

Schedule 2.4.6

Schedule 2.4.6

SCHEDULE 3.1.2

HVAC Specifications

Subject to further modification in accordance with the terms and conditions of the Lease, the initial HVAC performance specifications are as follows:

Summer Indoor—75 degrees F.D.B. and 50% RH.

Summer Outdoor—Based on local 2-1/2% design conditions as specified in the latest edition of the “ASHRE Handbook of Fundamentals”.

Winter Indoor -70 degrees F.D.B.

Winter Outdoor—Based on local 97-1/2 design conditions as specified in the latest edition of the “ASHRE Handbook of Fundamentals”.

Schedule 3.1.2

SCHEDULE 5.10.1

Schedule 5.10.1